As filed with the Securities and Exchange Commission on May 20, 2015

Registration No. 333-197767

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Dividend Capital Diversified Property Fund Inc.

(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Jeffrey L. Johnson

Chief Executive Officer

Dividend Capital Diversified Property Fund Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Christopher R. Stambaugh, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

This Amendment No. 2 consists of the following:

1.	The Registrant’s preliminary base prospectus, dated May 20, 2015.

2.	The Registrant’s preliminary supplement no. 1, dated May 20, 2015, to the Registrant’s preliminary prospectus dated May 20, 2015, included herewith.

3.	Part II, included herewith.

4.	Signature, included herewith.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MAY 20, 2015

$1,000,000,000 Maximum Offering of Class A, Class W and Class I Shares of Common Stock

Dividend Capital Diversified Property Fund Inc. is an externally managed real estate investment trust, or REIT, that invests in a diverse portfolio of real properties and real estate-related debt and securities. As of March 31, 2015, we had total gross investments with an estimated fair value of approximately $2.3 billion (calculated in accordance with our valuation procedures), comprised of approximately $2.2 billion in gross investments in real property and approximately $87.9 million in net debt-related investments. As of March 31, 2015, we had invested in a total of 58 operating properties located in 21 geographic markets in the United States, aggregating approximately 9.3 million net rentable square feet. We are managed by Dividend Capital Total Advisors LLC, or the “Advisor.” We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended.

We are offering on a continuous basis up to $1,000,000,000 of shares of our common stock, consisting of up to $750,000,000 of shares in our primary offering and up to $250,000,000 of shares pursuant to our distribution reinvestment plan. We are offering to the public three classes of shares of our common stock: Class A shares, Class W shares and Class I shares. The share classes have different selling commissions and ongoing fees and expenses. As of May 5, 2015, we had outstanding 162,808,305 shares of our unclassified common stock, which we refer to herein as “Class E” shares, 1,230,324 shares of Class A common stock, 1,171,564 shares of Class W common stock and 15,748,882 shares of Class I common stock, held respectively by 30,752, 159, 184 and 1,737 stockholders.

We are offering to sell any combination of Class A, Class W and Class I shares with a dollar value up to the maximum offering amount. The per share purchase price varies from day to day and equals, for each class of common stock, our net asset value or “NAV” for such class, divided by the number of shares of that class outstanding as of the end of business each day, plus, for Class A shares sold in the primary offering only, applicable selling commissions. Subject to certain exceptions, you must initially invest at least $2,000 in shares of our common stock. This is a best efforts offering, which means that Dividend Capital Securities LLC, or the “Dealer Manager,” the underwriter of this offering and an entity related to the Advisor, will use its best efforts but is not required to sell any specific amount of shares.

We do not intend to list our shares of common stock for trading on an exchange or other trading market. In an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a limited share redemption program whereby stockholders may request that we redeem all or any portion of their shares. The redemption price per share for each class of common stock equals the NAV per share for such class on the date of redemption. Subject to limited exceptions, Class A, Class W or Class I shares redeemed within 365 days of the date of purchase are subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption.

Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 31. These risks include, among others:

•	There is no public trading market for shares of our common stock, and we do not anticipate that there will be a public trading market for our shares, so redemption of shares by us will likely be the only way to dispose of your shares.

•	Our Class A, Class W and Class I share redemption program generally imposes a quarterly cap on aggregate net redemptions of our Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous quarter. We may also amend, suspend or terminate our share redemption program at any time. As a result, our shares have only limited liquidity and may become illiquid.

•	A portion of the proceeds received in this offering is intended to be used to redeem Class E shares, which will reduce the net proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability.

•	The purchase and redemption price for shares of our common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. Our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time.

•	Some of our executive officers, directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, our Dealer Manager, our property manager and/or other entities related to Dividend Capital Total Advisors Group LLC, our “Sponsor.” As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment opportunities and the fact that the fees the Advisor will receive for services rendered to us are based on our NAV, the procedures for which the Advisor assists our board of directors in developing, overseeing, implementing and coordinating.

•	If we fail to maintain our status as a REIT, it would adversely affect our results of operations and our ability to make distributions to our stockholders.

•	The amount of distributions we may make is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. The use of these sources for distributions would decrease the amount of cash we have available for new investments, share redemptions and other corporate purposes, and could reduce your overall return.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	Per Share (1)	Total Maximum Primary Offering (2)	Total Maximum Distribution Reinvestment Plan (2)	Total Maximum
Gross offering proceeds (3)		$750,000,000	$250,000,000	$1,000,000,000
Public offering price, Class A shares	$7.5175
Public offering price, Class W shares	$7.2920
Public offering price, Class I shares	$7.2920
Selling commissions and primary dealer fee (3)(4)	$0.0918	$12,500,000	—	$12,500,000
Proceeds to us, before expenses (4)	$7.2553	$737,500,000	$250,000,000	$987,500,000

(1)	The price per share presented is based on the NAV as of May 5, 2015. The actual per share offering price for each class will equal the daily NAV per share for such class, plus, for Class A shares sold in the primary offering only, applicable selling commissions. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.
(2)	We reserve the right to reallocate the offering amount between the primary offering and our distribution reinvestment plan.
(3)	Table assumes that 1/3 of primary offering gross proceeds come from sales of Class A shares, 1/3 of primary offering gross proceeds come from sales of Class W shares and 1/3 of primary offering gross proceeds come from sales of Class I shares, and that we pay the maximum 5.0% primary dealer fee on $100,000,000 in gross proceeds from sales of Class I shares in the primary offering. We pay selling commissions on Class A shares sold in the primary offering of up to 3.0% of the public offering price per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers. Subject to Financial Industry Regulatory Authority, Inc., or FINRA, limitations on underwriting compensation, we pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day. We will continue paying such dealer manager fee and distribution fee until the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange or (ii) such shares no longer being outstanding. See “Plan of Distribution.”
(4)	The per share amount represents an average of all shares under the primary offering and distribution reinvestment plan based on the foregoing assumptions and the sale of the total maximum offering. There will be additional items of value paid by us in connection with this offering, which are viewed by FINRA as underwriting compensation. Payment of this additional underwriting compensation will reduce the proceeds to us, before expenses. See “Plan of Distribution.”

The date of this prospectus is

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below, for the suitability standards. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the applicable subscription agreement. Specimen copies of the subscription agreements, including instructions for completing them, are included in this prospectus as Appendix A.

•	Deliver a check or submit an ACH or wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Your check should be made payable, or wire transfer directed, to “Dividend Capital Diversified Property Fund Inc.” and the completed subscription agreement, along with the check or wire transfer, should be delivered to Dividend Capital Diversified Property Fund Inc., PO Box 219079, Kansas City, Missouri 64121-9079 or sent overnight to Dividend Capital Diversified Property Fund Inc., c/o DST Systems, Inc., 430 West 7th Street, Suite 219079, Kansas City, Missouri 64105. After you have satisfied the applicable minimum purchase requirement of $2,000, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive a final prospectus. See “Plan of Distribution” for additional information regarding subscriptions for shares of our common stock in this offering.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only for a person of adequate financial means, who desires a long-term investment and who will not need immediate liquidity from their investment. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption program. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

The Sponsor, the Dealer Manager and each participating broker-dealer shall make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards that require that a purchaser of shares of our common stock in this offering have either:

•	a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $70,000.

The minimum purchase amount is $2,000, except as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”

The minimum purchase for New York residents is $2,500, except for IRAs which must purchase a minimum of $2,000. The minimum purchase for North Dakota and Tennessee investors is also $2,500.

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $100.

Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama—In addition to our suitability requirements, Alabama investors must represent that they have a liquid net worth of at least ten times their investment in us and our affiliates.

Iowa—Iowa investors must have either (i) a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $300,000 or (ii) a gross annual income of at least $100,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $100,000. Additionally, Iowa investors may not invest more than 10% of their liquid net worth in us.

Kansas—In addition to our suitability requirements, the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts.

Kentucky—In addition to our suitability requirements, Kentucky investors may not invest more than 10% of their liquid net worth in shares of our common stock or the shares of affiliated non-publicly traded real estate investment trusts.

Maine—In addition to our suitability requirements, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Nebraska—In addition to our suitability requirements, Nebraska investors must limit their investment in this offering and in the securities of other direct-participation programs (including real estate investment trusts (REITs), oil and gas programs, equipment leasing programs, business development companies (BDCs) and commodity pools) to 10% of such investor’s net worth (excluding the value of an investor’s home, home furnishings, and automobiles).

New Jersey—New Jersey investors must have either (i) a liquid net worth of $100,000 and a gross annual income of $70,000 or (ii) a liquid net worth of $350,000. Additionally, a New Jersey investor’s total investment in this offering and similar direct participation investments shall not exceed 10% of his or her liquid net worth.

New Mexico—In addition to our suitability requirements, New Mexico investors may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment trusts.

North Dakota—In addition to our suitability requirements, North Dakota investors must have a net worth of at least ten times their investment in us.

Ohio—In addition to our suitability requirements, Ohio investors may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment trusts.

Oregon—In addition to our suitability requirements, Oregon investors must have a net worth of at least 10 times their investment in us and other Dividend Capital real estate programs.

Pennsylvania—In addition to our suitability requirements, Pennsylvania investors may not invest more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in us.

Tennessee—Tennessee investors must have either (i) a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $500,000 or (ii) a gross annual income of at least $100,000 and a net worth (excluding the value of an investor’s home, home furnishings and automobiles) of at least $100,000.

For the purposes of these suitability standards, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts, these suitability standards must be met either by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

Determination of Suitability

In determining suitability, the Sponsor, the Dealer Manager and participating broker-dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the tax consequences of an investment in the shares; and

•	the background of the Advisor.

Participating broker-dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus and incorporated herein by reference. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “Commission,” using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus, including the information incorporated by reference. Any statement that we make in this prospectus, including statements made in the information incorporated by reference, will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, including the information incorporated by reference, and the related exhibits filed with the Commission and any prospectus supplement, together with additional information described below under “Additional Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to each day that the New York Stock Exchange is open for trading.

On each business day, our NAV per share for each class of common stock is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV. In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the Commission on or before such time as the most recent offering price per share for any of the classes of our shares being offered by this prospectus represents a 20% change from the per share price set forth in the registration statement filed with the Commission, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the Commission reviews any such amendment, until it is declared effective, if at all.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included or incorporated by reference in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included or incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the impact of macroeconomic trends, such as the unemployment rate and availability of credit, which may have a negative effect on the following, among other things:

•	the fundamentals of our business, including overall market occupancy, tenant space utilization, and rental rates;

•	the financial condition of our tenants, some of which are financial, legal and other professional firms, our lenders, and institutions that hold our cash balances and short-term investments, which may expose us to increased risks of breach or default by these parties; and

•	the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis;

•	general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, and dependence on tenants’ financial condition);

•	competition from other developers, owners and operators of real estate for real estate investments, which may have a negative effect on our ability to acquire real property assets or attract tenants on favorable terms, if at all, and the returns from our real property assets;

•	our ability to effectively raise and deploy proceeds from this offering of Class A, Class W and Class I shares;

•	risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing;

•	the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts);

•	conflicts of interest arising out of our relationships with Dividend Capital Total Advisors Group LLC (the “Sponsor”), Dividend Capital Total Advisors LLC (the “Advisor”), and their affiliates;

•	changes in accounting principles, policies and guidelines applicable to real estate investment trusts;

•	environmental, regulatory and/or safety requirements; and

•	the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes.

Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included or incorporated by reference in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included or incorporated by reference in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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Appendix A	FORMS OF SUBSCRIPTION AGREEMENT	A-1
Appendix B	FOURTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN	B-1

PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section. As used herein, “the Company,” “we,” “our” and “us” refer to Dividend Capital Diversified Property Fund Inc. and its operating partnership, Dividend Capital Total Realty Operating Partnership LP and related subsidiaries, except where the context otherwise requires.

Dividend Capital Diversified Property Fund Inc.

We invest in a diverse portfolio of real properties and real estate-related debt and securities. We primarily target direct investments, which may include through joint ventures, in our four target property categories of office, industrial, retail and multifamily, primarily located in the United States. Although we do not currently own any multifamily investments, we may consider multifamily investment opportunities in the future. To a lesser extent we may invest in other types of real estate including, but not limited to hospitality, medical offices, student housing and unimproved land. Additionally, we also have and may continue to invest in real estate-related debt, including originating and participating in mortgage loans secured by real estate, mezzanine debt and other related investments. We may also invest in certain real estate-related securities, including debt and equity issued by public and private real estate companies, primarily to provide liquidity to our portfolio in support of our share redemption program.

We were formed as a Maryland corporation on April 11, 2005. We believe we have operated in such a manner as to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes. As of May 5, 2015, we had outstanding 162,808,305 shares of our unclassified common stock, which we refer to herein as “Class E” shares, 1,230,324 shares of Class A common stock, 1,171,564 shares of Class W common stock and 15,748,882 shares of Class I common stock, held respectively by 30,752, 159, 184 and 1,737 stockholders. We intend to operate as a perpetual-life REIT, which means that we intend to offer Class A, Class W and Class I shares continuously through ongoing primary offerings. We also offer Class E, Class A, Class W and Class I shares through our distribution reinvestment plan.

As of March 31, 2015, we had total gross investments with an estimated fair value of approximately $2.3 billion (calculated in accordance with our valuation procedures), comprised of approximately $2.2 billion in gross investments in real property and approximately $87.9 million in net debt-related investments. Here and throughout this prospectus, when we refer to the “fair value” of our real properties, we are referring to the fair value calculated in accordance with our valuation procedures. As of March 31, 2015, we owned 58 operating properties located in 21 geographic markets in the United States, aggregating approximately 9.3 million net rentable square feet.

Our office is located at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202 and our main telephone number is (303) 228-2200.

Class A, Class W and Class I Shares of Common Stock

In this offering, we are offering to the public three classes of shares of our common stock: Class A shares, Class W shares and Class I shares. The table below summarizes the fees generally payable to the Dealer Manager with respect to the Class A, Class W and Class I shares (other than the primary dealer fee, described in “Plan of Distribution—Underwriting Compensation—Primary Dealer Fee”) and does not include the other fees and expenses payable to the Advisor and its affiliates, which are allocable based on the respective NAV of our classes. The selling commission is a percentage of the public offering price per Class A share. Subject to FINRA limitations on underwriting compensation and certain other limitations, the dealer manager and distribution fee accrue daily in an amount equal to 1/365th of the percentage of our NAV per such share for such day set forth below on a continuous basis.

	Class A	Class W	Class I
Selling Commission	3.00%	None	None
Dealer Manager Fee	0.60%	0.60%	0.10%
Distribution Fee	0.50%	None	None

The fees listed above are allocated on a class-specific basis and differ for each class, even when the NAV of each class is the same. The payment of class-specific expenses results in different amounts of distributions being paid with respect to each class of shares. In addition, as a result of the different ongoing fees and expenses allocable to each share class, each share class, including the Class E shares, could have a different NAV per share. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “Net Asset Value Calculation and Valuation Procedures” and “Description of Capital Stock—Distributions” for more information.

Because the dealer manager fee and distribution fee are allocated on a class-specific basis and are borne by all holders of the applicable class, you will be allocated a share of class-specific expenses of our other offerings. Even if the FINRA limitations on underwriting compensation are reached with respect to this offering, you will be allocated a share of class-specific expenses of our other offerings. Accordingly, with respect to the shares that you own, you should expect to be allocated the maximum dealer manager fee and distribution fee described above, for as long as you own your shares.

Our four classes of common stock also have different rights upon liquidation to the extent that their NAV per share differs. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed among the holders of Class E shares, Class A shares, Class W shares and Class I shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV (which is not likely because NAV would be adjusted upward prior to the liquidating distribution), then holders of our Class E, Class A, Class W and Class I shares will be treated the same, with each such holder receiving the same per share distribution of any such excess.

Other than the differing allocable fees and expenses, the differing NAVs per share and the potential differing liquidation rights described above, Class E shares, Class A shares, Class W shares and Class I shares have identical rights and privileges, such as identical voting rights. See “Description of Capital Stock—Common Stock” for more details regarding our classes of common stock.

Our UPREIT Structure

An “Umbrella Partnership Real Estate Investment Trust,” which we refer to as an “UPREIT,” is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because a sale of property directly to the REIT in exchange for cash or REIT shares or a combination of cash and REIT shares, is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and defer taxation of gain until the seller later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property or securities owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our Operating Partnership

We own all of our interests in our investments through our operating partnership, Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), or its subsidiaries. We are the sole general partner of our Operating Partnership. In addition, we have contributed 100% of the proceeds received from our public offerings of common stock to our Operating Partnership in exchange for partnership units (“OP Units”) representing our interest as a limited partner of the Operating Partnership. As of March 31, 2015, we held a 93.1% limited partnership interest in the Operating Partnership. As of March 31, 2015, our Operating Partnership had outstanding OP Units held by third-party investors representing approximately a 6.9% limited partnership interest. These units were issued by the Operating Partnership in connection with its exercise of options to acquire certain fractional interests in real estate that were previously sold to such investors pursuant to private placements previously conducted by the Operating Partnership. The holders of OP Units (other than us) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both.

Our Operating Partnership has classes of OP Units that correspond to our four classes of common stock: Class E OP Units, Class A OP Units, Class W OP Units and Class I OP Units. The OP Units of each class are economically equivalent to the same respective class of our common stock. We sometimes refer to our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties, collectively as “Fund Interests” because they all represent interests held by investors in our Operating Partnership, through which we own all of our investments and conduct all of our operations. We sometimes refer to the NAV of all of the Fund Interests as the “Aggregate Fund NAV.”

Net Asset Value Calculation and Valuation Procedures

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. One fundamental element of the valuation process, the valuation of our real property portfolio, is managed by Altus Group U.S., Inc., an independent valuation firm (“the Independent Valuation Firm”) approved by our board of directors, including a majority of our independent directors. Altus Group is a multidisciplinary provider of independent, commercial real estate consulting and advisory services in multiple offices around the world, including Canada, the U.K., Australia, the United States and Asia Pacific. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with us or the Advisor.

The real property portfolio valuation, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Firm on each business day. The foundation for this valuation is periodic appraisals. The overarching principle of these appraisals is to produce valuations that represent fair and accurate estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm’s estimate of fair value. We obtain ongoing appraisals pursuant to schedules prepared by the Independent Valuation Firm and our Advisor that are designed to conduct appraisals on each of our properties throughout any given calendar year. In order to provide a smooth and orderly appraisal process, we seek to have approximately 1/12th of the portfolio appraised each month, although we may have more or less appraised in a month. In no event will a calendar year pass without having each and every property valued by appraisal unless such asset is bought or sold in such calendar year. However, on each business day, the Independent Valuation Firm adjusts a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made).

Each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm provides the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

While the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national exchange. We may suspend this offering and the share redemption program if our board of directors determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets. See “Net Asset Value Calculation and Valuation Procedures” for more details regarding our valuation procedures.

NAV and NAV Per Share Calculation

We are offering to the public three classes of shares of our common stock: Class A shares, Class I shares and Class W shares. Our NAV is calculated for each of these classes and our Class E shares after the end of each business day that the New York Stock Exchange is open for unrestricted trading by ALPS Fund Services Inc. (“ALPS” or the “NAV Accountant”), a third-party firm approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace ALPS with another party, including our Advisor, if it is deemed appropriate to do so.

At the end of each such trading day, before taking into consideration accrued dividends or class-specific expense accruals, any change in the Aggregate Fund NAV (whether an increase or decrease) is allocated among each class of Fund Interest (i.e., our Class E shares, Class A shares, Class W shares and Class I shares, along with any classes of OP Units held by third parties) based on each class’s relative percentage of the previous Aggregate Fund NAV. Changes in the Aggregate Fund NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, real estate-related assets and liabilities, and daily accruals for income and expenses (including accruals for performance based fees, if any, asset management, dealer manager and distribution fees) and distributions to investors.

Our most significant source of net income is property income. We accrue estimated income and expenses on a daily basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For the purpose of calculating our NAV, all organization and offering costs reduce NAV as part of our estimated income and expense accrual. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.

Our liabilities are included as part of our NAV calculation generally based on U.S. Generally Accepted Accounting Principles (“GAAP”). Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities.

Following the calculation and allocation of changes in the Aggregate Fund NAV as described above, the NAV for each class is adjusted for accrued dividends, the distribution fee and the dealer manager fee, to determine the current day’s NAV. Selling commissions, which are effectively paid by purchasers of Class A shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per Class A share plus the selling commission, have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day. See “Net Asset Value Calculation and Valuation Procedures” for more details regarding our NAV per share calculations.

Estimated Use of Proceeds

After paying selling commissions, the primary dealer fee and organization and offering expenses, and assuming that we sell the maximum offering, we estimate net proceeds from this offering in an amount equal to $974,663,700, or approximately 97.47% of the gross proceeds from this offering, to be available to us. Selling commissions are effectively paid by purchasers of Class A shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per Class A share plus the selling commission, and such selling commissions therefore have no effect on our NAV. Accordingly, if we fund additional underwriting compensation and issuer organization and offering expenses entirely out of cash flow from operations (which would not reduce the net offering proceeds), and assuming that we pay the maximum 5.0% primary dealer fee on $100,000,000 in gross proceeds from sales of Class I shares in the primary offering, then as a percentage of the NAV of the shares sold (measured as of the date of sale), approximately 99.49% of the proceeds will be available to us. We expect to use the net proceeds of this offering to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate). We may use the proceeds of this offering to fund stockholder distributions, although we do not currently intend to do so. The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. The foregoing figures are estimates derived at the beginning of this offering and are not updated throughout the offering. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise, the actual offering costs and the portion of capital raised with respect to which we pay a primary dealer fee. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth above because many offering costs are fixed and do not depend on the amount of capital raised in the offering.

Investment Strategy and Objectives

Our primary investment objectives are:

•	providing current income to our stockholders in the form of quarterly cash distributions;

•	preserving and protecting our stockholders’ capital investments;

•	realizing capital appreciation in our share price from active investment management and asset management; and

•	providing portfolio diversification in the form of multi-asset class investing in direct real estate.

There is no assurance that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.

Our investment strategy is designed to focus on generating income, on supporting the quarterly dividend and protecting capital and on growing net asset value over time. We seek to leverage our extensive knowledge of targeted real estate markets and property types to capitalize on opportunities where there is a disconnect between our assessment of an investment’s intrinsic value relative to market value. In addition, we seek to optimize the value of our portfolio through strategic financing, diligent asset management and selective asset disposition.

We believe that the real estate market is cyclical, with different demand for property types at different times. Although we do not invest for the short term, we are active portfolio managers and we will seek to take advantage of opportunities to acquire or dispose of assets presented to us by real estate markets. One reason we focus on multiple property types and markets is to increase our ability to take advantage of these market cycles. We believe that the more opportunities we see to invest our capital, the more selective we can be in choosing strategic and accretive investments, which we believe may result in attractive total returns for our stockholders. Seeing more opportunities may also allow us to be consistent and meaningful investors throughout different cycles. When we believe one market is overvalued, we patiently wait and focus on another market that we believe is overlooked.

We also believe that value generally is based on the investment’s ability to produce cash flow and not what the next buyer will pay at any point in time. We generally focus on select, targeted markets that exhibit characteristics of being supply-constrained with strong demand from tenants seeking quality space.

We primarily target direct investments, which may include through joint ventures, in our four target property categories of office, industrial, retail and multifamily. Although we do not currently own multifamily investments, we may consider multifamily investment opportunities in the future. Also, through the disposition of assets, our ownership of industrial assets has declined to less than 5% of our portfolio as of the date of this prospectus. To a lesser extent we may invest in other types of real estate including, but not limited to hospitality, medical offices, student housing and unimproved land. We anticipate that the majority of our real property investments will be made in the United States, although we may also invest in Canada and Mexico, and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives.

To provide diversification to our portfolio, we have invested and may continue to invest in real estate-related debt, which will generally include originating and participating in mortgage loans secured by real estate, mezzanine debt and other related investments. Any investments in real estate-related securities will generally focus on equity issued by public and private real estate companies and certain other securities, with the primary goal of such investments being the preservation of liquidity in support of our share redemption program.

In 2014, we disposed of approximately $230.5 million of assets and we acquired approximately $138.9 million of assets. In addition, on March 11, 2015, we completed the sale of a portfolio of twelve office and industrial properties comprising approximately 2.7 million net rentable square feet for a contract sales price of approximately $398.6 million. The assets that we sold were generally higher-yielding than the new assets we acquired, although we believe the acquired assets exhibit greater potential for revenue growth going forward. We believe that market conditions may cause us to continue to explore in certain markets the disposition of higher-yielding assets and in certain target markets the acquisition of assets that may generate lower yields but with greater growth potential. Although there can be no assurance that we will pursue this strategy or be successful in its execution, this may mean that, for some period of time, higher-yielding assets are sold from our portfolio in exchange for assets that initially may produce lower current income but which we believe will generate increased income over time through increased tenant demand and rental rate growth in order to generate long term growth in net asset value.

Our objective is to build a high-quality, diversified real estate portfolio. Although there can be no assurance that we will achieve this objective, we intend to diversify our portfolio by key portfolio attributes including, but not limited to, (1) property type, (2) target market, with consideration given to geographic considerations, (3) average lease terms and portfolio occupancy expectations, (4) tenant concentrations, including credit and exposure to particular businesses or industries and (5) debt profile with the goal of maximizing flexibility while seeking to minimize cost and mitigating the risks associated with changes in interest rates and debt maturities.

There is no public trading market for our shares of common stock. On a limited basis, you may be able to redeem shares through our share redemption program. In addition, we do not intend to pursue a “Liquidity Event” with respect to our Class A, Class W or Class I shares within any period of time. A “Liquidity Event” includes, but is not limited to, (a) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (b) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash and/or securities of a publicly traded company; or (c) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. Although we will not be precluded from pursuing a Liquidity Event (or series thereof) if our board of directors determines that is in the best interest of our stockholders, we intend to operate as a perpetual-life REIT.

Leverage

We intend to use financial leverage to provide additional funds to support our investment activities. We calculate our leverage for reporting purposes as our total borrowings, calculated on the basis of GAAP, divided by the fair value of our real property and debt-related investments. Based on this methodology, as of March 31, 2015, our leverage was 37%. There are other methods of calculating our overall leverage ratio that may differ from this methodology, such as the methodology used in determining our compliance with corporate borrowing covenants. Our current leverage target is between 40-60%. Although we will generally work to maintain the targeted leverage ratio over the near term, we may change our target leverage ratio from time to time. In addition, we may vary from our targeted leverage ratio from time to time, and there are no assurances that we will maintain the targeted range disclosed above or achieve any other leverage ratio that we may target in the future. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which approximates 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our independent directors. See “Investment Strategy, Objectives and Policies—Borrowing Policies” for more details regarding our borrowing policies.

Summary Risk Factors

An investment in shares of our common stock involves significant risks, including among others:

•	There is no public trading market for shares of our common stock, and it will therefore be difficult for you to sell your shares.

•	There are limits on the ownership, transferability and redemption of shares of our common stock which significantly limit the liquidity of an investment in shares of our common stock.

•	Generally, our share redemption program imposes a quarterly cap on aggregate net redemptions of our Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous calendar quarter. In addition, the vast majority of our assets consist of properties that cannot generally be liquidated on short notice without impacting our ability to realize full value upon their disposition. Therefore, we may not have sufficient resources to satisfy redemption requests. Our board of directors has the right to modify, suspend or terminate our share redemption program if it deems such action to be in the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid. See “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program” for more information.

•	A portion of the proceeds received in this offering of Class A, Class W and Class I shares is intended to be used to redeem Class E shares. Our share redemption program for Class E shares imposes greater restrictions on the amount of Class E shares that can be redeemed in any given quarter compared with our share redemption program for Class A, Class W and Class I shares. As a result of such restrictions, coupled with higher demand for redemptions, we have honored Class E share redemption requests on a pro rata basis since March 2009, being unable to satisfy all requests. There is significant pent up demand from Class E holders to redeem their shares, and we plan to use a portion of the proceeds from this offering to satisfy such redemption requests. As a result, we may have fewer offering proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or restrict our ability to grow our NAV.

•	The purchase and redemption price for our Class A, Class W and Class I shares, and the redemption price for our Class E shares, will be determined at the end of each business day based upon the NAV for such class and will not be based on any established trading price. Each accepted purchase order and redemption request will be executed at a price equal to our NAV per share for the class of shares being purchased or redeemed, next determined after the purchase order or redemption request is received in good order (subject to commissions for the purchase of Class A shares in our primary offering and, subject to limited exceptions, a 2% discount for the redemption of Class A, Class W or Class I shares held less than 365 days). In addition, there may be a delay between your purchase or redemption decision and the execution date caused by time necessary for you and your participating broker-dealer to put a purchase order or redemption request in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and, for purchase orders, funds for payment have been provided. As a result, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request.

•

In connection with this offering, we incur fees and expenses. Excluding selling commissions (which are effectively paid by purchasers of Class A shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per Class A share plus the selling commission, and therefore have no effect on our NAV), we expect to incur up to $5 million in primary dealer fees and approximately $12.8 million in organization and offering expenses, which will decrease the amount of cash we have available for operations and new investments. In the future we may conduct other offerings of common stock (whether existing or new classes), preferred stock, debt securities or of interests in our Operating Partnership. We may also amend the terms of this offering. We may structure or amend such offerings to attract institutional investors or other sources of capital in connection with efforts to provide additional Class E liquidity or otherwise. The terms of this offering will reduce the NAV of your shares over time in accordance with our valuation procedures and the terms of this offering and future offerings (such as the offering price and the distribution fees and expenses) may negatively impact our ability to pay distributions and your overall return.

•	Our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Our management’s assessment of the market values of our properties may also differ from the appraised values of our properties. Further, it is possible that the annual appraisals of our properties may not be spread evenly throughout the year, and rapidly changing market conditions or material events may not be fully reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

•	Some of our executive officers, directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, our Dealer Manager, our property manager and/or other entities related to our Sponsor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment and leasing opportunities and the fact that the fees the Advisor receives for services rendered to us are based on our NAV, the procedures for which the Advisor assists our board of directors in developing, overseeing, implementing and coordinating.

•	We are subject to risks generally incident to the ownership of real property, including changes in global, national, regional or local economic, demographic, political, real estate or capital market conditions and other factors particular to the locations of our respective real property investments. We are unable to predict future changes in these market conditions. For example, an economic downturn or rise in interest rates could make it more difficult for us to lease properties or dispose of them. In addition, rising interest rates could make alternative interest-bearing and other investments more attractive and, therefore, potentially lower the relative value of our existing real estate investments.

•	Our use of leverage increases the risk of loss on our investments and places certain restrictions upon us which may limit us from realizing the most optimal value for such investments.

•	If we fail to maintain our status as a REIT, it would adversely affect our results of operations and our ability to make distributions to our stockholders.

•	You will not have the opportunity to evaluate future investments we will make with the proceeds raised in this offering prior to purchasing shares of our common stock.

•	The amount of distributions we may pay is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. The use of these sources for distributions would decrease the amount of cash we have available for new investments, repayment of debt, share redemptions and other corporate purposes, and could potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock.

•	We have experienced past annual net losses, as determined in accordance with GAAP, and may experience additional losses in the future which could adversely impact our NAV and our ability to conduct operations, make investments and pay distributions.

•	Because the dealer manager fee and distribution fee are allocated on a class-specific basis and are borne by all holders of the applicable class, you will be allocated a share of class-specific expenses of our other offerings.

•	Our NAV per share may suddenly change if the valuations of our properties materially change from prior valuations or the actual operating results materially differ from what we originally budgeted. For example, we regularly face lease expirations across our portfolio, and as we move further away from lease commencement toward the end of a lease term, the valuation of the underlying property generally will be expected to drop depending on the likelihood of a renewal or a new lease on similar terms.

Compensation to the Advisor and its Affiliates

The Advisor and its affiliates receive fees and reimbursements for services related to this offering and for the investment and management of our assets, subject to the review and approval of our independent directors. Set forth below is a summary of the fees and expenses we expect to pay these entities. The maximum amount that we may pay with respect to such fees and expenses is also set forth below, assuming the maximum gross proceeds from the primary offering and distribution reinvestment plan. See “The Advisor and the Advisory Agreement—Management Compensation” for a more detailed explanation of the fees and expenses payable to the Advisor and its affiliates.

The selling commissions listed below are effectively paid by purchasers of Class A shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per Class A share plus the selling commission, and such selling commissions therefore have no effect on our NAV. The dealer manager fee and the distribution fee listed below are allocated on a class-specific basis and differ for each class, even when the NAV of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below, including the primary dealer fee, are not class-specific. Accordingly, they are allocated among all holders of Fund Interests ratably according to the NAV of their units or shares.

Because the dealer manager fee and distribution fee are allocated on a class-specific basis and are borne by all holders of the applicable class, you will be allocated a share of class-specific expenses of our other offerings. Even if the FINRA limitations on underwriting compensation are reached with respect to this offering, you will be allocated a share of class-specific expenses of our other offerings. Accordingly, with respect to the shares that you own, you should expect to be allocated the maximum dealer manager fee and distribution fee described below, for as long as you own your shares.

SUMMARY OF COMPENSATION TO THE ADVISOR AND ITS AFFILIATES

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount
Selling Commission—the Dealer Manager

We pay the Dealer Manager selling commissions of up to 3.0% of the public offering price per Class A share. The actual selling commission expressed as a percentage of the public offering price per Class A share may be higher or lower than 3.0% due to rounding. Selling commissions may be waived at the direction of the Dealer Manager and may be reduced for volume purchases. Substantially all of the sales commissions are expected to be reallowed to third-party broker-dealers participating in this offering.

We do not pay selling commissions with respect to purchases of Class W shares, Class I shares, shares of any class sold pursuant to our distribution reinvestment plan, or Class A shares sold through fee-based programs, also known as wrap accounts, or through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law.

The actual amount will depend on the number of Class A shares sold, the NAV per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $22,500,000 if we sell the maximum offering, assuming that all shares sold are Class A shares, the maximum selling commission is paid for each primary offering share and there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Dealer Manager Fee—the Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for each of our Class A and Class W shares and an amount equal to 1/365th of 0.10% of our NAV per share for our Class I shares for such day on a continuous basis from year to year. We will cease paying the dealer manager fee on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange or (ii) such shares no longer being outstanding.

The Dealer Manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics and broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers. The dealer manager fee is payable monthly in arrears. The dealer manager fee is payable with respect to all Class A, Class W and Class I shares, including Class A, Class W and Class I shares issued under our distribution reinvestment plan. We do not pay a dealer manager fee with respect to Class E shares.

Actual amounts depend upon the number of shares of each class outstanding, our daily NAV and when shares are outstanding, and, therefore, cannot be determined at this time. The additional dealer manager fee with respect to shares sold in this offering will equal $6,000,000 per annum if we sell the maximum offering, assuming that all shares sold are Class W shares and that the NAV per Class W share remains the same throughout this offering.

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount
Distribution Fee—the Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager a distribution fee with respect to our Class A shares only that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for the Class A shares for such day on a continuous basis from year to year. We will cease paying the distribution fee on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange, (ii) or such shares no longer being outstanding.

The Dealer Manager may reallow the distribution fee to participating broker-dealers and servicing broker-dealers. The distribution fee is payable monthly in arrears. The distribution fee is payable with respect to all Class A shares, including Class A shares issued under our distribution reinvestment plan.

We do not pay a distribution fee with respect to Class E shares, Class W shares or Class I shares.

Actual amounts depend upon our daily NAV, the number of Class A shares outstanding and when shares are outstanding, and, therefore, cannot be determined at this time. The additional distribution fee with respect to shares sold in this offering will equal $4,887,500 per annum if we sell the maximum offering, assuming that all shares sold are Class A shares, that the NAV per Class A share remains the same throughout this offering and that there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Primary Dealer Fee—the Dealer Manager	We may pay to the Dealer Manager a primary dealer fee in the amount of up to 5.0% of the gross proceeds raised from the sale of Class I shares in the primary offering, provided that (i) the total gross proceeds raised with respect to which the primary dealer fee will apply may not exceed $100,000,000, subject to further increase by our board of directors, in its discretion; (ii) the primary dealer fee will only be paid with respect to sales made by participating broker-dealers specifically approved by us as being eligible; and (iii) the primary dealer fee will only be paid with respect to sales made at times approved by us. The Dealer Manager may reallow a portion of the primary dealer fee to the participating broker-dealers involved in selling such Class I shares based on the portion of the gross proceeds raised from their customers. The Dealer Manager will consider the primary dealer fee to be underwriting compensation. The primary dealer fee will be paid by us and will not be considered to be a class-specific expense. Accordingly, the expense will be allocated among all holders of Fund Interests ratably according to the NAV of their units or shares. Currently, the maximum primary dealer fee we will pay our Dealer Manager is $5 million, although in the future we may provide for additional primary dealer fee payments.	Actual amounts depend upon the proceeds raised from the sale of Class I shares in transactions that entitle our Dealer Manager to a primary dealer fee. The primary dealer fee will equal $5,000,000 if we pay the maximum 5.0% primary dealer fee on $100,000,000 in gross proceeds from sales of Class I shares in the primary offering.

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount
Additional Underwriting Compensation—the Dealer Manager or the Advisor	We pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, certain additional items of underwriting compensation described in “Plan of Distribution—Underwriting Compensation,” including legal fees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses of registered persons associated with the Dealer Manager, the cost of educational conferences held by us, including costs reimbursement for registered persons associated with the Dealer Manager and registered representatives of participating broker-dealers to attend educational conferences sponsored by us, attendance fees and costs reimbursement for registered persons associated with the Dealer Manager to attend seminars conducted by participating broker-dealers, and promotional items. In addition to this additional underwriting compensation, the Advisor may also pay the Dealer Manager additional amounts to fund certain of the Dealer Manager’s costs and expenses related to the distribution of this offering, which will not be reimbursed by us, as described in “Plan of Distribution—Underwriting Compensation—Other Compensation.” Also, the Dealer Manager may pay supplemental fees or commissions to participating broker-dealers and servicing broker-dealers with respect to Class I shares sold in the primary offering, which will not be reimbursed by us, as described in “Plan of Distribution—Underwriting Compensation— Supplemental Fees and Commissions.”	We estimate our additional underwriting compensation expenses to be approximately $3,270,000 if we sell the maximum offering amount.

Issuer Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager	We pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, distribution fee, the primary dealer fee, supplemental fees and commissions, and certain other amounts described in “Plan of Distribution—Underwriting Compensation—Other Compensation”) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses (including selling commissions, the primary dealer fee, the dealer manager fee, the distribution fee and any additional underwriting compensation) that we incur exceed 15% of our gross proceeds from the applicable offering.	We estimate our issuer organization and offering expenses (which excludes underwriting compensation expenses, including selling commissions, the dealer manager fee, the distribution fee, the primary dealer fee, supplemental fees and commissions, the additional underwriting compensation described above and certain other amounts described in “Plan of Distribution— Underwriting Compensation
—Other Compensation”) to be approximately $9,566,300 if we sell the maximum offering amount.

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount
Advisory Fees—the Advisor

In consideration for the asset management services it provides on our behalf, we pay the Advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.15% of the Aggregate Fund NAV (i.e., the aggregate NAV of our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties) for such day, which is payable monthly in arrears, and (2) a performance component calculated on the basis of the overall non-compounded investment return provided to holders of Fund Interests (i.e., our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties) in any calendar year such that the Advisor will receive 25% of the overall return in excess of 6%; provided that in no event will the performance component exceed 10% of the overall return for such year. However, the performance component will not be earned on any increase in the weighted-average NAV per Fund Interest except to the extent that it exceeds the historically highest year-end weighted-average NAV per Fund Interest since the commencement of our daily NAV calculations (currently $7.16). The foregoing NAV thresholds are subject to adjustment by our board of directors. Additionally, the Advisor will provide us with a waiver of a portion of its fees generally equal to the amount of the performance component that would have been payable with respect to the Class E shares and the Class E OP Units held by third parties until the NAV of such shares or units exceeds $10.00 a share or unit, the benefit of which will be shared among all holders of Fund Interests. For a more comprehensive description of the performance fee and related calculations, see “The Advisor and the Advisory Agreement—Summary of Fees, Commissions and Reimbursements.”

We will also pay our Advisor a development management fee equal to 4.0% of the cost to develop, construct or improve any real property assets.

In addition, we will pay the Advisor a fee of 1.0% of the total consideration we receive upon the sale of real property assets. For these purposes, a “sale” means any transaction or series of transactions whereby we or the Operating Partnership directly or indirectly (including through the sale of any interest in a joint venture or through a sale by a joint venture in which we hold an interest) sells, grants, transfers, conveys, or relinquishes its ownership of any real property or

Actual amounts depend upon our Aggregate Fund NAV, the distributions we pay, the changes in NAV and future development and sales of assets and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount

portion thereof, including the lease of any real property consisting of a building only, and including any event with respect to any real property which gives rise to a significant amount of insurance proceeds or condemnation awards.

Further, for providing a substantial amount of services in connection with the sale of a property, as determined by a majority of our independent directors, we will pay the Advisor up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

Expense Reimbursement—the Advisor	Subject to certain limitations, we reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, without limitation, our allocable share of the Advisor’s overhead, which includes but is not limited to the Advisor’s rent, utilities and personnel costs, as well as a portion of the compensation payable to our principal executive officer and our principal financial officer; provided, that we will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee, which services and fees are described in this table.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Property Management and Leasing Fees—the Property Manager

We may pay Dividend Capital Property Management LLC (the “Property Manager”), which is an affiliate of our Advisor, or other affiliates an amount equal to a market-based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues.

In addition, we may pay the Property Manager or other affiliates a separate fee for the one-time initial lease-up of newly constructed real properties. Such fee is generally expected to range from 2% to 8% of the projected first years’ annual gross revenues of the property.

Actual amounts are dependent upon actual gross revenues of each real property owned by us and managed by the Property Manager and, therefore, cannot be determined at this time.

In lieu of cash, the Advisor may elect to receive the payment of its fees and the reimbursement of its expenses in Class E, Class A, Class W or Class I shares of our common stock. Any such shares will be valued at the NAV per share applicable to such shares on the issue date and will not be eligible for redemption by the Advisor for six months from the issue date.

We have granted 441,338 restricted stock units (“Company RSUs”) to the Advisor that remain unvested and unsettled as of May 5, 2015. Each Company RSU will, upon vesting, be settled in one share of our Class I common stock. The Company RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offsets of advisory fees and expenses otherwise payable from the Company to the Advisor based on a value of the NAV per Class I share on the grant date of the applicable Company RSU (the weighted average grant-date NAV per Class I share with respect to the unsettled Company RSUs is $7.06 as of May 5, 2015). As of May 5, 2015, 140,241 shares of Class I common stock that were issued upon settlement of Company RSUs remain subject to fee offset.

The Advisor has granted 414,277 restricted stock units (“Advisor RSUs”) to certain employees of the Advisor and its affiliates that remain unsettled as of May 5, 2015. Each Advisor RSU will, upon vesting, be settled in one share of our Class I common stock. The Advisor RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offsets of compensation otherwise payable from the Advisor or its affiliates to the applicable employee based on a value of the NAV per Class I share on the grant date of the applicable Advisor RSU (the weighted average grant-date NAV per Class I share with respect to the unsettled Advisor RSUs is $6.98 as of May 5, 2015). As of May 5, 2015, 98,492 Advisor RSUs have vested but have not been settled. Both Company RSUs and Advisor RSUs are entitled to dividend equivalents that mirror the dividends paid by us with respect to Class I shares. For more information, see “The Advisor and the Advisory Agreement—Restricted Stock Unit Agreements.”

Conflicts of Interest

The Advisor and certain of its affiliates are subject to conflicts of interest in connection with the management of our business affairs, including the following:

•	The directors, officers and other employees of the Advisor or its affiliates must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved.

•	The compensation payable by us to the Advisor and its affiliates may not be on terms that would result from arm’s-length negotiations, is payable whether or not our stockholders receive distributions, and is based on our NAV, the procedures for which the Advisor assists our board of directors in developing, overseeing, implementing and coordinating.

•	We cannot guarantee that the terms of any joint venture proposed by the Advisor to be entered into with entities affiliated with the Advisor or entities sponsored or advised by affiliates of our Sponsor will be equally beneficial to us as those that would result from arm’s-length negotiations.

•

We may compete with other entities or programs sponsored or advised by affiliates of our Sponsor, whether existing or created in the future, including Industrial Income Trust Inc. (which we refer to herein as “IIT”) and Industrial Property Trust Inc. (which we refer to herein as “IPT”), for investments, subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf. For example, we have priority over IIT and IPT for all non-industrial real estate or non-industrial debt investment opportunities until such time as we are no longer engaged in a public offering and all of the proceeds from our public offerings have been fully invested. Further, in recognition of the fact that we also desire to acquire industrial properties and have a separate day-to-day acquisition team, the Sponsor and the Advisor have agreed, subject to changes approved or required by the Conflicts Resolution

Committee, that (1) if an industrial property opportunity is a widely-marketed, brokered transaction, we, on the one hand, and IIT and/or IPT, on the other hand, may simultaneously and independently pursue such transaction, and (2) if an industrial property is not a widely-marketed, brokered transaction, then, as between us, on the one hand, and IIT and/or IPT, on the other hand, the management team and employees of each company generally are free to pursue any industrial opportunity at any time, subject to certain allocations if non-widely-marketed transactions are first sourced by certain shared employees, managers or directors.

•	Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates receive certain fees and reimbursements in connection with transactions involving the management and sale of our investments.

•	The Property Manager and the Dealer Manager are affiliates of our Advisor. As a result, (i) we may not always have the benefit of independent property management, (ii) we do not have the benefit of an independent dealer manager and (iii) you do not have the benefit of an independent third-party review of this offering to the same extent as if we and the Dealer Manager were unaffiliated with our Advisor.

Our Board

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We currently have five members on our board, three of whom are independent of us, the Advisor and our respective affiliates. Our directors are elected annually by the stockholders. Our board of directors has established an Audit Committee and an Investment Committee. Our board of directors has delegated the responsibility to consider and resolve all conflicts that may arise between us and either IIT or IPT to a conflicts resolution committee (the “Conflicts Resolution Committee”). Our board of directors has also delegated certain responsibilities with respect to certain disposition, leasing, capital expenditure, borrowing and refinancing decisions to a management committee (the “Management Committee”).

The Advisor

Dividend Capital Total Advisors LLC, our Advisor, was formed as a Delaware limited liability company in April 2005 and is wholly owned by our Sponsor. Subject to our board of directors’ oversight, we rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. In addition, subject to the oversight, review and approval of our board of directors, the Advisor undertakes to, among other things, research, identify, review and make investments in and dispositions of real property and real estate-related investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under an advisory agreement with us (the “Advisory Agreement”) as a fiduciary of ours and our stockholders. The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The current term of the Advisory Agreement expires on June 30, 2015. Our officers and our two interested directors are all employees of the Advisor or its affiliates. The names and biographical information of our directors and officers are contained under “Management—Directors and Executive Officers.”

Our Dealer Manager

Dividend Capital Securities LLC, which we refer to as the Dealer Manager, is distributing the shares of our common stock offered hereby on a “best efforts” basis. The Dealer Manager is an entity related to the Advisor and is a member of the Financial Industry Regulatory Authority, Inc., or FINRA. The Dealer Manager will coordinate our distribution effort and manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to marketing this offering.

Other Affiliates of the Advisor and Related Entities

In addition to our Advisor and our Dealer Manager, other affiliates of the Advisor are involved in this offering and our operations. The Property Manager may perform certain property management services for us and the Operating Partnership. Dividend Capital Exchange Facilitators LLC, which we refer to as the “Exchange Facilitator,” has assisted us in the past and may in the future assist us in effecting transactions related to the Operating Partnership’s private placements of tenancy-in-common interests in real properties and beneficial interests in certain Delaware statutory trusts that own real properties.

We and the Advisor have engaged BCG TRT Advisors LLC, which we refer to as “BCG TRT Advisors,” to provide non-discretionary advice and recommendations with respect to our investment in securities. BCG TRT Advisors is wholly owned by BCG Advisors LLC, a registered investment advisor.

Our Joint Ventures

A component of our investment strategy may include entering into joint venture agreements with partners in connection with certain property acquisitions and debt-related investments. With respect to these agreements, we may make varying levels of contributions in such ventures, including, without limitation, contributions of existing assets, and may take varying levels of management, control and decision rights. These agreements may allow us or our joint venture partners to be entitled to profit participation upon the sale of a property. With respect to any joint venture, we may enter into an advisory or sub-advisory agreement with an affiliate of the Advisor. We may also enter into arrangements with the Advisor in which the Advisor receives fees (directly or indirectly, including through a subsidiary of ours) from the joint venture entity or from the joint venture partner. Fees received from joint venture entities or partners and paid, directly or indirectly (including without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement.

In certain circumstances, we have entered and may enter into a joint venture with a partner who is a product specialist with whom our Advisor has entered into a strategic alliance. Typically, such product partners are affiliated with the Advisor or third-party product specialists that have specialized expertise and dedicated resources in specific areas of real property or real estate-related debt or securities and assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. These strategic alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers, and to potentially give us access to a greater number of high-quality real property and other investment opportunities. The use of product specialists or other service providers does not eliminate or reduce the Advisor’s fiduciary duty to us. The Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement. Pursuant to the Advisory Agreement with the Advisor, we pay the Advisor certain fees. Where we have entered and may enter into a joint venture with a partner who is a product specialist of our Advisor, a portion of the Advisor’s fees are generally reallowed to the product specialist in exchange for services provided. The product specialists may or may not make an equity capital contribution to any such arrangement and may or may not participate in any potential profits of the relevant portfolio assets. Such profit participations are separate from and have no impact on fees paid by us to the Advisor.

As of March 31, 2015, all of our joint venture partners also serve as product specialists with regard to the properties held in their respective joint venture. We had joint venture agreements with the following joint venture partners and/or their affiliates as of March 31, 2015:

Joint Venture Partner	Investment Type	Number of Investments	% of Fair Value
Amerimar Enterprises LLC	Office property	1	1.5%
Alliance Commercial Properties LLC	Office properties	2	1.4%
DCT Industrial Trust	Industrial properties	4	1.3%

		7	4.2%

Our Subsidiaries

We primarily own interests in our real properties through DCTRT Real Estate Holdco LLC or wholly owned subsidiaries thereof, and all of our real estate-related debt and securities through DCTRT Securities Holdco LLC or wholly owned subsidiaries thereof. Both DCTRT Real Estate Holdco LLC and DCTRT Securities Holdco LLC are direct wholly owned subsidiaries of the Operating Partnership.

Structure Chart

The chart below shows the relationships among the Advisor, the Sponsor, the Dealer Manager, the Property Manager, the Exchange Facilitator and other of our Advisor’s affiliates. Our Sponsor and the Advisor are presently each directly or indirectly majority owned, controlled and/or managed by John A. Blumberg, James R. Mulvihill, Evan H. Zucker and/or their affiliates. The Dealer Manager, the Property Manager and the Exchange Facilitator are also presently each directly or indirectly majority owned, controlled and/or managed by Messrs. Blumberg, Mulvihill, Zucker, and/or their affiliates. Our Sponsor has issued, and may in the future issue, equity interests or derivatives thereof to certain of their employees, affiliated or other unaffiliated individuals, consultants or other parties. However, none of such transactions has or is expected to result in a change in control of our Sponsor.

Distribution Policy

We currently are, and expect that in the future we will continue to be, organized and operate in a manner intended to qualify as a REIT for U.S. federal income tax purposes. In order to qualify as a REIT, we are required to distribute at least 90% of our annual taxable income to our stockholders. We intend to accrue distributions daily and make distributions on a quarterly basis. However, we reserve the right to adjust the periods during which distributions accrue and are paid. In connection with a distribution to our stockholders, our board of directors has historically authorized, and intends to continue to authorize, a quarterly distribution of a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the quarter using daily record and declaration dates. Your distributions will begin to accrue on the date and time that you become a record owner of our common stock, subject to our board of directors declaring a distribution for record owners as of such date and time. We accrue the amount of declared distributions as our liability on a daily basis, and such liability is accounted for in determining the NAV. See “Selected Information Regarding Our Operations—Distribution Information” and “Description of Capital Stock—Distributions.”

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions attributable to the class of shares that you own automatically reinvested in additional shares of the same class. The cash distributions you receive will be reinvested in shares of our common stock at a price equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Our board of directors may amend, suspend or terminate the distribution reinvestment plan in its discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Class A, Class W and Class I Share Redemption Program

We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a Class A, Class W and Class I share redemption program, whereby stockholders may request that we redeem all or any portion of their Class A, Class W or Class I shares. We also have a separate share redemption program for holders of our Class E shares, described below. Unless the context otherwise requires, when we describe our share redemption program in this prospectus, we are referring to our share redemption program for holders of Class A, Class W and Class I shares.

Generally, our share redemption program imposes a quarterly cap on the aggregate net redemptions of our Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous calendar quarter. Because these volume limitations are based, in part, on the aggregate NAV of the outstanding shares of the Class A, Class W and Class I share classes as of the last day of the quarter preceding the redemption request, the availability of redemptions in any quarter is dependent upon, among other things, the success of this offering. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase are subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption, which inures indirectly to the benefit of our remaining stockholders. See “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program” for more information.

Although the vast majority of our assets consist of properties that cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition, we intend to maintain a number of sources of liquidity including (i) cash equivalents (e.g. money market funds), other short-term investments, U.S. government securities, agency securities and liquid real estate-related securities and (ii) one or more borrowing facilities. In order to maintain a reasonable level of liquidity, we intend to generally maintain under normal circumstances the following aggregate allocation to the above sources of liquidity (collectively, referred to as “liquid assets”): (1) 10% of the aggregate NAV of our outstanding Class A, Class W and Class I shares up to $1 billion of collective Class A, Class W and Class I share NAV and (2) 5% of the aggregate NAV of our outstanding Class A, Class W and Class I shares in excess of $1 billion of collective Class A, Class W and Class I share NAV. However, no assurance can be given that we will maintain this allocation to liquid assets. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets.

Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not be able to redeem your shares under the program. If a redemption request with respect to Class A, Class W or Class I shares is made and accepted, the redemption price per share will be equal to the NAV per share on the date of redemption of the class of shares being redeemed. Our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in the best interest of our stockholders. Our board of directors will assess the overall level of liquidity available in our portfolio and the need for available funds prior to taking any action that will result in limiting our redemptions. See “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program—Redemption Limitations.”

Class E Share Redemption Program

We have also adopted a separate Class E share redemption program for holders of our Class E shares. Under the Class E share redemption program, we redeem Class E shares on a quarterly basis. If a redemption request with respect to Class E shares is made and accepted, the redemption price per share will be equal to the NAV per Class E share on the date of redemption.

Each calendar quarter we intend to make available for Class E share redemptions an amount equal to (i) funds received from the sale of Class E shares under our distribution reinvestment plan during such calendar quarter, plus (ii) 50% of the difference between (a) the proceeds (net of sales commissions) received by us from the sale of Class A, Class W and Class I shares in any public primary offering and under our distribution reinvestment plan during the most recently completed calendar quarter and (b) the dollar amount used to redeem Class A, Class W and Class I shares during the most recently completed calendar quarter pursuant to the Class A, Class W and Class I share redemption program, less (iii) funds used for redemptions of Class E shares in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of stockholders during such calendar quarter. However, our board of directors may from time to time authorize funds for redemptions of Class E shares in greater or lower amounts. For example, our board of directors made an additional $5.1 million and $29.5 million available for Class E share redemptions made at the end of the first and second quarters of 2014, respectively.

Notwithstanding the Class E liquidity level desired by our board of directors, under the program, we will generally not redeem in any consecutive 12-month period more than 5% of the number of Class E shares outstanding at the beginning of such 12-month period (excluding certain redemptions made in connection with a stockholder’s death or disability), unless we receive no-action relief from the Commission with respect to the tender offer rules.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Questions and Answers Relating to our Structure, Management and Business

Q:	WHAT IS A “REIT”?

A:	In general, a REIT is a company that:

•	Offers the benefits of a diversified real estate portfolio under professional management;

•	Is required to make distributions to investors of at least 90% of its taxable income for each year;

•	Prevents the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	Combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	WHAT IS YOUR RATIONALE FOR PURSUING A DIVERSIFIED REAL ESTATE PORTFOLIO?

A:	We believe that the real estate market is cyclical, with different demand for property types at different times. Although we do not invest for the short term, we are active portfolio managers and we will seek to take advantage of opportunities to acquire or dispose of assets presented to us by real estate markets. One reason we focus on multiple property types and markets is to increase our ability to take advantage of these market cycles. We believe that the more opportunities we see to invest our capital, the more selective we can be in choosing strategic and accretive investments, which we believe may result in attractive total returns for our stockholders. Seeing more opportunities may also allow us to be consistent and meaningful investors throughout different cycles. When we believe one market is overvalued, we patiently wait and focus on another market that we believe is overlooked.

Q:	WHAT IS THE EXPERIENCE OF THE ADVISOR’S MANAGEMENT TEAM?

A:	The key members of the Advisor’s management team include, in alphabetical order, John A. Blumberg, Eileen Hallquist, Jeffrey L. Johnson, Andrea L. Karp, Richard D. Kincaid, J. Michael Lynch, Lainie P. Minnick, Gregory M. Moran, James R. Mulvihill, Taylor M. Paul, Gary M. Reiff, M. Kirk Scott, Jeffrey W. Taylor, Joshua J. Widoff and Evan H. Zucker. The Advisor’s management team collectively has substantial experience in various aspects of acquiring, owning, managing, financing and operating commercial real estate across diverse property types, as well as significant experience in the asset allocation and investment management of real estate, debt and other investments.

Certain affiliates of our Sponsor, the parent of the Advisor, directly or indirectly through affiliated entities, have sponsored four other public REITs: (i) Keystone Property Trust (New York Stock Exchange (“NYSE”): KTR) (formerly known as American Real Estate Investment Corp.), which was acquired by ProLogis Trust (NYSE: PLD) in August 2004, (ii) DCT Industrial Trust Inc. (formerly known as Dividend Capital Trust Inc. and which we refer to herein as “DCT Industrial”) (NYSE: DCT), (iii) IIT, and (iv) IPT. Owners of our Sponsor, directly or indirectly through affiliated entities, have also sponsored numerous private entities. Collectively, as of March 31, 2015, the public and private programs sponsored by certain members of the Advisor’s management team had purchased interests in real estate-related assets having combined acquisition and development costs of approximately $13.8 billion.

In addition, Mr. Kincaid, our Chairman of the Board of Directors, was a Trustee and the President of Equity Office Properties Trust from November 2002, and the Chief Executive Officer from April 2003, until

Equity Office Properties Trust was acquired by the Blackstone Group in February 2007. Equity Office Properties Trust was a publicly traded REIT and at that time was the largest publicly traded owner and manager of office properties in the United States.

Mr. Johnson, our Chief Executive Officer, served as Chief Investment Officer, Executive Vice President and Chairman of the Investment Committee of Equity Office Properties Trust from 2003 until Equity Office Properties Trust was acquired by the Blackstone Group in February 2007.

Mr. Lynch, our President, served as Senior Vice President of Investments for Equity Office Properties Trust from May 2004 to March 2007.

Q:	WHAT IS THE LIQUIDITY EVENT HISTORY OF OTHER PUBLIC PROGRAMS SPONSORED BY YOUR ADVISOR?

A:	Certain affiliates of our Sponsor, the parent of the Advisor, and principals of our Advisor directly or indirectly through affiliated entities, collectively or in various combinations, previously sponsored DCT Industrial and currently sponsor IIT and IPT. DCT Industrial initially sold shares of its common stock to investors from February 2003 through January 2006 at share prices that ranged from $10.00 to $10.50 per share in various public offerings. DCT Industrial intended to effect a liquidity event within ten years of its first sale of common stock, which occurred in February 2003. DCT Industrial’s liquidity event occurred in December 2006, when DCT Industrial completed a listing on the NYSE.

IIT sold shares of its common stock to investors from December 2009 through April 2012 at a share price of $10.00 per share in its initial public offering. IIT sold shares of its common stock pursuant to a follow-on offering from April 2012 through July 2013 at a share price of $10.40 per share. On January 22, 2015, IIT’s board of directors approved an estimated NAV of $11.04 per share as of December 31, 2014. See IIT’s Current Report on Form 8-K filed with the Commission on January 23, 2015, for additional information regarding this estimated NAV, including a description of the process, methodology, assumptions and limitations. IIT’s offering documents indicate an intention to consider alternatives to effect a liquidity event for its stockholders beginning seven to 10 years following the investment of substantially all of the net proceeds from IIT’s public offerings. As of the date of this prospectus, IIT has invested substantially all of the net proceeds from all of its public offerings. In January 2014, IIT disclosed that its board of directors had engaged a third party advisor to assist IIT with the exploration of potential strategic alternatives, including but not limited to alternatives for effecting a liquidity event. IIT also disclosed that there can be no assurance that IIT will determine to pursue any strategic alternatives or a liquidity event.

IPT commenced its initial public offering of up to $1,500,000,000 in shares of common stock at $10.00 per share in the primary offering, plus an additional $500,000,000 in shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan, in July 2013. IPT has stated that it targets a liquidity event within seven to 10 years following the investment of substantially all of the net proceeds from all offerings made by it.

Q:	WHO CHOOSES WHICH INVESTMENTS TO MAKE?

A:	The Advisor selects real properties, debt-related investments and other investments based on specific investment objectives and criteria, and is subject to the direction, oversight and investment approval of our board of directors.

Q:	WHAT IS A PERPETUAL-LIFE REIT?

A:	We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration focused on real estate properties and other real estate-related assets, the shares of common stock of which are generally intended to be sold and redeemed by the issuer on a continuous basis. Public and private pension plan sponsors, endowments, foundations and other institutional investors have historically availed themselves of similarly structured perpetual-life vehicles as one option for allocating a portion of their portfolio to direct investments in real estate.

Q:	HOW IS AN INVESTMENT IN SHARES OF OUR COMMON STOCK DIFFERENT FROM PUBLICLY TRADED REITs?

A:	While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with both the real estate market and with the stock market as a whole. We do not intend to list our shares for trading on a national securities exchange and, as such, an investment in shares of our common stock generally differs from listed REITs in the following ways:

•	the daily NAV per share for each class of our common stock is based directly on the value of our assets and liabilities, while shares of listed REITs are priced by the public trading market, which generally causes a listed REIT’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares, based on shifting preferences among various sectors of the economy as well as other market forces, and such stock price may deviate from the net asset value of such listed REIT;

•	most listed REITs focus on selected property types or geographic markets, which means that in order to allocate part of your investments to a well-diversified real property portfolio by owning shares of listed REITs, you would need to own shares of several listed REITs, whereas our investment strategy allows stockholders to obtain an allocation to a diversified portfolio of various property types in different geographic markets, in addition to complementary real estate-related assets, by owning our shares; and

•	industry benchmarks that track the value of direct investments in real estate properties as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as publicly traded stocks and bonds, whereas in recent periods, listed REITs have demonstrated a high correlation with other publicly traded stocks.

Questions and Answers Relating to this Offering

Q:	HOW DOES A “BEST EFFORTS” OFFERING WORK?

A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in this offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	WHO CAN BUY SHARES OF COMMON STOCK IN THIS OFFERING?

A:	In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Q:	WHAT IS THE DIFFERENCE BETWEEN THE CLASS A, CLASS W AND CLASS I SHARES OF COMMON STOCK BEING OFFERED?

A:

We are offering to the public three classes of shares of our common stock, Class A shares, Class W shares and Class I shares. One difference between the share classes is that no selling commissions or distribution fees are paid with respect to Class W and Class I shares. The classes differ with respect to other ongoing fees and expenses as well, and they also have liquidation rights that are pro rata based on their specific

NAVs. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class A, Class W and Class I shares.

Our Class A shares, Class W shares and Class I shares are available for different categories of investors. Class A shares are available to the general public. Class W shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law or (4) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers. Class I shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I shares, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor’s product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (6) by investors purchasing shares in a transaction that entitles our Dealer Manager to a “primary dealer fee” as described below under “Plan of Distribution—Underwriting Compensation—Primary Dealer Fee,” (7) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (8) by any other categories of purchasers that we name in an amendment or supplement to this prospectus. If you are eligible to purchase any of the classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

Q:	WHAT IS THE PURCHASE PRICE FOR EACH SHARE?

A:	The per share purchase price for shares of our common stock will be the NAV per share for the applicable class, plus, for Class A shares sold in the primary offering only, applicable selling commissions. Each class of shares may have a different NAV per share because certain fees differ with respect to each class.

Q:	ARE THERE ANY RISKS INVOLVED IN AN INVESTMENT IN YOUR SHARES?

A:	Investing in our Class A, Class W and Class I shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 31, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•	There is no public trading market for shares of our common stock, and we do not anticipate that there will be a public trading market for our shares, so redemption of shares by us will likely be the only way to dispose of your shares.

•	Our Class A, Class W and Class I share redemption program generally imposes a quarterly cap on aggregate net redemptions of our Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous quarter. We may also amend, suspend or terminate our share redemption program at any time. As a result, our shares have only limited liquidity and may become illiquid.

•	A portion of the proceeds received in this offering is intended to be used to redeem Class E shares, which will reduce the net proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability.

•	The purchase and redemption price for shares of our common stock will be based on the NAV of each class of common stock and will not be based on any public trading market. Our NAV does not currently represent our enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. Furthermore, our board of directors may amend our NAV procedures from time to time.

•	Some of our executive officers, directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, our Dealer Manager, our property manager and/or other entities related to our Sponsor. As a result, they face conflicts of interest, including but not limited to conflicts arising from time constraints, allocation of investment and leasing opportunities and the fact that the fees the Advisor will receive for services rendered to us are based on our NAV, the procedures for which the Advisor assists our board of directors in developing, overseeing, implementing and coordinating.

•	If we fail to maintain our status as a REIT, it would adversely affect our results of operations and our ability to make distributions to our stockholders.

•	The amount of distributions we may pay is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. The use of these sources for distributions would decrease the amount of cash we have available for new investments, share redemptions and other corporate purposes, and could reduce your overall return.

Q:	HOW DO YOU COMMUNICATE THE DAILY NAV PER SHARE?

A:	As promptly as practicable following the close of business on each business day, we (i) post our NAV per share for such day for each share class on our website, www.dividendcapitaldiversified.com, and (ii) make our NAV per share for each share class available on our toll-free, automated telephone line, (888) 310-9352. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV.

Q:	WILL I BE CHARGED SELLING COMMISSIONS?

A:	If you purchase Class A shares in the primary offering, yes, subject to exceptions for certain categories of purchasers. Class A shares sold in the primary offering will generally be subject to selling commissions as part of the price per share. Selling commissions equal up to 3.0% of the public offering price per Class A share. The actual selling commission expressed as a percentage of the public offering price per share may be higher or lower than 3.0% due to rounding. Discounts are also available for certain volume purchases in the primary offering. See “Plan of Distribution—Underwriting Compensation—Selling Commissions—Class A Shares.”

Investors currently do not pay selling commissions on Class W shares or Class I shares sold in our primary offering, when purchasing shares of any class pursuant to our distribution reinvestment plan, or when purchasing Class A shares sold through fee-based programs, also known as wrap accounts, or through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law.

Q:	WHAT IS THE TERM OR EXPECTED LIFE OF THIS OFFERING?

A:	Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the Commission and applicable state laws. From time to time, we intend to file new registration statements on Form S-11 with the Commission to register additional Class A, Class W and Class I shares of common stock so that we may continuously offer shares of common stock pursuant to Rule 415 under the Securities Act of 1933, as amended, or the “Securities Act.” In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we intend to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state). We reserve the right to terminate this offering at any time.

Q:	HOW DO I SUBSCRIBE FOR SHARES OF COMMON STOCK?

A:	If you choose to purchase shares of our common stock in this offering, you are required to complete a subscription agreement in the applicable form attached to this prospectus as Appendix A for a specific number of shares of our common stock. You must pay for shares of our common stock at the time you subscribe. Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. See “Plan of Distribution—Purchase of Shares.”

Q:	HOW DOES THE PAYMENT OF FEES AND EXPENSES BY THE COMPANY AFFECT MY INVESTED CAPITAL?

A:	We pay to the Dealer Manager a dealer manager fee in connection with this offering, a portion of which the Dealer Manager may reallow to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics. We also pay distribution fees to the Dealer Manager with respect to the Class A shares, which the Dealer Manager may reallow to participating broker-dealers. In addition, we incur, or reimburse the Advisor and the Dealer Manager for, our cumulative organization and offering expenses (other than selling commissions, the dealer manager fee, the distribution fee, primary dealer fees, and certain other amounts described in “Plan of Distribution—Underwriting Compensation—Other Compensation”). The payment of fees and expenses reduces the funds available to us for payment of distributions and investment in real properties, debt-related investments and other investments, and therefore may reduce our distributions or our NAV. However, because we are not required to pay distribution fees with respect to the Class W or Class I shares, the distributions and NAVs with respect to Class W shares and Class I shares are not reduced by these distribution fees, unlike that with respect to our Class A shares.

Because the dealer manager fee and distribution fee are allocated on a class-specific basis and are borne by all holders of the applicable class, you will be allocated a share of class-specific expenses of our other offerings. Even if the FINRA limitations on underwriting compensation are reached with respect to this offering, you will be allocated a share of class-specific expenses of our other offerings. Accordingly, with respect to the shares that you own, you should expect to be allocated the maximum dealer manager fee and distribution fee described in this prospectus, for as long as you own your shares.

Q:	WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE?

A:

Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expense reduces earnings and profits but does not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof on a current basis, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	WILL I BE ABLE TO LIQUIDATE MY INVESTMENT IMMEDIATELY AT THE TIME OF MY CHOOSING?

A:	Maybe. While stockholders may request that we redeem all or any portion of their shares pursuant to our share redemption program, our ability to fulfill redemption requests on a daily basis is subject to a number of limitations. As a result, share redemptions may not be available at all times. In addition, because the volume limitations of our share redemption program are based, in part, on the aggregate NAV of the outstanding shares of the Class A, Class W and Class I share classes as of the last day of the quarter preceding the redemption request, the availability of redemptions in any quarter is dependent upon, among other things, the success of this offering. Generally, our share redemption program imposes a quarterly cap on the aggregate net redemptions of our Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous calendar quarter.

In order to maintain a reasonable level of liquidity, we intend to generally maintain under normal circumstances the following aggregate allocation to liquid assets: (1) 10% of the aggregate NAV of our outstanding Class A, Class W and Class I shares up to $1 billion of collective Class A, Class W and Class I share NAV and (2) 5% of the aggregate NAV of our outstanding Class A, Class W and Class I shares in excess of $1 billion of collective Class A, Class W and Class I share NAV. However, no assurance can be given that we will maintain this allocation to liquid assets. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or the sale of our assets. Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not be able to redeem your shares. The vast majority of our assets consist of properties which cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition. Therefore, we may not have sufficient liquid resources to satisfy redemption requests. Our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in the best interest of our stockholders. See “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program” for more information.

Q:	WHAT IS THE REDEMPTION PRICE?

A:	The redemption price per share on any business day will be equal to our NAV per share of the class of shares being redeemed. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption, which will inure indirectly to the benefit of our remaining stockholders. See “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program.”

Q:	WHEN WILL I GET MY DETAILED TAX INFORMATION?

A:	Stockholder tax information is reported on Form 1099. We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	WHERE CAN I FIND UPDATED INFORMATION REGARDING THE COMPANY?

A:	You may find updated information on our Internet website, www.dividendcapitaldiversified.com. Information contained in our website does not constitute part of this prospectus. In addition, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” which requires us to file reports, proxy statements and other information with the Commission. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or the Dealer Manager:

Dividend Capital Securities LLC

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Fax: (303) 228-2201

Attn: Charles Murray, President

RISK FACTORS

Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

Risks Related to Investing in Shares of Our Common Stock

There is no public trading market for the shares of our common stock and we do not anticipate that there will be a public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to redemption by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no public market for the shares of our common stock and we currently have no obligation or plans to apply for listing on any public securities market. Therefore, redemption of Class A, Class W and Class I shares by us will likely be the only way for you to dispose of your shares. We will redeem shares at a price equal to the NAV per share of the class of shares being redeemed on the date of redemption, and not based on the price at which you initially purchased your shares. We may redeem your shares if you fail to maintain a minimum balance of $2,000 in shares, even if your failure to meet the minimum balance is caused solely by a decline in our NAV. Subject to limited exceptions, Class A, Class W or Class I shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption, which will inure indirectly to the benefit of our remaining stockholders. As a result of this and the fact that our NAV will fluctuate, you may receive less than the price you paid for your shares upon redemption by us pursuant to our share redemption program. See “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program.”

Our ability to redeem your shares may be limited, and our board of directors may modify, suspend or terminate our share redemption program at any time.

Generally, our share redemption program imposes a quarterly cap on aggregate net redemptions of our Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous calendar quarter.

The vast majority of our assets will consist of properties which cannot generally be readily liquidated on short notice without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Our board of directors may modify, suspend or terminate our share redemption program. As a result, your ability to have your shares redeemed by us may be limited, and our shares should be considered as having only limited liquidity and at times may be illiquid. See “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program” for more information.

Our capacity to redeem shares may be further limited if we experience a concentration of investors.

The current limitations of our share redemption program are based, in part, on the number of outstanding shares. Thus, the ability of a single investor, or of a group of investors acting similarly, to redeem all of their shares may be limited if they own a large percentage of our shares. Similarly, if a single investor, or a group of investors acting in concert or independently, owns a large percentage of our shares, a significant redemption request by such investor or investors could significantly further limit our ability to satisfy redemption requests of other investors of such classes. Such concentrations could arise in a variety of circumstances, especially while we have relatively few outstanding Class A, Class W and Class I shares. For example, we could sell a large number of our shares to one or more institutional investors, either in a public offering or in a private placement. In addition, we may issue a significant number of our shares in connection with an acquisition of another company or a portfolio of properties to a single investor or a group of investors that may request redemption at similar times following the acquisition. As of March 31, 2015, based on the NAV per share of $7.31 on that date, we had outstanding approximately $1.2 billion in Class E shares, $8.9 million in Class A shares, $8.5 million in Class W shares, and $100.4 million in Class I shares.

A portion of the proceeds raised in this offering is intended to be used to redeem Class E shares, which are not being sold in this offering, and such portion of the proceeds may be substantial.

We intend to use a portion of the proceeds from this Class A, Class W and Class I offering to enhance liquidity for our Class E stockholders through our Class E share redemption program. Each calendar quarter we intend to make available for Class E share redemptions an amount equal to (i) funds received from the sale of Class E shares under our distribution reinvestment plan during such calendar quarter, plus (ii) 50% of the difference between (a) the proceeds (net of sales commissions) received by us from the sale of Class A, Class W and Class I shares in any public primary offering and under our distribution reinvestment plan during the most recently completed calendar quarter and (b) the dollar amount used to redeem Class A, Class W and Class I shares during the most recently completed calendar quarter pursuant to the Class A, Class W and Class I share redemption program, less (iii) funds used for redemptions of Class E shares in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of a stockholder during such calendar quarter. However, our board of directors may from time to time authorize funds for redemptions of Class E shares in greater or lower amounts.

Our share redemption program for Class E shares imposes greater restrictions on the amount of Class E shares that can be redeemed in any given quarter, compared with our share redemption program for Class A, Class W, and Class I shares. As a result of such restrictions, coupled with higher demand for redemptions, we have honored Class E share redemption requests on a pro rata basis since March 2009, being unable to satisfy all requests. There is significant pent up demand from Class E holders to redeem their shares under our current Class E share redemption program, and we plan to use a portion of the proceeds from this offering to satisfy such redemption requests. As a result, we may have fewer offering proceeds available to retire debt or acquire additional properties, which may result in reduced liquidity and profitability or restrict our ability to grow our NAV.

With respect to liquidity for our Class E stockholders, our goal is to raise sufficient proceeds in this offering so as to be able to accommodate those holders of Class E shares who would like us to redeem their shares through our Class E share redemption program. However, if we are not successful over time in generating liquidity to holders of our Class E shares through the Class E share redemption program, or if we cannot provide sufficient liquidity due to the program’s volume limitations, we may explore additional liquidity strategies for our Class E stockholders. Such liquidity strategies could include, in addition to more traditional options, launching a self tender offer for Class E shares, seeking a third party interested in making such a tender offer, or entering into a merger agreement in which the holders of our Class E shares receive cash or other consideration in exchange for their Class E shares. There can be no assurances that we will be successful in achieving liquidity strategies for our Class E stockholders within any certain time frame or at all. In any event, our board of directors will seek to act in the best interest of the Company as a whole, taking into consideration all classes of stockholders.

You will not have the opportunity to evaluate future investments we will make with the proceeds raised in this offering prior to purchasing shares of our common stock.

We have not identified future investments that we will make with the proceeds of this offering. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments prior to purchasing shares of our common stock. You must rely on the Advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate all of the investments we will make in advance of purchasing shares of our common stock, this additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

We may raise significantly less than the maximum offering amount in this public offering.

In this offering, we are offering on a continuous basis up to $1,000,000,000 of shares of our common stock. However, we may raise significantly less than this amount. The less capital we raise, the less capital we will have available to make investments in accordance with our investment strategy and policies, to provide liquidity to our stockholders and for general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate).

Furthermore, the figures presented in the section of this prospectus entitled “Estimated Use of Proceeds” are estimates derived at the beginning of this offering and are not updated throughout the offering. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise, the actual offering costs and the portion of capital raised with respect to which we pay a primary dealer fee. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth in the section of this prospectus entitled “Estimated Use of Proceeds” because many offering costs are fixed and do not depend on the amount of capital raised in the offering. In our registered public offering of Class A, W and I shares that commenced July 12, 2012, before class-specific expenses, we raised a total of $116.6 million through March 31, 2015, of which approximately 86% in net proceeds has been available to us.

Even if we are able to raise substantial funds in this offering, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

Although we intend to operate as a perpetual-life REIT with an ongoing offering and share redemption program, this is not a requirement of our charter. Even if we are able to raise substantial funds in this offering, if circumstances change such that our board of directors believes it is in the best interest of our stockholders to terminate this offering or to terminate our share redemption program, we may do so without stockholder approval. Our board of directors may also change our investment objectives, borrowing policies or other corporate policies without stockholder approval. In addition, we may change the way our fees and expenses are incurred and allocated to different classes of stockholders if the tax rules applicable to REITs change such that we could do so without adverse tax consequences. Our board of directors may decide that certain significant transactions that require stockholder approval such as dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of our assets, are in the best interests of our stockholders. Holders of all classes of our common stock have equal voting rights with respect to such matters and will vote as a single group rather than on a class-by-class basis. Accordingly, investors in our common stock are subject to the risk that our offering, business and operating plans may change.

Valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.

The valuation methodologies used to value our properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. In addition, we generally do not undertake to mark to market our debt investments or real estate-related liabilities, but rather these assets and liabilities are usually included in our determination of NAV at an amount determined in accordance with GAAP. As a result, valuations and appraisals of our properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond our control and the control of the Independent Valuation Firm and other parties involved in the valuation of our assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Valuations used for determining our NAV also are generally made without consideration of the expenses that would be incurred in connection with disposing of assets and liabilities. Therefore, the valuations of our properties, our investments in real estate-related assets and our liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. Our NAV does not currently represent enterprise value and may not accurately reflect the actual prices at which our assets could be liquidated on any given day, the value a third party would pay for all or substantially all of our shares, or the price that our shares would trade at on a national stock exchange. There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to the Advisor and the Dealer Manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for Class A, Class W or Class I shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our share redemption program, are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

In order to disclose a daily NAV, we are reliant on the parties that we engage for that purpose, in particular the Independent Valuation Firm and the appraisers that we hire to value and appraise our real estate portfolio.

In order to disclose a daily NAV, our board of directors, including a majority of our independent directors, has adopted valuation procedures and caused us to engage independent third parties such as the Independent Valuation Firm, to value our real estate portfolio on a daily basis, and independent appraisal firms, to provide periodic appraisals with respect to our properties. We have also engaged a firm to act as the NAV Accountant and may engage other independent third parties or our Advisor to value other assets or liabilities. Although our board of directors, with the assistance of the Advisor, oversees all of these parties and the reasonableness of their work product, we will not independently verify our NAV or the components thereof, such as the appraised values of our properties. Our management’s assessment of the market values of our properties may also differ from the appraised values of our properties as determined by the Independent Valuation Firm. If the parties engaged by us to determine our daily NAV are unable or unwilling to perform their obligations to us, our NAV could be inaccurate or unavailable, and we could decide to suspend this offering and our share redemption program.

Our NAV is not subject to GAAP, will not be independently audited and will involve subjective judgments by the Independent Valuation Firm and other parties involved in valuing our assets and liabilities.

Our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity (net assets) reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes. Additionally, we are dependent on our Advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in our real estate portfolio valuation. In addition, the implementation and coordination of our valuation procedures include certain subjective judgments of our Advisor, such as whether the Independent Valuation Firm should be notified of events specific to our properties that could affect their valuations, as well as of the Independent Valuation Firm and other parties we engage, as to whether adjustments to asset and liability valuations are appropriate. Accordingly, you must rely entirely on our board of directors to adopt appropriate valuation procedures and on the Independent Valuation Firm and other parties we engage in order to arrive at our NAV, which may not correspond to realizable value upon a sale of our assets.

No rule or regulation requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures.

There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV. Other public REITs may use different methodologies or assumptions to determine their NAV. In addition, each year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures and may, at any time, adopt changes to the valuation procedures. For example, we generally do not undertake to mark to market our debt investments or real estate-related liabilities, but rather these assets and liabilities are usually included in our determination of NAV at an amount determined in accordance with GAAP. As a result, the realizable value of specific debt investments and real property assets encumbered by debt that are used in the calculation of our NAV may be higher or lower than the value that would be derived if such debt investments or property-related liabilities were marked to market. In some cases such difference may be significant. We also do not currently include any enterprise value or real estate acquisition costs in our assets calculated for purposes of our NAV. If we acquire real property assets as a portfolio, we may pay a premium over the amount that we would pay for the assets individually. Our board of directors may change these or other aspects of our valuation procedures, which changes may have an adverse effect on our NAV and the price at which you may redeem shares under our share redemption program. See “Net Asset Value Calculation and Valuation Procedures” for more details regarding our valuation methodologies, assumptions and procedures.

Our NAV per share may suddenly change if the valuations of our properties materially change from prior valuations or the actual operating results materially differ from what we originally budgeted.

It is possible that the annual appraisals of our properties may not be spread evenly throughout the year and may differ from the most recent daily valuation. As such, when these appraisals are reflected in our Independent Valuation Firm’s valuation of our real estate portfolio, there may be a sudden change in our NAV per share for each class of our common stock. Property valuation changes can occur for a variety reasons, such as local real estate market conditions, the financial condition of our tenants, or lease expirations. For example, we regularly face lease expirations across our portfolio, and as we move further away from lease commencement toward the end of a lease term, the valuation of the underlying property will be expected to drop depending on the likelihood of a renewal or a new lease on similar terms. Such a valuation drop can be particularly significant when closer to a lease expiration, especially for single tenant buildings or where an individual tenant occupies a large portion of a building. We are at the greatest risk of these valuation changes during periods in which we have a large number of lease expirations as well as when the lease of a significant tenant is closer to expiration. Similarly, if a tenant will have an option in the future to purchase one of our properties from us at a price that is less than the current valuation of the property, then if the value of the property exceeds the option price, the valuation will be expected to decline and begin to approach the purchase price as the date of the option approaches. In addition, actual operating results may differ from what we originally budgeted, which may cause a sudden increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a daily basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. On a periodic basis, we adjust the income and expense accruals we estimated to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for any adjustments. Therefore, because actual results from operations may be better or worse than what we previously budgeted, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease.

New acquisitions may be valued for purposes of our NAV at less than what we pay for them, which would dilute our NAV.

Pursuant to our valuation procedures, the acquisition price of newly acquired properties will serve as our appraised value for the year of acquisition, and thereafter will be part of the rotating appraisal cycle such that they are appraised at least every calendar year. This is true whether the acquisition is funded with cash, equity or a combination thereof. However, the Independent Valuation Firm always has the ability to adjust property valuations for purposes of our NAV from the most recent appraised value. Similarly, if the Independent Valuation Firm believes that the purchase price for a recent acquisition does not reflect the current value of the property, the Independent Valuation Firm has the ability to adjust the valuation for purposes of our NAV downwards immediately after acquisition. Even if the Independent Valuation Firm does not adjust the valuation downwards immediately following the acquisition, when we obtain an appraisal on the property, it may not appraise at a value equal to the purchase price. Accordingly, the value of a new acquisition as established under our NAV procedures could be less than what we pay for it, which could negatively affect our NAV. Large portfolio acquisitions, in particular, may require a “portfolio premium” to be paid by us in order to be a competitive bidder, and this “portfolio premium” may not be taken into consideration in calculating our NAV. In addition, acquisition expenses we incur in connection with new acquisitions will negatively impact our NAV. We may make acquisitions (with cash or equity) of any size without stockholder approval, and such acquisitions may be dilutive to our NAV.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, and not by way of limitation, changes in governmental rules, regulations and fiscal policies, environmental legislation, acts of God, terrorism, social unrest, civil disturbances and major disturbances in financial markets may cause the value of a property to change materially. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable, and the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation procedures. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

The realizable value of specific properties may change before the value is adjusted by the Independent Valuation Firm and reflected in the calculation of our NAV.

Our valuation procedures generally provide that the Independent Valuation Firm will adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made). We are dependent on our Advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues, as well as positive events such as new lease agreements) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in our real estate portfolio valuation. Events may transpire that, for a period of time, are unknown to us or the Independent Valuation Firm that may affect the value of a property, and until such information becomes known and is processed, the value of such asset may differ from the value used to determine our NAV. In addition, although we may have information that suggests a change in value of a property may have occurred, there may be a delay in the resulting change in value being reflected in our NAV until such information is appropriately reviewed, verified and processed. For example, we may receive an unsolicited offer, from an unrelated third party, to sell one of our assets at a price that is materially different than the price included in our NAV. Or, we may be aware of a new lease, lease expiry, or entering into a contract for capital expenditure. Where possible, adjustments generally are made based on events evidenced by proper final documentation. It is possible that an adjustment to the valuation of a property may occur prior to final documentation if the Independent Valuation Firm determines that events warrant adjustments to certain assumptions that materially affect value. However, to the extent that an event has not yet become final based on proper documentation, its impact on the value of the applicable property may not be reflected (or may be only partially reflected) in the calculation of our NAV.

Because we generally do not mark our debt investments or real estate-related liabilities to market, the realizable value of specific debt investments and real property assets that are encumbered by debt may be higher or lower than the value used in the calculation of our NAV.

We generally do not undertake to mark to market our debt investments or real estate-related liabilities, but rather these assets and liabilities are usually included in our determination of NAV at an amount determined in accordance with GAAP. As a result, the realizable value of specific debt investments and real property assets that are encumbered by debt used in the calculation of our NAV may be higher or lower than the value that would be derived if such debt investments or liabilities were marked to market. In some cases such difference may be significant. For example, in our financial statements for the three months ended March 31, 2015, we disclosed that the estimated fair value of our debt liabilities, net of the fair value of our debt investments, was $16.2 million higher than the GAAP carrying balance, meaning that if we used the fair value of our debt rather than the carrying balance, our NAV would have been lower by approximately $16.2 million as of March 31, 2015.

Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request.

The purchase and redemption price for shares of our common stock will be determined at the end of each business day based on our NAV and will not be based on any established trading price. See “Net Asset Value Calculation and Valuation Procedures.” Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after the purchase order is received in good order, plus, for Class A shares sold in the primary offering only, any applicable selling commissions. For example, if a purchase order is received in good order on a business day and before the close of business (4:00 p.m. Eastern time) on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus, for Class A shares sold in the primary offering only, any applicable selling commissions. If a purchase order is received in good order on a business day, but after the close of business on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A shares sold in the primary offering only, any applicable selling commissions. See “Plan of Distribution—Purchase of Shares.” Similarly, redemption requests received in good order will be effected at a redemption price equal to the next-determined NAV per share for the class of shares being redeemed (subject to a 2% short-term trading discount in certain circumstances). See “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program.” In addition, there may be a delay between your purchase or redemption decision and the execution date caused by time necessary for you and your participating broker-dealer to put a purchase order or redemption request in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and, for purchase orders, funds for payment have been provided. As a result of this process, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The purchase price per share at which your purchase order is executed could be higher than the NAV per share on the date you submitted your purchase order, and the redemption price per share at which your redemption request is executed could be lower than the NAV per share on the date you submitted your redemption request.

For the year ended December 31, 2012, we experienced an annual net loss and in the future we may experience additional losses that could adversely impact our NAV and our ability to conduct operations, make investments and pay distributions.

For the year ended December 31, 2012, we had a net loss, as determined in accordance with GAAP, of approximately $22.4 million. In the event that we incur net losses in the future, we may have less money available to make investments and pay distributions, and our NAV, financial condition, results of operations, cash flow and ability to service our indebtedness may be adversely impacted.

Our NAV and the NAV of your shares may be diluted in connection with this and future securities offerings.

In connection with this offering, we incur fees and expenses. Excluding selling commissions (which are effectively paid by purchasers of Class A shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per Class A share plus the selling commission, and therefore have no effect on our NAV), we expect to incur up to $5 million in primary dealer fees and approximately $12.8 million in organization and offering expenses, which will decrease the amount of cash we have available for operations and new investments. In addition, because the prices of shares sold in this offering are based on our NAV, this offering may be dilutive if our NAV procedures do not fully capture the value of our shares and/or we do not utilize the proceeds accretively.

In the future we may conduct other offerings of common stock (whether existing or new classes), preferred stock, debt securities or of interests in our Operating Partnership. We may also amend the terms of this offering. We may structure or amend such offerings to attract institutional investors or other sources of capital in connection with efforts to provide additional Class E liquidity or otherwise. The terms of this offering will reduce the NAV of your shares over time in accordance with our valuation procedures and the terms of this offering and future offerings (such as the offering price and the distribution fees and expenses) may negatively impact our ability to pay distributions and your overall return.

You do not have the benefit of an independent due diligence review in connection with this offering which increases the risk of your investment.

Because the Advisor and the Dealer Manager are related, investors do not have the benefit of an independent due diligence review and investigation of the type normally performed by an unrelated, independent underwriter in connection with a securities offering. In addition, DLA Piper LLP (US) has acted as counsel to us, the Advisor and the Dealer Manager in connection with this offering and, therefore, investors do not have the benefit of a due diligence review that might otherwise be performed by independent counsel. Under applicable legal ethics rules, DLA Piper LLP (US) may be precluded from representing us due to a conflict of interest between us and the Dealer Manager. If any situation arises in which our interests are in conflict with those of the Dealer Manager or its related parties, we would be required to retain additional counsel and may incur additional fees and expenses. The lack of an independent due diligence review and investigation increases the risk of your investment.

Our investors may be at a greater risk of loss than the Advisor and members of our management team.

We have taken certain actions to increase the stock ownership in our Company by our management team, the Advisor and our directors over the past couple of years, including the implementation of certain stock-based awards. As of March 31, 2015, the Advisor and members of our management team (excluding certain options granted to our independent directors) own approximately $2.8 million of stock or in stock-based awards. While we have improved and expect to continue to grow stock ownership by management, the Advisor and our directors, the current level of ownership may be less than the management teams of other public real estate companies and, as a result, our investors may be at a greater risk of loss than the Advisor and other members of our management, especially as compared to these other companies in which stock ownership by management and directors may be significantly greater.

The availability and timing of cash distributions to you is uncertain.

We currently make and expect to continue to make quarterly distributions to our stockholders. However, the payment of class-specific expenses results in different amounts of distributions being paid with respect to each class of shares. In addition, we bear all expenses incurred in our operations, which reduce the amount of cash available for distribution to our stockholders. Distributions may also be negatively impacted by the failure to deploy our net proceeds on an expeditious basis, the inability to find suitable investments that are not dilutive to our distributions, the poor performance of our investments, an increase in expenses for any reason (including expending funds for redemptions) and due to numerous other factors. Any request by the holders of our OP Units to redeem some or all of their OP Units for cash may also impact the amount of cash available for distribution to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to our stockholders or that the amount of distributions will not either decrease or fail to increase over time. From time to time, we may adjust our distribution level and we may make such an adjustment at any time.

We may have difficulty funding our distributions with funds provided by our operations.

In years prior to 2012, all of our distributions had been funded through a combination of both our operations and borrowings. Although our distributions during 2014, 2013 and 2012 were fully funded from our operations, in the future we may fund distributions from other sources. Our long-term strategy is to fund the payment of quarterly distributions to our stockholders entirely from our operations. However, if we are unsuccessful in investing the capital we raise in this offering or which is generated from the sale of existing assets on an effective and efficient basis that is accretive to our distribution level, we may be required to fund our quarterly distributions to our stockholders from a combination of our operations and financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets), or to reduce the level of our quarterly distributions. Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for new investments, repayment of debt, share redemptions and other corporate purposes, and potentially reduce your overall return and adversely impact and dilute the value of your investment in shares of our common stock. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. Our ability to pay distributions at the current level also likely will be impacted by the expiration of certain large leases in our portfolio, and, as a result, we may be required to reduce the level of our quarterly distributions. To the extent that we sell higher yielding assets in exchange for assets that may initially produce less income in exchange for the potential ability for longer term appreciation, this may also put pressure on our ability to sustain our current distribution level. If our quarterly distributions exceed cash flow generated from our operations, it may cause a decrease in our NAV if not offset by other effects.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and the long-term returns to our investors to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on the Advisor to locate suitable investments for us at times when the management of the Advisor is simultaneously seeking to locate suitable investments for other entities sponsored or advised by affiliates of the Sponsor could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely negatively affect our NAV, limit our ability to pay distributions to you and reduce your overall returns.

We are required to pay substantial compensation to the Advisor and its affiliates, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors.

Pursuant to our agreements with the Advisor and its affiliates, we are obligated to pay substantial compensation to the Advisor and its affiliates. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments that we are required to pay to the Advisor and its affiliates may increase or decrease during this offering or future offerings if such change is approved by a majority of our board of directors, including a majority of the independent directors. These payments to the Advisor and its affiliates will decrease the amount of cash we have available for operations and new investments and could negatively impact our NAV, our ability to pay distributions and your overall return.

The performance component of the advisory fee is calculated on the basis of the overall non-compounded investment return provided to holders of Fund Interests over a calendar year, so it may not be consistent with the return on your shares.

The performance component of the advisory fee is calculated on the basis of the overall non-compounded investment return provided to holders of Fund Interests (i.e., our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties) over a calendar year such that the Advisor will receive 25% of the overall return in excess of 6%; provided that in no event will the performance component exceed 10% of the overall return for such year. The overall non-compounded investment return provided to holders of Fund Interests over any applicable period is a dollar amount defined as the product of (i) the amount, if any, by which (A) the sum of (1) the weighted-average distributions per Fund Interest over the applicable period and (2) the ending weighted-average NAV per Fund Interest, exceeds (B) the beginning weighted-average NAV per Fund Interest and (ii) the weighted-average number of Fund Interests outstanding during the applicable period. The weighted-average NAV per Fund Interest calculated on the last trading day of a calendar year shall be the amount against which changes in weighted-average NAV per Fund Interest are measured during the subsequent calendar year. However, the performance component will not be earned on any increase in the weighted-average NAV per Fund Interest except to the extent that it exceeds the historically highest year-end weighted-average NAV per Fund Interest since the commencement of our daily NAV calculations ($7.16 as of December 31, 2014). The foregoing NAV thresholds are subject to adjustment by our board of directors. Therefore, payment of the performance component of the advisory fee (1) is contingent upon the overall return to the holders of Fund Interests exceeding the 6% return, (2) will vary in amount based on our actual performance, (3) cannot cause the overall return to the holders of Fund Interests for the year to be reduced below 6%, and (4) is payable to the Advisor if the overall return to the holders of Fund Interests exceeds the 6% return in a particular calendar year, even if the overall return to the holders of Fund Interests on a cumulative basis over any longer or shorter period has been less than 6% per annum. Additionally, the Advisor will provide us with a waiver of a portion of its fees generally equal to the amount of the performance component that would have been payable with respect to the Class E shares and the Class E OP Units held by third parties until the NAV of such shares or units exceeds $10.00 per share or unit, the benefit of which will be shared among all holders of Fund Interests.

As a result, the performance component is not directly tied to the performance of the shares you purchase, the class of shares you purchase or the time period during which you own your shares. The performance component may be payable to the Advisor even if the NAV of your shares at the end of the calendar year is below your purchase price, and the thresholds at which increases in NAV count towards the overall return to the holders of Fund Interests are not based on your purchase price. Because of the class-specific expenses consisting of the dealer manager fee and the distribution fee, which differ among classes, we do not expect the overall return of each class of Fund Interests to ever be the same. However, if and when the performance fee is payable, the expense will be allocated among all holders of Fund Interests ratably according to the NAV of their units or shares, regardless of the different returns achieved by different classes of Fund Interests during the year. Further, stockholders who redeem their shares during a given year may redeem their shares at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the Advisor at the end of such calendar year. In addition, if the weighted-average NAV per Fund Interest remains above certain threshold levels, the Advisor’s ability to earn the performance fee in any year will not be affected by poor performance in prior years, and the Advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance. See “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Payment of fees and expenses to the Advisor, the Property Manager and the Dealer Manager reduces the cash available for distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

The Advisor, the Property Manager and the Dealer Manager perform services for us, including, among other things, the selection and acquisition of our investments, the management of our assets, the disposition of our assets, the financing of our assets and certain administrative services. We pay the Advisor, the Property Manager and the Dealer Manager fees and expense reimbursements for these services, which will reduce the amount of cash available for further investments or distribution to our stockholders.

We are dependent upon the Advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

We are dependent upon the Advisor and its affiliates to conduct our operations and this offering. Thus, adverse changes to our relationship with, or the financial health of, the Advisor and its affiliates, including changes arising from litigation, could hinder their ability to successfully manage our operations and our portfolio of investments.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

At some point in the future, we may consider internalizing the functions performed for us by the Advisor, although we do not currently intend to do so. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire the Advisor or its respective assets, including its existing workforce. Any internalization transaction could result in significant payments to the owners of the Advisor, including in the form of our stock which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in the owner of our Advisor. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by the Advisor or its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce our NAV and the amount of funds available for us to invest in real estate assets or to pay distributions.

If we were to internalize our management or if another investment program, whether sponsored or advised by affiliates of our Sponsor or otherwise, hires the employees of the Advisor or its affiliates in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by the Advisor or its affiliates to manage our day-to-day operating and acquisition activities. If we were to effectuate an internalization of the Advisor, we may not be able to retain all of the employees of the Advisor or its affiliates or to maintain relationships with other entities sponsored or advised by affiliates of our Sponsor. In addition, some of the employees of the Advisor or its affiliates may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of the key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by the Advisor or its affiliates who are most familiar with our business and operations, thereby potentially adversely impacting our business.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment in shares of our common stock.

Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, could be accompanied by restrictive covenants and would generally make us subject to the risks associated with leverage. These factors could limit the amount of cash we have available to distribute and could result in a decline in our NAV and in the value of your investment in shares of our common stock.

Your investment will be impacted by class-specific expenses of other offerings.

The dealer manager fee and distribution fee are allocated on a class-specific basis, which means that the expenses are borne by all holders of the applicable class. For example, an investor who acquired Class A shares in a private offering will be allocated a proportional share of the dealer manager fee and distribution fee we pay with respect to Class A shares sold in this public offering. Such Class A expenses are allocated among all Class A shares ratably, regardless of how each Class A stockholder acquired his or her shares. As a result, purchasers of Class A, Class W or Class I shares in this offering will be impacted by class-specific expenses that we pay with respect to any of our outstanding Class A, Class W and Class I shares, respectively, regardless of how or when those shares were issued. Specifically, we intend to operate as a perpetual-life REIT, which means that we intend to offer Class A, Class W and Class I shares continuously. In order to do so, from time to time we will be required to file a new registration statement to register additional Class A, Class W and Class I shares of common stock with the Commission. The dealer manager fee and distribution fee that are payable to our Dealer Manager on an ongoing basis with respect to any offering (i.e., pursuant to the registration statement for such offering) will cease when total underwriting compensation in such offering equals the FINRA limitation of 10% of the gross proceeds from the primary portion of such offering. However, the dealer manager fee and distribution fee will be payable with respect to other public offerings, and investors in this offering will be allocated a proportional share of such class-specific expenses. Accordingly, with respect to the shares that you own, you should expect to be allocated the maximum dealer manager fee and distribution fee described in this prospectus, for as long as you own your shares.

We are exposed to risks arising from a small number of tenants comprising a significant portion of our income.

As of March 31, 2015, a significant portion of our annualized base rent comes from three tenants. As a result, we are particularly exposed to their ability and willingness to perform according to the contractual terms of their existing leases and to renew when the leases expire. When the leases expire, we may be forced to lower the rental rates or offer other concessions in order to retain the tenants. Any reduction in the rental rates or other lease terms may have a meaningful impact to our operating results. Further, if our significant tenants choose not to renew at all, we will likely suffer from periods of receiving no rent while we seek replacement tenants, and incur costs related to finding replacement tenants. Our three most significant leases, together comprising approximately 33.6% of our annualized base rent as of March 31, 2015, will expire between December 2016 and September 2017. Based on market information as of March 31, 2015, we have obtained third-party estimates that current market rental rates, on a weighted-average basis utilizing annualized base rent as of March 31, 2015, are approximately 20% lower than when we entered into these leases. Accordingly, we believe replicating the cash flows from these leases would be very difficult. These factors could adversely affect our results of operations, financial condition, NAV and ability to pay distributions to our stockholders.

Our two largest properties, as measured by value for purposes of our NAV, are subject to purchase options, which may negatively impact the value of the properties and our returns from the properties.

Our two largest properties, as measured by value for purposes of our NAV, are subject to purchase options. “Colshire,” an office property located in the Washington, DC area, is subject to an option held by the tenant with an exercise price that we estimate to be approximately $158.4 million and an exercise date in March 2016. Our cost basis in Colshire is $179.1 million as of March 31, 2015, and the net operating income for the property for the year ended December 31, 2014 and for the three months ended March 31, 2015 was $15.1 million and $3.8 million, respectively. “Harborside,” an office property located in Northern New Jersey, is subject to an option held by a third party with an exercise price that we estimate to be approximately $239.4 million and an exercise date in May 2016. Our cost basis in Harborside is $212.2 million as of March 31, 2015 and the net operating income for the property for the year ended December 31, 2014 and for the three months ended March 31, 2015 was $16.1 million and $4.2 million, respectively. For a discussion of net operating income and a reconciliation to GAAP, see the “Investments in Real Properties and Real Estate-Related Debt and Securities—Net Operating Income” section of this prospectus.

As the exercise dates for these options have been approaching, the Independent Valuation Firm has been lowering the valuations of these properties based on the anticipated exercise prices and the likelihood of the options being exercised. We expect this trend to continue and to negatively impact our NAV. In addition, if these options are exercised, our operating results will be negatively impacted while we seek to reinvest the proceeds from the sales, and we may be unable to find investments that generate the same level of income that these properties generate currently. Based on the current markets for these properties, we believe replicating the cash flows from these properties would be very difficult. These factors could adversely affect our results of operations, financial condition, NAV and ability to pay distributions to our stockholders.

We are active portfolio managers and will incur transaction and transition costs each time that we acquire or dispose of an asset.

We believe that the real estate market is cyclical, with different demand for property types at different times. Although we do not invest for the short term, we are active portfolio managers and we will seek to take advantage of opportunities to acquire or dispose of assets presented to us by the real estate markets. Each time that we acquire or dispose of an asset, we incur associated transaction costs which may include, but are not limited to, broker fees, attorney fees, regulatory filings, taxes and disposition fees paid to the Advisor. In addition, each time that we sell an income-generating asset, our operating results will be negatively impacted unless and until we are able to reinvest the proceeds in an investment with an equal or greater yield, which we may be unable to do. Accordingly, in order for us to provide positive returns to our stockholders from active portfolio management, the benefits of active management must outweigh the associated transaction and transition costs. We may be unable to achieve this. These factors could adversely affect our results of operations, financial condition, NAV and ability to pay distributions to our stockholders.

Risks Related to Conflicts of Interest

Our Advisor faces a conflict of interest because the fees it receives for services performed are based on our NAV, the procedures for which the Advisor will assist our board of directors in developing, overseeing, implementing and coordinating.

The Advisor assists our board of directors in developing, overseeing, implementing and coordinating our NAV procedures. It assists our Independent Valuation Firm in valuing our real property portfolio by providing the firm with property-level information, including (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) the revenues and expenses of the property. Our Independent Valuation Firm assumes and relies upon the accuracy and completeness of all such information, does not undertake any duty or responsibility to verify independently any of such information and relies upon us and our Advisor to advise if any material information previously provided becomes inaccurate or was required to be updated during the period of its review. In addition, the Advisor may have some discretion with respect to valuations of certain assets and liabilities, which could affect our NAV. Because the Advisor is paid fees for its services based on our NAV, the Advisor could be motivated to influence our NAV and NAV procedures such that they result in an NAV exceeding realizable value, due to the impact of higher valuations on the compensation to be received by the Advisor. Our Advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a possible reduction in our NAV that could result from a distribution of the proceeds. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price. See “Net Asset Valuation Calculation and Valuation Procedures.”

Our Advisor’s product specialists may recommend that we enter into transactions with entities that have a relationship or affiliation with them, and our stockholders will not be able to assess our Advisor’s product specialists’ qualifications when deciding whether to make an investment in shares of our common stock.

Our Advisor utilizes third-party and affiliated product specialists to assist in fulfilling its responsibilities to us. The strategic alliances between our Advisor and the product specialists provide, in accordance with industry standards, that the product specialists must adhere to a standard of care of commercial reasonableness when performing services on our behalf. Our Advisor’s product specialists generally do not owe fiduciary duties to us and may have time constraints and other conflicts of interest due to relationships or affiliations they have with other entities. As a result, these product specialists may recommend that we enter into transactions with such entities, in which case we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. Our stockholders will not be able to assess the qualifications of our Advisor’s product specialists when deciding whether to make an investment in shares of our common stock. Therefore, our stockholders may not be able to determine whether our Advisor’s product specialists are sufficiently qualified or otherwise desirable to work with.

Our Advisor’s management personnel and product specialists face conflicts of interest relating to time management and there can be no assurance that our Advisor’s management personnel and product specialists will devote adequate time to our business activities or that our Advisor will be able to hire adequate additional employees.

All of our Advisor’s management personnel, other employees, affiliates and related parties may also provide services to other entities sponsored or advised by affiliates of our Sponsor, including, but not limited to, IIT and IPT. We are not able to estimate the amount of time that such management personnel and product specialists will devote to our business. As a result, certain of our Advisor’s management personnel and product specialists may have conflicts of interest in allocating their time between our business and their other activities which may include advising and managing various other real estate programs and ventures, which may be numerous and may change as programs are closed or new programs are formed. During times of significant activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. There can be no assurance that our Advisor’s affiliates will devote adequate time to our business activities or that our Advisor will be able to hire adequate additional employees to perform the tasks currently being performed by our Advisor’s affiliates should the amount of time devoted to our business activities by such affiliates prove to be insufficient.

Our Advisor and its affiliates, including our officers and two of our directors, face conflicts of interest caused by compensation arrangements with us and other entities sponsored or advised by affiliates of our Sponsor, which could result in actions that are not in our stockholders’ best interests.

Some of our executive officers, two of our directors and other key personnel are also officers, directors, managers, key personnel and/or holders of an ownership interest in the Advisor, our Dealer Manager, our Property Manager and/or other entities related to our Sponsor. Our Advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence their advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement, the agreement with the Property Manager and the agreement with the Dealer Manager;

•	recommendations to our board of directors with respect to developing, overseeing, implementing and coordinating our NAV procedures, or the decision to adjust the value of certain of our assets or liabilities if the Advisor is responsible for valuing them;

•	public offerings of equity by us, which may result in increased advisory fees for the Advisor;

•	competition for tenants from entities sponsored or advised by affiliates of our Sponsor that own properties in the same geographic area as us;

•	asset sales, which may allow the Advisor to earn disposition fees and commissions; and

•	investments in assets subject to product specialist agreements with affiliates of the Advisor.

Further, certain advisory fees paid to our Advisor and management and leasing fees paid to the Property Manager are paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. Our Advisor may also be entitled to a disposition fee and a commission upon a property sale, each equal to a percentage of the sales price. These fees and commissions may incentivize our Advisor to recommend the sale of an asset or assets that may not be in our best interests at the time. The premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held the asset. Moreover, our Advisor has considerable discretion with respect to the terms and timing of disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to compensation to our Advisor and its affiliates from us and other entities sponsored or advised by affiliates of our Sponsor could result in decisions that are not in our stockholders’ best interests, which could hurt our ability to pay our stockholders distributions or result in a decline in the value of our stockholders’ investment. Conflicts of interest such as those described above have contributed to stockholder litigation against certain other externally managed REITs that are not affiliated with us or our Sponsor.

When considering whether to recommend investments through a joint venture or other co-ownership arrangement, the fee arrangements between our Advisor and the proposed joint venture partner may incentivize our Advisor to recommend investing a greater proportion of our resources in joint venture investments than may be in our stockholders’ best interests.

When we invest in assets through joint ventures or other co-ownership arrangements, our Advisor may, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for the services our Advisor provides to them with respect to their proportionate interests. Fees received from joint venture entities or partners and paid, directly or indirectly (including without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement. Because the Advisor may receive fees from our joint venture partners and co-owners in connection with our joint venture or other co-ownership arrangements, the Advisor may be incentivized to recommend a higher level of investment through joint ventures than may otherwise be in the best interests of our stockholders.

The time and resources that entities sponsored or advised by affiliates of our Sponsor devote to us may be diverted and we may face additional competition due to the fact that these entities are not prohibited from raising money for another entity that makes the same types of investments that we target.

Entities sponsored or advised by affiliates of our Sponsor are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. For example, our Dealer Manager is currently involved in other public offerings for other entities sponsored or advised by affiliates of our Sponsor, including IPT. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with an unrelated third party.

Our Advisor may have conflicting fiduciary obligations if we acquire properties with an entity sponsored or advised by one of its affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our Advisor may cause us to acquire an interest in a property from, or through a joint venture with, an entity sponsored or advised by one of its affiliates or to dispose of an interest in a property to such an entity. In these circumstances, our Advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to entities sponsored or advised by affiliates of our Sponsor in connection with our offerings of securities and in connection with the management of our investments were not determined on an arm’s-length basis, and therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our Advisor, our Dealer Manager and other of our Advisor’s affiliates have earned and will continue to earn fees, commissions and expense reimbursements from us. The fees, commissions and expense reimbursements paid and to be paid to our Advisor, our Dealer Manager and other of our Advisor’s affiliates for services they provided us in connection with past offerings and in connection with this offering were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. See “Conflicts of Interest.”

We may compete with other entities or programs sponsored or advised by affiliates of our Sponsor, including IIT and IPT, for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other entities or programs sponsored or advised by affiliates of our Sponsor, whether existing or created in the future, including IIT and IPT, for opportunities to acquire, finance or sell certain types of real properties. We may also buy, finance or sell real properties at the same time that other entities or programs sponsored or advised by affiliates of our Sponsor, including IIT and IPT, are buying, financing or selling properties. In this regard, there is a risk that our Advisor will advise us to purchase a real property that provides lower returns to us than a real property purchased by an entity or program sponsored or advised by an affiliate of our Sponsor, including IIT and IPT. Certain programs sponsored or advised by affiliates of our Sponsor own and/or manage real properties in geographic areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned and/or managed by other programs sponsored or advised by affiliates of our Sponsor, including IIT and IPT. Our Advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned and/or managed by programs sponsored or advised by affiliates of our Sponsor, including IIT and IPT, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants.

Programs sponsored or advised by affiliates of our Sponsor may be given priority over us with respect to the acquisition of certain types of investments. As a result of our potential competition with these programs, certain investment opportunities that would otherwise be available to us may not in fact be available. For example, we have priority over IIT and IPT for all non-industrial real estate or non-industrial debt investment opportunities until such time as we are no longer engaged in a public offering and all of the proceeds from our public offerings have been fully invested. Further, in recognition of the fact that we also desire to acquire industrial properties and have a separate day-to-day acquisition team, the Sponsor and the Advisor have agreed, subject to changes approved or required by the Conflicts Resolution Committee, that (1) if an industrial property opportunity is a widely-marketed, brokered transaction, we, on the one hand, and IIT and/or IPT, on the other hand, may simultaneously and independently pursue such transaction, and (2) if an industrial property is not a widely-marketed, brokered transaction, then, as between us, on the one hand, and IIT and/or IPT, on the other hand, the management team and employees of each company generally are free to pursue any industrial opportunity at any time, subject to certain allocations if non-widely-marketed transactions are first sourced by certain shared employees, managers or directors. One of our independent directors, Mr. Charles Duke, is also an independent director for IIT and IPT. If there are any transactions or policies affecting us and IIT or IPT, Mr. Duke will recuse himself from making any such decisions for as long as he holds both positions.

We may also compete with other entities or programs sponsored or advised by affiliates of our Sponsor for opportunities to acquire, finance or sell certain types of debt-related investments.

As a result of our potential competition with other entities or programs sponsored or advised by affiliates of our Sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor. See “Conflicts of Interest.”

We have purchased and may in the future purchase real estate assets from third parties who have existing or previous business relationships with affiliates or other related entities of our Sponsor; as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We have purchased and may in the future purchase assets from third parties that have existing or previous business relationships with affiliates of our Sponsor. Affiliates of our Sponsor who also perform or have performed services for such third parties may have had or have a conflict in representing our interests in these transactions on the one hand and in preserving or furthering their respective relationships with such third parties on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

A conflict of interest may arise between our Class E investors and our Class A, Class W and Class I investors.

We do not intend to pursue a “Liquidity Event” with respect to our Class A, Class W and Class I shares within any period of time. A “Liquidity Event” includes, but is not limited to, (a) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (b) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash and/or securities of a publicly traded company; or (c) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. Although we will not be precluded from pursuing a Liquidity Event (or series thereof) if our board of directors determines that is in the best interest of our stockholders, we intend to operate as a perpetual-life REIT. With respect to our Class E stockholders, our goal is to raise sufficient proceeds in this offering so as to be able to accommodate those holders of Class E shares who would like us to redeem their shares through our Class E share redemption program. However, if we are not successful over time in generating liquidity to holders of our Class E shares through the Class E share redemption program, we may explore additional liquidity strategies for our Class E stockholders. Such liquidity strategies could, in addition to more traditional options, include launching a self tender offer for Class E shares, seeking a third party interested in making such a tender offer, or entering into a merger agreement in which the holders of our Class E shares receive cash or other consideration in exchange for their Class E shares. There can be no assurances that we will be successful in achieving liquidity strategies for our Class E stockholders within any certain time frame or at all. In any event, our board of directors will seek to act in the best interest of the Company as a whole, taking into consideration all classes of stockholders.

Our different intentions with respect to liquidity strategies for our Class A, Class W and Class I stockholders and our Class E stockholders may, in certain situations, lead to conflicts of interests between the groups of stockholders. In such situations, this may not result in the best course of action for any particular stockholder.

Risks Related to Adverse Changes in General Economic Conditions

Changes in global economic and capital market conditions, including periods of generally deteriorating real estate industry fundamentals, may significantly affect our results of operations and returns to our stockholders.

We are subject to risks generally incident to the ownership of real property, including changes in global, national, regional or local economic, demographic, political, real estate, or capital market conditions and other factors particular to the locations of our respective real property investments. We are unable to predict future changes in these market conditions. For example, an economic downturn or rise in interest rates could make it more difficult for us to lease properties or dispose of them. In addition, rising interest rates could make alternative interest bearing and other investments more attractive and, therefore, potentially lower the relative value of our existing real estate investments.

In addition, we believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by deteriorating fundamentals and declining values in the real estate industry. Because many of our debt-related investments consist of mortgages secured by real property, these same conditions could also adversely affect the underlying borrowers and collateral of assets that we own. Declining real estate values and deteriorating real estate fundamentals would also likely reduce the level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of, or investment in, additional properties. Furthermore, borrowers may not be able to pay principal and interest on our loans. Declining real estate values also significantly increases the likelihood that we will incur losses on our debt investments in the event of a default because the value of our collateral may be insufficient to cover some or all of our basis in the investment.

We have recorded impairments of our real properties, significant other-than-temporary impairment charges related to our real estate-related securities holdings, and provisions for losses on our debt-related investments, as a result of such conditions that occurred recently. To the extent that there is a general economic slowdown or real estate fundamentals deteriorate, it may have a significant and adverse impact on our revenues, results from operations, financial condition, liquidity, overall business prospects and ultimately our ability to make distributions to our stockholders.

Uncertainty and volatility in the credit markets could affect our ability to obtain debt financing on reasonable terms, or at all, which could reduce the number of properties we may be able to acquire and the amount of cash distributions we can make to our stockholders.

The U.S. and global credit markets recently experienced severe dislocations and liquidity disruptions, which caused volatility in the credit spreads on prospective debt financings and constrained the availability of debt financing due to the reluctance of lenders to offer financing at high leverage ratios. Similar conditions in the future could adversely impact our ability to access additional debt financing on reasonable terms or at all, which may adversely affect investment returns on future acquisitions or our ability to make acquisitions.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, we may not be able to finance the initial purchase of properties. In addition, when we incur mortgage debt on properties, we run the risk of being unable to refinance such debt upon maturity, or of being unable to refinance on favorable terms.

If interest rates are higher or other financing terms, such as principal amortization, the need for a corporate guaranty, or other terms are not as favorable when we refinance debt or issue new debt, our income could be reduced. To the extent we are unable to refinance debt on reasonable terms, at appropriate times or at all, we may be required to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or borrowing more money.

Economic events that may cause our stockholders to request that we redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

Future economic events affecting the U.S. economy generally, or the real estate sector specifically, could cause our stockholders to seek to sell their shares to us pursuant to our share redemption programs. Generally, our Class A, Class W and Class I share redemption program imposes a quarterly cap on the aggregate net redemptions of our Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous calendar quarter. Our Class E share redemption program is even more limited, as it generally does not permit redemptions during any consecutive 12-month period in excess of 5% of the number of Class E shares of common stock outstanding at the beginning of such 12-month period. Even if we are able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be materially adversely affected. See “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program” and “Description of Capital Stock—Class E Share Redemption Program” for more information.

Inflation or deflation may adversely affect our financial condition and results of operations.

Although neither inflation nor deflation has materially impacted our operations in the recent past, increased inflation could have an adverse impact on our floating rate mortgages, interest rates and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending which could impact our tenants’ sales and, in turn, our percentage rents, where applicable. Conversely, deflation could lead to downward pressure on rents and other sources of income.

The failure of any banking institution in which we deposit our funds could have an adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders.

Currently, the Federal Deposit Insurance Corporation, or FDIC, generally, only insures amounts up to $250,000 per depositor per insured bank. A small proportion of our cash and cash equivalents, primarily those used to fund property-level working capital needs, are currently held in FDIC-insured bank accounts. The significant majority of our idle cash is currently invested in a combination of AAA-rated money market mutual funds, which in turn are primarily invested in short-term, high credit quality commercial paper, U.S. government funds and Treasury funds. To the extent that we have deposited funds with banking institutions, then if any of such institutions ultimately fail, we would lose the amount of our deposits over the then current FDIC insurance limit. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and would likely result in a decline in the value of your investment.

We intend to disclose funds from operations (“FFO”) and Company-defined funds from operations (“Company-Defined FFO”), each a non-GAAP financial measure, in future communications with investors, including documents filed with the Commission. However, FFO and Company-Defined FFO are not equivalent to our net income or loss as determined under GAAP, and are not complete measures of our financial position and results of operations.

We use, and we disclose to investors, FFO and Company-Defined FFO, which are considered non-GAAP financial measures. See “Selected Information Regarding Our Operations—How We Measure Our Operating Performance.” FFO and Company-Defined FFO are not equivalent to our net income or loss as determined in accordance with GAAP. FFO and Company-Defined FFO and GAAP net income differ because FFO and Company-Defined FFO exclude gains or losses from sales of property and impairment of depreciable real estate, and add back real estate-related depreciation and amortization. Company-Defined FFO is also adjusted for gains and losses on real estate securities, gains and losses associated with provisions for loss on debt-related investments, acquisition-related expenses, gains and losses on derivatives and gains and losses associated with extinguishment of debt and financing commitments.

No single measure can provide investors with sufficient information and investors should consider all of our disclosures as a whole in order to adequately understand our financial position, liquidity and results of operations. Because of the differences between FFO and Company-Defined FFO and GAAP net income or loss, FFO and Company-Defined FFO may not be accurate indicators of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO and Company-Defined FFO are not necessarily indicative of cash flow available to fund cash needs and investors should not consider FFO and Company-Defined FFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the Commission nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and Company-Defined FFO. Also, because not all companies calculate these types of measures the same way, comparisons with other companies may not be meaningful.

Risks Related to Our General Business Operations and Our Corporate Structure

We depend on our Advisor and its key personnel; if any of such key personnel were to cease employment with our Advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our Advisor in the acquisition, disposition and management of real properties and debt-related investments, the selection of tenants for our real properties, the determination of any financing arrangements and other factors. In addition, our success depends to a significant degree upon the continued contributions of certain of our Advisor’s key personnel, including John A. Blumberg, Eileen Hallquist, Jeffrey L. Johnson, Andrea L. Karp, Richard D. Kincaid, J. Michael Lynch, Lainie P. Minnick, Gregory M. Moran, James R. Mulvihill, Taylor M. Paul, Gary M. Reiff, M. Kirk Scott, Jeffrey W. Taylor, Joshua J. Widoff and Evan H. Zucker, each of whom would be difficult to replace. We currently do not have, nor do we expect to obtain key man life insurance on any of our Advisor’s key personnel. If our Advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results and NAV could suffer.

Our board of directors determines our major policies and operations, which increases the uncertainties faced by our stockholders.

Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board of directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face, especially if our board of directors and our stockholders disagree as to what course of action is in our stockholders’ best interests.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Limited partners in the Operating Partnership have the right to vote on certain amendments to the agreement that governs the Operating Partnership (the “Operating Partnership Agreement”), as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with our stockholders’ interests. As general partner of the Operating Partnership, we are obligated to act in a manner that is in the best interests of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders believe is not in their best interests.

We may assume unknown liabilities in connection with acquisitions which could result in unexpected liabilities and expenses.

In connection with an acquisition, we may receive certain assets or interests in certain assets subject to existing liabilities, some of which may be unknown to us at the time of the acquisition. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to this offering (including those that had not been asserted or threatened prior to this offering), tax liabilities, and accrued but unpaid liabilities incurred in the ordinary course of business. If we acquire an entity, that entity may be subject to liabilities that become our responsibility upon acquisition of the entity. Our recourse with respect to such liabilities may be limited. Depending upon the amount or nature of such liabilities, our business, financial condition and results of operations, our ability to make distributions to our stockholders and the NAV of our shares may be adversely affected.

Tax protection agreements could limit our ability to sell or otherwise dispose of property contributed to the Operating Partnership.

In connection with contributions of property to the Operating Partnership, our Operating Partnership may enter into a tax protection agreement with the contributor of such property that provides that if we dispose of any interest in the contributed property in a taxable transaction within a certain time period, subject to certain exceptions, we may be required to indemnify the contributor for its tax liabilities attributable to the built-in gain that exists with respect to such property interests, and the tax liabilities incurred as a result of such tax protection payment. Therefore, although it may be in our stockholders’ best interests that we sell the contributed property, it may be economically prohibitive for us to do so because of these obligations.

Tax protection agreements may require our Operating Partnership to maintain certain debt levels that otherwise would not be required to operate our business.

Under a tax protection agreement, our Operating Partnership may provide the contributor of property the opportunity to guarantee debt or enter into a deficit restoration obligation. If we fail to make such opportunities available, we may be required to deliver to such contributor a cash payment intended to approximate the contributor’s tax liability resulting from our failure to make such opportunities available to that contributor and the tax liabilities incurred as a result of such tax protection payment. These obligations may require the Operating Partnership to maintain more or different indebtedness than we would otherwise require for our business.

Certain provisions in the partnership agreement of our Operating Partnership may delay or defer an unsolicited acquisition of us or a change of our control.

Provisions in the partnership agreement of our Operating Partnership may delay or defer an unsolicited acquisition of us or changes of our control. These provisions include, among others, redemption rights of qualifying parties and the rights of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or a change of our control, although some stockholders might consider such proposals, if made, desirable.

We currently own certain co-ownership interests in real property that are subject to certain co-ownership agreements, which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

We currently own certain co-ownership interests, specifically in connection with our Operating Partnership’s private placements including tenancy-in-common interests in real property and beneficial interests in specific Delaware statutory trusts, that are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease or dispose of our co-ownership interests. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to our stockholders. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse effect on our results of operations and NAV, relative to if the co-ownership agreements did not exist.

The Operating Partnership’s private placements of tenancy-in-common interests in real properties and beneficial interests in specific Delaware statutory trusts could subject us to liabilities from litigation or otherwise.

The Operating Partnership, through DCTRT Leasing Corp., a wholly owned subsidiary, offered undivided tenancy-in-common interests in real properties and beneficial interests in specific Delaware statutory trusts (collectively referred to as “fractional interests”), to accredited investors in private placements exempt from registration under the Securities Act. These fractional interests may have served as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. All of the fractional interests sold to investors pursuant to such private placements are or were 100% master leased by the Operating Partnership or a wholly owned subsidiary thereof, as applicable. Additionally, the Operating Partnership was given a purchase option giving it the right, but not the obligation, to acquire these fractional interests from the investors at a later time in exchange for OP Units (under a prior program administered by the Operating Partnership, such options were granted in the lease itself, and the Operating Partnership continues to hold these options as well). Investors who acquired fractional interests pursuant to such private placements may have done so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

Cash redemptions to holders of OP Units will reduce cash available for distribution to our stockholders or to honor their redemption requests under our share redemption program.

The holders of OP Units (other than us) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash or a combination of both. Our election to redeem OP Units for cash may reduce funds available for distribution to our stockholders or to honor our stockholders’ redemption requests under our share redemption program.

Maryland law and our organizational documents limit our stockholders’ right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our independent directors and executive officers. As a result, we and our stockholders have more limited rights against these persons than might otherwise exist under common law. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify our directors, our Advisor and its affiliates for any liability or loss suffered by them unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our Advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets and not from the stockholders.

Your interest will be diluted if we or the Operating Partnership issue additional securities.

Class E stockholders and new investors purchasing shares of common stock in this offering do not have preemptive rights to any shares issued by us in the future. Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total number of shares of capital stock authorized (a) 1,000,000,000 shares are designated as common stock, 400,000,000 of which are unclassified (however, we refer to them herein as Class E shares to more easily distinguish them from the shares offered hereby), 200,000,000 of which are classified as Class A shares, 200,000,000 of which are classified as Class W shares, and 200,000,000 of which are classified as Class I shares and (b) 200,000,000 shares are designated as preferred stock. Our board of directors may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. We intend to operate as a perpetual-life REIT, and investors purchasing shares in this offering will likely experience dilution of their equity investment in us as a result of this ongoing offering, including the distribution reinvestment plan, our ongoing Class E distribution reinvestment plan and future public offerings. Investors will also experience dilution if we issue securities in one or more private offerings, issue equity compensation pursuant to our equity incentive plans, issue shares to the Advisor in lieu of cash payments or reimbursements under the Advisory Agreement, or redeem OP Units for shares of common stock. In addition, we may in the future cause the Operating Partnership to issue a substantial number of additional OP Units in order to raise capital, acquire properties or consummate a merger, business combination or another significant transaction. OP Units may generally be converted into shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Ultimately, any additional issuance by us of equity securities or by the Operating Partnership of OP Units will dilute your indirect interest in the Operating Partnership, through which we own all of our interests in our investments.

We may issue preferred stock or new classes of OP Units, which issuance could adversely affect those stockholders who purchased shares of our common stock in our public offerings.

If we ever created and issued preferred stock or one or more new classes of OP Units with a distribution preference over common stock, payment of any distribution preferences on outstanding preferred stock or OP Units would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled and holders of new classes of OP Units could be entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. Holders of preferred stock or new classes of OP Units could be given other preferential rights, such as preferential redemption rights or preferential tax protection agreements, that could reduce the amount of funds available for the payment of distributions on our common stock or otherwise negatively affect our common stockholders. In addition, under certain circumstances, the issuance of preferred stock, a new class of OP Units, or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities;

•	the removal of incumbent management; and/or

•	liquidity options that otherwise may be available.

We are not limited to making acquisitions with cash or borrowings.

We are not limited to making acquisitions with cash or borrowings. We may also make investments through either public or private offerings of equity securities from us or the Operating Partnership, and we intend to do so when attractive acquisition opportunities are available. We are not limited in the number or size of investments we may make with equity issuances, and we may effect a merger, business combination or another significant transaction through equity issuances. Such issuances may be comprised of existing classes of shares of our common stock or OP Units in the Operating Partnership, new classes of shares of our common stock or OP Units in the Operating Partnership with preferential terms compared to those of our existing investors (such as preferred stock, preferred OP Units, or contractual obligations to provide protection from adverse tax consequences), or tenancy-in-common interests. We and our Operating Partnership may, with the approval of a majority of our independent directors, agree to pay additional fees to our Advisor, the Dealer Manager and their affiliates in connection with any such transactions, which may negatively affect the NAV of your shares, our ability to pay distributions and your overall return.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease our stockholders’ ability to sell their shares of our common stock.

Although we are not currently afforded the full protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board of directors opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock—Business Combinations,” “Description of Capital Stock—Control Share Acquisitions” and “Description of Capital Stock—Subtitle 8.”

Our charter includes a provision regarding tender offers that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any person making a tender offer that is not otherwise subject to Regulation 14D of the Exchange Act, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. In addition, the offeror must provide us notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares.

We depend on our relationships with lenders, joint venture partners, and property managers to conduct our business. If we fail to honor any of our contractual obligations, there could be a material and adverse impact on our ability to raise capital or manage our portfolio.

If we are viewed as developing underperforming properties, suffer sustained losses on our investments, default on a significant level of loans or experience significant foreclosure of our properties, our reputation could be damaged. Damage to our reputation could make it more difficult to successfully develop or acquire properties in the future and to continue to grow and expand our relationships with our lenders, joint venture partners, tenants and third-party management clients, which could adversely affect our business, financial condition, NAV, results of operations and ability to make distributions.

Risks Related to Investments in Real Property

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. In addition, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time.

We may also be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All of these provisions would restrict our ability to sell a property.

We are dependent on tenants for revenue, and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations, NAV and returns to our stockholders.

Our revenues from our real property investments are dependent on our ability to lease our real properties and the creditworthiness of our tenants and would be adversely affected by the loss of or default by one or more significant lessees. Furthermore, certain of our assets may utilize leases with payments directly related to tenant sales, where the amount of rent that we charge a tenant is calculated as a percentage of such tenant’s revenues over a fixed period of time, and a reduction in sales can reduce the amount of the lease payments required to be made to us by tenants leasing space in such assets. The success of those real properties depends on the financial stability of the respective tenants. The financial results of our tenants can depend on several factors, including but not limited to the general business environment, interest rates, inflation, the availability of credit, taxation and overall consumer confidence. The recent economic downturn has, and may continue to, impact all of these factors, some to a greater degree than others.

In addition, our ability to increase our revenues and operating income partially depends on steady growth of demand for the products and services offered by the tenants located in the assets that we own and manage. A drop in demand, as a result of a slowdown in the U.S. and global economy or otherwise, could result in a reduction in tenant performance and consequently, adversely affect our results of operations, NAV and returns to our stockholders. Inflation could also have an adverse effect on consumer spending which could impact our tenants’ sales and, in turn, our percentage rents, where applicable. Conversely, deflation could lead to downward pressure on rents and other sources of income.

If indicators of impairment exist in any of our real properties, for example, we experience negative operating trends such as prolonged vacancies or operating losses, we may not recover some or all of our investment.

Lease payment defaults by tenants could cause us to reduce the amount of distributions to our stockholders and could force us to find an alternative source of funds to make mortgage payments on any mortgage loans. In the event of a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or sell the real property without incurring a loss.

If the market for commercial real estate experiences increased vacancy rates, particularly in certain large metropolitan areas, it could result in lower revenues for us.

In the past decade, there have been global economic downturns that negatively impacted the commercial real estate market in the U.S., particularly in certain large metropolitan areas, and resulted in, among other things, increased tenant defaults under leases, generally lower demand for rentable space, and an oversupply of rentable space, all of which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. We believe that the risks associated with our business could be more severe if the economy deteriorates again or if commercial real estate values decline. Our revenues will decline and our NAV and ability to pay distributions will be negatively impacted if our commercial properties experience higher vacancy rates or decline in value.

A real property that incurs a vacancy could be difficult to sell or re-lease.

A real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of the lease. In addition, certain of the real properties we acquire may have some vacancies at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and such real property may become vacant. Certain of our leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we would suffer reduced revenues, which could materially and adversely affect our liquidity and NAV, and result in lower cash distributions to our stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

Adverse economic and other conditions in the regions where our assets are located may have a significant adverse impact on our financial results.

A deterioration of general economic or other relevant conditions, changes in governmental laws and regulations, acts of nature, demographics or other factors in any of the states or the geographic region in which our assets are located could result in the loss of a tenant, a decrease in the demand for our properties and a decrease in our revenues from those markets, which in turn may have a disproportionate and material adverse effect on our results of operations and financial condition. In addition, some of our investments are located in areas that are more susceptible to natural disasters, and therefore, our tenants and properties are particularly susceptible to revenue loss, cost increase or damage caused by earthquakes or other severe weather conditions or natural disasters. Any significant loss due to a natural disaster may not be covered by insurance and may lead to an increase in the cost of insurance and expenses for our tenants, or could limit the future availability of such insurance, which could limit our tenants’ ability to satisfy their obligations to us.

In addition, our results of operations depend substantially on our ability to lease the areas available in the assets that we own as well as the price at which we lease such space. Adverse conditions in the regions and specific markets where we operate may reduce our ability to lease our properties, reduce occupancy levels, restrict our ability to increase lease prices and force us to lower lease prices and/or offer tenant incentives. Should our assets fail to generate sufficient revenues for us to meet our obligations, our financial condition and results of operations, as well as our NAV and ability to make distributions, could be adversely affected.

Properties that have significant vacancies, especially value-add or other types of discounted real estate assets, may experience delays in leasing up or could be difficult to sell, which could diminish our return on these properties and the return on your investment.

Our investments in value-add properties or other types of discounted properties may have significant vacancies at the time of acquisition. If vacancies continue for a prolonged period of time beyond the expected lease-up stage that we anticipate will follow any redevelopment or repositioning efforts, we may suffer reduced revenues, resulting in less cash available for distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce our NAV and the overall return on your investment.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real property assets we seek to purchase or adversely affect the value of the real property assets that we own.

The real estate industry is subject to market forces and we are unable to predict certain market changes including changes in supply of or demand for similar real properties in a particular area. For example, if demand for the types of real property assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders. Likewise, a sharp increase in supply could adversely affect leasing rates and occupancy, which could lower operating results, our NAV and overall returns to our stockholders.

Actions of our joint venture partners could adversely impact our performance.

We have entered into and may continue to enter into joint ventures with third parties, including entities that are affiliated with our Advisor or entities sponsored or advised by affiliates of our Sponsor. We have purchased and developed and may also continue to purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner, co-tenant or partner in an investment might become bankrupt or otherwise be unable to meet its capital contribution obligations;

•	that such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•	that such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	that actions by such venture partner, co-tenant or partner could adversely affect our reputation, negatively impacting our ability to conduct business; or

•	that such venture partner, co-tenant or partner has legal or other effective control over the asset.

Actions by a joint venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing our stockholders’ returns.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to our stockholders. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such a buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in a particular property. In addition, to the extent that our venture partner or co-tenant is an affiliate of our Advisor or an entity sponsored or advised by affiliates of our Sponsor, certain conflicts of interest will exist. See “Conflicts of Interest—Joint Ventures with Affiliates of the Advisor or other Entities Advised by the Affiliates of the Sponsor.”

We compete with numerous other parties or entities for real property investments and tenants, and we may not compete successfully.

We compete with numerous other persons or entities seeking to buy real property assets or to attract tenants to real properties we already own, which may have a negative impact on our ability to acquire real property assets or attract tenants on favorable terms, if at all, and the returns on our real property assets. These persons or entities may have greater experience and financial strength than us. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Similarly, the opening of new competing assets near the assets that we own may hinder our ability to renew our existing leases or to lease to new tenants, because the proximity of new competitors may divert existing or new tenants to such competitors. In addition, if market rental rates decline during the term of an existing lease, we may be unable to renew or find a new tenant without lowering the rental rate. Each of these factors could adversely affect our results of operations, financial condition, NAV and ability to pay distributions to our stockholders.

Delays in the acquisition, development and construction of real properties or debt investments may have adverse effects on portfolio diversification, results of operations and returns to our stockholders.

Delays we encounter in selecting, acquiring and developing additional real properties or debt investments could adversely affect our stockholders’ returns. The uncertain state of the real estate markets in recent years and the resulting incentives of lenders and sellers to retain their investments had previously led to generally lower transaction volume in the broader real estate market and for us, in part due to pricing and valuation uncertainties. It is possible that such disruptions and uncertainties may reoccur. Alternatively, increased competition for high quality investments may also limit our ability to make incremental accretive investments in real properties and debt investments. These factors may continue to have a negative effect on our stockholders’ returns, and may also hinder our ability to reach our portfolio diversification objectives.

In addition, where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, we may not receive any income from these properties for a significant period of time following acquisition, and distributions to our stockholders could suffer. Delays in the completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of the real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

We may be unable to achieve our diversification goals or to realize benefits from diversification.

Our objective is to build a high-quality, diversified real estate portfolio. Although there can be no assurance that we will achieve this objective, we intend to diversify our portfolio by key portfolio attributes including, but not limited to, (1) property type, (2) target market, with consideration given to geographic concentrations, (3) average lease terms and portfolio occupancy expectations, (4) tenant concentrations, including credit and exposure to particular businesses or industries and (5) debt profile with the goal of maximizing flexibility while seeking to minimize cost and mitigate the risks associated with changes in interest rates and debt maturities. However, we may not successfully implement our diversification strategy. For example, although we primarily target direct investments in our four target property categories of office, industrial, retail and multifamily, we currently do not own any multifamily investments. Even if we do fully achieve our diversification goals, it is possible our diversified portfolio will not perform as well as a portfolio that is concentrated in a particular type of real estate.

We may alter our exposure to various property categories and we may not always own properties in each category.

We primarily target direct investments in our four target property categories of office, industrial, retail and multifamily. Although we aim to diversify our real estate portfolio by owning properties in each of these categories, we may not always have significant holdings, or any holdings at all, in each category. For example, we currently have no multifamily investments and have recently sold a large portion of our industrial holdings. We may elect to increase or decrease our holdings in each category at any time and we may change our target property categories at any time. If we decrease or eliminate our holdings in any property category or cease to target any of the four property categories our real estate portfolio will be less diversified and we may not realize the benefits of diversification.

We are subject to the risk that, with respect to assets that we have acquired and may acquire based on growth potential, such growth potential is not realized.

In 2014, we disposed of approximately $230.5 million of assets and we acquired approximately $138.9 million of assets. The assets that we sold were generally higher-yielding than the new assets we acquired, although we believe the acquired assets exhibit greater potential for revenue growth going forward. We believe that market conditions may cause us to continue to explore in certain markets the disposition of higher-yielding assets and in certain target markets the acquisition of assets that may generate lower yields but with greater growth potential. Although there can be no assurance that we will pursue this strategy or be successful in its execution, this may mean that, for some period of time, higher-yielding assets are sold from our portfolio in exchange for assets that initially may produce lower current income but which we believe will generate increased income over time through increased tenant demand and rental rate growth in order to generate long term growth in NAV. With respect to such assets, we are subject to the risk that the expected growth potential is not realized. This may result from a variety of factors, including but not limited to unanticipated changes in local market conditions or increased competition for similar properties in the same market. Acquiring properties that do not realize their expected growth potential, or properties that take longer than expected to realize their growth potential, would likely negatively affect our NAV, limit our ability to pay distributions to you and reduce your overall returns.

Our real properties are subject to property and other taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property and other taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Certain of our leases provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable governmental authorities. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authorities may place a lien on the property and the property may be subject to a tax sale. In addition, we will generally be responsible for property taxes related to any vacant space.

We are subject to litigation that could adversely affect our results of operations.

We are a defendant from time to time in lawsuits and/or regulatory proceedings relating to our business. Unfavorable outcomes resulting from such lawsuits and/or regulatory proceedings could adversely impact our business, financial condition, NAV or results of operations.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect our returns.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we could be held liable for indemnifying possible victims of an accident. We cannot assure our stockholders that funding will be available to us for the repair or reconstruction of damaged real property in the future or for liability payments to accident victims.

The real estate industry is subject to extensive regulation, which may result in higher expenses or other negative consequences that could adversely affect us.

Our activities are subject to federal, state and municipal laws, and to regulations, authorizations and license requirements with respect to, among other things, zoning, environmental protection and historical heritage, all of which may affect our business. We may be required to obtain licenses and permits with different governmental authorities in order to acquire and manage our assets.

In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which generally took effect in 2011, contains a sweeping overhaul of the regulation of financial institutions and the financial markets. Key provisions of the Dodd-Frank Act require extensive rulemaking by the Commission and the U.S. Commodity Futures Trading Commission, some of which remains ongoing. Thus, the full impact of the Dodd-Frank Act on our business cannot be fully assessed until all final implementing rules and regulations are promulgated.

Various aspects of the Dodd-Frank Act may have a significant impact on our business, including, without limitation, provisions of the legislation that increase regulation of and disclosure requirements related to investment advisors, swap transactions and hedging policies, corporate governance and executive compensation, investor protection and enforcement provisions, and asset-backed securities.

For example, but not by way of limitation, the Dodd-Frank Act and the rulemaking thereunder provides for significantly increased regulation of the derivatives markets and transactions that affect our interest rate hedging activities, including: (i) regulatory reporting, (ii) subject to limited exemptions, mandated clearing through central counterparties and execution on regulated exchanges or execution facilities, and (iii) margin and collateral requirements. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be fully assessed until all final implementing rules and regulations are promulgated, the foregoing requirements may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and/or may result in us entering into such transactions on less favorable terms than prior to effectiveness of the Dodd-Frank Act. For example, subject to an exception for “end-users” of swaps upon which we may seek to rely, we may be required to clear certain interest rate hedging transactions by submitting them to a derivatives clearing organization. In addition, to the extent we are required to clear any such transactions, we will be required to, among other things, post margin in connection with such transactions. The occurrence of any of the foregoing events may have an adverse effect on our business and our stockholders’ return.

In addition, public authorities may enact new and more stringent standards, or interpret existing laws and regulations in a more restrictive manner, which may force companies in the real estate industry, including us, to spend funds to comply with these new rules. Any such action on the part of public authorities may adversely affect our results from operations.

In the event of noncompliance with such laws, regulations, licenses and authorizations, we may face the payment of fines, project shutdowns, cancellation of licenses and revocation of authorizations, in addition to other civil and criminal penalties.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property and the operations conducted on the real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Third parties may also sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs resulting from the environmental contamination. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions, which may be enforced by government agencies or, in certain circumstances, private parties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower our NAV and the amounts available for distribution to our stockholders.

Environmental laws in the U.S. also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of our properties may contain asbestos-containing building materials.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Generally, our properties are subject to a Phase I or similar environmental assessment by independent environmental consultants prior to or in connection with our acquisition of such properties. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include a historical review, a public records review, an investigation of the surveyed site and surrounding properties and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. We cannot give any assurance that an environmental liability that we believe would have a material adverse effect on our business, financial condition or results of operations taken as a whole, will not currently exist at the time of acquisition or may not arise in the future, with respect to any of our properties. Material environmental conditions, liabilities or compliance concerns may arise after an environmental assessment has been completed. Moreover, there can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the then current environmental condition of our properties will not be affected by tenants, by the condition of land or operations in the vicinity of such properties (such as releases from underground storage tanks), or by third parties unrelated to us.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and our failure to comply with the act’s requirements could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. We cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the act will reduce our NAV and the amount of cash available for distribution to our stockholders.

We may not have funding for future tenant improvements, which may adversely affect the value of our assets, our results of operations and returns to our stockholders.

When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. We expect to invest the net proceeds from this offering in real estate-related investments, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds that may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure our stockholders that we will have any sources of funding available to us for the repair or reconstruction of damaged real property in the future.

Lease agreements may have specific provisions that create risks to our business and may adversely affect us.

Our lease agreements are regulated by local, municipal, state and federal laws, which may grant certain rights to tenants, such as the compulsory renewal of their lease by filing lease renewal actions when certain legal conditions are met. A lease renewal action may represent two principal risks for us: (i) if we plan to vacate a given unit in order to change or adapt an asset’s mix of tenants, the tenant could remain in that unit by filing a lease renewal action and interfere with our strategy; and (ii) if we desire to increase the lease price for a specific unit, this increase may need to be approved in the course of a lease renewal action, and the final value could be decided at the discretion of a judge. We would then be subject to the court’s interpretation and decision, and could be forced to accept an even lower price for the lease of the unit. The compulsory renewal of our lease agreements and/or the judicial review of our lease prices may adversely affect our cash flow and our operating results.

Certain of our lease agreements may not be “triple net leases,” under which the lessee undertakes to pay all the expenses of maintaining the leased property, including insurance, taxes, utilities and repairs. We will be exposed to higher maintenance, tax and property management expenses with respect to all of our leases that are not “triple net.”

Operating expenses, such as expenses for fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to our tenants, any such increases would cause our cash flow, NAV and operating results to decrease.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

Risks Related to Investments in Real Estate-Related Debt and Securities

The mortgage loans in which we invest will be subject to the risk of delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by commercial property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, current and potential future capital markets uncertainty, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations, and results from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial adverse effect on our anticipated return on the foreclosed mortgage loan. In addition, if we foreclose on a particular property, we could become, as owner of the property, subject to liabilities associated with such property, including liabilities related to taxes and environmental matters.

The mezzanine loans and B-notes in which we invest involve greater risks of loss than senior loans secured by income-producing real properties.

We invest in mezzanine loans and B-notes that substantially take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan in whole or in part. In addition, there may be significant delays and costs associated with the process of foreclosing on collateral securing or supporting these investments. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal. Further, even if we are successful in foreclosing on the equity interests serving as collateral for our mezzanine loans, such foreclosure will result in us inheriting all of the liabilities of the underlying mortgage borrower, including the senior mortgage on the applicable property. This may result in both increased costs to us and a negative impact on our overall debt covenants and occupancy levels. In many cases a significant restructuring of the senior mortgage may be required in order for us to be willing to retain longer term ownership of the property. If we are unsuccessful in restructuring the underlying mortgage debt in these scenarios, the mortgage lender ultimately may foreclose on the property causing us to lose any remaining investment.

A portion of our debt-related investments may be considered illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the debt-related investments that we have purchased or may purchase in the future in connection with privately negotiated transactions are not or may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise effected in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be limited. The mezzanine, B-note and bridge loans that we have purchased or may purchase in the future are, or will be, particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. In addition, due to current credit market conditions, certain of our registered securities may not be as liquid as when originally purchased.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans, like other loans secured directly or indirectly by property, are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. Any such losses with respect to our investments in bridge loans could have an adverse effect on our NAV, results of operations and financial condition.

Interest rate and related risks may cause the value of our real estate-related securities investments to be reduced.

Interest rate risk is the risk that fixed-income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. In addition, during periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. To the extent we invest in real estate-related securities going forward, these risks may reduce the value of such investments.

Investments in real estate-related securities are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate-related securities.

We may invest in real estate-related common equity, preferred equity and debt securities of both publicly traded and private real estate companies. Investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related debt investments discussed in this prospectus.

Real estate-related securities may be unsecured and subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility, (iii) subordination to the prior claims of banks and other senior lenders to the issuer and preferred equity holders, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to pay dividends.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

Some of our real estate-related securities investments may be denominated in foreign currencies, and therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated securities, in addition to risks inherent in the investment in securities generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

Risks Associated with Debt Financing

We incur mortgage indebtedness and other borrowings, which may increase our business risks, and could hinder our ability to make distributions to our stockholders.

We have financed and may continue to finance a portion of the purchase price of certain of our investments by borrowing funds. As of March 31, 2015, our leverage ratio is approximately 37% of the fair value of our real property and debt-related investments (determined in accordance with our valuation procedures) inclusive of property and entity-level debt. Our current leverage target is between 40-60%. Although we will generally work to maintain the targeted leverage ratio over the near term, we may change our targeted leverage ratio from time to time. In addition, we may vary from our target leverage ratio from time to time, and there are no assurances that we will maintain the targeted range disclosed above or achieve any other leverage ratio that we may target in the future. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors.

Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of the value of our net assets unless approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our real property assets and debt-related investments before non-cash reserves and depreciation. In addition, we have incurred and may continue to incur mortgage debt secured by some or all of our real properties to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow funds if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels would generally cause us to incur higher interest charges, and could result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure action. In that case, we could lose the property securing the loan that is in default or be forced to sell the property at an inopportune time, thus reducing the value of our investments. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We and our Operating Partnership have historically given certain full, partial or limited guarantees, and may continue to give full, partial or limited guarantees in the future, to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guarantee on behalf of an entity that owns one of our properties, we are responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our NAV, liquidity and ability to pay cash distributions to our stockholders will be adversely affected.

Increases in interest rates could increase the amount of our debt payments and therefore adversely impact our operating results.

We currently utilize a significant amount of variable rate debt financing. To the extent we do not have derivative instruments to hedge exposure to changes in interest rates, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our real property or debt-related investments at times, which may not permit realization of the maximum return on such investments.

Our derivative instruments used to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on our investments.

We utilize derivative instruments to hedge exposure to changes in interest rates on certain of our loans secured by our real properties, but no hedging strategy can protect us completely. We may use derivative instruments, such as forward starting swaps, to hedge interest rate risks associated with debt incurrences that we anticipate may occur. However, if we fail to accurately forecast such debt incurrences we will be subject to interest rate risk without successfully hedging the underlying transaction. Furthermore, the use of derivative instruments may cause us to forgo the benefits of otherwise favorable fluctuations in interest rates, since derivative instruments may prevent us from realizing the full benefits of lower borrowing cost in an environment of declining interest rates.

In addition, derivative instruments may not mitigate all of the risk associated with fluctuations in borrowing costs. Derivative instruments are generally used to hedge fluctuations in benchmark interest rates, such as London Interbank Offered Rate (“LIBOR”) and U.S. treasury security-based interest rates. However, there are other components of borrowing costs that may comprise the “spread” that lenders apply to the benchmark interest rates. The “spread” that lenders apply to benchmark interest rates when making loans may fluctuate from time to time. Fluctuations in the “spread” may be attributable to volatility in the credit markets or borrower-specific credit risk. When we enter into derivative instruments in anticipation of certain debt incurrences, such derivative instruments do not mitigate the risks of fluctuations in “spread” which could exacerbate the risks described above.

We cannot assure our stockholders that our hedging strategy and the derivatives that we use will adequately offset all of our risk related to interest rate volatility or that our hedging of these risks will not result in losses. These derivative instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

We assume the credit risk of our counterparties with respect to derivative transactions.

We may enter into derivative contracts for risk management purposes to hedge our exposure to cash flow variability caused by changing interest rates on our future variable rate real estate loans receivable and variable rate notes payable. These derivative contracts generally are entered into with bank counterparties and are not traded on an organized exchange or guaranteed by a central clearing organization. We would therefore assume the credit risk that our counterparties will fail to make periodic payments when due under these contracts or become insolvent. If a counterparty fails to make a required payment, becomes the subject of a bankruptcy case, or otherwise defaults under the applicable contract, we would have the right to terminate all outstanding derivative transactions with that counterparty and settle them based on their net market value or replacement cost. In such an event, we may be required to make a termination payment to the counterparty, or we may have the right to collect a termination payment from such counterparty. We assume the credit risk that the counterparty will not be able to make any termination payment owing to us. We may not receive any collateral from a counterparty, or we may receive collateral that is insufficient to satisfy the counterparty’s obligation to make a termination payment. Default by a counterparty may result in the loss of unrealized profits and may force us to enter into a replacement transaction at the then current market price.

We assume the risk that our derivative counterparty may terminate transactions early.

If we fail to make a required payment or otherwise default under the terms of a derivative contract, the counterparty would have the right to terminate all outstanding derivative transactions between us and that counterparty and settle them based on their net market value or replacement cost. In certain circumstances, the counterparty may have the right to terminate derivative transactions early even if we are not defaulting. If our derivative transactions are terminated early, it may not be possible for us to replace those transactions with another counterparty, on as favorable terms or at all.

We may be required to collateralize our derivative transactions.

We may be required to secure our obligations to our counterparties under our derivative contracts by pledging collateral to our counterparties. That collateral may be in the form of cash, securities or other assets. If we default under a derivative contract with a counterparty, or if a counterparty otherwise terminates one or more derivative contracts early, that counterparty may apply such collateral toward our obligation to make a termination payment to the counterparty. If we have pledged securities or other assets, the counterparty may liquidate those assets in order to satisfy our obligations. If we are required to post cash or securities as collateral, such cash or securities will not be available for use in our business. Cash or securities pledged to counterparties may be repledged by counterparties and may not be held in segregated accounts. Therefore, in the event of a counterparty insolvency, we may not be entitled to recover some or all collateral pledged to that counterparty, which could result in losses and have an adverse effect on our operations.

We have entered into loan agreements that contain restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender typically imposes restrictions on us that may affect our distribution and operating policies and our ability to incur additional debt. Our loan agreements include restrictions, covenants, customary market carve-outs and/or guarantees by us. Certain financial covenants include tests of our general liquidity and debt servicing capability as well as certain collateral specific performance and valuation ratios. In addition, our loan agreements may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace the Advisor as our advisor. Further, our loan agreements may limit our ability to replace the Property Manager as our property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives and make distributions to our stockholders. There can be no assurance that we will be able to comply with these covenants in the future, or that if we violate a covenant the lender would be willing to provide a waiver of such covenant. Violation of these covenants could result in the acceleration of maturities under the default provisions of our loan agreements. As of March 31, 2015, we were in compliance with all financial covenants.

We have entered into, and may continue to enter into, financing arrangements involving balloon payment obligations, which may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to our stockholders.

Most of our current mortgage financing arrangements require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or to sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to our stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at the time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Risks Related to Our Taxation as a REIT

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We are organized and operate in a manner intended to qualify as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year ended December 31, 2006. Although we have not requested a ruling from the Internal Revenue Service (“IRS”) as to our overall REIT status, we have received the opinion of our special U.S. federal income tax counsel, DLA Piper LLP (US), with respect to our qualification as a REIT. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of DLA Piper LLP (US) represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. DLA Piper LLP (US) has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinions or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of DLA Piper LLP (US) and our qualification as a REIT depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involve the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification.

Failure of our Operating Partnership to be taxable as a partnership could cause us to fail to qualify as a REIT and we could suffer other adverse tax consequences.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner as to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that the Operating Partnership will continue to be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that the Operating Partnership was properly treated as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above.

To continue to qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To maintain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We are subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Additionally, it is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. If we were to attempt to structure a sale-leaseback transaction such that the lease would be characterized as a “true lease” that would allow us to be treated as the owner of the property for federal income tax purposes, we cannot assure our stockholders that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Our stockholders may have current tax liability on distributions if our stockholders elect to reinvest in shares of our common stock.

Even if our stockholders participate in our distribution reinvestment plan, our stockholders will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, our stockholders that are not tax-exempt entities may have to use funds from other sources to pay their tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

The current maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates is 20%. Distributions payable by REITs, however, generally are taxed at the ordinary income tax rate applicable to the individual recipient, rather than the maximum 20% preferential rate. The more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute to our stockholders at least 90% of our annual REIT taxable income (excluding net capital gain), determined without regard to the deduction for dividends paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We have received a private letter ruling from the IRS concluding that differences in the dividends distributed to holders of Class E shares, holders of Class A shares, and holders of Class W shares, as described in the ruling, will not cause such dividends to be preferential dividends. We will also issue Class I shares in reliance on the rationale and tax authorities described in the ruling. We may change the way our fees and expenses are incurred and allocated to different classes of stockholders if the tax rules applicable to REITs change such that we could do so without adverse tax consequences.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to our stockholders.

We may be subject to taxes on our income or property even if we qualify as a REIT for federal income tax purposes, including those described below:

•	In order to qualify as a REIT, we are required to distribute annually at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction or net capital gain) to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income.

•	We will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions we make to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate.

•	Any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, would be subject to the 100% “prohibited transaction” tax unless the sale qualified for a statutory safe harbor that requires, among other things, a two year holding period.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interest to qualify as a REIT. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities and you may be restricted from acquiring or transferring certain amounts of our capital stock.

To maintain our status as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our common stock following the completion of our public offerings. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person who owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, more than a 9.9% interest in any of our tenants. Our board of directors may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of syndicating and securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans that are held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to syndicate, dispose of or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level and may limit the structures we utilize for our securitization transactions, even though the sales or structures otherwise might be beneficial to us.

In addition, the Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, (i) we must have held the property for at least 2 years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for 2 years for the production of rental income), (ii) we must not have made aggregate expenditures includible in the basis of the property during the 2-year period preceding the date of sale that exceed 30% of the net selling price of the property, and (iii) during the taxable year the property is disposed of, we must not have made more than 7 property sales or, alternatively, the aggregate adjusted basis or fair market value of all the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis or 10% of the fair market value, respectively, of all our assets as of the beginning of the taxable year. If the 7-sale limitation in (iii) above is not satisfied, substantially all of the marketing and development expenditures with respect to the property must be made through an independent contractor from whom we do not derive or receive any income. We will endeavor to avoid engaging in prohibited transactions or we will attempt to comply with the safe harbor provisions. There is no assurance, however, that we will not engage in prohibited transactions.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge our stockholders to consult with their own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Recharacterization of transactions under the Operating Partnership’s private placements could result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our stockholders.

The Internal Revenue Service could recharacterize transactions under the Operating Partnership’s private placements such that the Operating Partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the Operating Partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain could constitute income from a prohibited transaction and might be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Foreign investors may be subject to FIRPTA on the sale of common shares if we are unable to qualify as a “domestically controlled qualified investment entity.”

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity” (as defined in section 897(h)(4)(B) of the Code). A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure our stockholders that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. Regardless of our status as a domestically controlled qualified investment entity, capital gain distributions attributable to a disposition of a U.S. real property interest will be subject to tax under FIRPTA in the hands of non-U.S. investors. See “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Capital Gain Distributions.”

Investment Company Risks

Avoiding registration as an investment company imposes limits on our operations, and failure to avoid registration reduces the value of your investment.

We conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the “Investment Company Act.” To do so, we will have to continue to monitor the value of our securities in comparison with the value of our other assets and make sure that the value of our securities does not exceed 40% of the value of all of our assets on an unconsolidated basis. As a result, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Registration with the Commission as an investment company would be costly, would subject our company to a host of complex regulations and would divert the attention of management from the conduct of our business.

Further, if it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that we would be unable to enforce contracts with third parties and that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. Any such results would be likely to have a material adverse effect on us.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value of our net assets per share annually to those fiduciaries (including IRA trustees and custodians) who request it. Although this estimate will be based upon determinations of the NAV of our shares in accordance with our valuation procedures, no assurance can be given that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may have to be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our shares.

If our assets are deemed to be plan assets, the Advisor and we may be exposed to liabilities under Title I of ERISA and the Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if the Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

ESTIMATED USE OF PROCEEDS

The following table presents information about how we intend to use the proceeds raised in this offering assuming that we sell the maximum primary offering amount of $750,000,000 and the maximum distribution reinvestment plan offering amount of $250,000,000. The table assumes that 1/3 of primary offering gross proceeds come from sales of Class A shares, 1/3 of primary offering gross proceeds come from sales of Class W shares and 1/3 of primary offering gross proceeds come from sales of Class I shares, and that we pay the maximum 5.0% primary dealer fee on $100,000,000 in gross proceeds from sales of Class I shares in the primary offering. Because no sales commissions are paid on shares sold in the distribution reinvestment plan, it is not necessary to make any assumptions regarding the number of Class A, Class W or Class I shares sold in the distribution reinvestment plan. We are offering up to $750,000,000 in shares of our common stock in our primary offering, and up to $250,000,000 in shares of our common stock in our distribution reinvestment plan, in any combination of Class A, Class W and Class I shares. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan.

The actual amount of selling commissions and the primary dealer fee will vary from the estimated amounts shown because (1) the number of Class A shares that we will sell is uncertain, (2) our Class A shares will be sold at a price that varies day by day based on our daily NAV per share for that class of shares and actual selling commissions per Class A share will be a percentage of the total price per Class A share in our primary offering, (3) the selling commission may be reduced or eliminated in connection with certain categories of sales of Class A shares, such as sales for which a volume discount applies, and (4) the amount of Class I shares that we sell in transactions entitling the Dealer Manager to a primary dealer fee is uncertain. Any reduction in selling commissions will be accompanied by a corresponding reduction in the Class A per share purchase price, but will not affect the net proceeds available to us. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering, which are not used to pay the fees and other expenses attributable to our operations: (1) to make investments in accordance with our investment strategy and policies; (2) to provide liquidity to our stockholders and (3) for other general corporate purposes (which may include repayment of our debt or any other corporate purposes we deem appropriate). We may use the proceeds of this offering to fund stockholder distributions, although we do not currently intend to do so. The specific amounts of the net proceeds that are used for such purposes, and the priority of such uses, will depend on the amount of proceeds raised in this offering, the timing of our receipt of such proceeds and the best uses of the proceeds at such time. The figures presented below are estimates derived at the beginning of this offering and are not updated throughout the offering. The actual percentage of net proceeds available to use will depend on a number of factors, including the amount of capital we raise, the actual offering costs and the portion of capital raised with respect to which we pay a primary dealer fee. For example, if we raise less than the maximum offering amount, we would expect the percentage of net offering proceeds available to us to be less (and may be substantially less) than that set forth below because many offering costs are fixed and do not depend on the amount of capital raised in the offering.

	Maximum Offering of $1,000,000,000
	Amounts	Percent
Gross Offering Proceeds	$1,000,000,000	100%
Less:
Selling Commissions and Primary Dealer Fee(1)	$12,500,000	1.25%
Additional Underwriting Compensation(2)	$3,270,000	0.32%
Issuer Organization and Offering Expenses(3)	$9,566,300	0.96%

Net Offering Proceeds(4)	$974,663,700	97.47%

(1)	The table assumes that 1/3 of primary offering gross proceeds come from sales of Class A shares, 1/3 of primary offering gross proceeds come from sales of Class W shares and 1/3 of primary offering gross proceeds come from sales of Class I shares, and that we pay the maximum 5.0% primary dealer fee on

$100,000,000 in gross proceeds from sales of Class I shares in the primary offering. Because no sales commissions are paid on shares sold in the distribution reinvestment plan, it is not necessary to make any assumptions regarding the number of Class A, Class W or Class I shares sold in the distribution reinvestment plan. The actual selling commissions that will be paid on Class A shares may be higher or lower due to rounding. For each purchase, the total per share purchase price will be calculated by adding the applicable selling commission to the NAV per share and rounding to four decimal places; the actual selling commission per share that we pay will be the total per share purchase price less the NAV per share. Selling commissions presented in the table reflect that no selling commissions are paid with respect to Class W shares, Class I shares or on distribution reinvestment plan shares. This table excludes the dealer manager fee and distribution fee, which will be paid over time and will not be paid from offering proceeds. Subject to FINRA limitations on underwriting compensation, we pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day, and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day. We will continue paying such dealer manager fee and distribution fee until the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange or (ii) such shares no longer being outstanding. See “Plan of Distribution—Underwriting Compensation.”
(2)	We pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, certain additional items of underwriting compensation described in “Plan of Distribution—Underwriting Compensation,” including legal fees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses of registered persons associated with the Dealer Manager, the cost of educational conferences held by us, including costs reimbursement for registered persons associated with the Dealer Manager and registered representatives of participating broker-dealers to attend educational conferences sponsored by us, attendance fees and costs reimbursement for registered persons associated with the Dealer Manager to attend seminars conducted by participating broker-dealers, and promotional items. In addition to these items of additional underwriting compensation, the Advisor may also pay the Dealer Manager additional amounts to fund certain of the Dealer Manager’s costs and expenses related to the distribution of this offering, which will not be reimbursed by us. Also, the Dealer Manager may pay supplemental fees or commissions to participating broker-dealers and servicing broker-dealers with respect to Class I shares sold in the primary offering, which will not be reimbursed by us. See “Plan of Distribution—Underwriting Compensation.”
(3)	We pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, the distribution fee, primary dealer fees, supplemental fees and commissions and certain other amounts described in “Plan of Distribution—Underwriting Compensation—Other Compensation”) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses (including selling commissions, the dealer manager fee and the distribution fee) that we incur exceed 15% of our gross proceeds from the applicable offering. The issuer organization and offering expense estimates shown in the table above represent our estimates of expenses incurred by us in connection with this offering (other than selling commissions, the dealer manager fee, the distribution fee, primary dealer fees and additional underwriting compensation set forth in the table above).
(4)	Generally, the net offering proceeds will be available (1) to make investments in accordance with our investment strategy and policies; (2) to fund redemptions under our share redemption programs; and (3) for other general corporate purposes (which may include repayment of our debt). Selling commissions are effectively paid by purchasers of Class A shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per Class A share plus the selling commission, and such selling commissions therefore have no effect on our NAV. Accordingly, if we fund additional underwriting compensation and issuer organization and offering expenses entirely out of cash flow from operations (which would not reduce the net offering proceeds), and assuming that we pay the maximum 5.0% primary dealer fee on $100,000,000 in gross proceeds from sales of Class I shares in the primary offering, then as a percentage of the NAV of the shares sold (measured as of the date of sale), approximately 99.49% of the proceeds will be available to us.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	providing current income to our stockholders in the form of quarterly cash distributions;

•	preserving and protecting our stockholders’ capital investments;

•	realizing capital appreciation in our share price from active investment management and asset management; and

•	providing portfolio diversification in the form of multi-asset class investing in direct real estate.

We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.

Investment Strategy

Our investment strategy is designed to focus on generating income to support the quarterly dividend, on protecting capital and on growing net asset value over time. We seek to leverage our extensive knowledge of targeted real estate markets and property types to capitalize on opportunities where there is a disconnect between our assessment of an investment’s intrinsic value relative to market value. In addition, we seek to optimize the value of our portfolio through strategic financing, diligent asset management and selective asset disposition.

We believe that the real estate market is cyclical, with different demand for property types at different times. Although we do not invest for the short term, we are active portfolio managers and we will seek to take advantage of opportunities to acquire or dispose of assets presented to us by real estate markets. One reason we focus on multiple property types and markets is to increase our ability to take advantage of these market cycles. We believe that the more opportunities we see to invest our capital, the more selective we can be in choosing strategic and accretive investments, which we believe may result in attractive total returns for our stockholders. Seeing more opportunities may also allow us to be consistent and meaningful investors throughout different cycles. When we believe one market is overvalued, we patiently wait and focus on another market that we believe is overlooked.

We also believe that value is based on the investment’s ability to produce cash flow and not what the next buyer will pay at any point in time. We focus on select, targeted markets that exhibit characteristics of being supply-constrained with strong demand from tenants seeking quality space.

We primarily target direct investments, which may include through joint ventures, in our four target property categories of office, industrial, retail and multifamily. While we aim to diversify our real estate portfolio by owning properties in each of these categories, we are not tied to specific allocation targets and we may not always have significant holdings, or any holdings at all, in each category. For example, we do not currently own multifamily investments, although we may consider multifamily investment opportunities in the future. Also, through the disposition of assets, our ownership of industrial assets has declined to less than 5% of our portfolio as of the date of this prospectus. To a lesser extent we may invest in other types of real estate including, but not limited to hospitality, medical offices, student housing and unimproved land. We anticipate that the majority of our real property investments will be made in the United States, although we may also invest in Canada and Mexico, and potentially elsewhere on a limited basis, to the extent that opportunities exist that may help us meet our investment objectives.

To provide diversification to our portfolio, we have invested and may continue to invest in real estate-related debt, which will generally include originating and participating in mortgage loans secured by real estate, mezzanine debt and other related investments. Any investments in real estate-related securities will generally focus on equity issued by public and private real estate companies and certain other securities, with the primary goal of such investments being the preservation of liquidity in support of our share redemption program.

In 2014, we disposed of approximately $230.5 million of assets and we acquired approximately $138.9 million of assets. In addition, on March 11, 2015, we completed the sale of a portfolio of twelve office and industrial properties comprising approximately 2.7 million net rentable square feet for a contract sales price of approximately $398.6 million. The assets that we sold were generally higher-yielding than the new assets we acquired, although we believe the acquired assets exhibit greater potential for revenue growth going forward. We believe that market conditions may cause us to continue to explore in certain markets the disposition of higher-yielding assets and in certain target markets the acquisition of assets that may generate lower yields but with greater growth potential. Although there can be no assurance that we will pursue this strategy or be successful in its execution, this may mean that, for some period of time, higher-yielding assets are sold from our portfolio in exchange for assets that initially may produce lower current income but which we believe will generate increased income over time through increased tenant demand and rental rate growth in order to generate long term growth in net asset value.

Portfolio Diversification

Our objective is to build a high-quality, diversified real estate portfolio. Although there can be no assurance that we will achieve this objective, we intend to diversify our portfolio by key portfolio attributes including, but not limited to, (1) property type, (2) target market, with consideration given to geographic concentrations, (3) average lease terms and portfolio occupancy expectations, (4) tenant concentrations, including credit and exposure to particular businesses or industries and (5) debt profile with the goal of maximizing flexibility while seeking to minimize cost and mitigate the risks associated with changes in interest rates and debt maturities.

As of March 31, 2015, we had total gross investments with an estimated fair value of approximately $2.3 billion (calculated in accordance with our valuation procedures), comprised of:

(1)	58 operating properties located in 21 geographic markets in the United States, aggregating approximately 9.3 million net rentable square feet. As of March 31, 2015, our real property portfolio was approximately 89.5% leased. Our real property portfolio consists of:

•	19 office properties located in 14 geographic markets, aggregating approximately 4.0 million net rentable square feet, with an aggregate fair value amount of approximately $1.2 billion;

•	33 retail properties located in seven geographic markets, aggregating approximately 3.4 million net rentable square feet, with an aggregate fair value amount of approximately $833.8 million; and

•	6 industrial properties located in three geographic markets, aggregating approximately 1.9 million net rentable square feet, with an aggregate fair value amount of approximately $85.8 million.

(2)	Approximately $87.9 million in net debt-related investments, including (i) investments in mortgage notes of approximately $68.4 million, and (ii) investments in mezzanine loans of $19.5 million.

Real Estate Portfolio

We generally intend to utilize a long-term hold strategy for strategic investments within our portfolio of real estate assets, which will primarily consist of “core” or “core-plus” properties that have significant operating histories and existing leases whereby a significant portion of the total investment return is expected to be derived from current income. In addition, we may invest in a relatively smaller proportion of “value added” opportunities that arise in circumstances where a real property may be situationally undervalued or where product re-positioning, capital expenditures and/or improved property management may increase cash flows, and where the total investment return is generally expected to have a relatively larger component derived from capital appreciation. As described above, although we do not invest for the short term, we are active portfolio managers and we will seek to take advantage of opportunities to acquire or dispose of assets presented to us by the real estate market.

The Advisor has substantial discretion with respect to identifying and evaluating prospective real property investments. In determining the specific types of real property investments to potentially recommend to our board of directors, the Advisor will utilize the following criteria:

•	positioning the overall portfolio to achieve a desired mix of real property and other real estate-related investments;

•	diversification benefits relative to the rest of the real property and other assets within our portfolio;

•	broad assessment of macro and microeconomic, employment and demographic data and trends;

•	regional, market and property specific supply/demand dynamics;

•	credit quality of in-place tenants and the potential for future rent increases;

•	physical condition and location of the asset;

•	market rents and opportunity for revenue and net operating income growth;

•	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	liquidity and income tax considerations; and

•	additional factors considered important to meeting our investment objectives.

The board of directors has delegated to the Investment Committee the authority to review and approve any real property acquisition and development (including real property portfolio acquisitions and developments), for a purchase price or total project cost of up to $25,000,000. The board of directors, including a majority of the independent directors, must approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost greater than $25,000,000, including the financing of such acquisitions and developments.

We are not specifically limited in the number or size of real properties we may acquire, or on the percentage of the net proceeds from this offering that we may invest in a single real property or real property type. However, we may not invest in excess of 10% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties that are not expected to produce income within two years of their acquisition. The specific number and mix of real properties we acquire will depend upon real estate market conditions, other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Real Estate-Related Debt and Securities Portfolio

To the extent that we invest in real estate-related debt, our primary targeted real estate-related debt investments include, but are not limited to, originations of and participations in commercial mortgage loans secured by real estate, mezzanine loans, other types of preferred equity and certain other types of debt-related investments that may help us reach our diversification, liquidity and other investment objectives. With respect to investments in real estate-related securities, our primary goal in making such investments is to preserve liquidity in support of our share redemption program, although in the future we may change our objectives with respect to investments in real estate-related securities. Targeted securities investments may include, but are not limited to, the following: (1) equity securities such as preferred stocks, common stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies, homebuilders and other real estate companies), (2) debt securities issued by other real estate companies, (3) U.S. government and agency securities and (4) certain other types of securities and debt-related investments that may help us reach our diversification, liquidity and other investment objectives. We do not intend to make any further investment in commercial mortgage-backed securities or commercial real estate collateralized debt obligations.

Our charter provides that we may not invest in securities unless a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable and that, generally, we may not make mortgage loan investments (other than an investment in mortgage programs or residential mortgage backed securities) unless an appraisal is obtained concerning the underlying property and the aggregate amount of all mortgage loans outstanding on the property do not exceed an amount equal to 85% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria. See “Investment Limitations” below. Consistent with such requirements, in determining the types of real estate-related debt and securities investments to make, we evaluate specific criteria for each prospective real estate-related debt and securities investment including:

•	positioning the overall portfolio to achieve a desired liquidity mix of real property and other real estate-related investments;

•	diversification benefits relative to the rest of the real estate-related debt and securities within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro-economic data and regional property level supply and demand dynamics;

•	potential for delivering current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of our real estate-related debt or securities investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate-related debt or security investment or pool of investments. The specific number and mix of real estate-related debt and securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are making investments and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Development and Construction of Properties

We may invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To help ensure performance by the builders of real properties that are under construction, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Acquisition of Properties from the Advisor, its Affiliates and Other Related Entities

We are not precluded from acquiring real properties, directly or through joint ventures, from the Advisor, its affiliates or entities sponsored or advised by affiliates of the Sponsor. Any such acquisitions are subject to approval by our board of directors consistent with the conflict of interest procedures described in this prospectus. See “Conflicts of Interest—Conflict Resolution Procedures.”

Joint Ventures

A component of our investment strategy may include entering into joint venture agreements with partners in connection with certain property acquisitions and debt-related investments. With respect to these agreements, we may make varying levels of contributions in such ventures, including, without limitation, contributions of existing assets, and may take varying levels of management, control and decision rights. We may sell or transfer assets into funds or joint ventures in which we do not retain full control. These agreements may allow us or our joint venture partners to be entitled to profit participation upon the sale of a property. With respect to any joint venture, we may enter into an advisory or sub-advisory agreement with an affiliate of the Advisor. We may also enter into arrangements with the Advisor in which the Advisor receives fees (directly or indirectly, including through a subsidiary of ours) from the joint venture entity or from the joint venture partner. Fees received from joint venture entities or partners and paid, directly or indirectly (including without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement.

In certain circumstances, where we have entered and may enter into a joint venture with a partner who may also be a product specialist of our Advisor, as described below, a joint venture partner or an affiliate thereof may also be responsible for certain acquisition, asset management or other services, for which our Advisor may reallow a portion of the fees that it receives from us. Where we have entered and may enter into a joint venture, partnership or similar arrangement with the Advisor’s product specialists for the purpose of acquiring portfolio assets, the product specialists may or may not make an equity capital contribution to any such arrangement and may or may not participate in any potential profits of the relevant portfolio assets. Such profit participations are separate from and have no impact on fees paid by us to the Advisor.

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements, with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of the Sponsor, entities sponsored or advised by affiliates of the Sponsor, and/or the Advisor’s product specialists, for the purpose of acquiring, developing, owning and managing one or more real properties. We may enter into arrangements pursuant to which we serve as general partner or manager and receive promotional interests and/or fees in return for managing investments held by the joint venture. In determining whether to recommend a particular joint venture, the Advisor evaluates the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.

In certain circumstances, we may enter into a joint venture with a partner who is a product specialist with whom our Advisor has entered into a strategic alliance. Typically, such product partners are affiliated or third-party product specialists that have specialized expertise and dedicated resources in specific areas of real property or real estate-related debt or securities and assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. These strategic alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers, and to potentially give us access to a greater number of high-quality real property and other investment opportunities.

In selecting product specialists to assist with the selection, acquisition and/or operation of our real property and real estate-related debt and securities, the Advisor uses various criteria, including, but not limited to, a combination of the following:

•	a disciplined approach to real estate investing;

•	access to a steady flow of potential acquisitions that meet our investment criteria;

•	significant investment research capabilities;

•	depth of relationships across the commercial real estate industry;

•	financial resources and stability;

•	a significant investment and/or operating history regarding the specific securities type(s), real estate property type(s) and/or geographic market(s) being considered;

•	a track record of success in preserving capital and growing property level net operating income and/or securities investment yields; and

•	other potential factors deemed important to the selection, acquisition and/or operation of real property and real estate-related debt and securities.

The use of product specialists or other service providers does not eliminate or reduce the Advisor’s fiduciary duty to us. The Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement. Pursuant to the Advisory Agreement with the Advisor, we pay the Advisor certain fees. Agreement(s) between the Advisor and its product specialists are structured in a manner designed to align the product specialists’ incentives with our stockholders’ interests and our investment objectives. To the extent that agreements are entered into with affiliates of the Advisor, such agreements are subject to approval by our independent directors and include provisions to avoid duplication of fees paid by investors.

Our board of directors or the appropriate committee of our board normally approves a joint venture prior to the signing of a legally binding purchase agreement for the acquisition of a specific real property or leases with one or more major tenants for occupancy at a particular real property and prior to the satisfaction of all major contingencies contained in such purchase agreement. However, the board’s approval of a joint venture may occur before or after any such time, depending upon the particular circumstances surrounding each potential joint venture agreement. You should not rely upon our initial disclosure of any proposed joint venture agreement as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Sponsor or entities sponsored or advised by affiliates of the Sponsor for the acquisition of real properties, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner’s interest in the real property held by the joint venture. In the event that any joint venture with an entity affiliated with our Advisor or sponsored or advised by an affiliate of our Sponsor holds interests in more than one real property, the interest in each such real property will be generally allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

As of March 31, 2015, all of our joint venture partners also serve as product specialists with regard to the properties held in their respective joint venture. We had joint venture agreements with the following joint venture partners and/or their affiliates as of March 31, 2015:

Joint Venture Partner	Investment Type	Number of Investments	% of Fair Value
Amerimar Enterprises LLC	Office property	1	1.5%
Alliance Commercial Properties LLC	Office properties	2	1.4%
DCT Industrial Trust	Industrial properties	4	1.3%

		7	4.2%

Real Property Ownership

Our investments in real properties generally take the form of holding fee title or a long-term leasehold estate. We generally acquire such interests either (a) directly through DCTRT Real Estate Holdco LLC, a wholly owned subsidiary of the Operating Partnership, or wholly owned subsidiaries thereof or (b) indirectly through limited liability interests or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the real properties, entities sponsored or advised by affiliates of the Sponsor or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. See “Federal Income Tax Considerations—Sale-Leaseback Transactions.”

In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Due Diligence

Our obligation to close a transaction involving the purchase of a real property asset is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances; and

•	title and liability insurance policies.

Our policy generally is to not close a transaction involving the purchase of a real property asset unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each real property purchased.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. The Advisor reviews the creditworthiness of potential major tenants of our real properties depending on the type of real property. Although we are authorized to enter into leases with any type of tenant, we anticipate that major corporations, smaller corporations and other organizations will be our tenants under many of our office, retail and industrial property leases. These types of tenants, as well as individuals who may be tenants under multifamily property leases, will generally be subjected to a credit review prior to entering into new leases with us or upon renewal of existing leases. Such credit reviews do not require that each tenant be credit rated or free of any credit issues.

We anticipate that tenant improvements required to be funded by us as the landlord under leases in connection with newly acquired real properties will be funded from proceeds from this offering or, to the extent available, through our cash from operations or financing. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our industrial, retail or office buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

In this regard, we anticipate that most of our leases for office, industrial and retail properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that most of the rentals under our leases for industrial, office or multifamily properties will not be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Disposition Policies—Real Estate Portfolio

We generally acquire real property assets with an expectation of holding each asset for an extended period. However, circumstances might arise which could result in a shortened holding period for certain assets. As described above, we are active portfolio managers and we will seek to take advantage of opportunities to acquire or dispose of assets presented to us by the real estate markets. A real property asset may be sold before the end of the expected holding period if:

•	current market values exceed our internal intrinsic value assessment;

•	we believe full current value has been reached and the value of the asset might decline;

•	there is a change in the local economy or regulatory environment;

•	there are diversification benefits associated with disposing of the asset and rebalancing our investment portfolio;

•	an opportunity has arisen to pursue a more attractive real property or real estate-related debt or securities investment;

•	a major tenant has involuntarily liquidated or is in default under its lease;

•	the asset was acquired as part of a portfolio acquisition and does not meet our strategic plan;

•	there exists an opportunity to enhance overall investment returns by raising capital through the sale of the asset; or

•	the sale of the real property is in our best interests.

The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such real property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions.

The determination of whether a particular real property should be sold or otherwise disposed of will be made with a view toward achieving our investment objectives for our stockholders. We cannot assure you that these objectives will be realized.

The board of directors has delegated to the Management Committee the authority to approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor for a sales price of up to $25,000,000, provided that the total dispositions approved by the Management Committee in any quarter may not exceed $50,000,000. The board, including a majority of the independent directors, must approve all real property dispositions, including real property portfolio dispositions, proposed by the Advisor (i) for a sales price greater than $25,000,000, and (ii) once the total dispositions approved by the Management Committee in any quarter equals $50,000,000, for any sales price through the end of such quarter.

Disposition Policies—Real Estate-Related Debt and Securities

In general, the holding period for real estate-related debt and securities is expected to be shorter than the holding period for real property assets. The determination of whether a particular real estate-related debt or security investment should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors that are considered when disposing of a security or debt-related investment include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which an asset has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

•	opportunities to pursue a more attractive real property or real estate-related debt or securities investment;

•	liquidity benefits with respect to sufficient funds for the share redemption program; and

•	other factors that determine that the sale of the security or debt-related asset is in our best interests.

Borrowing Policies

We use and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property and real estate-related debt and securities. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. See “Risk Factors—Risks Related to Adverse Changes in General Economic Conditions.” When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of seeking debt financing at a later time.

We intend to use financial leverage to provide additional funds to support our investment activities. We calculate our leverage for reporting purposes as our total borrowings, calculated on the basis of GAAP, divided by the fair value of our real property and debt-related investments. Based on this methodology, as of March 31,

2015, our leverage was 37%. There are other methods of calculating our overall leverage ratio that may differ from this methodology, such as the methodology used in determining our compliance with corporate borrowing covenants. Our current leverage target is between 40-60%. Although we will generally work to maintain the targeted leverage ratio over the near term, we may change our targeted leverage ratio from time to time. In addition, we may vary from our target leverage ratio from time to time, and there are no assurances that we will maintain the targeted range disclosed above or achieve any other leverage ratio that we may target in the future. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors.

There is no limitation on the amount we may invest in any single improved real property, security or debt-related investment. However, under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our real estate-related debt and securities. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Our board of directors has delegated (i) to our Chief Financial Officer the authority to review and approve any proposed new borrowing or refinancing (secured or unsecured) of the Company, the Operating Partnership or any direct or indirect subsidiary of ours or the Operating Partnership, provided that the amount of any single proposed borrowing or refinancing does not exceed $25,000,000, (ii) to the Management Committee the authority to review and approve any proposed new borrowing (secured or unsecured) of the Company, the Operating Partnership or any direct or indirect subsidiary of ours or the Operating Partnership, provided that the amount of any single proposed borrowing does not exceed $50,000,000 and the amount of total new borrowings approved by the Management Committee in any quarter does not exceed $100,000,000, and (iii) to the Management Committee the authority to review and approve any proposed refinancing (secured or unsecured) of the Company, the Operating Partnership or any direct or indirect subsidiary of ours or the Operating Partnership, provided that the amount of any single proposed refinancing does not exceed $100,000,000 and the amount of total new refinancings approved by the Management Committee in any quarter does not exceed $100,000,000. Such debt may be fixed or floating rate.

By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

The Advisor will seek to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, the Advisor and any of their affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Acquisitions through Equity Issuances

We are not limited to making acquisitions with cash or borrowings. We may also make investments through either public or private offerings of equity securities from us or the Operating Partnership, and we intend to do so when attractive acquisition opportunities are available. We are not limited in the number or size of investments we may make with equity issuances, and we may effect a merger, business combination or another significant transaction through equity issuances. Such issuances may be comprised of existing classes of shares of our common stock or OP Units in the Operating Partnership, new classes of shares of our common stock or OP Units in the Operating Partnership with preferential terms compared to those of our existing investors (such as preferred stock, preferred OP Units, securities with preferential redemption rights or contractual obligations to provide protection from adverse tax consequences), or tenancy-in-common interests. We and our Operating Partnership may, with the approval of a majority of our independent directors, agree to pay additional fees to our Advisor, the Dealer Manager and their affiliates in connection with any such transactions.

Prior to December 31, 2009, the Operating Partnership, through DCTRT Leasing Corp., a wholly owned subsidiary, offered undivided tenancy-in-common interests in real properties and beneficial interests in specific Delaware statutory trusts (collectively referred to as “fractional interests”), to accredited investors in private placements exempt from registration under the Securities Act. These fractional interests may have served as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. All of the fractional interests sold to investors pursuant to such private placements are or were 100% master leased by the Operating Partnership or a wholly owned subsidiary thereof, as applicable. Additionally, the Operating Partnership was given a purchase option giving it the right, but not the obligation, to acquire these fractional interests from the investors at a later time in exchange for OP Units (under a prior program administered by the Operating Partnership, such options were granted in the lease itself, and the Operating Partnership continues to hold these options as well).

The Operating Partnership agreed to pay certain up-front fees and reimburse certain related expenses to the Advisor, the Dealer Manager and the Exchange Facilitator with respect to capital raised through the private placements. The Advisor was obligated to pay all of the offering and marketing related costs associated with the private placements; however, the Operating Partnership agreed to pay the Advisor a non-accountable fee for such costs. In addition, the Operating Partnership agreed to pay the Dealer Manager a dealer manager fee and a sales commission. The Dealer Manager could reallow all or a portion of such sales commission and a portion of the dealer manager fee to the effecting broker-dealer. The Operating Partnership also agreed to pay a transaction facilitation fee to the Exchange Facilitator.

Investment Limitations

Our charter places the following limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock:

•	We will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property, real estate-related debt and securities.

•	We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•

We will not make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities (“CMBS”) or residential mortgage-backed securities (“MBS”)) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors so determines, and in all cases in which the transaction is with any of our directors, the Sponsor, the Advisor or any of their affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage.

•	We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, the Advisor or its affiliates.

•	We will not invest in securities unless a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. See “Investment Strategy, Objectives and Policies—Real Estate-Related Debt and Securities Portfolio.”

•	We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption programs), (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, or (iii) options or warrants to the directors, the Advisor or any of their affiliates except on the same terms as such options or warrants are sold to the general public; options or warrants may be issued to persons other than the directors, the Advisor or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant.

•	We will not make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until the board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

•	We will not make or invest in mortgage loans, including construction loans but excluding any investment in CMBS, or residential MBS, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.

•	We will not borrow in excess of 300% of the value of our net assets (net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities).

•	We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets.

•	We will not issue equity securities on a deferred payment basis or other similar arrangement.

Investment Company Act Considerations

We intend to continue to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an entity may be an “investment company”:

•	If it is engaged primarily, or holds itself out as being engaged primarily or proposing to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

If it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (other than government securities or cash items) on an unconsolidated basis. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (relating to private investment companies).

To continue to avoid registration under the Investment Company Act, we may have to retain assets we would otherwise want to sell and may have to sell assets we would otherwise wish to retain. In addition, we may have to acquire assets that we might not otherwise have acquired and may have to forego opportunities to acquire assets that we would otherwise want to acquire. See “Risk Factors—Investment Company Risks.”

INVESTMENTS IN REAL PROPERTIES AND REAL ESTATE-RELATED DEBT AND SECURITIES

Our long-term investment strategy includes diversification across multiple dimensions, including investment type (i.e. real properties and real estate-related debt and securities), property type (e.g. office, industrial, retail, etc.) and geography. We believe that a diversified investment portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated invested portfolio. However, we cannot assure you that we will attain our long-term investment objectives. Over time, we expect our portfolio allocations to become more consistent with our long-term diversification strategy. The following series of charts illustrates our investment portfolio allocations as of March 31, 2015.

The chart below describes the diversification of our investment portfolio across real estate investment type. Percentages in the chart correspond to the fair value as of March 31, 2015.

The chart below describes the diversification of our investment portfolio across real property type. Percentages in the chart correspond to the fair value as of March 31, 2015.

Through our investments in real property and debt-related investments, we also seek diversification across multiple geographic regions primarily located in the United States. The chart below shows the current allocations of our real property investments across geographic regions within the continental United States. Percentages in the chart correspond to our fair value as of March 31, 2015. As of March 31, 2015, our real property investments were geographically diversified across 21 markets. Our debt-related investments are located in five additional markets resulting in a combined portfolio allocation across 26 markets.

Real Properties

The following table describes our operating properties as of March 31, 2015, by market (dollar amounts and square footage amounts in thousands):

Market	Number of Properties	Gross Investment Amount	Net Rentable Square Feet	Secured Indebtedness (1)	% of Gross Investment Amount	% of Total Net Rentable Square Feet	% Leased (2)
Office Properties:
Washington, DC	3	$282,695	878	$45,581	13.2%	9.4%	99.3%
Northern New Jersey	1	212,194	594	110,032	9.9%	6.4%	100.0%
East Bay, CA	1	145,242	405	—	6.8%	4.3%	100.0%
San Francisco, CA	1	118,913	270	56,781	5.6%	2.9%	91.4%
Denver, CO	1	86,394	257	—	4.0%	2.8%	95.0%
Austin, TX	2	82,563	311	17,591	3.9%	3.3%	96.1%
Silicon Valley, CA	2	62,276	196	30,557	2.9%	2.1%	94.0%
Princeton, NJ	1	51,247	167	33,501	2.4%	1.8%	100.0%
Chicago, IL	2	48,791	305	29,460	2.3%	3.3%	90.2%
Philadelphia, PA	1	42,283	173	24,000	2.0%	1.9%	92.5%
Dallas, TX	1	35,165	149	22,381	1.6%	1.6%	87.1%
Minneapolis/St Paul, MN	1	29,504	107	—	1.4%	1.1%	100.0%
Los Angeles, CA	1	15,031	111	—	0.7%	1.2%	0.0%
Fayetteville, AR	1	11,695	63	—	0.5%	0.7%	100.0%

Total/Weighted Average	19	1,223,993	3,986	369,884	57.2%	42.8%	94.0%
Total Office: 19 properties, 14 markets with average annual rent of $29.46 per sq. ft.
Industrial Properties:
Dallas, TX	1	35,738	446	22,700	1.7%	4.8%	35.1%
Central Kentucky	1	27,053	727	—	1.3%	7.8%	100.0%
Louisville, KY	4	26,955	736	8,126	1.3%	7.9%	69.2%

Total/Weighted Average	6	89,746	1,909	30,826	4.3%	20.5%	72.9%
Total Industrial: six properties, three markets with average annual rent of $3.49 per sq. ft.
Retail Properties:
Greater Boston	27	547,346	2,294	87,298	25.6%	24.5%	94.1%
Philadelphia, PA	1	104,894	426	67,800	4.9%	4.6%	98.8%
Washington, DC	1	62,516	233	—	2.9%	2.5%	98.4%
Raleigh, NC	1	45,300	142	26,200	2.1%	1.5%	100.0%
San Antonio, TX	1	32,065	161	21,500	1.5%	1.7%	89.6%
Jacksonville, FL	1	19,494	73	—	0.9%	0.8%	20.3%
Pittsburgh, PA	1	13,668	103	16,000	0.6%	1.1%	94.1%

Total/Weighted Average	33	825,283	3,432	218,798	38.5%	36.7%	93.4%
Total Retail: 33 properties, seven markets with average annual rent of $16.49 per sq. ft.

Grand Total/Weighted Average	58	$2,139,022	9,327	$619,508	100.0%	100.0%	89.5%

(1)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or GAAP principal amortization on our troubled debt restructuring.
(2)	Based on executed leases as of March 31, 2015.

Third Party Purchase Options

Our two largest properties, as measured by value for purposes of our NAV, are subject to purchase options. “Colshire,” an office property located in the Washington, DC area, is subject to an option held by the tenant with an exercise price that we estimate to be approximately $158.4 million and an exercise date in March 2016. Our cost basis in Colshire is $179.1 million as of March 31, 2015, and the net operating income for the property for the year ended December 31, 2014 and for the three months ended March 31, 2015 was $15.1 million and $3.8 million, respectively. “Harborside,” an office property located in Northern New Jersey, is subject to an option held by a third party with an exercise price that we estimate to be approximately $239.4 million and an exercise date in May 2016. Our cost basis in Harborside is $212.2 million as of March 31, 2015 and the net operating income for the property for the year ended December 31, 2014 and for the three months ended March 31, 2015 was $16.1 million and $4.2 million, respectively. For a discussion of net operating income and a reconciliation to GAAP, see “Investments in Real Properties and Real Estate-Related Debt and Securities—Net Operating Income.”

Net Operating Income

The following table illustrates the historic net operating income derived from our investments in real properties that were classified as continuing operations by property type for the three months ended March 31, 2015 and for the year ended December 31, 2014 (amounts in thousands).

	For the Three Months Ended March 31, 2015				For the Year Ended December 31, 2014
	Office	Industrial	Retail	Total	Office	Industrial	Retail	Total
Rental Revenue (1)	$35,482	$4,351	$19,546	$59,379	$139,245	$23,307	$61,649	$224,201
Rental Expenses	(8,908)	(599)	(5,622)	(15,129)	(34,712)	(2,527)	(13,758)	(50,997)

Net Operating Income	$26,574	$3,752	$13,924	$44,250	$104,533	$20,780	$47,891	$173,204

(1)	Rental revenues include adjustments as defined by GAAP such as straight-line rent adjustments and above and below market rent amortization. In addition, rental revenues include percentage rents, operating expense reimbursements and other miscellaneous items.

We consider net operating income, or NOI, to be an appropriate supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt-related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as gains on the disposition of securities, other-than-temporary impairment, losses related to provisions for losses on debt-related investments, gains or losses on derivatives, acquisition related expenses, losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general and administrative expenses, asset management fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

The following table is a reconciliation of our NOI to our reported net income (loss) attributable to common stockholders for the three months ended March 31, 2015 and for the year ended December 31, 2014. Amounts for properties disposed of or classified as held for sale as of December 31, 2013 have been reclassified to discontinued operations (amounts in thousands).

	For the Year Ended December 31, 2014	For the Three Months Ended March 31, 2015
Net operating income	$173,204	$44,250
Debt-related investment income	7,396	3,203
Interest and other income	1,168	632
Real estate depreciation and amortization expense	(88,994)	(20,815)
General and administrative expenses	(11,610)	(2,737)
Advisory fees, related party	(15,919)	(4,299)
Acquisition-related expenses net of other (losses) gains	(703)	(423)
Impairment of real estate property	(9,500)	(1,400)
Interest expense	(61,903)	(13,981)
Loss on extinguishment of debt and financing commitments	(63)	(896)
Gain on sale of real property	10,914	128,667
Discontinued operations	30,004	—
Net income attributable to noncontrolling interests	(4,802)	(8,618)

Net income attributable to common stockholders	$29,192	$123,583

Our primary source of funding for our property-level operating expenses and debt service payments is rent collected pursuant to our tenant leases. Our properties are generally leased to tenants for terms ranging from three to ten years. As of March 31, 2015, the weighted average remaining term of our leases was approximately 6.8 years, based on contractual remaining base rent, and 4.7 years, based on leased square footage. The following is a schedule of expiring leases for our consolidated operating properties by annualized base rent and square footage as of March 31, 2015 and assuming no exercise of lease renewal options (dollar amounts and square footage in thousands).

	Lease Expirations
Year	Number of Leases Expiring	Annualized Base Rent (1)%		Square Feet	%
2015 (2)	124	$10,689	6.4%	664	8.0%
2016	77	21,258	12.6%	884	10.6%
2017	73	41,667	24.8%	1,358	16.3%
2018	90	10,007	6.0%	442	5.3%
2019	96	22,970	13.7%	1,127	13.5%
2020	70	15,888	9.4%	760	9.1%
2021	30	12,353	7.3%	1,386	16.6%
2022	23	7,813	4.6%	424	5.0%
2023	19	14,069	8.4%	622	7.4%
2024	17	3,457	2.1%	238	2.9%
Thereafter	22	7,947	4.7%	441	5.3%

Total	641	$168,118	100.0%	8,346	100.0%

(1)	Annualized base rent represents the annualized monthly base rent of leases in place as of March 31, 2015.
(2)	Represents the number of leases expiring and annualized base rent for the remainder of 2015. Includes leases that are on a month-to-month basis at annualized amounts.

The following table describes our top ten tenants and their industry sectors as of March 31, 2015 (dollar and square footage amounts in thousands).

	Tenant	Locations	Industry Sector	Annualized Base Rent (1)	% of Total Annualized Base Rent	Square Feet	% of Occupied Square Feet
1	Charles Schwab & Co, Inc.	1	Securities, Commodities, Fin. Inv./Rel. Activities	$22,992	13.7%	594	7.1%
2	Sybase	1	Publishing Information (except Internet)	17,971	10.7%	405	4.9%
3	Northrop Grumman	1	Professional, Scientific and Technical Services	15,585	9.3%	575	6.9%
4	Stop & Shop	15	Food and Beverage Stores	14,187	8.4%	882	10.6%
5	Novo Nordisk	1	Chemical Manufacturing	4,444	2.6%	167	2.0%
6	Seton Health Care	1	Hospitals	4,339	2.6%	156	1.9%
7	Shaw’s Supermarket	4	Food and Beverage Stores	3,944	2.3%	240	2.9%
8	I.A.M. National Pension Fund	1	Funds, Trusts and Other Financial Vehicles	3,066	1.8%	63	0.8%
9	TJ Maxx (Marshalls, TJ Maxx, HomeGoods)	7	Clothing and Clothing Accessories Stores	2,592	1.5%	272	3.3%
10	Home Depot	1	Building Material and Garden Equipment and Supplies Dealers	2,469	1.5%	102	1.2%

	Total	33		$91,589	54.4%	3,456	41.6%

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of March 31, 2015.

The following table describes our top ten industry sectors as of March 31, 2015 (dollar and square footage amounts in thousands).

Industry Sector	Number of Leases	Annualized Base Rent (1)	% of Annualized Base Rent	Occupied Square Feet	% of Occupied Square Feet
Professional, Scientific and Technical Services	98	$28,528	17.0%	1,254	15.0%
Securities, Commodities, Fin. Inv./Rel. Activities	29	25,499	15.2%	679	8.1%
Food and Beverage Stores	37	22,823	13.6%	1,501	18.0%
Publishing Information (except Internet)	4	18,550	11.0%	416	5.0%
Clothing and Clothing Accessories Stores	27	5,566	3.3%	390	4.7%
Computer and Electronic Product Manufacturing	7	5,391	3.2%	361	4.3%
Chemical Manufacturing	3	5,296	3.1%	461	5.5%
Credit Intermediation and Related Activities	40	4,753	2.8%	149	1.8%
Food Services and Drinking Places	56	4,410	2.6%	167	2.0%
Hospitals	1	4,339	2.6%	156	1.9%
All Others (2)	339	42,963	25.6%	2,812	33.7%

Total	641	$168,118	100.0%	8,346	100.0%

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of March 31, 2015.
(2)	Other industry sectors include 41 additional sectors as of March 31, 2015.

Debt-Related Investments

The following table describes our debt-related investments in more detail as of March 31, 2015 (dollar amounts in thousands).

Investment Type	Number of Investments as of March 31, 2015	Property Type	Market	Net Investment as of March 31, 2015 (1)	Weighted Average
					Yield (2)	Maturity in Years (3)
Mortgage notes	8	Office/Industrial/Retail	Various (4)	$68,389	5.1%	1.8
B-note (5)	1	Office	San Diego, CA	—	0.0%	0.0
Mezzanine debt	1	Office	Washington, DC	19,512	16.7%	1.3

Total	10			$87,901	7.7%	1.6

(1)	Amounts reported for debt-related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums and deferred charges and (iii) allowances for loan loss of approximately $3.0 million as of March 31, 2015.
(2)	Weighted average yield is calculated on an unlevered basis using the amount invested, current interest rates and accretion of premiums or discounts realized upon the initial investment for each investment type as of March 31, 2015. Yields for LIBOR-based, floating-rate investments have been calculated using the one-month LIBOR rate as of March 31, 2015 for purposes of this table. We have assumed a yield of zero on the debt-related investments for which we have recognized a full allowance for loss as of March 31, 2015.
(3)	Reflects the contractual loan term as of March 31, 2015. Certain of these debt-related investments have extension options that may be exercised by the borrower.
(4)	As of March 31, 2015, we held mortgage note investments in the following markets: Washington, DC; St. Louis, MO; Denver, CO; Central, PA; Tampa, FL; St. Paul/Minneapolis, MN; Colorado Springs, CO; and Philadelphia, PA.
(5)	We have recorded a complete provision for loan loss on our B-note debt-related investment as of March 31, 2015.

Borrowings

The following table describes our borrowings as of March 31, 2015 (dollar amounts in thousands).

	Weighted Average Stated Interest Rate	Outstanding Balance (1)	Gross Investment Amount Securing Borrowings (2)
Fixed rate mortgages	5.9%	$610,581	$1,198,881
Floating rate mortgages (3)	3.2%	8,160	16,125

Total mortgage notes	5.8%	618,741	1,215,006
Repurchase facilities (4)(5)	2.8%	33,386	43,365

Total secured borrowings	5.7%	652,127	1,258,371

Line of credit (5)(6)	2.2%	81,000	N/A
Term loan (5)(7)	1.9%	100,000	N/A

Total unsecured borrowings	2.0%	181,000	N/A

Total borrowings	4.9%	$833,127	$1,258,371

(1)	Amounts presented are net of (i) unamortized premiums to the face value of our outstanding fixed-rate mortgages of $1.7 million as of March 31, 2015, and (ii) GAAP principal amortization related to troubled debt restructurings of $2.5 million as of March 31, 2015.
(2)

“Gross Investment Amount” as used here and throughout this document represents the allocated gross basis of real property and debt related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization, and (iii) includes the impact of impairments. Amounts reported for debt related investments represent our net accounting basis of the debt related investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.
(3)	As of March 31, 2015, our one floating-rate mortgage note was subject to an interest rate spread of 3.00% over one-month LIBOR.
(4)	As of March 31, 2015, borrowings under our repurchase facility were subject to interest at a floating rate of 2.25% over one-month LIBOR. However, we had effectively fixed the interest rate of the borrowings using an interest rate swap, resulting in a fixed interest rate of 2.84% for the term of the borrowings.
(5)	As of March 31, 2015, we had entered into interest rate swap agreements with total notional of $334.7 million which we entered into to fix the LIBOR component of the interest rate of our repurchase facilities and unsecured borrowings. Of these swaps, $200.0 million mature in December 2016 and fix the LIBOR rate at 0.64%, $34.7 million mature in May 2017 and fix the LIBOR rate at 0.59%, and $100.0 million mature in January 2022 and fix the LIBOR rate at 1.96%. We are obligated to pay our counterparties under these swap agreements regardless of the level of the related borrowings.
(6)	As of March 31, 2015, borrowings under our line of credit were subject to interest at a floating rate of 1.40% over one-month LIBOR. However, as of March 31, 2015, we had effectively fixed the interest rate of the total borrowings using interest rate swaps at 2.16%.
(7)	As of March 31, 2015, borrowings under our term loan were subject to interest at a floating rate of 1.35% over one-month LIBOR. However, as of March 31, 2015, we had effectively fixed the interest rate using interest rate swaps at 1.86%.

The following table reflects our contractual debt maturities as of March 31, 2015, specifically our obligations under secured borrowings and unsecured borrowings (dollar amounts in thousands).

	As of March 31, 2015
	Mortgage Notes and Other Secured Borrowings		Unsecured Borrowings		Total Outstanding Principal Balance (2)
Year Ending December 31,	Number of Borrowings Maturing	Outstanding Balance	Number of Borrowings Maturing	Outstanding Balance (1)
2015	4	$104,701	—	$—	$104,701
2016	12	326,548	—	—	326,548
2017	6	206,333	—	—	206,333
2018	—	1,419	1	100,000	101,419
2019	—	1,509	1	81,000	82,509
2020	—	1,605	—	—	1,605
2021	—	1,707	—	—	1,707
2022	1	1,663	—	—	1,663
2023	—	978	—	—	978
2024	—	1,034	—	—	1,034
Thereafter	2	5,397	—	—	5,397

Total	25	$652,894	2	$181,000	$833,894

(1)	Unsecured borrowings presented include (i) borrowings of $100.0 million under the term loan component of one of our credit facilities which were scheduled to mature in 2018, subject to two one-year extension options, and (ii) borrowings of $81.0 million under the revolving credit facility component of one of our credit facilities which were scheduled to mature in 2019, subject to a one-year extension option.
(2)	Outstanding balance represents expected cash outflows for contractual amortization and scheduled balloon payment maturities and does not include the GAAP principal amortization of our restructured mortgage note of approximately $2.5 million that does not reduce the contractual amount due of the related mortgage note as of March 31, 2015, partially offset by the mark-to-market premium on assumed debt of $1.7 million as of March 31, 2015.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained the Advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board’s direction, oversight and approval.

We currently have a total of five members on our board of directors, three of whom are independent of us, the Advisor, our Sponsor and our respective affiliates. An “independent director” is a person who is not associated, and has not been associated within the last two years, directly or indirectly, with us, our Sponsor or our Advisor. We refer to our two directors who are not independent of us as our “interested directors.”

Our charter sets forth the material business or professional relationships that cause a person to be associated with us and therefore not eligible to serve as an independent director. A business or professional relationship is per se material if the prospective independent director received more than 5% of his annual gross income in the last two years from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor, or if more than 5% of his net worth, on a fair market value basis, has come from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor. The existence of other relationships or circumstances may also create a material business or professional relationship, thereby disqualifying a person as an independent director, even if he has not received more than 5% of his annual gross income in the last two years from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor, and has not acquired more than 5% of his net worth, on a fair market value basis, from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor.

Our charter and bylaws provide that the number of our directors may be established by a majority of the board but may not be fewer than three nor more than 15. The foregoing is the exclusive means of fixing the number of directors. Our charter also provides that a majority of the directors must be independent directors. Our charter provides that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the stockholders and will serve for a term of one year. Each director may be elected to an unlimited number of successive terms. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or interested directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter.

Duties of Directors

In general, when the board of directors acts on matters relating to any of the following, the approval of a majority of the independent directors is required: minimum capital, duties of directors, the Advisory Agreement, liability and indemnification of directors, fees to our Advisor or its affiliates, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors and our distribution reinvestment plan. At the first meeting of our board of directors consisting of a majority of independent directors, held January 9, 2006, our charter and each of the above matters were reviewed and ratified by a unanimous vote of the directors and of the independent directors.

The responsibilities of the board of directors are as follows:

•	It reviews and adopts valuation procedures to be used in connection with the calculation of our NAV, oversees the implementation of the valuation procedures and approves the parties engaged in connection with determining our NAV.

•	It approves and oversees our overall investment strategy, which consists of elements such as (i) allocation percentages of capital to be invested in real properties and real estate-related debt and securities, (ii) diversification strategies, (iii) investment selection criteria for real property and real estate-related debt and securities, (iv) asset disposition strategies and (v) strategic alliances with product specialists.

•	It approves all investments, dispositions and real property developments, except that the board of directors has delegated (i) to the Investment Committee the authority to review and approve any real property acquisition and development (including real property portfolio acquisitions and developments), for a purchase price or total project cost of up to $25,000,000, and (ii) to the Management Committee the authority to review and approve any real property disposition (including real property portfolio dispositions) for a sales price of up to $25,000,000, provided that the total dispositions approved by the Management Committee in any quarter may not exceed $50,000,000.

•	It approves and oversees our debt financing strategies, except that the board of directors has delegated (i) to the Chief Financial Officer the authority to review and approve any proposed new borrowing or refinancing (secured or unsecured) for an amount of up to $25,000,000, (ii) to the Management Committee the authority to review and approve any proposed new borrowing (secured or unsecured) for an amount of up to $50,000,000, provided that the total new borrowings approved by the Management Committee in any quarter may not exceed $100,000,000, and (iii) to the Management Committee the authority to review and approve any proposed new refinancing (secured or unsecured) for an amount of up to $100,000,000, provided that the total new refinancings approved by the Management Committee in any quarter may not exceed $100,000,000.

•	It approves and monitors the relationship between us, the Operating Partnership and the Advisor.

•	It approves joint ventures, limited partnerships and other such relationships with third parties.

•	It determines our distribution policy and declares distributions from time to time.

•	It oversees our share redemption programs.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the Advisor to assure that such policies are carried out. The independent directors will review these policies at least annually to determine that the policies are in the best interests of our stockholders. Each such determination and the basis thereof will be included in the minutes of the board of directors. Any change in our investment objectives, as stated in our charter, must be approved by the stockholders.

The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve all transactions with any of our directors, the Sponsor, the Advisor or any of their affiliates. The independent directors are also responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the Advisory Agreement are being carried out. Each such determination shall be based on factors set forth below and all other factors the independent directors deem relevant and the findings of the independent directors will be recorded in the minutes of the board of directors. As part of their review of the Advisor’s compensation, the independent directors will consider factors such as:

•	the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of the services and advice furnished by the Advisor;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investment portfolio in relation to the investments generated by the Advisor for its own account.

Committees of the Board

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. We currently have five directors on our board of directors, three of whom are independent. Our board of directors has established an Investment Committee, an Audit Committee and a Conflicts Resolution Committee. Our board of directors may also establish a Compensation Committee and/or a Nominating Committee.

Our board of directors also adopted a delegation of authority policy on December 5, 2013 and, pursuant to such policy, has established a Management Committee and delegated the authority for certain actions to the Management Committee. The Management Committee, described further below, is not a committee of our board of directors.

Investment Committee

Our board of directors has delegated to the Investment Committee (a) certain responsibilities with respect to specific real property investments proposed by the Advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The Investment Committee is currently comprised of all five of our directors, but we may subsequently reduce its size.

With respect to real property investments, the board of directors has delegated to the Investment Committee the authority to approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost of up to $25,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions and developments, including real property portfolio acquisitions and developments, for a purchase price or total project cost greater than $25,000,000, including the financing of such acquisitions and developments.

Audit Committee

The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to stockholders and others, reviewing our system of internal controls, which management has established, overseeing the audit and financial reporting process, including the preapproval of services performed by our independent registered public accounting firm, and overseeing certain areas of risk management. The Audit Committee is currently comprised of three directors, two of whom are independent directors. The members of the Audit Committee are Charles B. Duke, Richard D. Kincaid and Daniel J. Sullivan.

Conflicts Resolution Committee

Our board of directors has delegated the responsibility to consider and resolve all conflicts that may arise between us and either IIT or IPT to the Conflicts Resolution Committee. Such conflicts may arise as a result of the investment allocation methodology that our Advisor utilizes for allocating investment opportunities that are suitable for both us and IIT. The members of the Conflicts Resolution Committee are Daniel J. Sullivan and John P. Woodberry, each of whom is an independent director.

We have priority over IIT and IPT for all non-industrial real estate or non-industrial debt investment opportunities until such time as we are no longer engaged in a public offering and all of the proceeds from our public offerings have been fully invested. Further, in recognition of the fact that we also desire to acquire industrial properties and have a separate day-to-day acquisition team, the Sponsor and the Advisor have agreed, subject to changes approved or required by the Conflicts Resolution Committee, that (1) if an industrial property opportunity is a widely-marketed, brokered transaction, we, on the one hand, and IIT and/or IPT, on the other hand, may simultaneously and independently pursue such transaction, and (2) if an industrial property is not a widely-marketed, brokered transaction, then, as between us, on the one hand, and IIT and/or IPT, on the other hand, the management team and employees of each company generally are free to pursue any industrial opportunity at any time, subject to certain allocations if non-widely-marketed transactions are first sourced by certain shared employees, managers or directors.

Compensation Committee

Our board of directors may establish a Compensation Committee to administer our equity incentive plans. The primary function of the Compensation Committee would be to administer the granting of awards to the independent directors and selected employees of the Advisor or its affiliates, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plans. The Compensation Committee, if formed, will be comprised entirely of independent directors.

Nominating Committee

Our board of directors may establish a Nominating Committee. The primary function of the Nominating Committee would be to:

•	assist our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommend candidates to our board of directors to fill vacancies on the board;

•	recommend committee assignments for directors to the full board; and

•	periodically assess the performance of our board of directors.

Management Committee

Our board of directors has delegated to the Management Committee certain responsibilities with respect to certain disposition, leasing, capital expenditure, borrowing and refinancing decisions. The Management Committee does not have authority over any transactions between us and the Advisor, a member of the board of directors, or any of their affiliates. The Management Committee is not a board committee and is currently comprised of our Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors, General Counsel, General Counsel of our Advisor, President, the managers of the Advisor, and, if deciding upon a disposition, our Senior Vice President of Real Estate.

With respect to real property investments, the board of directors has delegated to the Management Committee the authority to approve all real property dispositions, including real property portfolio dispositions, for a sales price of up to $25,000,000, provided that the total dispositions approved by the Management Committee in any quarter may not exceed $50,000,000. The board of directors, including a majority of the independent directors, must approve all real property dispositions, including real property portfolio dispositions, (i) for a sales price greater than $25,000,000, and (ii) once the total dispositions approved by the Management Committee in any quarter equals $50,000,000, for any sales price through the end of such quarter.

With respect to the lease of real property, the board of directors has delegated (i) to the President of the Company the authority to approve any lease of real property, on such terms as the President deem necessary, advisable, or appropriate, for total base rent of $10,000,000 over the base term of the lease, and (ii) to the Management Committee the authority to approve the lease of real property, on such terms as the Management Committee deems necessary, advisable, or appropriate, for total base rent of $50,000,000 over the base term of the lease.

With respect to capital expenditures (excluding capital expenditures approved by the board of directors in the ordinary course of budget approvals), (i) the President of the Company is authorized to approve any capital expenditure of up to $1,000,000 over the line item approved by the board of directors in the budget for the specified property, and (ii) the Management Committee is authorized to approve any capital expenditure of up to $5,000,000 over the line item approved by the board of directors in the budget for the specified property.

With respect to borrowing and refinancing decisions, the board of directors has authorized (i) the Chief Financial Officer to review and approve any proposed new borrowing or refinancing (secured or unsecured) for an amount of up to $25,000,000, (ii) the Management Committee to review and approve any proposed new borrowing (secured or unsecured) for an amount of up to $50,000,000, provided that the total new borrowings approved by the Management Committee in any quarter may not exceed $100,000,000, and (iii) the Management Committee to review and approve any proposed new refinancing (secured or unsecured) for an amount of up to $100,000,000, provided that the total new refinancings approved by the Management Committee in any quarter may not exceed $100,000,000.

Compensation of Directors

We pay each of our independent directors $8,750 per quarter plus $2,000 for each regular board of directors meeting attended in person, $1,000 for each regular board of directors meeting attended by telephone, and $2,000 for each committee meeting and each special board of directors meeting attended in person or by telephone. We also pay the chairman of the Audit Committee an annual retainer of $7,500 (prorated for a partial term). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending board meetings. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

RSU Awards

In addition, at each annual meeting of stockholders the independent directors will automatically, upon election, receive an award (“Annual Award”), pursuant to either the Equity Incentive Plan (as defined below) or the Secondary Plan (as defined below), of $10,000 in restricted stock units (“RSUs”) with respect to Class I shares of our common stock, with the number of RSUs based on the NAV per Class I share as of the end of the day of the annual meeting. Independent directors appointed after an annual meeting will, upon appointment, receive a pro rata Annual Award, with the number of RSUs based on the Class I NAV as of the end of the day of appointment and reflecting the number of days remaining until the one-year anniversary of the prior annual meeting of stockholders (or, if earlier and if scheduled as of the day of appointment, the date of the next scheduled annual meeting of stockholders).

RSUs will vest if and when the director completes the term for which he or she was elected/appointed. Unvested awards will also vest in the event of death or disability of the director or upon a change of control of our company. Unvested awards will be forfeited if the director’s term in office terminates prematurely for any other reason. The directors may elect to defer settlement of vested awards in shares pursuant to Section 409A of the Code.

The independent directors will accrue dividend equivalents on unsettled RSUs, in amounts and with accrual dates that mirror the dividend amounts and payment dates on the underlying Class I shares. Any such dividend equivalents will be paid in the form of additional RSUs, will be subject to the same terms and vesting as the underlying RSUs with respect to which the dividend equivalents are paid, and will be settled in shares at the same time as the underlying RSUs with respect to which the dividend equivalents are paid.

Stock Option Awards

In connection with our 2007, 2008, 2009, and 2010 Annual Meetings of Stockholders, on August 27, 2007, August 21, 2008, June 29, 2009, and June 29, 2010, respectively, each of our three independent directors was granted an option to purchase 5,000 Class E shares of our common stock under the Prior Plan (as defined below) with an exercise price equal to $11.00 per share. These options have all vested and remain outstanding.

Equity Incentive Plans

Amended and Restated Equity Incentive Plan

On December 5, 2013, our board of directors adopted the Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock, stock units and/or other stock-based awards to our employees (if we have any in the future), our independent directors, employees of the Advisor or its affiliates and other advisors and consultants of ours and of the Advisor selected by the plan administrator for participation in the Equity Incentive Plan. Any such stock options, stock appreciation rights, restricted stock, stock units and/or other stock-based awards will provide for exercise prices, where applicable, that are not less than the fair market value of shares of our common stock on the date of the grant.

Our board of directors administers the Equity Incentive Plan as the plan administrator, with sole authority to select participants, determine the types of awards to be granted and determine all the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a real estate investment trust for tax purposes or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by the plan administrator, no award granted under the Equity Incentive Plan will be transferable except through the laws of descent and distribution.

An aggregate maximum of 5.0 million shares may be issued upon grant, vesting or exercise of awards under the Equity Incentive Plan, although the board of directors, to date, has only authorized and reserved for issuance a total of 2.0 million shares of our common stock under the Equity Incentive Plan. In addition, to any individual in any single calendar year no more than 200,000 shares may be made subject to stock options or stock appreciation rights under the Equity Incentive Plan and no more than 200,000 shares may be made subject to other stock-based awards under the Equity Incentive Plan. Further, our board of directors adopted an administrative rule, which is subject to change at any time, to the effect that it will not approve the issuance of new awards under the plan (other than the initial grant of options to our independent directors) if, after giving pro forma effect to such issuance, the aggregate number of shares of our common stock subject to all outstanding awards exceeds 4% of the sum of (i) the number of shares of our then outstanding common stock and (ii) the number of then outstanding OP Units, other than those held by us. If any shares subject to an award under the Equity Incentive Plan are forfeited, cancelled, exchanged or surrendered or an award terminates or expires without a distribution of shares or if shares are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, such number of shares will again be available for awards under the Equity Incentive Plan. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend or extraordinary dividend, our board of directors will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

Under the Equity Incentive Plan, our board of directors will determine the treatment of awards in the event of a change in our control. The Equity Incentive Plan will automatically expire on January 12, 2016, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the Equity Incentive Plan at any time. The expiration or other termination of the Equity Incentive Plan will have no adverse impact on any award that is outstanding at the time the Equity Incentive Plan expires or is terminated without the consent of the holder of the outstanding award. Our board of directors may amend the Equity Incentive Plan at any time, but no amendment will adversely affect any award on a retroactive basis without the consent of the holder of the outstanding award, and no amendment to Equity Incentive Plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the Equity Incentive Plan.

On March 12, 2015, our board of directors adopted the Second Amended and Restated Equity Incentive Plan (the “Amended Plan”), subject to stockholder approval. A proposal to approve the Amended Plan has been presented to the stockholders and will be voted on at the 2015 annual meeting of stockholders, to be held on June 23, 2015. The main changes in the Amended Plan are (i) clarifying that awards may be granted to any prospective director, officer, employee, consultant, or advisor of the Company and the Advisor; (ii) permitting the grant of cash-based awards; (iii) listing the performance criteria based on which performance goals may be established for awards; (iv) prohibiting shares that are withheld or tendered in order to pay the exercise price or tax withholding obligations relating to an award from again becoming available for future awards under the Amended Plan; (v) expressly prohibiting reload options; (vi) requiring dividends and dividend equivalents to be deferred until vesting or settlement of restricted stock and restricted stock units that vest based on attainment of performance goals; (vii) expressly prohibiting tax gross-up payments relating to awards; (viii) adding a clawback provision; (ix) extending the term of the Amended Plan until March 12, 2025; and (x) other minor clarifications.

Secondary Equity Incentive Plan

On December 5, 2013, the board of directors also adopted the Secondary Equity Incentive Plan (the “Secondary Plan”). The Secondary Plan is substantially similar to the Equity Incentive Plan, except that under the Secondary Plan, an eligible participant is any person, trust, association or entity to which the plan administrator desires to grant an award. An aggregate maximum of 5.0 million shares may be issued upon grant, vesting or exercise of awards under the Secondary Plan, although the board of directors, to date, has only authorized and reserved for issuance a total of 2.0 million shares of our common stock under the Secondary Plan.

On March 12, 2015, our board of directors adopted the Amended and Restated Secondary Equity Incentive Plan (the “Amended Secondary Plan”), subject to stockholder approval. A proposal to approve the Amended Secondary Plan has been presented to the stockholders and will be voted on at the 2015 annual meeting of stockholders, to be held on June 23, 2015. The main changes in the Amended Secondary Plan are (i) prohibiting shares that are withheld or tendered in order to pay the exercise price or tax withholding obligations relating to an award from again becoming available for future awards under the Amended Secondary Plan; (ii) expressly prohibiting reload options; (iii) requiring dividends and dividend equivalents to be deferred until vesting or settlement of restricted stock and restricted stock units that vest based on attainment of performance goals; (iv) expressly prohibiting tax gross-up payments relating to awards; (v) adding a clawback provision; (vi) extending the term of the Amended Secondary Plan until March 12, 2025; and (vii) other minor clarifications.

Efforts to Align Independent Director and Management Interests with Stockholders

We currently have three separate initiatives intended to promote an alignment of the interests of independent directors and our management with our stockholders. First, as described above under “—Compensation of Directors—RSU Awards” we provide a portion of our independent director compensation in the form of equity awards. Second, as described below under “The Advisor and the Advisory Agreement—Restricted Stock Unit Agreements,” we have entered into Restricted Stock Unit Agreements with our Advisor, pursuant to which the Advisor receives Class I shares in return for offsets of future advisory fees and expenses, and the Advisor has entered into agreements to redistribute substantially all of such shares to senior level employees of the Advisor and its affiliates that provide services to us. Finally, pursuant to our equity incentive plans, effective March 24, 2014 and February 25, 2015, we granted 44,793 and 49,263 shares, respectively, of restricted Class I stock to non-executive employees of our Advisor and its affiliates.

Compensation Committee Interlocks and Insider Participation

Because our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us.

Limited Liability and Indemnification of Directors, Officers and Others

Our charter, subject to certain limitations, limits the personal liability of our directors and officers for monetary damages. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, our charter and, with respect to our directors only, indemnification agreements with each director, provide that, subject to certain limitations, we will generally indemnify our directors, our officers, the Advisor and its affiliates, and may indemnify our employees (if we have any in the future) and agents for losses they may incur by reason of their service in those capacities. We also have obtained directors and officers liability insurance. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

In spite of the above provisions of the Maryland General Corporation Law, our charter and, with respect to our directors only, indemnification agreements with each director, provide that our directors, the Advisor and its affiliates will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met:

•	our directors, the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, the Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of interested directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless the Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement to the maximum extent permitted by law. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement. Notwithstanding the foregoing, any provision of the Maryland General Corporation Law or our organizational documents, we may not indemnify or hold harmless the Advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association (the “Statement of Policy”).

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, our officers, the Advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	dismisses with prejudice, or there is a successful adjudication on the merits of, each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

We may advance funds to directors, officers, the Advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

•	the party seeking such advancement has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
Richard D. Kincaid	53	Chairman of the Board of Directors
John A. Blumberg	55	Director
Charles B. Duke	57	Director*
Daniel J. Sullivan	50	Director*
John P. Woodberry	52	Director*
Jeffrey L. Johnson	55	Chief Executive Officer
J. Michael Lynch	62	President
M. Kirk Scott	37	Chief Financial Officer and Treasurer
Joshua J. Widoff	44	Executive Vice President, General Counsel and Secretary
Gregory M. Moran	42	Executive Vice President

*	Denotes an independent director.

Richard D. Kincaid has served as our Chairman of the Board of Directors since September 2012. Prior to joining our Board of Directors, Mr. Kincaid was a Trustee and the President of Equity Office Properties Trust from November 2002, and the Chief Executive Officer from April 2003, until Equity Office Properties Trust was acquired by the Blackstone Group in February 2007. From March 1997 until November 2002, Mr. Kincaid was Executive Vice President of Equity Office Properties Trust and was Chief Operating Officer from September 2001 until November 2002. He also was Chief Financial Officer of Equity Office Properties Trust from March 1997 until August 2002, and Senior Vice President from October 1996 until March 1997.

Prior to joining Equity Office Properties Trust in 1995, Mr. Kincaid was Senior Vice President of Finance for Equity Group Investments, Inc., where he oversaw debt financing activities for the public and private owners of real estate controlled by Mr. Samuel Zell. During his tenure at Equity Group Investments and Equity Office

Properties Trust, Mr. Kincaid supervised more than $11 billion in financing transactions, including property level loans encumbering office buildings, apartments, and retail properties, as well as unsecured debt, convertible debt securities, and preferred stock. Prior to joining Equity Group Investments in 1990, Mr. Kincaid held positions with Barclays Bank PLC and The First National Bank of Chicago. Richard Kincaid is currently the President and Founder of the BeCause Foundation. The BeCause Foundation is a nonprofit corporation that heightens awareness about a number of complex social problems and promotes change through the power of film. Mr. Kincaid is also an active private investor in early stage companies. Mr. Kincaid is on the board of directors of Rayonier Inc. (NYSE: RYN), an international REIT that specializes in timber and specialty fibers. He also serves on the board of directors of Strategic Hotels and Resorts (NYSE: BEE), an owner of upscale and luxury hotels in North America and Europe. He also serves on the board of directors of the Street Medicine Institute. Mr. Kincaid received his Master’s Degree in Business Administration from the University of Texas, and his Bachelor’s Degree from Wichita State University.

We believe that Mr. Kincaid’s qualifications to serve on our board of directors include his significant leadership experience as a Trustee, the President and the Chief Executive Officer of Equity Office Properties Trust and his director positions with other public companies. He also has demonstrated strategic insight with respect to large, growing real estate companies, as he developed the financial, technology and integration strategies for Equity Office Properties Trust during its tremendous growth, which included nearly $17 billion in acquisitions. We believe that his leadership and experience are valuable additions to our board in connection with our new offering and our transition to a perpetual-life REIT.

John A. Blumberg has served as a director of our board of directors since January 2006 and also as our Chairman of the Board of Directors from January 2006 to September 2012. Mr. Blumberg has also been a manager of our Advisor since April 2005. From October 2009 to March 2010, Mr. Blumberg served as the Chairman of the Board of Directors of IIT, a Denver, Colorado-based REIT focusing on industrial real estate, and is currently a manager of Industrial Income Advisors LLC, the advisor to IIT. Mr. Blumberg is also a manager of Industrial Property Advisors LLC, the advisor to IPT, a Denver, Colorado-based REIT. Mr. Blumberg is a principal of both Dividend Capital Group LLC and Black Creek Group LLC, a Denver-based real estate investment firm, which he co-founded in 1993. In 2014, Mr. Blumberg joined the Board of Directors for Rayonier Inc. Since 2006, Mr. Blumberg has also been chairman of Mexico Retail Properties, a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development, and redevelopment activities since 1993 and, as of December 31, 2014, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $13.6 billion. Prior to co-founding Black Creek Group LLC, Mr. Blumberg was President of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer’s Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. Mr. Blumberg holds a Bachelor’s Degree from the University of North Carolina at Chapel Hill.

We believe that Mr. Blumberg’s qualifications to serve on our board of directors are demonstrated by his extensive experience in real estate investments, including his over 20 years of experience with Black Creek Group LLC as a co-founder of the company, his position as a principal of Dividend Capital Group LLC, his leadership experience as an executive officer of, and an advisor to, non-traded REITs and other real estate investment companies, and his experience in real estate investment banking.

Charles B. Duke has served as an independent director of our board of directors since January 2006. Mr. Duke has also served as an independent director on the board of directors of IIT since December 2009 and as an independent director on the board of IPT since March 2013. Mr. Duke is currently founder and Chief Executive Officer of To-Table Inc. (“To-Table”), a retailer of specialty gourmet foods. Prior to founding To-Table in November 2014, Mr. Duke was involved in the management of two ink jet cartridge remanufacturers and aftermarket suppliers: Mr. Duke served as Executive Vice President of IJR, Inc. in Phoenix, Arizona, from

October 2012 to July 2014, and as the founder, President and Chief Executive Officer of Legacy Imaging, Inc. from 1996 through 2012. Mr. Duke has been active in entrepreneurial and general business activities since 1980 and has held several executive and management roles throughout his career, including founder, president, and owner of Careyes Corporation, a private bank, registered investment advisor and a member of FINRA based in Denver, Colorado, Chief Financial Officer at Particle Measuring Systems, a global technology leader in the environmental monitoring industry based in Boulder, Colorado, and Vice President of Commercial Loans at Colorado National Bank. Mr. Duke also spent four years with Kirkpatrick Pettis, the investment-banking subsidiary of Mutual of Omaha, as Vice President of Corporate Finance, involved in primarily mergers and acquisitions, financing, and valuation activities. Mr. Duke graduated from Hamilton College in 1980 with a Bachelor’s Degree in Economics and English.

We believe that Mr. Duke’s qualifications to serve on our board of directors include his considerable experience in financial matters, including specifically his experience as founder and president of a private bank and as Chief Financial Officer of a significant organization, and we believe his business management experience is valuable in terms of providing director leadership.

Daniel J. Sullivan has served as an independent director of our board of directors since January 2006. From 2003 to 2013, Mr. Sullivan was a private consultant and also the assistant editor of Humanitas, an academic journal published by the National Humanities Institute. Prior to that, from 1998 to 2002, he was Director of Business Development at Jordan Industries Inc. Mr. Sullivan has eighteen years of international business, consulting, and private equity investment experience, including over four years, from 1987 through 1991, in the real estate industry as an appraiser, property analyst, and investment banker with Manufacturers Hanover Real Estate Investment Banking Group in New York. During that time, Mr. Sullivan participated in the structuring and private placement of over $1 billion in long term, fixed-rate, and multi-property mortgage financings for the bank’s corporate clients. Mr. Sullivan holds a Master of Arts Degree in Political Theory from The Catholic University of America in Washington, DC and a Bachelor of Arts Degree in History from Boston College in Chestnut Hill, Massachusetts.

We believe that Mr. Sullivan’s diverse background in education, journalism, international business, consulting, and private equity investment adds a unique perspective to our board of directors in fulfilling its duties. His qualifications to serve on our board are also demonstrated by his experience in international business, finance, and real estate investments.

John P. Woodberry has served as an independent director of our board of directors since January 2006. Mr. Woodberry has been active in finance and investing activities since 1991. From 2007 to 2012, Mr. Woodberry served as the Portfolio Manager for the India and Capital Markets Group of Passport Capital, LLC, a San Francisco-based hedge fund. From 2004 to 2007, Mr. Woodberry was the President and Portfolio Manager of Independence Capital Asset Partners, LLC. Previously, from 2001 to 2004, Mr. Woodberry was a Senior Research Analyst at Cobalt Capital, LLC, a New York City-based hedge fund. From 1998 to 2001, Mr. Woodberry worked for Minute Man Capital Management, LLC and Trident Investment Management, LLC, each a New York City-based hedge fund. From 1995 to 1998, Mr. Woodberry worked at Templeton Investment Council Ltd. Mr. Woodberry has a Master’s Degree in Business Administration from Harvard Business School and a Bachelor of Arts Degree from Stanford University.

We believe that Mr. Woodberry’s qualifications to serve on our board of directors include his depth of experience in finance, capital markets, and investment management. His managerial roles at various hedge funds, including his experience as President and Portfolio Manager of Independence Capital Asset Partners, LLC, provide him with leadership experience that we believe is valuable to our board of directors in fulfilling its duties.

Jeffrey L. Johnson has served as our Chief Executive Officer since January 2013. Mr. Johnson served as Managing Principal of Lakeshore Holdings, LLC, a private equity real estate firm that he founded, from 2007 through December 2012. Mr. Johnson has also served as the Chief Executive Officer of our Advisor since

January 2013. From December 2009 to June 2011, he also served as founder and Managing Principal of Reunion Office Holdings, LLC, a private equity real estate firm, and from January 2009 to November 2009, he served as Chief Investment Officer and Managing Director of Transwestern Investment Company, a private equity real estate firm now known as Pearlmark Real Estate Partners. From 2003 until Equity Office Properties Trust was acquired by the Blackstone Group in February 2007, Mr. Johnson served as Chief Investment Officer, Executive Vice President and Chairman of the Investment Committee of Equity Office Properties Trust. Equity Office Properties Trust was a publicly traded REIT and at that time was the largest publicly traded owner and manager of office properties in the United States. While at Equity Office Properties Trust, Mr. Johnson restructured the investment group and implemented an investment strategy that resulted in over $12.5 billion in transaction volume, providing capital for a $2.6 billion stock repurchase. From 1990 to 1999, Mr. Johnson was a senior executive at Equity Office Properties Trust and its predecessor entities, most recently serving as Chief Investment Officer. Mr. Johnson was instrumental in completing Equity Office Property Trust’s initial public offering in July 1997, setting investment strategies and completing over $9 billion of real estate operating company transactions and property acquisitions. From 1990 to 1996, he was a senior acquisitions officer where he was responsible for acquiring over $1.2 billion of office properties. From 2000 through 2003, Mr. Johnson served as a Managing Director, founding Partner and Co-Head of U.S. Investments for Lehman Brothers Holdings, Inc.’s real estate private equity group, where he was one of six founding members that raised a $1.6 billion first-time fund, built an international investment group and executed a process that resulted in $580 million of equity investments, in over $6.9 billion of real estate, during the fund’s first 30 months.

During his career, Mr. Johnson has overseen acquisition and disposition activity in various real estate and real estate-related investments, including core office properties, development projects, joint ventures, international investments, mezzanine loans and multi-asset class portfolio transactions. He has also been instrumental in numerous significant public and private capital markets and mergers and acquisitions transactions. Mr. Johnson serves on the Northwestern University Kellogg Real Estate Advisory Board. Mr. Johnson is also a member of each of the Urban Land Institute and the Chicago Commonwealth Club. Mr. Johnson received his Master’s Degree in Business Administration from Northwestern University’s Kellogg Graduate School of Management and his Bachelor’s Degree from Denison University.

J. Michael Lynch has served as our President since July 2013. Mr. Lynch has over 30 years of real estate development and investment experience. Prior to joining us, Mr. Lynch served as Chief Investment Officer of Arden Realty, Inc., a GE Capital Real Estate Company, from May 2007 to June 2013. While with Arden Realty, Mr. Lynch oversaw capital market activities for a $4.5 billion office and industrial portfolio and led a team responsible for approximately $2 billion in acquisition and disposition activity. From May 2004 to March 2007, he served as Senior Vice President of Investments for Equity Office Properties Trust. While at Equity Office Properties Trust, Mr. Lynch managed office investment activity in major cities in the Western U.S. and development activity throughout the U.S. and completed transactions valued at over $1.5 billion of core and core-plus properties.

Mr. Lynch serves as an Advisory Board member for American Homes 4 Rent. Mr. Lynch received his Bachelor of Science Degree in Economics, cum laude, from Mount Saint Mary’s College and his Master’s Degree in Architecture from Virginia Polytechnic Institute.

M. Kirk Scott has served as our Chief Financial Officer and Treasurer since April 2009 and served as our Vice President and Controller from April 2008 to September 2011. Since joining us in April 2008, Mr. Scott has overseen and developed investor and lender relations, finance, financial reporting, accounting, budgeting, forecasting, internal audit, securities and tax compliance, lender relations and other related areas of responsibilities. Prior to joining us in 2008, Mr. Scott was Controller of Denver-based NexCore Group, a fully-integrated real estate development and operating company primarily focused within the medical office sector that has developed or acquired over 4.7 million square feet of facilities. Within his capacity as Controller, Mr. Scott directed and oversaw the accounting, financial reporting and compliance, budgeting, forecasting and investor relation functions for the NexCore Group. From 2002 until 2006, Mr. Scott was Assistant Controller at Dividend

Capital Group LLC and DCT Industrial Trust Inc. (NYSE: DCT) during that company’s growth from inception to more than $2 billion in assets under management where he was responsible for establishing the organization’s accounting and financial reporting function including compliance with the rules and regulations of the Commission, FINRA, the Internal Revenue Service and various state blue sky laws. Prior thereto, Mr. Scott was an auditor with KPMG focused on various real estate assignments. Mr. Scott holds a Bachelor’s Degree in Accounting, cum laude, from the University of Wyoming.

Joshua J. Widoff has served as Executive Vice President, General Counsel and Secretary since October 2010, and served as Senior Vice President, Secretary and General Counsel from September 2007 to October 2010. Mr. Widoff has served as the Executive Vice President, General Counsel and Secretary of IIT since December 2013 and as its Senior Vice President, General Counsel and Secretary since May 2009 and has served as the Executive Vice President, General Counsel and Secretary of IPT since September 2012. He has also served as a Managing Director of Black Creek Group LLC, a Denver-based private equity real estate firm, since September 2007, and as Executive Vice President of Dividend Capital Group LLC since October 2010. Prior to joining us in September 2007, Mr. Widoff was a partner from October 2002 to July 2007 at the law firm of Brownstein Hyatt Farber Schreck, P.C., where he was active in the management of the firm, serving as chairman of both the firm’s Associate and Recruiting Committees and overseeing an integrated team of attorneys and paralegals servicing clients primarily in the commercial real estate business. During more than a dozen years of private practice, he managed transactions involving the acquisition, development, leasing, financing and disposition of various real estate assets, including vacant land, apartment and office buildings, hotels, casinos, industrial/warehouse facilities and shopping centers. He also participated in asset and stock acquisition transactions, convertible debt financings, private offerings and complex joint venture negotiations. Mr. Widoff served as general business counsel on a variety of contract and operational issues to a wide range of clients in diverse businesses. Mr. Widoff currently serves as a Vice-Chair and Commissioner for the Denver Urban Renewal Authority. Mr. Widoff received his Bachelor’s Degree from Trinity University in Texas and his Juris Doctor Degree from the University of Colorado School of Law.

Gregory M. Moran has served as Executive Vice President since July 2013. Mr. Moran also has served as a Vice President of Investments of Dividend Capital Group LLC and Dividend Capital Total Advisors Group LLC since August 2005. Mr. Moran has been an active participant in the institutional real estate community since 1998. From December 2001 through July 2005, Mr. Moran was a Portfolio Manager in the Real Estate Investment Group for the Public Employees’ Retirement Association of Colorado where he was directly involved in the ongoing management of a global real estate investment portfolio with over $2 billion of invested equity. Mr. Moran was responsible for sourcing and underwriting new investment opportunities, ongoing asset management of existing portfolio investments and relationship management for over a dozen joint venture partners and advisors of the fund. From September 1998 through December 2001, Mr. Moran worked in the Capital Markets Group at Sonnenblick Goldman Company, most recently as a Vice President. During this time, Mr. Moran was responsible for raising and structuring debt and equity investments in commercial real estate projects on behalf of public and private real estate investment companies. Mr. Moran received his Bachelor’s Degree in Business Administration and Master’s Degree in Professional Accounting from the University of Texas at Austin—McCombs School of Business. He is also a CFA Charterholder, and a member of the CFA Institute, Urban Land Institute and Pension Real Estate Association.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are currently party to the Eighth Amended and Restated Advisory Agreement, effective as of July 12, 2012 and currently renewed through June 30, 2015.

The Advisor

The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders. Under the terms of the Advisory Agreement, subject to the oversight, review and approval of the board of directors, the Advisor undertakes to perform the following:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	assist our board of directors in developing, overseeing, implementing and coordinating our daily NAV procedures;

•	provide information about our properties and other assets and liabilities to the Independent Valuation Firm and other parties involved in determining our daily NAV;

•	research, identify, review and recommend to our board of directors for approval real property and real estate-related related acquisitions and dispositions consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties and real estate-related investments will be made;

•	actively oversee and manage our real property and real estate-related investment portfolios for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners and product specialists, structure corresponding agreements and oversee and monitor these relationships; and

•	arrange for financing and refinancing of our assets.

The above summary is provided to illustrate the material functions that the Advisor will perform for us as our advisor and it is not intended to include all of the services that may be provided to us by the Advisor or third parties, including the Advisor’s product specialists. Any investment advisory services provided with respect to securities will be provided by a registered investment adviser.

The Advisor expects to engage in other business activities. As a result, its resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the key personnel of the Advisor must devote sufficient resources to our business operations to permit the Advisor to discharge its obligations. The Advisor may not make any investments, dispositions or real property developments including real property portfolio acquisitions, developments and dispositions without the prior approval of the majority of our Investment Committee, our Management Committee, or our board of directors, as the case may be. See “Management—Duties of Directors.” The actual terms and conditions of transactions involving investments in real properties and real estate-related debt and securities shall be determined in the sole discretion of the Advisor and its product specialists, subject, as applicable, to board and Investment Committee approval.

The Advisor is currently managed by the following individuals:

John A. Blumberg	James R. Mulvihill
Eileen Hallquist	Taylor M. Paul
Jeffrey L. Johnson	Gary M. Reiff
Andrea L. Karp	M. Kirk Scott
Richard D. Kincaid	Jeffrey W. Taylor
J. Michael Lynch	Joshua J. Widoff
Gregory M. Moran	Evan H. Zucker
Lainie P. Minnick

For biographical information regarding Messrs. Blumberg, Johnson, Kincaid, Lynch, Scott and Widoff, see “Management—Directors and Executive Officers.”

Eileen Hallquist, age 54, has served as Senior Vice President Asset Management Office & Industrial since May 2015. Ms. Hallquist has over 27 years of real estate asset management and development experience. Prior to joining Dividend Capital, Ms. Hallquist served as Vice President—Asset Management / Director of Sustainability for the JBG Companies from April 2011 to April 2015. While with the JBG Companies, Ms. Hallquist oversaw asset management activities for a $730 million portfolio of commercial and mixed-use assets in the Washington metropolitan area. She was also responsible for leading the sustainability and energy initiatives for the firm’s portfolio of 10 million square feet of office properties. From 2009 to 2011, she was President of Fiberight, LLC, an early stage biofuels company. From 2001 to 2009, she served as Senior Vice President of Development for Lowe Enterprises. While at Lowe Enterprises, Ms. Hallquist was responsible for building a platform of mixed-use urban infill projects, with success in security public/private partnerships and GSA tenancies, to create a $600 million pipeline of development projects. She also served in an asset management capacity for eight years for Potomac Capital Investment Corporation overseeing a portfolio of 30 former utility parent properties for value-creation from 1990 to 1998.

Ms. Hallquist serves on the University of Virginia’s School of Architecture Board of Trustees. She has a LEED AP certification and was previously a registered architect in the District of Columbia. She is a member of the Urban Land Institute and past national board member of the National Network of Commercial Real Estate Women (NNCREW.) Ms. Hallquist received her Bachelor of Science Degree in Architecture from the University of Virginia and her Master’s Degree in Business from the Darden School, at the University of Virginia.

Andrea L. Karp, age 43, has responsibilities for due diligence and acquisitions at the Advisor. Ms. Karp has served as our Senior Vice President of Real Estate since May 2007. Ms. Karp has also served as the Senior Vice President of Real Estate of IIT since August 2010 and as the Senior Vice President of Real Estate of IPT since March 2013. From 2006 to 2007, Ms. Karp was Vice President of Fremont Investment & Loan, a California-based bank where she was responsible for originating commercial loans. From 1997 through 2006, Ms. Karp served as First Vice President of ProLogis. In this capacity, Ms. Karp was responsible for overseeing the Asset Services team, which handled all due diligence and underwriting activities of corporate mergers, joint ventures, financings, acquisitions and dispositions with activity levels in excess of $6 billion per year. Ms. Karp holds a Bachelor’s Degree in Economics from the University of Colorado.

Lainie P. Minnick, age 42, has responsibilities for financings at the Advisor. As our Senior Vice President of Finance since 2007, Ms. Minnick is primarily responsible for executing financing initiatives and managing lending relationships. Ms. Minnick has also served as the Senior Vice President of Finance of IIT since August 2010 and as the Senior Vice President of Finance of IPT since March 2013. Since joining Dividend Capital in February 2007, Ms. Minnick has executed approximately $5.9 billion of financings for DPF, IIT and IPT, collectively. Prior to joining the Advisor in 2007, Ms. Minnick was a Project Executive for Urban Villages, Inc., a Denver-based real estate development firm. In 1996 Ms. Minnick joined the Archon Group, a subsidiary of Goldman Sachs, where she was responsible for portfolio management and loan asset management efforts. She subsequently worked directly for Goldman Sachs from 1998 through 2004 as a Vice President working exclusively with the Whitehall Funds, a series of global real estate opportunity funds. Based in both New York and London, Ms. Minnick was responsible for executing over $3 billion of real estate-related portfolio financings for Whitehall throughout the U.S. and Europe. Ms. Minnick holds a Bachelor’s of Business Administration degree from Southern Methodist University and a Masters in Business Administration from the Wharton School at the University of Pennsylvania.

James R. Mulvihill, age 50, is a manager of both the Advisor and the Property Manager. Mr. Mulvihill is also a manager of Industrial Income Advisors LLC, the advisor to IIT, and a manager of Industrial Property Advisors LLC, the advisor to IPT. Mr. Mulvihill is a co-founder and managing partner of both Dividend Capital Group LLC and Black Creek Group LLC. Mr. Mulvihill co-founded the first Black Creek affiliated entities in 1991 with John Blumberg and Evan Zucker, and co-founded Dividend Capital Group in 2002 with Mr. Blumberg and Mr. Zucker. As of December 31, 2014, with Mr. Blumberg and Mr. Zucker and other affiliates, Mr. Mulvihill has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate-related assets with an aggregate value in excess of approximately $13.6 billion. Mr. Mulvihill was a co-founder and formerly served as a director of DCT Industrial Trust, formerly known as Dividend Capital Trust, a NYSE-listed industrial REIT (NYSE: DCT). He is also a co-founder and former Chairman of the Board of CPA, one of the largest owners and developers of industrial properties in Mexico. In 1993, Mr. Mulvihill co-founded American Real Estate Investment Corp. (formerly known as Keystone Property Trust, NYSE: KTR) which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Mulvihill served as its Chairman and as a director from 1993 through 1997 and as a director of Keystone Property Trust from 1997 through 2001. Prior to 1991, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer’s Hanover and subsequently Chemical Bank, where his responsibilities included real estate syndication efforts, structured debt underwritings and leveraged buyout real estate financings. Mr. Mulvihill holds a Bachelor’s Degree in Political Science from Stanford University.

Taylor M. Paul, age 35, serves as our Senior Vice President and Controller and has held various positions of growing responsibilities with us and our Advisor since our inception in 2006 including as our Vice President and Controller since 2011. Mr. Paul’s responsibilities have included financial reporting, corporate and property accounting, financial planning and analysis and treasury management. In his current role, Mr. Paul oversees all aspects of our accounting, financial reporting, budgeting and certain treasury management and compliance functions. Prior to joining us, Mr. Paul was with KPMG LLP from 2003 to 2006 where he primarily worked in the firm’s real estate practice for various clients which most notably included an S&P 500 international real estate investment trust. Mr. Paul holds a Bachelor’s Degree in Accounting and Spanish from Southwestern University in Georgetown, Texas and holds an inactive CPA license in the state of Colorado.

Gary M. Reiff, age 55, is Executive Vice President and General Counsel of the Advisor. Mr. Reiff has also served, since March 2008, as the Chief Operating Officer and Chief Legal Officer of Dividend Capital Group LLC and Black Creek Group LLC, both Denver-based real estate investment firms which he joined in February 2007. In addition, Mr. Reiff has held various positions with affiliates of Black Creek Group LLC and Dividend Capital Group LLC, acting as General Counsel, Chief Legal Officer, Executive Vice President and Chief Operating Officer of various of those affiliates, including as Executive Vice President and General Counsel of Industrial Income Advisors LLC (the advisor to Industrial Income Trust Inc.) since October 2012 and of Industrial Property Advisors (the advisor to Industrial Property Trust Inc.) since September 2013. From 1985 until 1986, and from 1989 until 2007, Mr. Reiff was an attorney with Brownstein Hyatt Farber Schreck, P.C., being a shareholder from 1991 until 2007. Mr. Reiff also served as a member of that firm’s Executive Committee and co-chair of the firm’s Corporate and Securities Department. During Mr. Reiff’s more than 20 years of private legal practice, he has represented a wide variety of businesses and corporations, both public and private, in their acquisitions, dispositions, ventures, financings and general corporate counseling. Mr. Reiff currently serves on the Colorado Transportation Commission (currently as Chair of its Audit Committee and a past-Chair of the Commission) and on the High Enterprise Transportation Enterprise. Mr. Reiff is an Adjunct Professor at the University of Colorado Law School. Mr. Reiff received his B.A., with distinction, and his M.A. from Stanford University, and his law degree, magna cum laude, from Harvard Law School.

Jeffrey W. Taylor, CFA, age 42, has responsibilities for shareholder operations, product management and development, coordination of risk management programs and certain business operations at the Advisor and its affiliates. Mr. Taylor has served as our Senior Vice President of Shareholder Operations since September 2012. Mr. Taylor has also served as Senior Vice President of Operations of Black Creek Group LLC since 2009 and has served as President of BCG Advisors LLC since March 2012. BCG Advisors LLC is a registered investment advisor whose subsidiary, BCG TRT Advisors LLC, we and the Advisor have engaged to provide non-discretionary advice and recommendations with respect to our investment in securities. Mr. Taylor’s background includes investment management, risk management, product management, operating company analysis and strategic planning within financial services companies. Prior to joining us and Black Creek Group LLC, Mr. Taylor served in various positions with INVESCO Funds Group, most notably in management roles within the investment division and the distribution company as well as positions within the transfer agency. Mr. Taylor holds a Bachelor’s degree from Pennsylvania State University and a Masters in Business Administration from the University of Colorado at Denver. In addition, Mr. Taylor is a CFA Charterholder.

Evan H. Zucker, age 50, is a manager of both the Advisor and the Property Manager. Mr. Zucker is also a manager of Industrial Income Advisors LLC, the advisor to IIT, and has served as the Chairman of the board of directors of IIT since March 2010. Additionally, Mr. Zucker is a manager of Industrial Property Advisors LLC, the advisor to IPT, and has served as the Chairman of the board of directors of IPT since January 2013. Mr. Zucker served as the President of IIT from October 2009 until his election to the IIT board of directors and as Chairman in March 2010. From its inception until October 2006, Mr. Zucker was the Chief Executive Officer, President, Secretary and a director of DCT Industrial. Mr. Zucker is a principal of both Dividend Capital Group LLC and Black Creek Capital LLC, a Denver-based real estate investment firm which he co-founded in 1993. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989 and, as of December 31, 2014, with affiliates, has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $13.6 billion. In 1993, Mr. Zucker co-founded American Real Estate Investment Corp., which subsequently became Keystone Property Trust (NYSE: KTR), an industrial, office and logistics REIT that was acquired by ProLogis Trust (NYSE: PLD) in August 2004. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. from 1993 to 1997 and as a director of Keystone Property Trust from 1997 to 1999. Mr. Zucker graduated from Stanford University with a Bachelor’s Degree in Economics.

The Advisory Agreement

Term and Termination Rights

The term of the Advisory Agreement is for one year and expires on June 30 of each calendar year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement, and the criteria used in such evaluation will be included in the minutes of the board of directors. The Advisory Agreement may be terminated:

•	immediately by us for “cause” or upon the bankruptcy of the Advisor;

•	without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by the Advisor upon 60 days’ written notice.

“Good reason” is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory Agreement or any uncured material breach of the Advisory Agreement of any nature whatsoever by us. “Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, or an uncured material breach of the Advisory Agreement by the Advisor.

In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist the board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

The Advisor and its affiliates are paid fees and reimbursed certain expenses in connection with services they provide to us. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

The Advisor may also, directly or indirectly (including, without limitation, through us or our subsidiaries), receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests. Fees received from joint venture partners or co-owners of our properties and paid, directly or indirectly (including without limitation, through us or our subsidiaries), to the Advisor may be more or less than similar fees that we pay to the Advisor pursuant to the Advisory Agreement.

Advisory Fee and Expense Reimbursements

As compensation for asset management services the Advisor provides to us pursuant to the Advisory Agreement, we pay the Advisor an advisory fee comprised of two separate components:

(1)	a fixed component that accrues daily in an amount equal to 1/365th of 1.15% of the Aggregate Fund NAV (i.e., the aggregate NAV of our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties) for such day, payable quarterly in arrears; and

(2)	a performance component based on the overall non-compounded investment return (as described below) provided to holders of Fund Interests (i.e., our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties) any calendar year, payable annually in arrears.

We accrue both components of the advisory fee on a daily basis. The performance component of the advisory fee is calculated on the basis of the overall non-compounded investment return provided to holders of Fund Interests over a calendar year such that the Advisor will receive 25% of the overall return in excess of 6%; provided that in no event will the performance component exceed 10% of the overall return for such year. The overall non-compounded investment return provided to holders of Fund Interests over any applicable period is a dollar amount defined as the product of (i) the amount, if any, by which (A) the sum of (1) the weighted-average distributions per Fund Interest over the applicable period and (2) the ending weighted-average NAV per Fund Interest, exceeds (B) the beginning weighted-average NAV per Fund Interest and (ii) the weighted-average number of Fund Interests outstanding during the applicable period. The weighted-average NAV per Fund Interest calculated on the last trading day of a calendar year shall be the amount against which changes in weighted-average NAV per Fund Interest are measured during the subsequent calendar year. However, the performance component will not be earned on any increase in the weighted-average NAV per Fund Interest except to the extent that it exceeds the historically highest year-end weighted-average NAV per Fund Interest since the commencement of our daily NAV calculations (currently $7.16). The foregoing NAV thresholds are subject to adjustment by our board of directors. Therefore, payment of the performance component of the advisory fee (1) is contingent upon the overall return to the holders of Fund Interests exceeding the 6% return, (2) will vary in amount based on our actual performance, (3) cannot cause the overall return to the holders of Fund Interests for the year to be reduced below 6% and (4) is payable to the Advisor if the overall return to the holders of Fund Interests exceeds the 6% return in a particular calendar year, even if the overall return to the holders of Fund Interests on a cumulative basis over any longer or shorter period has been less than 6% per annum. Additionally, the Advisor will provide us with a waiver of a portion of its fees generally equal to the amount of the performance component that would have been payable with respect to the Class E shares and the Class E OP Units held by third parties until the NAV of such shares or units exceeds $10.00 a share or unit, the benefit of which will be shared among all holders of Fund Interests.

As a result, the performance component is not directly tied to the performance of the shares you purchase, the class of shares you purchase or the time period during which you own your shares. The performance component may be payable to the Advisor even if the NAV of your shares at the end of the calendar year is below your purchase price, and the thresholds at which increases in NAV count towards the overall return to the holders of Fund Interests are not based on your purchase price. Because of the class-specific expenses consisting of the dealer manager fee and the distribution fee, which differ among classes, we do not expect the overall return of each class of Fund Interests to ever be the same. However, if and when the performance fee is payable, the expense will be allocated among all holders of Fund Interests ratably according to the NAV of their units or shares, regardless of the different returns achieved by different classes of Fund Interests during the year. Further, stockholders who redeem their shares during a given year may redeem their shares at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the Advisor at the end of such calendar year. In addition, if the weighted-average NAV per Fund Interest remains above certain threshold levels, the Advisor’s ability to earn the performance fee in any year will not be affected by poor performance in prior years, and the Advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

The fixed and performance components of the advisory fee described above are based on the Aggregate Fund NAV and the returns to holders of all Fund Interests because the Advisor manages all of the assets owned by the Operating Partnership, but the Company’s NAV only represents the part of the ownership interests in the Operating Partnership. The other interests in our Operating Partnership are owned by third-party holders of OP Units. This fee structure does not benefit the third-party holders of OP Units at the expense of our stockholders or vice versa, because these fees will be allocated among all third-party holders of OP Units and all of our stockholders ratably according to the NAV of their units or shares.

We will also pay our Advisor a development management fee equal to 4.0% of the cost to develop, construct or improve any real property assets.

In addition, we will pay the Advisor a fee of 1.0% of the total consideration we receive upon the sale of real property assets. For these purposes, a “sale” means any transaction or series of transactions whereby we or the Operating Partnership directly or indirectly (including through the sale of any interest in a joint venture or through a sale by a joint venture in which we hold an interest) sells, grants, transfers, conveys, or relinquishes its ownership of any real property or portion thereof, including the lease of any real property consisting of a building only, and including any event with respect to any real property which gives rise to a significant amount of insurance proceeds or condemnation awards. Further, for providing a substantial amount of services in connection with the sale of a property, as determined by a majority of our independent directors, we will pay the Advisor up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

Subject to certain limitations, we reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	organization and offering expenses, which include legal, accounting and printing fees and expenses attributable to preparation of the registration statement, registration and qualification of our common stock for sale with the Commission and in the various states and filing fees (and not including selling commissions, the dealer manager fee and the distribution fee), in the event that the Advisor incurs any such expenses on our behalf;

•	expenses incurred by the Advisor in connection with the selection and acquisition of properties, real estate-related assets and other investments of ours, whether or not such investments are acquired;

•	expenses incurred by the Advisor in connection with financing transactions, including the financing or refinancing of our properties;

•	expenses incurred by the Advisor in connection with providing other services to us, such as compliance with reporting requirements under securities laws; and

•	our allocable share of the Advisor’s overhead, which includes but is not limited to the Advisor’s rent, utilities and personnel costs, as well as the compensation payable to our principal executive officer and our principal financial officer; provided, that we will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

The Advisor must reimburse us at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the Advisor cause our total operating expenses over such period to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with generally accepted accounting principles and will include, but will not be limited to, items such as legal, accounting and auditing expenses, the advisory fee, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with the Sarbanes-Oxley Act of 2002. Such operating expenses will not include (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with the Statement of Policy; and (f) acquisition fees, acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future quarters for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any four consecutive fiscal quarters. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Assignment

With the permission of our board of directors, including a majority of our independent directors, our Advisor may at any time assign the Advisory Agreement to an affiliate of the Advisor. The assignment would not be expected to materially affect the identity of the persons on whom we rely for advisory services, and hence we would expect that such assignment would be approved by our board if requested.

Restricted Stock Unit Agreements

We have entered into Restricted Stock Unit Agreements (the “Advisor RSU Agreements”) with our Advisor. Pursuant to the terms of the Advisor RSU Agreements, we have granted 441,338 Company RSUs to the Advisor that remain unvested and unsettled as of May 5, 2015. Each Company RSU will, upon vesting, be settled in one share of our Class I common stock. The Company RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offsets of advisory fees and expenses otherwise payable from the Company to the Advisor based on a value of the NAV per Class I share on the grant date of the applicable Company RSU (the weighted average grant-date NAV per Class I share with respect to the unsettled Company RSUs is $7.06 as of May 5, 2015). As of May 5, 2015, 140,241 shares of Class I common stock that were issued upon settlement of Company RSUs remain subject to fee offset.

The purposes of the Advisor RSU Agreements are to promote an alignment of interests among our stockholders, the Advisor and the personnel of our Advisor and its affiliates, and to promote retention of the personnel of our Advisor and its affiliates. The Advisor has entered into agreements to redistribute substantially all of the Class I shares acquired through Company RSUs to senior level employees of the Advisor and its affiliates that provide services to us, although the terms of such redistributions (including the timing, amount and recipients) remain solely in the discretion of the Advisor. The Advisor has granted 414,277 Advisor RSUs to certain employees of the Advisor and its affiliates that remain unsettled as of May 5, 2015. Each Advisor RSU will, upon vesting, be settled in one share of our Class I common stock. The Advisor RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offsets of compensation otherwise payable from the Advisor or its affiliates to the applicable employee based on a value of the NAV per Class I share on the grant date of the applicable Advisor RSU (the weighted average grant-date NAV per Class I share with respect to the unsettled Advisor RSUs is $6.98 as of May 5, 2015). As of May 5, 2015, 98,492 Advisor RSUs have vested but have not been settled. Both Company RSUs and Advisor RSUs are entitled to dividend equivalents that mirror the dividends paid by us with respect to Class I shares.

Vesting and Payment Offset

The chart below shows the grant dates, vesting dates and Class I NAV on the grant dates of the unvested Company RSUs as of May 5, 2015.

Award	Grant Date	Vesting Dates	Number of Unvested Shares	Applicable Grant Date NAV per Share
Company RSU	April 7, 2014	April 15, 2014, April 15, 2015, April 15, 2016, April 15, 2017	246,787	$6.9634

Company RSU	February 25, 2015	April 15, 2015, April 15, 2016, April 15, 2017	59,192	7.1800

Company RSU	February 25, 2015	April 15, 2018	135,359	7.1800

Total/Weighted Average			441,338	$7.0589

On each vesting date, an offset amount will be calculated and deducted on a pro rata basis over the next 12 months from the cash payments otherwise due and payable to the Advisor under our then-current Advisory Agreement for any fees or expense reimbursements. Each offset amount will equal the number of Company RSUs vesting on such date multiplied by the grant-date NAV per Class I share. For each Company RSU, the offset amount will always be calculated based on the grant-date NAV per Class I share, even beyond the initial grant and vesting dates. At the end of each 12-month period following each vesting date, if the offset amount has not been fully realized by offsets from the cash payments otherwise due and payable to the Advisor under the Advisory Agreement, the Advisor will promptly pay any shortfall to us.

Termination

The Advisor RSU Agreements will automatically terminate upon termination or non-renewal of the Advisory Agreement, by any party for any reason. In addition, upon a change in control of us, then either the Advisor or we may immediately terminate the Advisor RSU Agreements. Further, the Advisor may immediately terminate the Advisor RSU Agreements if we exercise certain rights under the Advisor RSU Agreements to replace the Company RSUs with another form of compensation.

Upon termination of the Advisor RSU Agreements, the Advisor will promptly pay any unused offset amounts to us or, at the Advisor’s election, return Class I shares in equal value based on the Class I NAV as of the date of termination of the Advisor RSU Agreements. In addition, upon termination of the Advisor RSU Agreements, all unvested Company RSUs will be forfeited except that, unless the Advisor RSU Agreements were terminated at the election of the Advisor following a change in control of us or as a result of a premature termination of the Advisory Agreement at our election for cause (as defined in the Advisory Agreement) or upon the bankruptcy of the Advisor, then following such forfeiture of Company RSUs, the Advisor will have the right to acquire from us the number of Class I shares equal to the number of Company RSUs forfeited, in return for a purchase price equal to such number of Class I shares multiplied by the grant-date NAV per Class I share. The Advisor must notify us of its election to exercise the foregoing acquisition right within 30 days following the termination of the Advisor RSU Agreements, and the parties will close the transaction within 60 days following the termination of the Advisor RSU Agreements.

Dividend Equivalent Payments

If our board of directors declares and we pay a cash dividend on Class I shares for any period in which the Company RSUs are outstanding (regardless of whether such Company RSUs are then vested), the Advisor will be entitled to dividend equivalents with respect to that cash dividend equal to the cash dividends that would have been payable on the same number of Class I shares as the number of Company RSUs subject to the Advisor RSU Agreements had such Class I shares been outstanding during the same portion of such period as the Company RSUs were outstanding. Any such dividend equivalents may be paid in cash or Class I shares, at the Advisor’s election.

Holdings of Shares of Common Stock, OP Units and Special Units

We are the sole general partner of our Operating Partnership. We initially contributed $2,000 into the Operating Partnership in exchange for 200 OP Units, representing the sole general partner interest in the Operating Partnership. Subsequently, we contributed 100% of the proceeds received from our public offerings of common stock to our Operating Partnership in exchange for OP Units representing our interest as a limited partner of the Operating Partnership. As of March 31, 2015, we held a 93.1% limited partnership interest in the Operating Partnership. As of March 31, 2015, the Operating Partnership had issued OP Units to third-party investors, representing approximately a 6.9% limited partnership interest, pursuant to the Operating Partnership’s option to acquire certain fractional interests in real estate that were previously sold to such investors pursuant to the Operating Partnership’s private placements.

Companies Affiliated with the Advisor

Property Manager

Certain of our real properties may be managed and leased by the Property Manager. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by entities sponsored or advised by affiliates of our Sponsor or other third parties.

We will pay the Property Manager a property management fee equal to a market-based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as office, industrial, retail, multifamily, hospitality and other property types). In addition, we may pay the Property Manager a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar real properties as determined by a survey of brokers and agents in such area. Historically, we have primarily relied on third-party property managers, and we have not paid any significant amount of a property management fee to the Property Manager.

The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Advisor, the Dealer Manager or certain companies affiliated with them. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will include, without additional expense to us, all of the Property Manager’s general overhead costs.

Dealer Manager

The Dealer Manager is a member firm of FINRA. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of entities sponsored or advised by affiliates of our Sponsor. The Dealer Manager provides certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We pay the Dealer Manager selling commissions on Class A shares sold in the primary offering of up to 3.0% of the public offering price per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers. We do not pay selling commissions on Class W shares, Class I shares, on shares sold under our distribution reinvestment plan, or on Class A shares sold through fee-based programs, also known as wrap accounts, or through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law. Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day. See “Plan of Distribution—Underwriting Compensation.”

We may pay to the Dealer Manager a primary dealer fee in the amount of up to 5.0% of the gross proceeds raised from the sale of Class I shares in the primary offering, provided that (i) the total gross proceeds raised with respect to which the primary dealer fee will apply may not exceed $100,000,000, subject to further increase by our board of directors, in its discretion; (ii) the primary dealer fee will only be paid with respect to sales made by participating broker-dealers specifically approved by us as being eligible; and (iii) the primary dealer fee will only be paid with respect to sales made at times approved by us. The Dealer Manager may reallow a portion of the primary dealer fee to the participating broker-dealers involved in selling such Class I shares based on the portion of the gross proceeds raised from their customers. The Dealer Manager will consider the primary dealer fee to be underwriting compensation subject to the limits described below. The primary dealer fee will be paid by us and will not be considered to be a class-specific expense. Accordingly, the expense will be allocated among all holders of Fund Interests ratably according to the NAV of their units or shares. Currently, the maximum primary dealer fee we will pay our Dealer Manager is $5 million, although in the future we may provide for additional primary dealer fee payments. See “Plan of Distribution—Underwriting Compensation—Primary Dealer Fees.”

Management Decisions of the Advisor

Messrs. Blumberg, Johnson, Kincaid, Lynch, Moran, Mulvihill, Paul, Reiff, Scott, Taylor, Widoff, Zucker and Mmes. Hallquist, Karp and Minnick have primary responsibility for management decisions of the Advisor, including the selection of real property and real estate-related investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties.

Management Compensation

Because our Advisory Agreement provides that our Advisor assumes principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. Our Advisor, through an affiliate, compensates our officers who also serve as officers of the Advisor and of other affiliates. However, in their capacities as officers or employees of our Advisor or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our Advisor under the Advisory Agreement.

The Advisor, the Sponsor, the Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned by one or more of the following and/or their affiliates: John A. Blumberg, James R. Mulvihill, Charles Murray and Evan H. Zucker. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to the Advisor, the Property Manager and the Dealer Manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. Each such determination will be reflected in the minutes of the board of directors. The independent directors will also supervise the performance of the Advisor and review the compensation we pay the Advisor to determine that the provisions of the Advisory Agreement are carried out.

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Advisor, the Property Manager and the Dealer Manager. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below, assuming the maximum gross proceeds from the primary offering and distribution reinvestment plan.

The selling commissions listed below are effectively paid by purchasers of Class A shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per Class A share plus the selling commission, and such selling commissions therefore have no effect on our NAV. The dealer manager fee and the distribution fee listed below are allocated on a class-specific basis and differ for each class, even when the NAV of each class is the same. Such class-specific fees are generally expected to affect distributions of the applicable classes rather than the NAV per share of such classes. The other fees and expenses below, including the primary dealer fee, are not class-specific. Accordingly, they are allocated among all holders of Fund Interests ratably according to the NAV of their units or shares.

Because the dealer manager fee and distribution fee are allocated on a class-specific basis and are borne by all holders of the applicable class, you will be allocated a share of class-specific expenses of our other offerings. Even if the FINRA limitations on underwriting compensation are reached with respect to this offering, you will be allocated a share of class-specific expenses of our other offerings. Accordingly, with respect to the shares that you own, you should expect to be allocated the maximum dealer manager fee and distribution fee described below, for as long as you own your shares.

Summary of Fees, Commissions and Reimbursements

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount
Selling Commission—the Dealer Manager (1)

We pay the Dealer Manager selling commissions of up to 3.0% of the public offering price per Class A share. The actual selling commission expressed as a percentage of the public offering price per Class A share may be higher or lower than 3.0% due to rounding. Selling commissions may be waived at the direction of the Dealer Manager and may be reduced for volume purchases. Substantially all of the sales commissions are expected to be reallowed to third-party broker-dealers participating in this offering.

We do not pay selling commissions with respect to purchases of Class W shares, Class I shares, shares of any class sold pursuant to our distribution reinvestment plan, or Class A shares sold through fee-based programs, also known as wrap accounts, or through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law.

The actual amount will depend on the number of Class A shares sold, the NAV per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $22,500,000 if we sell the maximum offering, assuming that all shares sold are Class A shares, the maximum selling commission is paid for each primary offering share and there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount

Dealer Manager Fee—the Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for each of our Class A and Class W shares and an amount equal to 1/365th of 0.10% of our NAV per share for our Class I shares for such day on a continuous basis from year to year. We will cease paying the dealer manager fee on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange or (ii) such shares no longer being outstanding.

The Dealer Manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics and to servicing broker-dealers. The dealer manager fee is payable monthly in arrears. The dealer manager fee is payable with respect to all Class A, Class W and Class I shares, including Class A, Class W and Class I shares issued under our distribution reinvestment plan. We do not pay a dealer manager fee with respect to Class E shares.

Actual amounts depend upon the number of shares of each class outstanding, our daily NAV and when shares are outstanding, and, therefore, cannot be determined at this time. The additional dealer manager fee with respect to shares sold in this offering will equal $6,000,000 per annum if we sell the maximum offering, assuming that all shares sold are Class W shares and that the NAV per Class W share remains the same throughout this offering.

Distribution Fee—the Dealer Manager

Subject to FINRA limitations on underwriting compensation, we pay the Dealer Manager a distribution fee with respect to our Class A shares only that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for the Class A shares for such day on a continuous basis from year to year. We will cease paying the distribution fee on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange or (ii) such shares no longer being outstanding.

The Dealer Manager may reallow the distribution fee to participating broker-dealers and servicing broker-dealers. The distribution fee is payable monthly in arrears. The distribution fee is payable with respect to all Class A shares, including Class A shares issued under our distribution reinvestment plan.

We do not pay a distribution fee with respect to Class E shares, Class W shares or Class I shares.

Actual amounts depend upon our daily NAV, the number of Class A shares outstanding and when shares are outstanding, and, therefore, cannot be determined at this time. The additional distribution fee with respect to shares sold in this offering will equal $4,887,500 per annum if we sell the maximum offering, assuming that all shares sold are Class A shares, that the NAV per Class A share remains the same throughout this offering and that there is no reallocation of shares between our primary offering and our distribution reinvestment plan.

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount

Primary Dealer Fee—the Dealer Manager	We may pay to the Dealer Manager a primary dealer fee in the amount of up to 5.0% of the gross proceeds raised from the sale of Class I shares in the primary offering, provided that (i) the total gross proceeds raised with respect to which the primary dealer fee will apply may not exceed $100,000,000, subject to further increase by our board of directors, in its discretion; (ii) the primary dealer fee will only be paid with respect to sales made by participating broker-dealers specifically approved by us as being eligible; and (iii) the primary dealer fee will only be paid with respect to sales made at times approved by us. The Dealer Manager may reallow a portion of the primary dealer fee to the participating broker-dealers involved in selling such Class I shares based on the portion of the gross proceeds raised from their customers. The Dealer Manager will consider the primary dealer fee to be underwriting compensation. The primary dealer fee will be paid by us and will not be considered to be a class-specific expense. Accordingly, the expense will be allocated among all holders of Fund Interests ratably according to the NAV of their units or shares. Currently, the maximum primary dealer fee we will pay our Dealer Manager is $5 million, although in the future we may provide for additional primary dealer fee payments.	Actual amounts depend upon the proceeds raised from the sale of Class I shares in transactions that entitle our Dealer Manager to a primary dealer fee. The primary dealer fee will equal $5,000,000 if we pay the maximum 5.0% primary dealer fee on $100,000,000 in gross proceeds from sales of Class I shares in the primary offering.

Additional Underwriting Compensation—the Dealer Manager or the Advisor (2)	We pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, certain additional items of underwriting compensation described in “Plan of Distribution—Underwriting Compensation,” including legal fees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses of registered persons associated with the Dealer Manager, the cost of educational conferences held by us, including costs reimbursement for registered persons associated with the Dealer Manager and registered representatives of participating broker-dealers to attend educational conferences sponsored by us, attendance fees and costs reimbursement for registered persons associated with the Dealer Manager to attend seminars conducted by participating broker-dealers, and promotional items.	We estimate our additional underwriting compensation expenses to be approximately $3,270,000 if we sell the maximum offering amount.

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount

Issuer Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager (3)	We pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, the distribution fee, primary dealer fee, supplemental fees and commissions and certain other amounts described in “Plan of Distribution—Underwriting Compensation— Other Compensation”) as and when incurred. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses (including selling commissions, the dealer manager fee, the distribution fee and any additional underwriting compensation) that we incur exceed 15% of our gross proceeds from the applicable offering.	We estimate our issuer organization and offering expenses (which excludes underwriting compensation expenses, including selling commissions, the dealer manager fee, the distribution fee, the primary dealer fee, supplemental fees and commissions, the additional underwriting compensation described above and certain other amounts described in “Plan of Distribution—Underwriting Compensation—Other Compensation”) to be approximately $9,566,300 if we sell the maximum offering amount.

Advisory Fees—the Advisor (4)	In consideration for the asset management services it provides on our behalf, we pay the Advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.15% of the Aggregate Fund NAV (i.e., the aggregate NAV of our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties) for such day, which is payable monthly in arrears and (2) a performance component calculated on the basis of the overall non-compounded investment return provided to holders of Fund Interests (i.e., our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties) in any calendar year such that the Advisor will receive 25% of the overall return in excess of 6%; provided that in no event will the performance component exceed 10% of the overall return for such year. However, the performance component will not be earned on any increase in the weighted-average NAV per Fund Interest except to the extent that it exceeds the historically highest year-end weighted-average NAV per Fund Interest since the commencement of our daily NAV calculations (currently $7.16). The foregoing NAV thresholds are subject to adjustment by our board of directors. Additionally, the Advisor will provide	Actual amounts depend upon our Aggregate Fund NAV, the distributions we pay, the changes in NAV and future development and sales of assets and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount

us with a waiver of a portion of its fees generally equal to the amount of the performance component that would have been payable with respect to the Class E shares and the Class E OP Units held by third parties until the NAV of such shares or units exceeds $10.00 a share or unit, the benefit of which will be shared among all holders of Fund Interests. For a more comprehensive description of the performance fee and related calculations, see “The Advisor and the Advisory Agreement—Summary of Fees, Commissions and Reimbursements.”

We will also pay our Advisor a development management fee equal to 4.0% of the cost to develop, construct or improve any real property assets.

In addition, we will pay the Advisor a fee of 1.0% of the total consideration we receive upon the sale of real property assets. For these purposes, a “sale” means any transaction or series of transactions whereby we or the Operating Partnership directly or indirectly (including through the sale of any interest in a joint venture or through a sale by a joint venture in which we hold an interest) sells, grants, transfers, conveys, or relinquishes its ownership of any real property or portion thereof, including the lease of any real property consisting of a building only, and including any event with respect to any real property which gives rise to a significant amount of insurance proceeds or condemnation awards.

Further, for providing a substantial amount of services in connection with the sale of a property, as determined by a majority of our independent directors, we will pay the Advisor up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 1.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

Expense Reimbursement—the Advisor (5)	Subject to certain limitations, we reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including,	Actual amounts are dependent upon actual expenses incurred and,

Type of Compensation and Recipient	Description and Method of Computation	Maximum Amount

	without limitation, our allocable share of the Advisor’s overhead, which includes but is not limited to the Advisor’s rent, utilities and personnel costs, as well as a portion of the compensation payable to our principal executive officer and our principal financial officer; provided, that we will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee, which services and fees are described in this table.	therefore, cannot be determined at this time.

Property Management and Leasing Fees—the Property Manager

We may pay the Property Manager or other affiliates an amount equal to a market-based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues.

In addition, we may pay the Property Manager or other affiliates pa separate fee for the one-time initial lease-up of newly constructed real properties. Such fee is generally expected to range from 2% to 8% of the projected first years’ annual gross revenues of the property.

Actual amounts are dependent upon actual gross revenues of each real property owned by us and managed by the Property Manager and, therefore, cannot be determined at this time.

(1)	Selling commissions for sales of Class A shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Selling Commissions—Class A Shares.”
(2)	In addition to these additional items of underwriting compensation, the Advisor may also pay the Dealer Manager additional amounts to fund certain of the Dealer Manager’s costs and expenses related to the distribution of this offering, which will not be reimbursed by us. Also, the Dealer Manager may pay supplemental fees or commissions to participating broker-dealers and servicing broker-dealers with respect to Class I shares sold in the primary offering, which will not be reimbursed by us. ”See “Plan of Distribution—Underwriting Compensation” for a discussion of underwriting compensation to be paid in connection with this offering.
(3)	Expenses incurred in connection with this offering may include legal, accounting, printing, mailing and filing fees and expenses, costs in connection with preparing sales materials, and diligence expenses of investment advisers, any of which may be incurred by the Advisor on our behalf. Additional expenses incurred in connection with this offering, which may be incurred by or on behalf of the Dealer Manager, may include reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices. Although we expect to pay such expenses directly, we will reimburse the Advisor or the Dealer Manager, as applicable, for any organization and offering expenses that it incurs on our behalf (other than selling commissions, the dealer manager fee, the distribution fee, primary dealer fees, supplemental fees and commissions and certain other amounts described in “Plan of Distribution—Underwriting Compensation—Other Compensation”). As required by FINRA rules and the Statement of Policy, under no circumstances may our total cumulative organization and offering expenses (including selling commissions, the dealer manager and the distribution fee, bona fide due diligence expenses and underwriting compensation) exceed 15% of the gross proceeds from the primary offering.
(4)	The fixed and performance components of the advisory fee, as well as the fee of 1.0% of the total consideration we receive upon the sale of real property assets, that are payable under the Advisory

Agreement will count against the limit on total operating expenses described in note 4 below. The fee equal to 4.0% of the cost to develop, construct or improve any real property asset that is payable under the Advisory Agreement will be included in the calculation of acquisition fees and expenses for purposes of our charter limitation that, without the approval of a majority of our board of directors, including a majority of the independent directors, the total of all acquisition fees and expenses relating to a real property acquisition may not exceed 6.0% of the contract purchase price.
(5)	The Advisor must reimburse us at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the Advisor cause our total operating expenses over such period to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See “The Advisor and the Advisory Agreement—The Advisory Agreement.”

In lieu of cash, the Advisor may elect to receive the payment of its fees and the reimbursement of its expenses in Class E, Class A, Class W or Class I shares of our common stock. Any such shares will be valued at the NAV per share applicable to such shares on the issue date and will not be eligible for redemption by the Advisor for six months from the issue date.

We have granted 441,338 Company RSUs to the Advisor that remain unvested and unsettled as of May 5, 2015. Each Company RSU will, upon vesting, be settled in one share of our Class I common stock. The Company RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offsets of advisory fees and expenses otherwise payable from the Company to the Advisor based on a value of the NAV per Class I share on the grant date of the applicable Company RSU (the weighted average grant-date NAV per Class I share with respect to the unsettled Company RSUs is $7.06 as of May 5, 2015). As of May 5, 2015, 140,241 shares of Class I common stock that were issued upon settlement of Company RSUs remain subject to fee offset.

The Advisor has granted 414,277 Advisor RSUs to certain employees of the Advisor and its affiliates that remain unsettled as of May 5, 2015. Each Advisor RSU will, upon vesting, be settled in one share of our Class I common stock. The Advisor RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offsets of compensation otherwise payable from the Advisor or its affiliates to the applicable employee based on a value of the NAV per Class I share on the grant date of the applicable Advisor RSU (the weighted average grant-date NAV per Class I share with respect to the unsettled Advisor RSUs is $6.98 as of May 5, 2015). As of May 5, 2015, 98,492 Advisor RSUs have vested but have not been settled. Both Company RSUs and Advisor RSUs are entitled to dividend equivalents that mirror the dividends paid by us with respect to Class I shares. For more information, see “The Advisor and the Advisory Agreement—Restricted Stock Unit Agreements.”

The table below provides information regarding fees and expenses paid or payable to our Advisor, our Dealer Manager, and their affiliates in connection with their services provided to us. The table includes amounts incurred and payable for the three months ended March 31, 2015 and the year ended December 31, 2014 (amounts in thousands).

	Incurred For the Three Months Ended March 31, 2015	Payable as of March 31, 2015	Incurred For the Year Ended December 31, 2014	Payable as of December 31, 2014
Advisory fees (1)	$4,299	$1,316	$15,919	$1,712
Other reimbursements (2)	2,297	119	8,818	142
Asset management fees related to the disposition of real properties	4,452	—	2,064	—
Development management fee	16	(1)	181	58
Dealer manager, distribution and primary dealer fees (3)	68	21	2,533	34

Total	$11,132	$1,455	$29,515	$1,946

(1)	Amounts reported for the three months ended March 31, 2015 and the year ended December 31, 2014 include approximately $222,000 and approximately $653,000, respectively, in consideration of the issuance of approximately 123,000 shares of our Class I common stock to the Advisor. Such shares were issued on April 15, 2014, upon the settlement of restricted stock units issued to our Advisor on April 7, 2014, and will be recognized as Advisory fees expense over a one year period as an offset to amounts otherwise payable in cash.
(2)	Amount reported for the three months ended March 31, 2015 includes approximately $568,000 in offering-related expenses comprising approximately $496,000 of costs incurred by our Advisor and approximately $72,000 of costs incurred by our Dealer Manager. Amount reported for the year ended December 31, 2014 includes approximately $2.0 million in offering-related expenses comprising approximately $1.4 million of costs incurred by our Advisor and approximately $591,000 of costs incurred by our Dealer Manager.
(3)	During 2014, we paid approximately $2.2 million pursuant to a selected dealer agreement, under which we paid the Dealer Manager a primary dealer fee of 5.0% of the gross proceeds raised from the sale of Class I shares sold by Raymond James & Associates, Inc. (“Raymond James”), a third-party broker dealer, in the primary offering made before August 31, 2014. The Dealer Manager retained 0.5% of such gross proceeds and reallowed the remainder of the primary dealer fee to Raymond James.

Product Specialists

In certain circumstances, we have entered and may enter into a joint venture with a partner who is a product specialist with whom our Advisor has entered into a strategic alliance. Typically, such product partners are affiliated with the Advisor or third-party product specialists that have specialized expertise and dedicated resources in specific areas of real property or real estate-related debt or securities and assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. These strategic alliances are intended to allow the Advisor to leverage the organizational infrastructure of experienced real estate developers, operators and investment managers, and to potentially give us access to a greater number of high-quality real property and other investment opportunities. The use of product specialists or other service providers does not eliminate or reduce the Advisor’s fiduciary duty to us. The Advisor retains ultimate responsibility for the performance of all of the matters entrusted to it under the Advisory Agreement. Pursuant to the Advisory Agreement with the Advisor, we pay the Advisor certain fees. Where we have entered and may enter into a joint venture with a partner who is a product specialist of our Advisor, a portion of the Advisor’s fees are generally reallowed to the product specialist in exchange for services provided. The product specialists may or may not make an equity capital contribution to any such arrangement and may or may not participate in any potential profits of the relevant portfolio assets. Such profit participations are separate from and have no impact on fees paid by us to the Advisor.

During the year ended December 31, 2012, our Advisor entered into a product specialist arrangement with BCG TRT Advisors, LLC (“BCG TRT Advisors”) as discussed below in more detail. Our Advisor had previously entered into joint venture and/or product specialist arrangements with three additional affiliates (Dividend Capital Investments LLC, Hudson River Partners Real Estate Investment Management L.P., and FundCore LLC). The agreements with these three affiliates were terminated prior to December 31, 2012.

BCG TRT Advisors

During the year ended December 31, 2012, we and our Advisor entered into a product specialist agreement with BCG TRT Advisors in connection with non-discretionary advisory services related to our investments in real estate-related securities assets. Pursuant to this agreement, a portion of the asset management fee that our Advisor receives from us related to real estate-related securities investments is reallowed to BCG TRT Advisors in exchange for services provided. Approximately $35,000, $58,000 and $25,000 were incurred related to services provided by BCG TRT Advisors during the years ended December 31, 2014, 2013 and 2012, respectively.

Related Party Transactions

For more information regarding our related party transactions during the three months ended March 31, 2015 and the years ended December 31, 2014, 2013 and 2012, see Note 8 to our historical financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015 and Note 11 to our historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, both of which are incorporated herein by reference.

THE OPERATING PARTNERSHIP AGREEMENT

General

The Operating Partnership was formed in April 2005 to own real property and real estate-related debt and securities that have been and will continue to be acquired and actively managed by the Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for OP Units from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to the Operating Partnership in exchange for OP Units on a tax-deferred basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We intend to continue to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest, and we intend to continue to make future acquisitions of real properties using the UPREIT structure. Further, the Operating Partnership is structured to make distributions with respect to OP Units that are equivalent to the distributions made to our stockholders. Finally, a third-party holder of OP Units may later exchange his OP Units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

We are the sole general partner of our Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. In addition, we have contributed 100% of the proceeds received from our public offerings of common stock to our Operating Partnership in exchange for OP Units representing our interest as a limited partner of the Operating Partnership. As of March 31, 2015, we held a 93.1% limited partnership interest in the Operating Partnership. As of March 31, 2015, the Operating Partnership had issued OP Units to third-party investors, representing approximately a 6.9% limited partnership interest, pursuant to the Operating Partnership’s option to acquire certain fractional interests in real estate that were previously sold to such investors pursuant to the Operating Partnership’s private placements.

The following is a summary of certain provisions of the Operating Partnership Agreement.

Classes of OP Units

Our Operating Partnership has classes of OP Units that correspond to our four classes of common stock: Class E OP Units, Class A OP Units, Class W OP Units and Class I OP Units. We may issue new classes of OP Units with unique terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Thus, our board of directors could authorize the issuance of new classes of OP Units with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the Operating Partnership in exchange for OP Units of the same class as the applicable shares with respect to which offering proceeds have been received. Such OP Units will have economic terms that vary based upon the class of shares issued. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering. Currently all of the third-party partners own Class E OP Units, but we may in the future cause the Operating Partnership to issue Class A, Class W or Class I OP Units to third parties other than us.

If the Operating Partnership requires additional funds at any time in excess of capital contributions, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership. In addition, we are authorized to cause the Operating Partnership to issue OP Units for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us.

Operations

The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “Publicly Traded Partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership.”

The Operating Partnership Agreement generally provides that the Operating Partnership will distribute cash flow from operations and net sales proceeds from disposition of assets to the partners of the Operating Partnership in accordance with their relative percentage interests, but that we may (and we intend to) cause the distributions to vary by class of OP Units in a manner that matches the way distributions to our stockholders may vary by class of common stock, in order to account for different NAVs per share and class-specific expenses and allocations.

Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to the partners based on the NAVs per share of our shares that correspond to the class of OP Units held by each partner.

Subject to compliance with Sections 704(b) and 704(c) of the Code and related Treasury Regulations, profits and losses are allocated among the partners so as to cause each partner’s capital account balance to equal the amount the partner would receive if the Operating Partnership were then liquidated.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties and in acquiring and managing real estate-related debt and securities, the Operating Partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to our offering and registration of securities;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Redemption Rights

The holders of Class E OP Units (other than us) generally have the right to cause the Operating Partnership to redeem all or a portion of their Class E OP Units for, at our sole discretion, Class E shares of our common stock, cash or a combination of both. The right of the holders of Class E OP Units to cause us to redeem their Class E OP Units is not subject to an annual percentage limitation on the number or dollar value of Class E OP Units redeemed for cash or Class E shares of our common stock. If we elect to redeem Class E OP Units for Class E shares of our common stock, we will generally deliver one share of our Class E common stock for each such Class E OP Unit redeemed, and such Class E shares may, subsequently, only be redeemed for cash in accordance with the terms of our Class E share redemption program. If we elect to redeem Class E OP Units for cash, the cash delivered will equal the then-current NAV per unit of our Class E OP Units, which will equal the then-current NAV per share of our Class E shares. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

Subject to the foregoing, holders of Class E OP Units (other than us) may exercise their redemption rights at any time after one year; provided, however, that a holder of Class E OP Units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 Class E OP Units, unless such holder holds less than 1,000 Class E OP Units, in which case, it must exercise its redemption right for all of its Class E OP Units.

Transferability of Operating Partnership Interests

We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliates, including (i) conflicts related to the compensation arrangements between the Advisor, certain of its affiliates and us, (ii) conflicts with respect to the allocation of the time of the Advisor and its key personnel and (iii) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, the Advisor presently has no interests in other real estate programs. However, certain members of the Advisor’s management are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities. The Advisor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate debt and securities. Entities sponsored or advised by affiliates of our Sponsor are not prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor’s Time

We rely on the Advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. The Advisor and certain of its affiliates, including its principals and some of its potential product specialists, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, the Advisor, its employees, its product specialists and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. The Advisor, its employees and its product specialists will devote only as much of their time to our business as the Advisor and the product specialists, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisor, its employees and its product specialists may experience conflicts of interest in allocating management time, services and functions among us and other programs sponsored or advised by affiliates of our Sponsor, including but not limited to IIT and IPT, and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved.

This could result in actions that are more favorable to other entities or programs sponsored or advised by affiliates of our Sponsor than to us. However, the Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to us and all of the other entities or programs sponsored or advised by affiliates of our Sponsor with which they are involved.

Competition

We may compete with entities or programs sponsored or advised by affiliates of our Sponsor, including but not limited to IIT and IPT, for opportunities to acquire, finance or sell investments. As a result of this competition, certain investment opportunities may not be available to us. For example, we have priority over IIT and IPT for all non-industrial real estate or non-industrial debt investment opportunities until such time as we are no longer engaged in a public offering and all of the proceeds from our public offerings have been fully invested. Further, in recognition of the fact that we also desire to acquire industrial properties and have a separate day-to-day acquisition team, the Sponsor and the Advisor have agreed, subject to changes approved or required by the Conflicts Resolution Committee, that (1) if an industrial property opportunity is a widely-marketed, brokered transaction, we, on the one hand, and IIT and/or IPT, on the other hand, may simultaneously and independently pursue such transaction, and (2) if an industrial property is not a widely-marketed, brokered transaction, then, as between us, on the one hand, and IIT and/or IPT, on the other hand, the management team and employees of each company generally are free to pursue any industrial opportunity at any time, subject to certain allocations if non-widely-marketed transactions are first sourced by certain shared employees, managers or directors. One of our independent directors, Mr. Charles Duke, is also an independent director for IIT and IPT. If there are any transactions or policies affecting us and IIT or IPT, Mr. Duke will recuse himself from making any such decisions for as long as he holds both positions.

We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us entities or programs sponsored or advised by affiliates of our Sponsor. The Advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See “—Conflict Resolution Procedures” for a further description of how potential investment opportunities will be allocated between us and entities or programs sponsored or advised by affiliates of our Sponsor.

Affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates also may acquire or develop real estate and real estate-related investments for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. Our Advisor, its managers, directors, officers and other employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform services for us and other real estate programs that they sponsor or have involvement with.

Certain of the Advisor’s affiliates or other related entities currently own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other entities or programs sponsored or advised by affiliates of our Sponsor, including but not limited to IIT and IPT, or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another entity or program sponsored or advised by an affiliate of our Sponsor, including but not limited to IIT and IPT, or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another entity or program sponsored or advised by an affiliate of our Sponsor, including but not limited to IIT and IPT, or another related entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our Advisor’s affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Dealer Manager

Our Advisor is related to the Dealer Manager and this relationship may create conflicts of interest in connection with the performance of due diligence by the Dealer Manager. Although the Dealer Manager has examined the information in the prospectus for accuracy and completeness, the Dealer Manager has not made an independent due diligence review and investigation of our company or this offering of the type normally performed by an unrelated, independent underwriter in connection with the offering of securities. The Dealer Manager is currently involved in offerings for other programs sponsored or advised by affiliates of our Sponsor, including but not limited to IPT. Accordingly, you do not have the benefit of such independent review and investigation.

Certain of the participating broker-dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities or programs sponsored or advised by affiliates of our Sponsor that may have some or all investment objectives similar to ours.

Property Manager

We anticipate that the Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager also serves as the property manager for IIT and IPT. The Property Manager is affiliated with the Advisor and in the future there is potential for a number of the members of the Advisor’s management team and the Property Manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. In addition, given that the Property Manager is affiliated with the Advisor, any agreements with the Property Manager will not be at arm’s length. As a result, with respect to any such agreement we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The term of our agreement with the Property Manager is for one year and expires in January of each calendar year, subject to automatic renewals for an unlimited number of successive one-year periods unless we or the Property Manager gives 60 days’ written notice. In addition, our agreement with the Property Manager may be terminated by us or the Property Manager upon 60 days’ written notice without cause or penalty. Our Property Manager may be deemed to be a fiduciary of the Company.

Joint Ventures with Affiliates of the Sponsor or Other Entities Advised by the Affiliates of the Sponsor

Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of the Sponsor or entities sponsored or advised by affiliates of the Sponsor to acquire, develop and/or manage real properties. In conjunction with such prospective agreements, the Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Joint venture partners affiliated with our Advisor or sponsored or advised by affiliates of the Sponsor may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor and its affiliates may face a conflict in structuring the terms of the relationship between our interests and the interest of the joint venture partner and in managing the joint venture. Since the Advisor will make investment decisions on our behalf, agreements and transactions between us and the Advisor’s affiliates or entities sponsored or advised by affiliates of the Sponsor as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of the Sponsor or entities sponsored or advised by affiliates of the Sponsor for the acquisition of properties, but only if (i) a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and (ii) the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

The Advisor may, with respect to any investment in which we are a participant, also render advice and service to others in that investment, and earn fees for rendering such advice and service. Specifically, it is contemplated that we may enter into joint ventures or other similar co-investment arrangements with certain individuals, corporations, partnerships, trusts, joint ventures, limited liability companies or other entities, and pursuant to the agreements governing such joint ventures or arrangements, our Advisor may be engaged to provide advice and service to such individuals, corporations, partnerships, trusts, joint ventures, limited liability companies or other entities, in which case the Advisor will earn fees for rendering such advice and service.

Fees and Other Compensation to the Advisor and its Affiliates

None of the agreements that provide for fees and other compensation to the Advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our Advisory Agreement, require approval by a majority of the independent directors.

The timing and nature of fees and compensation to the Advisor or its affiliates could create a conflict between the interests of the Advisor or its affiliates and those of our stockholders. Specifically, the Advisor is responsible for assisting our board of directors in developing, overseeing, implementing and coordinating our NAV procedures, and the advisory fee we pay the Advisor and the fees we pay the Dealer Manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of our Advisor’s personnel with respect to:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement, the agreement with the Property Manager and the agreement with the Dealer Manager;

•	recommendations to our board of directors with respect to developing, overseeing, implementing and coordinating our NAV procedures, the provision of forward-looking property-level information to the Independent Valuation Firm, or the decision to adjust the value of certain of our assets or liabilities if the Advisor is responsible for valuing them;

•	public offerings of equity by us, which may result in increased advisory fees for the Advisor;

•	competition for tenants from entities sponsored or advised by affiliates of the Sponsor that own properties in the same geographic area as us;

•	asset sales, which may allow the Advisor to earn disposition fees and commissions;

•	investments in assets subject to product specialist agreements with the Advisor’s affiliates; and

•	investments through a joint venture or other co-ownership arrangements, which may result in increased fees for the Advisor.

We will pay certain advisory fees to our Advisor regardless of the quality of the services it provides during the term of the Advisory Agreement.

Each transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate of the Advisor in the event of a default by or disagreement with an affiliate of the Advisor or in invoking powers, rights or options pursuant to any agreement between us and any affiliate of the Advisor. The independent directors must approve each transaction between us and the Advisor or any of its affiliates.

Valuation Conflicts

The Advisor assists our board of directors in developing, overseeing, implementing and coordinating our NAV procedures. It assists our Independent Valuation Firm in valuing our real property portfolio by providing the firm with property-level information, including (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures. Our Independent Valuation Firm assumes and relies upon the accuracy and completeness of all such information, does not undertake any duty or responsibility to verify independently any of such information and relies upon us and our Advisor to advise if any material information previously provided becomes inaccurate or was required to be updated during the period of its review. In addition, the Advisor may have some discretion with respect to valuations of certain assets and liabilities, which could affect our NAV. Because the Advisor is paid fees for its services based on our NAV, the Advisor could be motivated to influence our NAV and NAV procedures such that they result in an NAV exceeding realizable value, due to the impact of higher valuations on the compensation to be received by the Advisor. Our Advisor may also benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a possible reduction in our NAV that could result from a distribution of the proceeds.

We also compensate our Independent Valuation Firm, independent appraisers and other parties involved in the determination of our daily NAV, as described in “Net Asset Value Calculation and Valuation Procedures.”

The compensation we pay to these parties has been approved by a majority of our independent directors and is based on standard market terms, which are not based on the valuations of our assets and liabilities.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or the Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	the continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

•	transactions with affiliates, including our directors and officers; and

•	awards under the equity incentive plans.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Compensation Involving the Advisor and its Affiliates

The independent directors evaluate at least annually whether the compensation that we contract to pay to the Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of the Advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation is based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of the services and advice furnished by the Advisor;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investment portfolio in relation to the investments generated by the Advisor for its own accounts.

Acquisitions

We will not purchase or lease real properties in which the Sponsor, the Advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors not otherwise interested in the transaction) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Sponsor, the Advisor, such director or such affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease real properties to the Sponsor, the Advisor, any of our directors or any of their respective affiliates unless a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors not otherwise interested in the transaction) determine that the transaction is fair and reasonable to us.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority our directors, or the approval of a majority of a committee of the board of directors. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from the Sponsor, the Advisor, any of our directors or any of their respective affiliates, the fair market value shall be determined by an independent appraiser selected by our independent directors.

Mortgage Loans

Our charter prohibits us from investing in or making mortgage loans in which the transaction is with the Sponsor, the Advisor, our directors or any of their respective affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Sponsor, the Advisor, our directors, our officers or any of their affiliates.

Issuance of Options and Warrants

Our charter prohibits the issuance of options or warrants to purchase our common stock to the Sponsor, the Advisor, our directors or any of their respective affiliates (i) except on the same terms as such options or warrants are sold to the general public and (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to the Sponsor, the Advisor, our directors or any of their respective affiliates in connection with our repurchase or redemption of our common stock.

Loans and Expense Reimbursements

Except with respect to certain mortgage loans as described above or loans to wholly owned subsidiaries, we will not make any loans to the Sponsor, the Advisor or to our directors or any of their respective affiliates. In addition, we will not borrow from these parties unless a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors not otherwise interested in the transaction) approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or the Advisor or its affiliates.

In addition, our directors and officers, the Sponsor, the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Voting of Shares of Common Stock

Under our charter, the Advisor, each director and any of their affiliates may not vote their shares of common stock regarding (i) the removal of any of the Advisor, our directors or any of their affiliates or (ii) any transaction between them and us.

Allocation of Investment Opportunities

Certain direct or indirect owners, managers, employees and officers of the Advisor are presently, and may in the future be, involved with other programs and business ventures and may have conflicts of interest in allocating their time, services, functions and investment opportunities among us and other real estate programs or business ventures that such direct or indirect owners, managers, employees and officers organize or serve. Our Advisor has informed us that it will employ sufficient staff to be fully capable of discharging its responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by its direct or indirect owners, managers, employees and officers.

In the event that an investment opportunity becomes available which, in the discretion of the Advisor, may be suitable for us, the Advisor will examine various factors and will consider whether under such factors the opportunity is equally suitable for us and another program sponsored or advised by an affiliate of our Sponsor. In determining whether or not an investment opportunity is suitable for us or another such program, the Advisor shall examine, among others, the following factors as they relate to us and each other program:

•	the investment objectives and criteria of each program;

•	the general real property sector or real estate-related sector investment allocation targets of each program and any targeted geographic concentrations;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the customers of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that our investment objectives overlap with those of another such program and the opportunity is equally suitable for us and the other program, then the Advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. Our board of directors, including the independent directors, has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more programs sponsored or advised by affiliates of our Sponsor seeking to acquire similar types of investments shall be reasonable. Our Advisor is required to obtain and provide to our board of directors the necessary information to make this determination.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program sponsored or advised by an affiliate of our Sponsor may make the investment.

Notwithstanding the foregoing, we have priority over IIT and IPT for all non-industrial real estate or non-industrial debt investment opportunities until such time as we are no longer engaged in a public offering and all of the proceeds from our public offerings have been fully invested. Further, in recognition of the fact that we also desire to acquire industrial properties and have a separate day-to-day acquisition team, the Sponsor and the Advisor have agreed, subject to changes approved or required by the Conflicts Resolution Committee, that (1) if an industrial property opportunity is a widely-marketed, brokered transaction, we, on the one hand, and IIT and/or IPT, on the other hand, may simultaneously and independently pursue such transaction, and (2) if an industrial property is not a widely-marketed, brokered transaction, then, as between us, on the one hand, and IIT and/or IPT, on the other hand, the management team and employees of each company generally are free to pursue any industrial opportunity at any time, subject to certain allocations if non-widely-marketed transactions are first sourced by certain shared employees, managers or directors. One of our independent directors, Mr. Charles Duke, is also an independent director for IIT and IPT. If there are any transactions or policies affecting us and IIT or IPT, Mr. Duke will recuse himself from making any such decisions for as long as he holds both positions.

While this is the current allocation process for allocating our Sponsor’s investment opportunities as between us, IIT and/or IPT, our Sponsor may revise this allocation procedure. In addition, entities sponsored or advised by affiliates of our Sponsor may sponsor or advise additional real estate funds or other ventures now and in the future. The result of the creation of such additional funds may be to increase the number of parties who have the right to participate in, or have priority with respect to, investment opportunities sourced by our Sponsor or its affiliates, thereby reducing the number of investment opportunities available to us. Additionally, this may result in certain asset classes being unavailable for investment by us, or being available only after one or more other real estate funds have first had the opportunity to invest in such assets. For example, if an affiliate of our Sponsor sponsors an additional real estate fund that is exclusively or primarily focused on the acquisition of a particular asset class, we may agree, with the approval of a majority of the board of directors, including a majority of the independent directors, that such fund will have priority with respect to the acquisition of such asset class.

To the extent that a product specialist affiliated with our Advisor or another of Advisor’s affiliates or related entities becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such entity, co-invest equity capital in the form of a joint venture. Any such joint venture will require the approval of a majority of the board of directors, including a majority of the independent directors.

The Advisor has entered into and may continue to enter into product specialist agreements or other arrangements with its affiliates and other related entities that have specialized expertise in specific areas of real property or real estate-related debt and securities to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis.

Any affiliate of the Advisor that serves as a product specialist in connection with securities investment management services will be required to have adopted trade aggregation and allocation policies designed to promote fairness and equity amongst all of its clients and to minimize risk that any of its clients would be or could be systematically advantaged or disadvantaged through aggregation of trade orders.

Any of our Advisor’s product specialist and joint venture agreements with its affiliate(s) may also require that such affiliate(s) provide the Advisor, on a quarterly basis and/or upon reasonable request, such reasonable information required by our board of directors, including our independent directors, to determine whether our conflicts resolution procedures are being fairly applied.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of May 5, 2015, the amount of each class of our common stock beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than 5 percent of the outstanding shares of such class, (ii) our directors, (iii) our executive officers and (iv) all of our directors and executive officers as a group.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Common Stock of Applicable Class
Dividend Capital Total Advisors LLC (2)	20,000	Class E shares	*
	98,492	Class I shares	*
John A. Blumberg (Director) (2)	36,822	Class I shares	*
Charles B. Duke (Independent Director)	30,000	Class E shares (3)	*
	712	Class I shares	*
Richard D. Kincaid (Chairman and Director)	36,698	Class I shares	*
Daniel J. Sullivan (Independent Director)	30,000	Class E shares (3)	*
	729	Class I shares	*
John P. Woodberry (Independent Director)	30,000	Class E shares (3)	*
	5,712	Class I shares	*
Jeffrey L. Johnson (Chief Executive Officer)	114,561	Class I shares	*
J. Michael Lynch (President and Chief Operating Officer)	42,913	Class I shares	*
M. Kirk Scott (Chief Financial Officer and Treasurer)	33,194	Class I shares	*
Joshua J. Widoff (Executive Vice President, General Counsel and Secretary)	10,122	Class I shares	*
Gregory M. Moran (Executive Vice President)	3,707	Class I shares	*
Beneficial ownership of Common Stock by all directors and executive officers as a group (10 persons) (2)	110,000	Class E shares (4)	*
	383,662	Class I shares	2.4%

*	Less than 1%.
(1)	Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, is treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but is not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The Advisor and the parent of the Advisor are presently each directly or indirectly controlled by one or more of the following and/or their affiliates: John A. Blumberg, James R. Mulvihill, and Evan H. Zucker.
(3)	On April 3, 2006, pursuant to the terms of our equity incentive plan, each of our independent directors was automatically granted a non-qualified option to purchase 10,000 Class E shares of common stock. Each such option has a maximum term of ten years and will vest according to the following schedule: 20% of the covered shares on the date of grant, and an additional 20% of such shares on each of the first four anniversaries of the date of grant, subject in each case to the director continuing to serve on our board of directors as of such vesting date. On August 27, 2007, August 21, 2008, June 29, 2009, and June 29, 2010, respectively, each of our independent directors was granted an option to purchase 5,000 Class E shares of common stock. These options fully vested two years after the grant date.
(4)	Includes 20,000 Class E shares held by the Advisor and vested options to purchase 90,000 Class E shares of common stock held by our independent directors.

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

Valuation Procedures

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP as applicable to our financial statements. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as stockholder’s equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S., Inc., an independent valuation firm (the “Independent Valuation Firm”), to serve as our independent valuation firm with respect to the daily valuation of our real property portfolio. Altus Group is a multidisciplinary provider of independent, commercial real estate consulting and advisory services in multiple offices around the world, including Canada, the U.K., Australia, the United States and Asia Pacific. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with us or the Advisor. The compensation we pay to the Independent Valuation Firm will not be based on the estimated values of our real property portfolio. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm. We will promptly disclose any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the Commission.

The Independent Valuation Firm discharges its responsibilities in accordance with our real property valuation procedures described below and under the oversight of our board of directors. Our board of directors is not involved in the day-to-day valuation of the real property portfolio, but periodically receives and reviews such information about the valuation of the real property portfolio as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Firm is responsible for providing our real property valuations, our Independent Valuation Firm is not responsible for and does not prepare our daily NAV.

At this time, the Independent Valuation Firm is engaged solely to provide our daily real property portfolio valuation and to help us manage the property appraisal process, but it may be engaged to provide additional services, including providing an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise), in the future. Our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our Advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report.

Real Property Portfolio Valuation

Daily Valuation Process

The real property portfolio valuation, which is the largest component of our NAV calculation, is provided to us by the Independent Valuation Firm on each business day. The foundation for this valuation is periodic appraisals, as discussed further below. However, on each business day, the Independent Valuation Firm adjusts a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made). For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or material capital market events, among others, may cause the value of a property to change materially. Furthermore, the value of our properties is determined on an unencumbered basis. The effect of property-level debt on our NAV is discussed further below.

Using information derived from a variety of sources including, but not limited to, the property’s most recent appraisal, information from management and other information derived through the Independent Valuation Firm’s database, industry data and other sources, the Independent Valuation Firm determines the appropriate adjustment to be made to the estimated value of the property based on material events, which may include a change to underlying property fundamentals or cash flows or a change in overall market conditions. The Independent Valuation Firm collects all reasonably available material information that it deems relevant in valuing our real estate portfolio. The Independent Valuation Firm relies in part on property-level information provided by the Advisor, including (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures. Upon becoming aware of the occurrence of a material event impacting property-level information, the Advisor promptly notifies the Independent Valuation Firm. Any adjustment to the valuation of a property is performed as soon as practicable after a determination that a material change with respect to such property has occurred and the financial effects of such change are quantifiable by the Independent Valuation Firm. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is higher or lower than the adjusted value of our NAV after material events have been considered. Any such adjustments are estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information readily available at that time. As part of the oversight by our board of directors, on a periodic basis the Independent Valuation Firm provides our board of directors with reports on its valuation activity.

The primary methodology used to value properties is the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the property valuations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property assets may differ from their actual realizable value or future appraised value. Our real estate portfolio valuation may not reflect the liquidation value or net realizable value of our properties because the valuations performed by the Independent Valuation Firm involve subjective judgments and do not reflect transaction costs associated with property dispositions. However, as discussed below, in some circumstances such as when an asset is anticipated to be acquired or disposed, we may apply a probability-weighted analysis to factor in a portion of potential transaction costs in our NAV calculation.

Each individual appraisal report for our assets (discussed further below) is addressed solely to the Company to assist the Independent Valuation Firm in providing our real property portfolio valuation. Our Independent Valuation Firm’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation reports, our Independent Valuation Firm does not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

In conducting its investigation and analyses, our Independent Valuation Firm takes into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our Advisor. Although our Independent Valuation Firm may review information supplied or otherwise made available by us or our Advisor for reasonableness, it assumes and relies upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and does not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Firm, our Independent Valuation Firm assumes that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and Advisor, and relies upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of its review.

In performing its analyses, our Independent Valuation Firm makes numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm assumes that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s analysis, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s analysis, opinions and conclusions. Our Independent Valuation Firm’s appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

The analyses performed by our Independent Valuation Firm do not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm’s analyses.

Property Appraisals

Periodic real property appraisals serve as the foundation of the Independent Valuation Firm’s daily real property portfolio valuation. The overarching principle of these appraisals is to produce valuations that represent fair and accurate estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm’s estimate of fair value. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor.

We obtain ongoing appraisals pursuant to schedules prepared by the Independent Valuation Firm and our Advisor that are designed to conduct appraisals on each of our properties throughout any given calendar year. In order to provide a smooth and orderly appraisal process, we seek to have approximately 1/12th of the portfolio appraised each month, although we may have more or less appraised in a month. In no event will a calendar year pass without having each and every property valued by appraisal unless such asset is bought or sold in such calendar year. The acquisition price of newly acquired properties will serve as our appraised value for the year of acquisition, and thereafter will be part of the appraisal cycle described above such that they are appraised at least every calendar year.

Appraisals are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). The Independent Valuation Firm is involved with the appraisal process, but we have engaged other independent valuation firms (“Appraisal Firms”) to provide appraisals for our properties. The Appraisal Firms were chosen from a list of firms pre-approved by our board of directors, including a majority of our independent directors, based on their qualifications. The Independent Valuation Firm confirms the reasonableness of the appraisal before reflecting any valuation change in its valuation of our real property portfolio. Real estate appraisals are reported on a free-and-clear basis (for example, no mortgage), irrespective of any property-level financing that may be in place. Such property-level financings ultimately are factored in and do reduce our NAV in a manner described in more detail below.

Portfolio Assets, Joint Ventures and Developments

Properties purchased or operated as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset, which may result in a different value than if they were valued as individual assets. Investments in joint ventures that hold properties are valued by the Independent Valuation Firm in a manner that is consistent with the procedures described above and approved by our board of directors, including a majority of our independent directors, with the agreed approach taking into account the size of our investment in the joint venture, the assets owned by the joint venture, the terms of the joint venture including any promotional interests, minority discount and control, if applicable, and other relevant factors. Development assets, if any, will be valued at cost plus capital expenditures and will join the appraisal cycle upon the earlier of stabilization or 24 months from substantial completion.

Valuation of Real Estate-Related Assets

Real estate-related assets that we own or may acquire include, among other things, debt and equity interests backed principally by real estate, such as mortgage loans, participations in mortgage loans (i.e., A-Notes and B-Notes), mezzanine loans and publicly traded common and preferred stock of real estate companies. In general, the value of real estate-related assets is determined in accordance with GAAP and adjusted upon the occurrence of a material event, or in the case of liquid securities, each business day, as applicable, thereafter, according to the procedures specified below. Pursuant to our valuation procedures, our board of directors, including a majority of our independent directors, approves the pricing sources of our real estate-related assets. In general, these sources are third parties other than our Advisor. However, we may utilize the Advisor as a pricing source if the asset is immaterial or there are no other pricing sources reasonably available, and provided that our board of directors, including a majority of our independent directors, must approve the initial valuation performed by our Advisor and any subsequent material adjustments made by our Advisor. The third-party pricing source may, under certain circumstances, be our Independent Valuation Firm, subject to its acceptance of the additional engagement.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans are generally included in our determination of NAV at an amount determined in accordance with GAAP and adjusted as necessary to reflect impairments.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, are valued at cost and thereafter are revalued as determined in good faith by the pricing source. In evaluating the value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as REIT bonds) that are not restricted as to salability or transferability are valued daily on the basis of publicly available information. Generally, to the extent the information is available, such securities are valued at the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability may be adjusted by the pricing source for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets are valued daily on the basis of publicly available information.

Valuation of Real Estate-Related Liabilities

Our real estate-related liabilities consist of financing for our portfolio of assets. These liabilities are usually included in our determination of NAV in accordance with GAAP. Costs and expenses incurred to secure the financing are amortized over the life of the applicable loan. Unless costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

There are some circumstances where liabilities may be included in our determination of NAV using an alternative methodology to GAAP. For example, if a loan amount exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume an equity value of zero for purposes of the combined real property and the loan in the determination of our NAV. Another example would be if a loan restructure or modification has caused the legal liability of the loan to significantly deviate from the carrying value according to GAAP, we would recognize the legal liability rather than the GAAP determination of the liability.

NAV and NAV per Share Calculation

We are offering to the public three classes of shares of our common stock, Class A shares, Class I shares and Class W shares. Our NAV is calculated for each of these classes and our Class E shares after the end of each business day that the New York Stock Exchange is open for unrestricted trading by ALPS Fund Services Inc. (“ALPS” or the “NAV Accountant”), a third-party firm approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace ALPS with another party, including our Advisor, if it is deemed appropriate to do so.

At the end of each such trading day, before taking into consideration accrued dividends or class-specific expense accruals, any change in the Aggregate Fund NAV (whether an increase or decrease) is allocated among each class of Fund Interest (i.e., our Class E shares, Class A shares, Class W shares and Class I shares, along with any classes of OP Units held by third parties) based on each class’s relative percentage of the previous Aggregate Fund NAV. Changes in the Aggregate Fund NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, real estate-related assets and liabilities, and daily accruals for income and expenses (including accruals for performance based fees, if any, asset management, the dealer manager fee and the distribution fee) and distributions to investors.

Our most significant source of net income is property income. We accrue estimated income and expenses on a daily basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For the purpose of calculating our NAV, all organization and offering costs reduce NAV as part of our estimated income and expense accrual. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.

Our liabilities are included as part of our NAV calculation generally based on GAAP. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to the Advisor and the Dealer Manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities.

Following the calculation and allocation of changes in the Aggregate Fund NAV as described above, NAV for each class is adjusted for accrued dividends, the distribution fee and the dealer manager fee, to determine the current day’s NAV. Selling commissions, which are effectively paid by purchasers of Class A shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the NAV per Class A share plus the selling commission, have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.

Probability-Weighted Adjustments

In certain circumstances, such as in an acquisition or disposition process, we may be aware of a contingency or contingencies that could impact the value of our assets, liabilities, income or expenses for purposes of our NAV calculation. For example, we may be party to an agreement to sell a property at a value different from that used in our current NAV calculation. The same agreement may require the buyer to assume a related mortgage loan with a fair value that is different from that used in our current NAV calculation. The transaction may also involve costs for brokers, transfer taxes, and other items upon a successful closing. To the extent such contingencies may affect the value of a property, the Independent Valuation Firm may take such contingencies into account when determining the value of such property for purposes of our NAV calculation. Similarly, we may adjust the other components of our NAV (such as the carrying value of our liabilities or expense accruals) for purposes of our NAV calculation. These adjustments may be made either in whole or in part over a period of time, and both the Independent Valuation Firm and we may take into account (a) the estimated probability of the contingencies occurring and (b) the estimated impact to NAV if the contingencies were to occur when determining the timing and magnitude of any adjustments to NAV.

NAV of our Operating Partnership and OP Units

Because certain fees to the Advisor are based on our Aggregate Fund NAV (i.e., the aggregate NAV of our Class E shares, Class A shares, Class W shares and Class I shares, along with the OP Units held by third parties), our valuation procedures include the following methodology to determine the daily NAV of our Operating Partnership and the OP Units. Our Operating Partnership has four classes of OP Units (Class E, Class A, Class W and Class I) that are each economically equivalent to our corresponding classes of shares (Class E, Class A, Class W and Class I). Accordingly, on each business day, the NAV per Class E OP Unit equals the NAV per Class E share, the NAV per Class A OP Unit equals the NAV per Class A share, the NAV per Class W OP Unit equals the NAV per Class W share and the NAV per Class I OP Unit equals the NAV per Class I share. The NAV of our Operating Partnership on each business day equals the sum of the NAVs of each outstanding OP Unit on such business day.

Oversight by our Board of Directors

All parties engaged by us in the calculation of our NAV, including the Advisor, are subject to the oversight of our board of directors. As part of this process, our Advisor reviews the estimates of the values of our real property portfolio and real estate-related assets for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and informs our board of directors of its conclusions. Although our Independent Valuation Firm or other pricing sources may consider any comments received from us or our Advisor in making their individual valuations, the final estimated values of our real property portfolio and real estate-related assets are determined by the Independent Valuation Firm or other pricing sources.

Our Independent Valuation Firm is available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm provides the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

Limitations on the Calculation of NAV

The largest component of our NAV consists of real property investments and, as with any real estate valuation protocol, each property valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real property investments. Although the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption program if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Our Current and Historical NAV Calculations

The following table sets forth the components of NAV for the Company as of March 31, 2015 and December 31, 2014 (amounts in thousands except per share information). As used below, “Fund Interests” means our Class E shares, Class A shares, Class W shares, and Class I shares, along with the OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.

	As of March 31, 2015	As of December 31, 2014
Office properties	$1,245,000	$1,446,850
Industrial properties	85,800	248,300
Retail properties	833,770	786,705

Real Properties	$2,164,570	$2,481,855
Debt related investments	87,901	94,951

Total Investments	$2,252,471	$2,576,806
Cash and other assets, net of other liabilities	(22,269)	(10,814)
Debt obligations	(827,304)	(1,192,250)
Outside investor’s interests	(4,445)	(8,652)

Aggregate Fund NAV	$1,398,453	$1,365,090
Total Fund Interests outstanding	191,434	190,547
NAV per Fund Interest	$7.31	$7.16

When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with GAAP from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. We generally do not undertake to mark to market our debt investments or real estate-related liabilities, but rather these assets and liabilities are usually included in our determination of NAV at an amount determined in accordance with GAAP. As disclosed in Note 7 to our financial statements which are included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, and incorporated herein by reference, the estimated fair value of our debt liabilities, net of the fair value of our debt investments, was $16.2 million higher than the GAAP carrying balance, meaning that if we used the fair value of our debt rather than the carrying balance, our NAV would have been lower by approximately $16.2 million. Also for NAV purposes, we mark-to-market our hedging instruments on a frequency that management determines to be practicable under the circumstances and currently we seek to mark-to-market our hedging instruments on a weekly basis. However, our NAV policies and procedures allow for that frequency to change to be more or less frequent. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from market value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV generally does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; and (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The March 31, 2015 valuation for our real properties was provided by the Independent Valuation Firm in accordance with our valuation procedures and determined starting with the appraised value. The aggregate real property valuation of $2.16 billion compares to a GAAP basis of real properties (before accumulated amortization and depreciation and the impact of intangible lease liabilities) of $2.06 billion, representing an increase of approximately $106.4 million or 5.2%. Certain key assumptions that were used by our Independent Valuation Firm in the discounted cash flow analysis are set forth in the following table based on weighted averages by property type.

	Office	Industrial	Retail	Weighted Average Basis
Exit capitalization rate	6.80%	7.27%	6.68%	6.77%
Discount rate / internal rate of return (“IRR”)	7.54%	8.01%	7.16%	7.41%
Annual market rent growth rate	3.25%	2.97%	2.90%	3.11%
Average holding period	10.6	11.1	10.4	10.5

A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, an increase in the weighted-average annual discount rate/IRR and the exit capitalization rate of 0.25% would reduce the value of our real properties by approximately 1.92% and 2.08%, respectively.

The following table sets forth the quarterly changes to the components of NAV for the Company and the reconciliation of NAV changes for each class of shares (amounts in thousands, except per share information):

	Total	Class E Common Stock	Class A Common Stock	Class W Common Stock	Class I Common Stock	Class E OP Units
NAV as of December 31, 2014	$1,365,090	$1,168,234	$8,503	$7,997	$93,331	$87,025
Fund level changes to NAV
Realized/unrealized gains on net assets	22,540	19,114	144	137	1,605	1,540
Income accrual	26,217	22,388	165	156	1,823	1,685
Dividend accrual	(17,197)	(14,725)	(85)	(91)	(1,177)	(1,119)
Advisory fee	(3,931)	(3,356)	(25)	(23)	(274)	(253)
Performance based fee	(352)	(299)	(2)	(2)	(25)	(24)
Class specific changes to NAV
Dealer Manager fee	(49)	—	(13)	(12)	(24)	—
Distribution fee	(11)	—	(11)	—	—	—
NAV as of March 31, 2015

before share/unit sale/redemption activity	$1,392,307	$1,191,356	$8,676	$8,162	$95,259	$88,854
Share/unit sale/redemption activity
Shares/units sold	18,665	4,643	326	406	5,966	7,324
Shares/units redeemed	(12,519)	(11,177)	(101)	(90)	(836)	(315)

NAV as of March 31, 2015	$1,398,453	$1,184,822	$8,901	$8,478	$100,389	$95,863

Shares/units outstanding as of December 31, 2014	190,547	163,068	1,188	1,117	13,027	12,147
Shares/units sold	2,603	650	45	57	831	1,020
Shares/units redeemed	(1,716)	(1,530)	(14)	(13)	(116)	(43)

Shares/units outstanding as of March 31, 2015	191,434	162,188	1,219	1,161	13,742	13,124
NAV per share/unit as of December 31, 2014		$7.16	$7.16	$7.16	$7.16	$7.16
Change in NAV per share/unit		0.15	0.15	0.15	0.15	0.15

NAV per share/unit as of March 31, 2015		$7.31	$7.31	$7.31	$7.31	$7.31

The following table shows our NAV per share at the end of each quarter since we commenced calculating our daily NAV on July 12, 2012.

Date	Class E	Class A	Class W	Class I
September 30, 2012	$6.64	$6.64	$6.64	$6.64
December 31, 2012	$6.70	$6.70	$6.70	$6.70
March 31, 2013	$6.79	$6.79	$6.79	$6.79
June 30, 2013	$6.83	$6.83	$6.83	$6.83
September 30, 2013	$6.87	$6.87	$6.87	$6.87
December 31, 2013	$6.93	$6.93	$6.93	$6.93
March 31, 2014	$6.96	$6.96	$6.96	$6.96
June 30, 2014	$7.00	$7.00	$7.00	$7.00
September 30, 2014	$7.09	$7.09	$7.09	$7.09
December 31, 2014	$7.16	$7.16	$7.16	$7.16
March 31, 2015	$7.31	$7.31	$7.31	$7.31

On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Selected Financial Data

The following table presents selected historical consolidated financial information for the three months ended March 31, 2015 and 2014 and the years ended December 31, 2014, 2013, 2012, 2011 and 2010; and balance sheet information as of March 31, 2015 and 2014 and as of December 31, 2014, 2013, 2012, 2011 and 2010. The selected historical consolidated financial information presented below has been derived from our consolidated financial statements. Because the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, you should read it in conjunction with our historical financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (a) for the year ended December 31, 2014, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated herein by reference, and (b) for the three months ended March 31, 2015, which are included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015 and incorporated herein by reference. The amounts in the table are in thousands except per share data.

	As of or For the Three Months Ended March 31,		As of or For the Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010 (1)
Statement of Operations Data:
Total revenue (2)	$62,582	$57,073	$231,597	$217,777	$216,325	$218,857	$180,523
Total operating expenses, excluding acquisition-related expenses and gains and losses on real property, debt-related investments, and real estate securities	(42,980)	(42,259)	(167,520)	(155,939)	(156,550)	(162,885)	(130,305)
Acquisition-related expenses net of other gains	(423)	—	(703)	(337)	(325)	(610)	(18,185)
Impairments and provisions for loss on real property, real estate-related debt investments and real estate securities (3)	(1,400)	—	(9,500)	(2,600)	—	(26,406)	(6,665)
Gain on sale of real property (4)	128,667	3,626	10,914	—	—	—	—
Interest expense	(13,981)	(16,168)	(61,903)	(65,325)	(69,844)	(74,406)	(61,324)
Income (loss) from continuing operations (5)	132,201	2,131	3,990	(9,084)	(14,961)	(43,056)	4,150
Discontinued operations (6)	—	29,857	30,004	65,554	(7,410)	(21,510)	(26,557)
Net income (loss)	132,201	31,988	33,994	56,470	(22,371)	(64,566)	(22,407)
Net (income) loss attributable to noncontrolling interests	(8,618)	(4,550)	(4,802)	(4,002)	110	6,886	1,705
Net income (loss) attributable to common stockholders	$123,583	$27,438	$29,192	$52,468	$(22,261)	$(57,680)	$(20,702)

Comprehensive (Loss) Income Data:
Net income (loss)	$132,201	$31,988	$33,994	$56,470	$(22,371)	$(64,566)	$(22,407)
Net unrealized change from available-for-sale securities	—	(211)	(211)	—	(1,426)	1,260	(28,864)
Net unrealized change from cash flow hedging derivatives	(1,807)	321	721	4,975	3,963	2,837	2,499
Total other comprehensive (loss) income	(1,807)	110	510	4,975	2,537	4,097	(26,365)
Comprehensive income (loss)	$130,394	$32,098	$34,504	$61,445	$(19,834)	$(60,469)	$(48,772)

Per Share Data:
Net income (loss) per basic and diluted common share:
Continuing operations	$0.69	$0.01	$0.02	$(0.05)	$(0.08)	$(0.22)	$0.02
Discontinued operations	$—	$0.14	$0.14	$0.34	$(0.04)	$(0.09)	$(0.13)

Common Stock Distributions
Common stock distributions declared	$16,078	$15,459	$62,236	$62,330	$84,259	$105,704	$110,430
Weighted average common stock distributions declared per share	$0.0897	$0.0874	$0.3492	$0.3499	$0.4625	$0.5750	$0.6000

	As of or For the Three Months Ended March 31,		As of or For the Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010 (1)
Other Information:
Weighted average number of common shares outstanding:
Basic	179,317	176,873	178,273	178,196	181,982	183,813	184,215
Diluted	191,766	189,993	190,991	191,932	197,244	197,377	193,773
Number of common shares outstanding at end of period	178,310	175,461	178,400	176,007	178,128	182,331	182,717
Number of diluted shares outstanding at end of period	191,434	188,318	190,547	189,278	192,303	198,529	195,529

Balance Sheet Data:
Real estate, before accumulated depreciation (7)	$2,139,022	$2,352,401	$2,472,926	$2,570,480	$2,819,550	$2,724,684	$2,858,307
Total assets	$1,850,526	$2,161,472	$2,148,133	$2,305,409	$2,659,254	$2,670,419	$2,999,207
Total debt obligations (8)	$833,127	$1,188,716	$1,198,267	$1,323,472	$1,619,452	$1,481,503	$1,592,780
Total liabilities	$958,808	$1,354,829	$1,384,153	$1,500,398	$1,817,727	$1,671,150	$1,842,233

Cash Flow Data:
Net cash provided by operating activities	$25,551	$17,022	$87,229	$86,589	$94,487	$94,342	$50,200
Net cash provided by (used in) investing activities	$239,385	$105,736	$(15,102)	$72,847	$(39,465)	$89,457	$(1,297,007)
Net cash (used in) provided by financing activities	$(269,171)	$(66,244)	$(82,444)	$(171,530)	$(146,597)	$(138,911)	$815,580

Supplemental Information
FFO attributable to common stockholders (5)(9)	$23,941	$19,622	$85,246	$85,216	$82,851	$65,237	$83,728
Company-defined FFO attributable to common stockholders (9)	$25,185	$19,681	$85,962	$87,859	$88,402	$90,680	$76,686

(1)	In June 2010, we completed the purchase of a portfolio of 32 office and industrial properties for a total purchase price of approximately $1.4 billion, effectively doubling the value and size of our real property portfolio. Related to this purchase, we incurred incremental borrowings of approximately $858.6 million and acquisition costs of $18.2 million.
(2)	Includes equity-in-earnings from an unconsolidated joint venture of approximately $941,000 for the year ended December 31, 2010.
(3)	Impairments and provisions for loss on real property, real estate-related debt investments and real estate securities include (i) real property impairment of $1.4 million, $9.5 million and $2.6 million during the three months ended March 31, 2015, and the years ended December 31, 2014 and 2013, respectively, (ii) provisions for loan loss, net of reversals, of $23.0 million and $1.3 million during 2011 and 2010, respectively, and (iii) other than temporary impairment on securities of $3.4 million and $5.4 million during 2011 and 2010, respectively. Real property impairment losses of $5.7 million and $23.5 million recorded during the years ended December 31, 2012 and 2011, respectively, relate to properties that we have disposed of and are included within discontinued operations.
(4)	Beginning with the year ended December 31, 2014, as the result of adopting new accounting guidance, we present the aggregate net gains related to disposals of properties that are not classified as discontinued operations within continuing operations. See “Discontinued Operations” in Note 3 to our financial statements which are included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, and incorporated herein by reference, for information regarding the adoption of new accounting guidance related to discontinued operations.
(5)	Income (loss) from continuing operations and FFO attributable to common stockholders includes (i) realized gain on the disposition of securities of $39.9 million during 2010, and (ii) losses on extinguishment of debt of $896,000, $2.5 million, $5.7 million and $5.1 million in 2014, 2013, 2012 and 2010, respectively.
(6)	After December 31, 2013, a discontinued operation is a component (or group of components) of the entity, the disposal of which would represent a strategic shift that has (or will have) a major effect on the entity’s operations and financial results, when such component (or group of components) have been disposed of or classified as held for sale. Through December 31, 2013, discontinued operations represent properties that we have either disposed of or have classified as held for sale if both the operations and cash flows of the property have been or will be eliminated from our ongoing operations as a result of the disposal transaction and if we will not have any significant continuing involvement in the operations of the property after the disposal transaction. Discontinued operations includes the results of (i) 12 properties classified as held for sale as of December 31, 2013, (ii) 13 properties disposed of during 2013, (iii) three properties disposed of during 2012, (iv) five properties disposed of during 2011, and (v) 13 properties disposed of during 2010, including 12 operating properties and one property that we had previously held an interest in as a mezzanine lender.
(7)	Real estate, before accumulated depreciation includes approximately $13.7 million, $30.4 million and $193.6 million that we classified within assets held for sale as of March 31, 2015, December 31, 2014 and December 31, 2013, respectively.
(8)	Total debt obligations includes approximately $80.4 million that we classified within liabilities related to assets held for sale as of December 31, 2013.
(9)	FFO and Company-Defined FFO are defined, reconciled to GAAP net income, and discussed below in “Selected Information Regarding Our Operations—How We Measure Our Operating Performance—Funds From Operations.”

Share Redemptions

With respect to our share redemption program for Class E shares, the program imposes greater restrictions on the amount of Class E shares that can be redeemed in any given quarter compared with our share redemption program for Class A, Class W and Class I shares. As a result of such restrictions, coupled with higher demand for redemptions, we have honored Class E share redemption requests on a pro rata basis since March 2009, being unable to satisfy all requests.

Below is a summary of common stock redemptions pursuant to the Class E share redemption program for each quarter during 2014 and the first quarter of 2015 (amounts in thousands except per share and percentage data).

For the Quarter Ended:	Number of E Shares Requested for Redemption	Number of E Shares Redeemed	Percentage of E Shares Requested for Redemption Redeemed	Percentage of E Shares Requested for Redemption Redeemed Pro Rata (1)	Average Price Paid per Share
March 31, 2014	17,974	1,845	10.3%	6.7%	$6.96
June 30, 2014	16,896	5,166	30.6%	26.5%	7.00
September 30, 2014	17,597	2,041	11.6%	8.5%	7.09
December 31, 2014	18,907	1,964	10.4%	7.4%	7.16

Average 2014	17,844	2,754	15.4%	12.0%	$7.04

March 31, 2015	18,996	1,530	8.1%	5.9%	7.30

Average 2015	18,996	1,530	8.1%	5.9%	$7.30

(1)	Represents redemptions of shares from investors that did not qualify for death or disability redemptions.

During 2014 and the first quarter of 2015, we satisfied 100% of redemption requests received pursuant to our Class A, Class W and Class I share redemption program. Below is a summary of common stock redemptions pursuant to the Class A, Class W and Class I share redemption program for each quarter during 2014 and the first quarter of 2015 (amounts in thousands except per share and percentage data).

For the Quarter Ended:	Aggregate Number of A, W, and I Shares Requested for Redemption	Aggregate Number of A, W, and I Shares Redeemed	Percentage of A, W, and I Shares Requested for Redemption Redeemed	Average Price Paid per Share
March 31, 2014	33	33	100.0%	$6.83
June 30, 2014	128	128	100.0%	6.84
September 30, 2014	139	139	100.0%	7.04
December 31, 2014	351	351	100.0%	7.14

Average 2014	163	163	100.0%	$7.04

March 31,2015	142	142	100.0%	7.20

Average 2015	142	142	100.0%	$7.20

Share redemptions in 2014 and in the first quarter of 2015] for both our Class E share redemption program and our Class A, Class W and Class I share redemption program were funded through a combination of offering proceeds from our ongoing primary offering of Class A, Class W and Class I shares, sales of Class E, Class A, Class W and Class I shares pursuant to our distribution reinvestment plan, and asset sales.

Distribution Information

On March 12, 2015, the Company’s board of directors authorized a quarterly distribution of $0.09 per share of common stock, subject to adjustment for class-specific expenses, for the second quarter of 2015. The Company’s board of directors reserves the right to revisit this distribution level during the quarter with respect to record dates that have not yet passed. The distribution will be payable to stockholders of record as of the close of business on each day during the period from April 1, 2015 through and including June 30, 2015, prorated for the period of ownership. Distributions on our shares accrue daily.

In the prior five quarters, our board of directors authorized quarterly distributions for our stockholders equal to $0.0875 per share for each quarter of 2014 and $0.09 per share for the first quarter of 2015, subject to adjustment for class-specific expenses. We paid these distributions on April 16, 2014, July 16, 2014, October 16, 2014, January 16, 2015, and April 16, 2015, respectively.

The following table sets forth relationships between the amounts of total distributions, including distributions to noncontrolling interests, declared for such period and the amount of such distributions funded by cash flow from operations in accordance with GAAP, and the amount reported as NAREIT-defined FFO for each quarter during 2014 and the first quarter of 2015. All authorized distributions reduce our NAV, including those funded with borrowings.

Three Months Ended:	Paid in Cash	% Paid in Cash	Reinvested in Shares	% Reinvested in Shares	Total	Cash Flow from Operations (1)	% Funded with Cash Flows from Operations (1)
March 31, 2014	$11,444	69%	$5,173	31%	$16,617	$17,022	100%
June 30, 2014	11,596	69%	5,157	31%	16,753	21,994	100%
September 30, 2014	11,467	69%	5,263	31%	16,730	23,850	100%
December 31, 2014	11,494	69%	5,262	31%	16,756	24,363	100%

Total 2014	$46,001	69%	$20,855	31%	$66,856	$87,229	100%

March 31, 2015	11,878	69%	5,325	31%	17,203	25,551	100%

Total 2015	$11,878	69%	$5,325	31%	$17,203	$25,551	100%

(1)	Commencing on January 1, 2009, expenses associated with the acquisition of real property, including acquisition fees paid to our Advisor and gains or losses related to the change in fair value of contingent consideration related to the acquisition of real property, are recorded to earnings and as a deduction to our cash from operations. See “Selected Information Regarding Our Operations—How We Measure Our Operating Performance” for a discussion of acquisition-related expenses, net of other gains, and its impact on our cash flow from operations.

For the three months ended March 31, 2015 and the year ended December 31, 2014, our NAREIT-defined FFO was $25.6 million and $91.3 million, respectively, or 149% and 137%, respectively, of our total distributions paid. NAREIT-defined FFO is an operating metric and should not be used as a liquidity measure. However, management believes the relationship between NAREIT-defined FFO and distributions may be meaningful for investors to better understand the sustainability of our operating performance compared to distributions made. The definition of NAREIT-defined FFO, a reconciliation to GAAP net income, and a discussion of NAREIT-defined FFO’s inherent limitations are provided below in “Selected Information Regarding Our Operations—How We Measure Our Operating Performance.”

How We Measure Our Operating Performance

Funds From Operations

FFO Definition (“FFO”)

We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

The following unaudited table presents a reconciliation of FFO to net income (loss) for the three months ended March 31, 2015 and 2014, and the years ended December 31, 2014, 2013, 2012, 2011 and 2010 (amounts in thousands, except per share information).

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Reconciliation of net earnings to FFO:
Net loss attributable to common stockholders	$123,583	$27,438	$29,192	$52,468	$(22,261)	$(57,680)	$(20,702)
Add (deduct) NAREIT-defined adjustments:
Real estate depreciation and amortization expense	20,815	22,350	88,994	108,191	129,116	126,890	98,635
(Gain) loss on real estate property dispositions	(128,667)	(33,155)	(40,592)	(74,306)	(21,108)	(13,588)	10,627
Impairment of real property	1,400	—	9,500	2,600	5,700	23,500	3,900
Noncontrolling interests’ share of net income (loss)	8,618	4,550	4,802	4,002	(110)	(6,886)	(1,705)
Noncontrolling interests’ share of FFO	(1,808)	(1,561)	(6,650)	(7,739)	(8,486)	(6,999)	(7,027)

FFO attributable to common shares-basic	23,941	19,622	85,246	85,216	82,851	65,237	83,728
FFO attributable to dilutive OP units	1,662	1,456	6,077	6,575	6,947	4,810	4,660

FFO attributable to common shares-diluted	$25,603	$21,078	$91,323	$91,791	$89,798	$70,047	$88,388

FFO per share-basic and diluted	$0.13	$0.11	$0.48	$0.48	$0.46	$0.35	$0.46

Weighted average number of shares outstanding
Basic	179,317	176,873	178,273	178,196	181,982	183,813	184,215

Diluted	191,766	189,993	190,991	191,932	197,244	197,377	193,773

Company-Defined FFO

As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: gains and losses on real estate-related securities, gains and losses associated with provisions for loss on debt-related investments, acquisition-related expenses, gains and losses on derivatives and losses associated with extinguishment of debt and financing commitments. Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Gains and losses on real estate-related securities and provision for loss on debt-related investments—Our investment strategy does not include purchasing and selling real properties, real estate-related securities or debt-related investments for purposes of generating short-term gains. Rather, our strategy is focused on longer term investments while generating current income. As such, management believes any gains or losses generated from the sale or impairment of any of our real estate-related securities or debt-related investments are not related to our ongoing operations. Management believes that providing a performance metric based primarily on income generated from the portfolio, absent the effects of gains and losses and impairments, is a useful metric providing a better indication of the sustainability of our operating performance for management and investors.

Acquisition-related expenses—For GAAP purposes, expenses associated with the acquisition of real property, including acquisition fees paid to our Advisor and gains or losses related to the change in fair value of contingent consideration related to the acquisition of real property, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

Gains and losses on derivatives—Gains and losses on derivatives represent the gains or losses on the fair value of derivative instruments that are not accounted for as hedges of the underlying financing transactions. Such gains and losses may be due to the nonoccurrence of forecasted financings or ineffectiveness due to changes in the expected terms of financing transactions. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, our management believes that any such gains or losses are not reflective of our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

Losses on extinguishment of debt and financing commitments—Losses on extinguishment of debt and financing commitments represent losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to rate lock agreements with prospective lenders. Such losses may be due to dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such losses are not related to our ongoing operations.

Accordingly, we believe by excluding losses on extinguishment of debt and financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of such other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a complete historical performance measure and may exclude items that have a material effect on the value of our common stock.

The following unaudited table presents a reconciliation of Company-Defined FFO to FFO for the three months ended March 31, 2015 and 2014, and the years ended December 31, 2014, 2013, 2012, 2011 and 2010 (amounts in thousands, except per share information).

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$23,941	$19,622	$85,246	$85,216	$82,851	$65,237	$83,728
Add (deduct) our adjustments:
Gain on disposition of securities	—	—	—	—	—	—	(39,870)
Other-than-temporary impairment and related amortization on securities	—	—	—	—	—	3,495	7,351
Provision for loss on debt-related investments	—	—	—	—	—	23,037	1,278
Acquisition-related expenses	423	—	703	337	325	610	18,185
Loss on derivatives	11	—	—	—	19	85	245
Loss on extinguishment of debt and financing commitments	896	63	63	2,507	5,675	95	5,094
Noncontrolling interests’ share of NAREIT-defined FFO	1,808	1,561	6,650	7,739	8,486	6,999	7,027
Noncontrolling interests’ share of Company-Defined FFO	(1,894)	(1,565)	(6,700)	(7,940)	(8,954)	(8,878)	(6,352)

Company-Defined FFO attributable to common shares-basic	25,185	19,681	85,962	87,859	88,402	90,680	76,686
Company-Defined FFO attributable to dilutive OP units	1,748	1,460	6,127	6,776	7,414	6,689	3,979

Company-Defined FFO attributable to common shares-diluted	$26,933	$21,141	$92,089	$94,635	$95,816	$97,369	$80,665

Company-Defined FFO per share-basic and diluted	$0.14	$0.11	$0.48	$0.49	$0.49	$0.49	$0.42

Weighted average number of shares outstanding
Basic	179,317	176,873	178,273	178,196	181,982	183,813	184,215

Diluted	191,766	189,993	190,991	191,932	197,244	197,377	193,773

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat impairment charges, acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful.

Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. Note that, pursuant to our valuation procedures, acquisition expenses result in an immediate decrease to our NAV.

FFO and Company-Defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we intend to operate as a perpetual-life vehicle and, as such, it is likely that our operating results will be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional-acquisition related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure. As a result, we caution investors against using FFO or Company-Defined FFO to determine a price to earnings ratio or yield relative to our NAV.

Further, FFO or Company-Defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-Defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard. More specifically, Company-Defined FFO has limited comparability to the MFFO and other adjusted FFO metrics of those REITs that do not intend to operate as perpetual-life vehicles as such REITs have a defined acquisition stage. Because we do not have a defined acquisition stage, we may continue to acquire real estate and real estate-related investments for an indefinite period of time. Therefore, Company-Defined FFO may not reflect our future operating performance in the same manner that the MFFO or other adjusted FFO metrics of a REIT with a defined acquisition stage may reflect its operating performance after the REIT had completed its acquisition stage.

Neither the Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

CAPITALIZATION

The following table sets forth our actual capitalization as of March 31, 2015. The information set forth in the following table should be read in conjunction with our historical financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (a) for the year ended December 31, 2014, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated herein by reference, and (b) for the three months ended March 31, 2015, which are included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015 and incorporated herein by reference. The amounts in the table are in thousands except share data.

As of March 31, 2015
FINANCING:
Mortgage notes and other secured borrowings	$652,127
Unsecured borrowings	181,000

Total Financing	833,127
EQUITY:
Stockholders’ equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 178,309,833 shares issued and outstanding, as of March 31, 2015	1,783
Additional paid-in capital	1,584,780
Distributions in excess of earnings	(786,286)
Accumulated other comprehensive income (loss)	(11,808)

Total stockholders’ equity	788,469
Noncontrolling interests	103,249

Total Equity	891,718

TOTAL CAPITALIZATION	$1,724,845

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our capital stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total number of shares of capital stock authorized (a) 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, 400,000,000 of which are unclassified (however, we refer to them herein as Class E shares to more easily distinguish them from the shares offered hereby), 200,000,000 of which are classified as Class A shares, 200,000,000 of which are classified as Class W shares and 200,000,000 of which are classified as Class I shares, and (b) 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the full board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of May 5, 2015, 162,808,305 Class E shares of our common stock, 1,230,324 Class A shares of our common stock, 1,171,564 Class W shares of our common stock and 15,748,882 Class I shares of our common stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our full board of directors. Subject to any preferential rights of any outstanding series of preferred stock and the provisions of our charter regarding restriction on ownership and transfer of our common stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in this offering are fully paid and non-assessable shares of common stock. Holders of shares of our common stock do not have preemptive rights, which means that you do not have an option to purchase any new shares of common stock that we issue, and generally do not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Stockholders are not liable for the acts or obligations of the Company.

We do not issue certificates for shares of our common stock. Shares of our common stock are held in “uncertificated” form which eliminates the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminates the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

For regular mail:	For overnight deliveries:
DST Systems, Inc.	DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105

Class E Shares

Substantially all of our outstanding Class E shares were sold by us in prior public primary offerings or to Class E stockholders pursuant to our distribution reinvestment plan. No Class E shares will be issued in this offering.

Class A Shares

Each Class A share issued in the primary offering is subject to a selling commission of up to 3.0% of the public offering price for such Class A share. In addition, subject to certain FINRA limitations, we pay the Dealer Manager (i) a distribution fee that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for the Class A shares for such day and (ii) a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for the Class A shares for such day, in each case, on a continuous basis from year to year, subject to certain limitations.

Class W Shares

No selling commissions are paid for sales of any Class W shares, and we do not pay the Dealer Manager distribution fees with respect to the Class W shares. Subject to certain FINRA limitations, we pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for the Class W shares for such day on a continuous basis from year to year, subject to certain limitations. Class W shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law or (4) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers.

Class I Shares

No selling commissions are currently paid for sales of any Class I shares, and we do not pay the Dealer Manager distribution fees with respect to the Class I shares. Subject to certain FINRA limitations, we pay the Dealer Manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.10% of our NAV per share for the Class I shares for such day on a continuous basis from year to year, subject to certain limitations. Class I shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I shares, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor’s product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (6) by investors purchasing shares in a transaction that entitles our Dealer Manager to a “primary dealer fee” as described below under “Plan of Distribution—Underwriting Compensation—Primary Dealer Fee,” (7) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (8) by any other categories of purchasers that we name in an amendment or supplement to this prospectus.

We may pay to the Dealer Manager a primary dealer fee in the amount of up to 5.0% of the gross proceeds raised from the sale of Class I shares in the primary offering, provided that (i) the total gross proceeds raised with respect to which the primary dealer fee will apply may not exceed $100,000,000, subject to further increase by our board of directors, in its discretion; (ii) the primary dealer fee will only be paid with respect to sales made by participating broker-dealers specifically approved by us as being eligible; and (iii) the primary dealer fee will only be paid with respect to sales made at times approved by us. The Dealer Manager may reallow a portion of the primary dealer fee to the participating broker-dealers involved in selling such Class I shares based on the portion of the gross proceeds raised from their customers. The Dealer Manager will consider the primary dealer fee to be underwriting compensation. The primary dealer fee will be paid by us and will not be considered to be a class-specific expense. Accordingly, the expense will be allocated among all holders of Fund Interests ratably according to the NAV of their units or shares. Currently, the maximum primary dealer fee we will pay our Dealer Manager is $5 million, although in the future we may provide for additional primary dealer fee payments. See “Plan of Distribution—Underwriting Compensation—Primary Dealer Fee.”

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any liquidating distribution of our assets, then such assets, or the proceeds thereof, will be distributed among the holders of Class E shares, Class A shares, Class W shares and Class I shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV (which is not likely because NAV would be adjusted upward prior to the liquidating distribution), then holders of our Class E, Class A, Class W and Class I shares will be treated the same, with each such holder receiving the same per share distribution of any such excess.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. A majority of our independent directors who do not have an interest in the transaction must approve any offering of preferred stock and have access to counsel at the Company’s expense. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. We will not offer preferred stock to our advisor, our dealer manager, our officers and directors, or any of their affiliates except on the same terms as preferred stock is offered to all other investors.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders is held each year on a date specified by our board of directors that is not less than 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chief executive officer or upon the written request of stockholders holding at least 10% of the outstanding shares of our common stock. Upon receiving a written request, either by person or by mail, our secretary will provide all stockholders with written notice, either by person or by mail, of such meeting and the purpose of such meeting. The special meeting must be held not less than 15 nor more than 60 days after the distribution of the notice, at a time and place specified in the stockholder request, or if none is specified, at a time and place convenient to the stockholders. The presence of 50% of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast on a matter is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except for the matters described in the next paragraph, which must be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution,

(3) our merger into another entity, our consolidation or the sale or other disposition of all or substantially all of our assets and (4) the election or removal of our directors.

The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder shall be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose (such as to acquire our shares in a tender offer for investment purposes) not related to the requesting stockholder’s interest in the affairs of the Company.

Tender Offers

Our charter provides that any person making a tender offer that is not otherwise subject to Regulation 14D of the Exchange Act, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. In addition, the offeror must provide us notice of such tender offer at least 10 business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Restriction On Ownership of Shares of Capital Stock

In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly, through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2006. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by the Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, prohibit the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of or other event with respect to shares of our capital stock that would result in us being “closely held” within the meaning of Section 856(h) of the Code, that would cause us to own, actually or constructively, more than 9.9% of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or that would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would result in a violation of the 9.8% ownership limit, would result in us being “closely held” within the meaning of Section 856(h) of the Code, would cause us to own more than 9.9% of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or would otherwise cause us to fail to qualify as a REIT will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise) or (b) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

Any person who (1) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event or (2) purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to continue to accrue distributions daily and make distributions on a quarterly basis following the end of each calendar quarter and we began making such distributions following the first calendar quarter after the quarter in which the minimum offering requirements were met for our initial public offering. However, we reserve the right to adjust the periods during which distributions accrue and are paid. In prior years, all of our distributions had been funded through a combination of both our operations and borrowings. Although our distributions during 2014, 2013 and 2012 were fully funded from our operations, in the future we may fund distributions from other sources. Our long-term strategy is to fund the payment of quarterly distributions to our stockholders entirely from our operations. However, if we are unsuccessful in investing the capital we raise in this offering or which is generated from the sale of existing assets on an effective and efficient basis that is accretive to our distribution level, we may be required to fund our quarterly distributions to our stockholders from a combination of our operations and financing activities, which include net proceeds of this offering and borrowings (including borrowings secured by our assets), or to reduce the level of our quarterly distributions. We have not established a cap on the amount of our distributions that may be paid from any of these sources.

Our ability to pay distributions at the current level also likely will be impacted by the expiration of certain large leases in our portfolio, and, as a result, we may be required to reduce the level of our quarterly distributions. To the extent that we sell higher yielding assets in exchange for assets that may initially produce less income in exchange for the potential ability for longer term appreciation, this may also put pressure on our ability to sustain our current distribution level. If our quarterly distributions exceed cash flow generated from our operations, it may cause a decrease in our NAV if not offset by other effects.

Our board of directors determines the level of our distributions each quarter. In determining the appropriate level of a distribution, our board of directors considers a number of factors, including the current and anticipated market conditions, current and anticipated future performance and make-up of our investments, our overall financial projections and expected future cash needs. We can give no assurance that the board of directors will continue to set distributions at current levels and our distribution levels may change from time to time. Depending on the distribution level relative to cash flow generated from our portfolio, if our quarterly distributions exceed cash flow generated from our operations, it may cause a decrease in our NAV if not offset by other effects.

In connection with a distribution to our stockholders, our board has historically authorized, and intends to continue to authorize, a quarterly distribution of a certain dollar amount per share of our common stock before or on the first day of each quarter. We then calculate each stockholder’s specific distribution amount for the quarter using daily record and declaration dates and your distributions will begin to accrue on the date and time that you become a record owner of our common stock, subject to our board of directors declaring a distribution for record owners as of such date and time. We accrue the amount of declared distributions as our liability on a daily basis, and such liability is accounted for in determining the NAV.

Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class E, Class A, Class W and Class I shares differs because of different allocations of class-

specific expenses. We use the record share method of determining the per share amount of distributions on each class of shares, although our board of directors may choose any other method that will not cause our distributions to be treated as preferential dividends under the Code. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on shares of our common stock is increased by the sum of all class-specific expenses accrued for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per share amount is reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). In addition, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed by us, plus (ii) retained amounts on which we pay income tax at the corporate level. See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” Distributions are authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board’s discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us. For information regarding our historical distributions, see “Selected Information Regarding Our Operations—Distribution Information.”

We are prohibited from making distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of assets in accordance with the terms of our charter, or distributions in which (i) the board of directors advises each stockholder of the risks associated with direct ownership of the property, (ii) the board of directors offers each stockholder the election of receiving such in-kind distributions and (iii) in-kind distributions are made only to those stockholders that accept such offer. We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to elect to have your cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. A copy of our distribution reinvestment plan is included as Appendix B to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. Because the dealer manager fee is calculated based on our NAV, it reduces the NAV and/or distributions with respect to Class A, Class W and Class I shares, including shares issued under the distribution reinvestment plan with respect to such share classes. Similarly, the distribution fee reduces the Class A NAV and/or distributions because it is calculated based on Class A NAV. The distribution fee is not payable with respect to Class W or Class I shares. Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least 10 days prior to the effective date of that amendment. Our board of directors may amend, suspend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in shares of our common stock.

If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” and “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders.” However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax information with respect to income earned on shares under the plan for the calendar year, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at any time after receiving this information.

Class A, Class W and Class I Share Redemption Program

We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a Class A, Class W and Class I share redemption program, whereby stockholders may request that we redeem all or any portion of their Class A, Class W or Class I shares in accordance with the procedures and subject to certain conditions and limitations described below. We also have a separate share redemption program for holders of our Class E shares, described below. Unless the context otherwise requires, when we describe our share redemption program in this prospectus, we are referring to our share redemption program for holders of Class A, Class W and Class I shares. Because the volume limitations described below are based, in part, on the NAV of each class as of the last day of the quarter preceding the redemption request, the availability of redemptions in any quarter will be dependent upon, among other things, the success of this offering.

Only those stockholders who received their shares directly from us (including through our distribution reinvestment plan, except as set forth below) or received their shares through one or more transactions that were not for cash or other consideration are eligible to participate in our share redemption program. Once our shares are transferred, directly or indirectly, for value by a stockholder (other than transfers which occur in connection with a non-taxable transaction, such as a gift or contribution to a family trust), the transferee and all subsequent holders of the shares are not eligible, unless otherwise approved by our management in its sole discretion, to participate in the share redemption program with respect to such shares that were transferred for value and any additional shares acquired by such transferee through our distribution reinvestment program.

Due to the illiquid nature of investments in real property, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See “—Redemption Limitations” below. Further, our board of directors has the right to modify, suspend or terminate the share redemption program if it deems such action to be in the best interest of our stockholders.

A stockholder’s request for redemption in accordance with any of the special treatment described below in the event of the death or qualifying disability of a stockholder must be submitted within 18 months of the death of the stockholder or the initial determination of the stockholder’s disability (which we define as such term is defined in Section 72(m)(7) of the Code), as further described below.

You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redeeming of shares of our common stock:

•	Under our share redemption program, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that we redeem all or any portion of their shares. Redemption requests received in good order by our transfer agent or a fund intermediary on a business day and before the close of business (4:00 p.m. Eastern time) on that day will be effected at a redemption price equal to our NAV per share for the class of shares being redeemed calculated after the close of business on that day.

•	Redemption requests received in good order by our transfer agent or a fund intermediary on a business day, but after the close of business on that day, will be effected at our NAV per share for the class of shares being redeemed calculated after the close of business on the next business day.

•	The redemption price per share on any business day will be our NAV per share for the class of shares being redeemed, less any applicable short-term trading discounts. In addition, there may be a delay between your redemption decision and the execution date caused by time necessary for you to put a redemption request in “good order,” which means, for these purposes, that all required information has been completed and all proper signatures have been provided. As a result of this process, you will not know the redemption price at the time you submit your redemption request. The price at which your redemption is executed could be higher or lower than our NAV per share at the time you submit your redemption request. Although a stockholder will not know at the time he or she requests the redemption of shares the exact price at which such redemption request will be processed, the stockholder may cancel the redemption request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, (888) 310-9352. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests received in good order before 4:00 p.m. (Eastern time) on a business day must be cancelled before 4:00 p.m. (Eastern time) on the same day. Redemption requests received in good order after 4:00 p.m. (Eastern time) on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. (Eastern time) on the next business day. If the redemption request is not cancelled before the applicable time described above, the stockholder will be contractually bound to redemption of the shares and will not be permitted to cancel the request prior to the payment of redemption proceeds.

•	Redemption requests may generally be made by phone at (888) 310-9352 or in writing by submitting a completed redemption form, which we will provide to you at no charge, to:

For regular mail:	For overnight deliveries:
DST Systems, Inc.	DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

With respect to retirement accounts or other investment accounts registered through custodians, trustees or fiduciaries, redemption requests can only be made by the authorized custodian, trustee or fiduciary, as applicable. Redemption requests with respect to such accounts or in connection with the death or qualifying disability of a stockholder must be made in writing.

•	For processed redemptions, stockholders may request that redemption proceeds are paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•	Processed redemptions of more than $100,000 will be paid only via ACH or wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide bank instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via ACH or wire transfer, provided the payment amount is at least $5,000. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instructions made with a medallion signature guarantee, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be sent only to U.S. financial institutions (ACH network members).

•	A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $100,000; (2) you wish to have redemption proceeds transferred to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

Because we intend to accrue distributions with daily record dates, we expect that your redemption price will reflect an impact or adjustment in NAV from the distribution accrued since the most recent quarter-end, to which you will be entitled. However, we reserve the right to adjust the periods during which distributions accrue and are paid.

Minimum Account Redemptions

In the event that any stockholder fails to maintain the minimum balance of $2,000 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any applicable short-term trading discounts unless waived. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to the short-term trading discount discussed below to the extent the redeemed shares were purchased within 365 days of redemption.

Available Liquidity

We may, in the Advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under “—Redemption Limitations.” Potential sources of funding redemptions include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt-related or other investments or redemption of Class E shares or OP Units. Our board of directors has no obligation to use other sources to redeem shares of our common stock in any circumstances. In order to maintain a reasonable level of liquidity, we intend to generally maintain under normal circumstances the following aggregate allocation to liquid assets: (1) 10% of the aggregate NAV of our outstanding Class A, Class W and Class I shares up to $1 billion of collective Class A, Class W and Class I share NAV and (2) 5% of the aggregate NAV of our outstanding Class A, Class W and Class I shares in excess of $1 billion of collective Class A, Class W and Class I share NAV. However, no assurance can be given that we will maintain this allocation to liquid assets.

Payment of Redemption Proceeds

Under normal market conditions, we will pay redemption proceeds, less any applicable short-term trading discounts and any applicable tax or other withholding required by law, by the third business day following receipt by our transfer agent or a fund intermediary of a redemption request in good order. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the redemption price may fluctuate between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid.

Redemption Limitations

Our share redemption program imposes a quarterly cap on the aggregate “net redemptions” of our Class A, Class W and Class I share classes equal to the amount of shares of such classes with a value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last day of the previous calendar quarter. Here, we use the term “net redemptions” to mean, for any quarter, the excess of our share redemptions (capital outflows) of our Class A, Class W and Class I share classes over the share purchases net of sales commissions (capital inflows) of such classes in this offering (including purchases made pursuant to our distribution reinvestment plan). Measuring redemptions on a net basis will allow us to provide our stockholders with more liquidity during quarters when we are experiencing inflows of capital. On any business day during a calendar quarter, the maximum amount available for redemptions will be equal to (1) 5% of the NAV of our outstanding Class A, Class W and Class I shares, calculated as of the last day of the previous calendar quarter, plus (2) proceeds from sales of new Class A, Class W and Class I shares in this offering (including reinvestment of distributions but net of sales commissions) since the beginning of the current calendar quarter, less (3) proceeds paid to redeem shares of such classes since the beginning of the current calendar quarter through the prior business day. The quarterly cap will be monitored each business day by us based on reports from our transfer agent, which will provide daily updated information on the proceeds from sales of new shares and the redemption proceeds paid by us. If the quarterly cap is reached during a given day, redemptions will be satisfied pro rata on that day and we will no longer redeem shares for the remainder of the quarter, regardless of additional share purchases by investors for the remainder of such quarter.

For each future quarter, our board of directors reserves the right to choose whether the quarterly cap will be applied to “gross redemptions,” meaning, for any class and any quarter, amounts paid to redeem shares of such class since the beginning of such calendar quarter, or “net redemptions.” In order for the board of directors to change the application of the quarterly cap from net redemptions to gross redemptions or vice versa, we will notify stockholders through a prospectus supplement and/or a special or periodic report filed with the Commission, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new test will apply.

In addition, for each future quarter, our board of directors reserves the right to choose whether the quarterly cap and the “net redemptions” test will be applied to our Class A, Class W and Class I shares on a class-specific basis rather than on the aggregate basis described above. If our board of directors chooses to have the quarterly cap and the “net redemptions” test apply on a class-specific basis, then “net redemptions” of our Class A, Class W and Class I share classes will mean, for any class and any quarter, the excess of our share redemptions (capital outflows) of such class over the share purchases net of sales commissions (capital inflows) of such class in this offering (which includes purchases through our distribution reinvestment plan). Further, the quarterly cap will mean a quarterly cap on the “net redemptions” of each of our Class A, Class W and Class I share classes equal to the amount of shares of such class with an aggregate value (based on the redemption price per share on the day the redemption is effected) of up to 5% of the NAV of the outstanding shares of such class as of the last day of the previous calendar quarter. In order for the board of directors to change the application of the quarterly cap and the “net redemptions” test from being applied to our Class A, Class W and Class I shares on an aggregate basis among Class A, Class W and Class I shares, taken together, to a class-specific basis, or vice versa, we will notify stockholders through a prospectus supplement and/or a special or periodic report filed with the Commission, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new test will apply.

On the first business day during any quarter in which we have reached that quarter’s quarterly cap, we will promptly publicly disclose such fact through a filing with the Commission and a posting to our website in order to notify stockholders of such class that the quarterly cap has been reached and when redemptions will resume. Unless our board of directors determines to modify, suspend or terminate our share redemption program, our share redemption program with respect to such class of shares will automatically and without stockholder notification resume normal operation on the first day of the calendar quarter following the quarter in which the quarterly cap was reached. After the quarterly cap has been reached in a quarter, any unsatisfied portion of a redemption request must be resubmitted at the start of the next quarter or upon recommencement of the share redemption program, as applicable.

Even when redemption requests do not exceed the quarterly cap, we may not have a sufficient amount of liquid assets to satisfy redemption requests because our assets will consist primarily of properties and types of real estate-related assets that cannot be readily liquidated on short notice.

Our board of directors may modify, suspend or terminate our share redemption program if it deems such action to be in the best interest of our stockholders. Events that may cause our board of directors to decide to modify, suspend or terminate the share redemption program include, but are not limited to, unavailability of sufficient liquidity to fund redemption requests, adverse developments in financial markets, regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. Accordingly, stockholders cannot be assured that all of the shares in their redemption requests will be redeemed. Any suspension or termination of, or material modification to, the share redemption program will be disclosed to stockholders. If the share redemption program is suspended by our board of directors other than as a result of reaching the quarterly cap, our board of directors must affirmatively authorize the recommencement of the program before stockholder requests will be considered again. The start of a new calendar quarter will not automatically trigger the recommencement of the share redemption program. We will provide notice to stockholders of any recommencement of the share redemption program following such a suspension due to action of our board of directors. Any modification, suspension or termination of the share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of Class E shares for redemption of their Class E shares pursuant to the Class E share redemption program or holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

If the full amount of shares of any class of our common stock requested to be redeemed as of any given date cannot be redeemed due to the quarterly cap or lack of readily available funds, available funds will be allocated pro rata taking into consideration the total number of shares requested to be redeemed and the NAV of our classes of common stock on that date, subject to the quarterly cap. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, with any remaining available funds allocated pro rata among all other redemption requests. Such determinations regarding our share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of Class E shares for redemption of their Class E shares pursuant to the Class E share redemption program or holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

All unsatisfied redemption requests (including the unsatisfied portion of any request not satisfied in full) due to any of the limitations described above must be resubmitted at the start of the next quarter or upon recommencement of the share redemption program, as applicable. At the start of the next quarter, or when normal operation of the program otherwise recommences, available funds will be allocated pro rata based on the total number of shares subject to pending redemption requests, subject to the quarterly cap (with priority given to redemption requests following the death or qualifying disability of a stockholder, as described above).

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. See “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock.”

Short-Term Trading Discounts

There is no minimum holding period for shares of our common stock and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be redeemed at NAV per share for the class of shares being redeemed less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. This short-term trading discount will also generally apply to minimum account redemptions that occur during the 365 day period following the purchase of the shares. The short-term trading discount will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the short-term trading discount in the following circumstances:

•	redemptions resulting from death or qualifying disability;

•	in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain the $2,000 minimum account balance; or

•	with respect to shares purchased through our distribution reinvestment plan.

In addition, the short-term trading discount may not apply to transactions initiated by the trustee or adviser to a donor-advised charitable gift fund, collective trust fund, common trust fund, fund of fund(s) or other institutional accounts, strategy funds or programs if we determine, in our sole discretion, such account, fund or program has an investment strategy or policy that is reasonably likely to control short-term trading. Further, shares of our common stock may be sold to certain employer sponsored plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries for which we may not apply the redemption discount to underlying stockholders, often because of administrative or systems limitations.

Other

When you make a request to have shares redeemed, you should note the following:

•	any short-term trading discount will be applied on a first in-first out basis unless otherwise specified by the stockholder or the stockholder’s representative; for this purpose, shares held for the longest period of time will be treated as being redeemed first and shares held for the shortest period of time as being redeemed last;

•	if you are requesting that some but not all of your shares be redeemed, keep your balance above $2,000 to avoid minimum account redemption, if applicable;

•	you will not receive interest on amounts represented by uncashed redemption checks; and

•	under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld.

Internal Revenue Service regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by calling our customer service number at (888) 310-9352, we will utilize the first-in-first-out method. The tax treatment of stockholders whose shares of our common stock are redeemed by us under the share redemption program will depend on the specific circumstances of the stockholder, and each stockholder should consult his or her own tax adviser regarding the tax consequences of redemptions.

As previously described, our share redemption program, including redemption upon the death or qualifying disability of a stockholder, is not intended to provide liquidity to any stockholder (and any subsequent transferee of such stockholder) who acquired, directly or indirectly, his or her shares by purchase or other taxable transaction from another stockholder, unless shares acquired in such transactions are approved for redemption by our management in its sole discretion. In connection with a request for redemption, the requesting stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us and no direct or indirect transfer of the shares has occurred since the stockholder acquired the shares from us, or (2) acquired the shares from the original stockholder, directly or indirectly, by way of one or more transactions that were not for cash (or other consideration) in connection with a non-taxable transaction, including transactions for the benefit of a member of the original stockholder’s immediate or extended family (including the original stockholder’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) through a transfer to a custodian, trustee or other fiduciary for the account of the original stockholder or members of the original stockholder’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

Moreover, all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or his or her estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to redeem any shares subject to the lien.

As set forth above, we will redeem shares upon the death of a stockholder who is a natural person, subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written redemption request within 18 months after the death of the stockholder in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death of a stockholder. Such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, as set forth above, we will redeem shares held by a stockholder who is a natural person who is deemed to have a qualifying disability (which we define as such term is defined in Section 72(m)(7) of the Code), subject to the conditions and limitations described above, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written redemption request within 18 months of the initial determination of the stockholder’s disability in order for the stockholder to rely on any of the waivers described above that may be granted in the event of the disability of a stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders acquires a qualifying disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

Class E Share Redemption Program

We have also adopted a separate Class E share redemption program for holders of our Class E shares. Under the Class E share redemption program, we redeem Class E shares on a quarterly basis. If a redemption request with respect to Class E shares is made and accepted, the redemption price per share will be equal to the NAV per Class E share on the date of redemption.

Each calendar quarter we intend to make available for Class E share redemptions an amount equal to (i) funds received from the sale of Class E shares under our distribution reinvestment plan during such calendar quarter, plus (ii) 50% of the difference between (a) the proceeds (net of sales commissions) received by us from the sale of Class A, Class W and Class I shares in any public primary offering and under our distribution reinvestment plan during the most recently completed calendar quarter, and (b) the dollar amount used to redeem Class A, Class W and Class I shares during the most recently completed calendar quarter pursuant to the Class A, Class W and Class I share redemption program, less (iii) funds used for redemptions of Class E shares in the most recently completed quarter in excess of such quarter’s applicable redemption cap due to qualifying death or disability requests of a stockholder during such calendar quarter. However, our board of directors may from time to time authorize funds for redemptions of Class E shares in greater or lower amounts.

Notwithstanding the Class E liquidity level desired by our board of directors, under the program, we will generally not redeem in any consecutive 12-month period more than 5% of the number of Class E shares outstanding at the beginning of such 12-month period (excluding certain redemptions made in connection with a stockholder’s death or disability), unless we receive no-action relief from the Commission with respect to the tender offer rules.

Liquidity Events

The purchase of Class A, Class W and Class I shares is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares promptly or at all, and any such sales may be made at a loss. On a limited basis, you may be able to have your shares redeemed through our share redemption program. In addition, we do not intend to pursue a “Liquidity Event” with respect to our Class A, Class W and Class I shares within any period of time. A “Liquidity Event” includes, but is not limited to, (a) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (b) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; or (c) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. Although we will not be precluded from pursuing a Liquidity Event (or series thereof) if our board of directors determines that is in the best interest of our stockholders, we intend to operate as a perpetual-life REIT.

With respect to our Class E stockholders, our goal is to raise sufficient proceeds in this offering so as to be able to accommodate those holders of Class E shares who would like us to redeem their shares through our Class E share redemption program. However, if we are not successful over time in generating liquidity to holders of our Class E shares through the Class E share redemption program, we may explore additional liquidity strategies for our Class E stockholders. Such liquidity strategies could, in addition to more traditional options, include launching a self tender offer for Class E shares, seeking a third party interested in making such a tender offer, or entering into a merger agreement in which the holders of our Class E shares receive cash or other consideration in exchange for their Class E shares. There can be no assurances that we will be successful in achieving liquidity strategies for our Class E stockholders within any certain time frame or at all. In any event, our board of directors will seek to act in the best interest of the Company as a whole, taking into consideration all classes of stockholders.

Subsequent Offerings

Apart from this offering and our ongoing distribution reinvestment plan offering of Class E shares, we may in the future conduct offerings of common stock (whether existing or new classes), preferred stock, debt securities or interests in our Operating Partnership. We may structure such offerings to attract institutional investors or other sources of capital in connection with efforts to provide additional Class E liquidity or otherwise.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10 percent or more of the voting power of the corporation’s shares or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with the Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third-party fees, such as advisory fees, are paid by the REIT. We may consider becoming a self-administered REIT if we determine that internalizing some or all of the management functions performed by the Advisor is in our best interests and in the best interests of our stockholders.

Control Share Acquisitions

The Maryland General Corporation Law provides that Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control Shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “Control Share acquisition” means the acquisition of Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an “Acquiring Person Statement” for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved.

If voting rights for Control Shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a Control Share acquisition.

The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as “Subtitle 8,” permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by a provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our assets from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our Advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of real property and/or other assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, the appraisal will be filed with the Commission and the states in which the securities are being registered as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•	that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our common stockholders’ rights to access records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “—Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Forum for Certain Litigation

Our bylaws provide that the Circuit Court for Baltimore City, Maryland, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any duty owed by any director or officer or employee of the Company to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder of the Company who commences such an action shall cooperate in a request that the action be assigned to the court’s Business and Technology Case Management Program.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements which are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, our Sponsor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Restrictions on Transfer

Subsequent purchasers, i.e., potential purchasers of your shares, must meet the net worth or income standards of our charter, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own less than $2,000 in our shares. Apart from the foregoing potential transfer restrictions and the potential restrictions described above in “—Restriction On Ownership of Shares of Capital Stock,” the shares purchased in this offering are freely transferable.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of United States material federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

DLA Piper LLP (US) has acted as our special U.S. federal income tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) of our common stock. This opinion of DLA Piper LLP (US) has been filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of DLA Piper LLP (US) is based on various assumptions, is subject to limitations and will not be binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of the shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequence of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We are organized and operate in a manner intended to qualify as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year ended December 31, 2006. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, DLA Piper LLP (US) has delivered an opinion to us that, commencing with our taxable year ended on December 31, 2006, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will so qualify for any particular year. DLA Piper LLP (US) has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions. Other than as specifically described herein, we have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of Dividend Capital Diversified Property Fund Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. For tax years beginning after December 31, 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 39.6%. See “—Taxation of Taxable U.S. Stockholders” below.

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Taxable U.S. Stockholders” below.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax”.

•	If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax. The Internal Revenue Service could recharacterize transactions under the Operating Partnership’s intended private placements such that the Operating Partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the Operating Partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax.

•	If we should fail to satisfy the asset tests other than certain de minimis violations or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test. See “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests.”

•	If we acquire appreciated assets from a C corporation that is not a REIT (i.e., a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Operational Requirements—Recordkeeping” and “—Failure to Qualify as a REIT.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms-length terms.

•	The earnings of our subsidiaries, including any Taxable REIT Subsidiary (“TRS”), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and:

1.	be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code and that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

2.	be managed by one or more trustees or directors;

3.	have our beneficial ownership evidenced by transferable shares;

4.	not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

5.	use a calendar year for federal income tax purposes;

6.	have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

7.	not be closely held as defined for purposes of the REIT provisions of the Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items 6 and 7 above do not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 7 above for a taxable year, we will be treated as having met Item 7 for that year.

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2006, and we intend to satisfy the other requirements described in Items 1-5 above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in Items 6 and 7 above. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Operating Partnership have an interest will be treated as our assets, liabilities and items of income.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “—Operational Requirements—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This is the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing. This is the 95% Income Test.

•	For purposes of the 75% and 95% gross income tests, certain foreign currency income is disregarded for purposes of determining gross income.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•	In general, neither we nor an owner of 10% or more shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a “Related Party Customer,” or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified).

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year.

•	We normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•	rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

•	derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•	perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

We may, from time to time, enter into transactions to hedge against interest rate risks or value fluctuations on one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, futures and forward contracts and other financial instruments. To the extent that we or a pass-through subsidiary enter into a hedging transaction (i) in the normal course of our business primarily to manage the risk of interest rate changes, price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, or (ii) primarily to manage risk of currency fluctuation with respect to items of income or gain qualifying under the 75% or 95% income tests, income and certain gain from the hedging transaction will be excluded from gross income solely for purposes of 75% and 95% income tests, provided, in each case, that we clearly and timely identify such hedging transaction in the manner required under the Code and the Treasury Regulations promulgated thereunder. A different set of rules applies to hedge transactions occurring on or before July 30, 2008. In all cases, we intend that any hedging transactions were or will be structured in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders, money market funds or shares of common stock in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property, and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that most of the rentals under our leases will not be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be Related Party Customers and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

Further, we and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. After July 30, 2008, for purposes of either one or both of the 75% and 95% gross income tests, two categories of foreign currency gain may be excluded from gross income: “real estate foreign exchange gain” and “passive foreign exchange gain.” Real estate foreign exchange gain is not treated as gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain includes gain derived from certain qualified business units of the REIT and foreign currency gain attributable to (i) qualifying income under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property, or (iii) being an obligor on an obligation secured by mortgages on real property or on interests in real property. In addition, passive foreign exchange gain is not treated as gross income for purposes of the 95% gross income test only. Passive foreign exchange gain includes real estate foreign exchange gain and foreign currency gain attributable to (i) qualifying income under the 95% gross income test, (ii) the acquisition or ownership of obligations, or (iii) being the obligor on obligations and that, in the case of (ii) and (iii), does not fall within the scope of the real estate foreign exchange definition. A different set of rules applies to foreign currency transactions occurring on or before July 30, 2008. In all cases, we intend that any foreign currency transactions were or will be structured in a manner that does not jeopardize our status as a REIT. No assurance can be given that any foreign currency gains that we recognize directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “—REIT Qualification—Taxation of Dividend Capital Diversified Property Fund Inc.,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, starting with the taxable year ending December 31, 2006, we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 10% Asset Test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain “straight debt” instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 25% (20% prior to July 30, 2008) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Operational Requirements—Gross Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets” and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. For tax years beginning after July 30, 2008, if we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Assets Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values (including changes resulting solely by the change in the foreign currency exchange rate used to value a foreign asset). For all periods, if our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

The Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) it provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of 1.0% of the REIT’s total assets, and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property,

(iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Operational Requirements—Gross Income Tests.” In addition, when applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

In order for dividends to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification. We have received a private letter ruling from the IRS that differences in the dividends distributed to holders of Class E shares, holders of Class A shares and holders of Class W shares will not cause such dividends to be preferential dividends. We will also issue Class I shares in reliance on the rationale and tax authorities described in the ruling. We may change the way our fees and expenses are incurred and allocated to different classes of stockholders if the tax rules applicable to REITs change such that we could do so without adverse tax consequences.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. Provided we comply with certain requirements, the effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

•	taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

We are required to file an annual U.S. federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code.

Taxable Income for Which Cash Has Not Been Received Created by Investments in Debt Obligations

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instruments are not made.

We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “taxable income for which cash has not been received” is recognized.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all dividends to our domestic stockholders that are individuals, trusts or estates will generally be taxable at capital gains rates and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. Stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the U.S. federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock—Distribution Reinvestment Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock—Class A, Class W and Class I Share Redemption Program.”

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

For individuals (and entities taxed at individual rates), the maximum ordinary income tax rate is 39.6% and the maximum tax rate for long-term capital gains and qualified dividends is 20%. REIT dividends generally are not treated as such qualified dividends.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) dividends received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the dividends during January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Operational Requirements—Annual Distribution Requirement.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders who are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See “—Operational Requirements—Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 20% if such shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Redemptions of Our Common Stock

A redemption of our common stock will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable share sales discussed above, provided that the redemption satisfies one of the tests enabling the redemption to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a stockholder, (2) results in a “complete termination” of a stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A redemption that does not qualify as an exchange under such tests will constitute a dividend equivalent redemption that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though the stockholder did not actually receive cash or other property as a result of the redemption.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Federal Income Tax Considerations—Operational Requirements—Annual Distribution Requirement”) we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or dividends and is subject to backup withholding; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

With respect to dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a distribution reinvestment plan), brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B are also required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding these reporting requirements and your election options.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by the Operating Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally may require them to treat distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT. Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

The portion of distributions received by Non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us which are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution from a publicly traded REIT will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see “—Special Tax Considerations for Non-U.S. Stockholders—Ordinary Dividends”), provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock will satisfy the “regularly traded” requirement, and therefore expect that our capital gain distributions that are attributable to the disposition of a U.S. real property interest will be taxable under FIRTPA. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

In addition, even if we are a domestically controlled qualified investment entity as described below, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax

If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Dispositions and Redemptions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a Non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled qualified investment entity.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in the redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the redemption over the non-U.S. stockholder’s basis in the redeemed shares will be taxable if we are not a domestically controlled qualified investment entity. The IRS has recently confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. holder in two cases: (a) if the Non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Foreign Accounts

Under the Foreign Account Tax Compliance Act, or FATCA, withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined under those rules) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Treasury Regulations provide that the withholding provisions described above will generally apply to payments of dividends on our common stock made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2017. Prospective investors should consult their tax advisors regarding FATCA.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of the Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though the Operating Partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and the Operating Partnership believe and currently intend to take the position that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, the Operating Partnership presently qualifies for the Private Placement Exclusion.

Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If the Operating Partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of OP Units would be subject to special rules under section 469 of the Code. Under such rules, each holder of OP Units would be required to treat any loss derived from the Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Operating Partnership which are carried forward may only be offset against future income of the Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Operating Partnership would only be allowed upon the complete disposition of the OP Unit holder’s “entire interest” in the Operating Partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.

If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Requirements for Qualification as a REIT—Organizational Requirements” and “—Requirements for Qualification as a REIT—Operational Requirements—

Asset Tests,” above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in the Operating Partnership, we will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Operating Partnership.

Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (2) increased by (A) our allocable share of the Operating Partnership’s income and (B) our allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) our allocable share of the Operating Partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership. The Operating Partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that the Operating Partnership acquires properties or securities for cash, the Operating Partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, the Operating Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 10-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for units of the Operating Partnership, the Operating Partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

Prohibited Transaction Rules. A REIT will incur a 100% penalty tax on the net income derived from a sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business, which we refer to as a “prohibited transaction.” Under a safe harbor provision in the Code, a REIT may sell certain real property without being subject to the prohibited transaction tax if, among other things, the REIT held the real property for the production of rental income for at least four years prior to the disposition. That four year period is shortened to two years for transactions occurring after July 30, 2008. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock. Under proposed legislation, certain foreign currency gains would be qualifying income for purposes of the REIT income tests. This legislation is merely proposed and has not been enacted, and no assurances can be provided that it will be enacted as currently proposed or at all.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA or by an entity that includes such assets. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, or any entity that includes such assets, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan

Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general “look-through” rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of an entity, including a REIT, will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Our securities meet these registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We believe that this requirement will be met with respect to Class A shares, Class W shares and Class I shares of our common stock. Although all classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of our common stock are subject to certain restrictions on transferability, including restrictions intended to ensure that we continue to qualify for federal income tax treatment as a REIT and restrictions to comply with federal and state securities laws. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in (1) a termination or reclassification of the entity for state or federal tax purposes or (2) a violation of any state or federal statute or regulation, will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000;

thus, the restrictions imposed in order to maintain our status as a REIT and to comply with federal and state securities laws should not cause the shares of common stock to be deemed not freely transferable.

Taking into account all of the relevant facts and circumstances, including those referred to in the preceding paragraph, and assuming that the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. No assurance can be given, however, that the publicly offered securities exception will apply. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. However, because the redemption of our common stock may be limited as to timing and as to the amount of shares of common stock that can be redeemed, you may not be able to realize the current NAV per share for your common stock at any given time. Accordingly, there can be no assurance that such determinations of current net asset value per share will satisfy the applicable annual valuation requirements under ERISA or the Code.

The foregoing requirements of ERISA and the Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

PLAN OF DISTRIBUTION

General

We are offering up to $1,000,000,000 in shares of our common stock in this offering through Dividend Capital Securities LLC, our Dealer Manager, a registered broker-dealer related to the Advisor, including $750,000,000 in shares of our common stock initially allocated to be offered in the primary share offering and $250,000,000 in shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary share offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary share offering to the distribution reinvestment plan.

We are offering to the public three classes of shares of our common stock, Class A shares, Class W shares and Class I shares. We are offering a maximum of $750,000,000 in any combination of purchases of Class A shares, Class W shares and Class I shares in our primary offering. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different selling commissions and ongoing fees and expenses. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below.

Our Class A shares, Class W shares and Class I shares are available for different categories of investors. Class A shares are available to the general public. Class W shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law or (4) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers. Class I shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a trustee or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction IRA established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I shares, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and the Advisor’s product specialists or other affiliates of the Advisor and their immediate family members, our product specialists and their affiliates and, if approved by our board of directors, joint venture partners, consultants and other service providers, (6) by investors purchasing shares in a transaction that entitles our Dealer Manager to a “primary dealer fee” as described below under “—Underwriting Compensation—Primary Dealer Fee,” (7) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (8) by any other categories of purchasers that we name in an amendment or supplement to this prospectus. In particular, we intend to sell Class I shares to a bank-sponsored collective trust named The Trust Advisors Portfolios Program, Series Seven, Reliance Trust Real Estate Portfolio – Dividend Capital Focus. The trust presently intends to raise capital by selling units of interest in the trust, and to invest a substantial amount of the proceeds in our Class I shares. The trust is under no obligation to purchase any Class I shares. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Dividend Capital Diversified Property Fund Inc.

The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that the Dealer Manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the Dealer Manager may be terminated by either party upon 60 days’ written notice. This offering will commence on                     , the initial effective date of the registration statement of which this prospectus forms a part.

The broker-dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold. Although we expect that most sales will be made through participating broker-dealers, in certain situations the Dealer Manager may make sales without a participating broker-dealer. In addition, we may make issuer direct sales with respect to Class I shares purchased in this offering by our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor and its affiliates; this will not have any effect on the price they pay for their shares.

Purchase of Shares

Shares are sold at NAV per share of the class of share being purchased, plus, for Class A shares sold in the primary offering only, applicable selling commissions. Each class of shares may have a different NAV per share because certain fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Procedures—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share.

In order to purchase shares, you must (1) complete a subscription eligibility form to be provided to us by your financial advisor and direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time your purchase order is settled. Certain participating broker-dealers may require supplementary disclosure materials or additional forms or documentation. You should consult with your financial advisor when purchasing shares. Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. We generally adhere to the following procedures relating to purchases of shares of our common stock in this offering:

•	As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), which we refer to as the “close of business,” on each business day, the NAV Accountant, with oversight of our Advisor, determines our NAV per share for that day for each share class. As promptly as practicable following the close of business on each business day, we (i) post our NAV per share for such day for each share class on our website, www.dividendcapitaldiversified.com, and (ii) make our NAV per share for each share class available on our toll-free, automated telephone line, (888) 310-9352. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV.

•

On each business day, our transfer agent collects and processes purchase orders. In order to help ensure that you have had an opportunity to review the terms as well as the risks of investing in this offering, we may not accept an initial purchase order until at least five business days after you receive a final prospectus. Notwithstanding, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased determined after the purchase order is received in good order by our transfer agent or a fund intermediary, plus, for Class A shares sold in the primary offering only, any applicable selling commissions. For example, if a purchase order is received in good order after the close of business (4:00 p.m. Eastern time) on a business day, the purchase will be executed at our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A shares sold in the primary offering only, any applicable selling commissions. In addition, there may be a delay between your purchase decision and the execution date caused by time necessary for you and your participating broker-dealer to put a purchase order in “good order,” which means, for these purposes, that all required information has been completed, all proper signatures have been provided, and funds for payment have been provided. As a result of this process, the price per share at which your order is executed may be different than the price per share on the date you submitted your purchase order.

•	You will receive a confirmation statement of each new transaction in your account promptly after your purchase order is processed. The confirmation statement will disclose the price at which the order was executed and will include information on how to obtain information we have filed with the Commission and made publicly available on our website at www.dividendcapitaldiversified.com and our toll-free, automated telephone line at (888) 310-9352, including our daily NAV per share.

You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed. The NAV per share at which your purchase price is based could be higher or lower than our NAV per share at the time you submit your purchase order. However, you will have available through our latest prospectus information regarding the methodology pursuant to which our NAV is determined, and, accordingly, the method upon which the price of shares of our common stock is determined on the business day that your purchase order is processed. In addition, on at least a monthly basis, we disclose in a prospectus or prospectus supplement filed with the Commission our NAV per share for each share class for each business day during the prior month. On at least a quarterly basis, we disclose in a prospectus or prospectus supplement filed with the Commission the principal valuation components of our NAV. You also have information available through our website and our toll-free telephone line about the NAV per share for each share class upon which the price for our common stock was based on the business day immediately preceding the day that you submit your purchase order. Although under normal circumstances we would not anticipate that our NAV will vary significantly from one day to the next, there can be no assurance that will be the case.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV is calculated once daily using our valuation procedures, and the price at which we sell new shares and redeem outstanding shares that day does not change depending on the level of demand by investors or the volume of requests for redemption on that day. We generally sell as many shares as orders are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share of the applicable class of shares, without premium or discount, plus, for Class A shares sold in the primary offering only, applicable selling commissions) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.

If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

We may reject for any reason or for no reason, or cancel as permitted or required by law, any purchase orders. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently. If your subscription is rejected, your purchase payment will be returned to you without interest.

Because we intend to accrue distributions with daily record dates, we expect that your purchase price will reflect a reduction in NAV from the distribution accrued since the most recent quarter-end, to which you will not be entitled. However, we reserve the right to adjust the periods during which distributions accrue and are paid.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution date.

Pursuant to this prospectus, we will offer to the public all of the shares that we have registered. We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the Commission and applicable state laws. From time to time, we intend to file new registration statements on Form S-11 with the Commission to register additional Class A, Class W and Class I shares of common stock so that we may continuously offer shares of common stock pursuant to Rule 415 under the Securities Act. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we intend to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state). We reserve the right to terminate this offering at any time.

Frequent Trading Policies

We may reject for any reason, or cancel as permitted or required by law, any subscriptions for shares of our common stock.

For example, we may reject any subscriptions from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders. Among other things, the following activities may be considered by us to be frequent trading:

•	any stockholder who redeems their shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including but not limited to patterns of purchases and redemptions), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

Underwriting Compensation

We have entered into a dealer manager agreement with our Dealer Manager which sets forth the compensation arrangements between us and the Dealer Manager in connection with this offering. We will not pay referral or similar fees to any accountant, attorneys or other persons in connection with the distribution of shares of our common stock.

Summary

The following table shows the selling commissions payable at the time you subscribe for shares in the primary offering, which selling commissions are subject to the provisions for a reduction in certain circumstances as described below:

Maximum up-front sales charge as a % of the public offering price for such class (1)
Class A shares	3.0%
Class W shares	None
Class I shares	None

(1)	This presents the commission before rounding. For each purchase, the total per share purchase price will be calculated by adding the applicable selling commission to the NAV per share and rounding to four decimal places; the actual selling commission per share that we pay will be the total per share purchase price less the NAV per share.

The following table shows the fees we will pay the Dealer Manager with respect to each class of shares on an annualized basis as a percentage of our NAV per share for such class.

	Class A	Class W	Class I
Dealer Manager Fee (1)	0.60%	0.60%	0.10%
Distribution Fee (2)	0.50%	None	None

(1)	The dealer manager fee accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for each of our Class A and Class W shares and an amount equal to 1/365th of 0.10% of our NAV per share for our Class I shares for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules.
(2)	The distribution fee accrues daily in an amount equal to 1/365th of 0.50% of our NAV per share for Class A shares only for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules.

In certain circumstances we will pay a primary dealer fee of up to 5.0% of the gross proceeds raised from the sale of Class I shares in the primary offering. See “—Primary Dealer Fee” below. In addition, in certain circumstances the Dealer Manager may pay certain supplemental fees or commissions in connection with the sale of Class I shares in this offering as described below under “—Supplemental Fees and Commissions.”

Selling Commissions—Class A Shares

Subject to the provisions for a reduction of the selling commission described below, we pay the Dealer Manager selling commissions on Class A shares sold in the primary offering of up to 3.0% of the public offering price per Class A share sold in the primary offering. The selling commission expressed as a percentage of the public offering price per share may be higher or lower than 3.0% due to rounding. Substantially all of the selling commissions are expected to be reallowed to participating broker-dealers. Further, selling commissions may be reduced or waived at the direction of the Dealer Manager, in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. The Dealer Manager is not required to sell any specific number or dollar amount of shares of our common stock but will use its best efforts to sell the shares offered hereby in the primary offering.

We are offering volume discounts to purchasers who purchase $500,000 or more in Class A shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases. The Dealer Manager and any participating broker-dealers and their registered representatives will be responsible for the proper implementation of any applicable volume discounts. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares. The net offering proceeds we receive will not be affected by any reduction of selling commissions.

The following table illustrates the various discount levels that may be offered to purchasers of Class A shares purchased in the primary offering:

Your Investment	Commission as a % of Public Offering Price Per Class A Share (1)
Up to $499,999.99	3.00%
$500,000 to $999,999.99	2.50%
$1,000,000 to $1,499,999.99	2.00%
$1,500,000 to $1,999,999.99	1.50%
$2,000,000 to $2,499,999.99	1.00%
$2,500,000 to $2,999,999.99	0.50%
$3,000,000 and up	0.00%

(1)	This presents the commission before rounding. For each purchase, the total per share purchase price will be calculated by adding the applicable selling commission to the NAV per share and rounding to four decimal places; the actual selling commission per share that we pay will be the total per share purchase price less the NAV per share.

For an example of how the volume discount is calculated, assuming Class A NAV per share of $7.2920 and no volume discount per share, if an investor purchases $950,000 of Class A shares, the investor would pay $7.5175 per share and purchase 126,371 shares. With the volume discount, the investor would pay $7.4790 per share and purchase 127,022 Class A shares.

If you qualify for a volume discount as the result of multiple purchases of our Class A shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class A shares issued and sold in this offering you will receive the benefit of such Class A share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such broker-dealer may aggregate subscriptions, including future subscriptions for which a bona fide letter of intent is provided, as part of a combined order for the purposes of offering investors reduced sales commissions, provided that any such aggregate group of subscriptions must be received from such broker-dealer. Any reduction in sales commissions would be prorated among the separate subscribers.

In addition, we will not pay selling commissions with respect to sales of Class A shares through either of the following distribution channels: (1) through fee-based programs, also known as wrap accounts or (2) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class A shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class A shares.

Selling Commissions—Class W and Class I shares

We do not pay selling commissions on Class W and Class I shares. However, in certain circumstances we will pay a primary dealer fee of up to 5.0% of the gross proceeds raised from the sale of Class I shares in the primary offering. See “—Primary Dealer Fee” below. In addition, in certain circumstances the Dealer Manager may pay certain supplemental fees or commissions in connection with the sale of Class I shares in this offering as described below under “—Supplemental Fees and Commissions.”

Selling Commissions—Distribution Reinvestment Plan Shares

We do not pay selling commissions on shares sold pursuant to our distribution reinvestment plan.

Dealer Manager Fee—Class A, Class W and Class I Shares

We pay the Dealer Manager a dealer manager fee for coordinating our marketing and distribution efforts. Subject to FINRA limitations on underwriting compensation and certain other limitations, the dealer manager fee accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for each of our Class A and Class W shares and in an amount equal to 1/365th of 0.10% of our NAV per share for our Class I shares for such day on a continuous basis from year to year. The Dealer Manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics and servicing broker-dealers. The dealer manager fee is payable monthly in arrears. The dealer manager fee is payable with respect to all Class A, Class W and Class I shares, including Class A, Class W and Class I shares issued under our distribution reinvestment plan.

Distribution Fee—Class A Shares Only

Subject to FINRA limitations on underwriting compensation and certain other limitations, we pay the Dealer Manager a distribution fee with respect to our Class A shares that accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for our Class A shares for such day on a continuous basis from year to year as additional compensation for selling shares in this offering and for ongoing stockholder services. The Dealer Manager may reallow the distribution fee to participating broker-dealers and servicing broker-dealers. The distribution fee is payable monthly in arrears. The distribution fee is payable with respect to all Class A shares, including Class A shares issued under our distribution reinvestment plan. We do not pay the distribution fee on Class W and Class I shares.

Primary Dealer Fee

We may pay to the Dealer Manager a primary dealer fee in the amount of up to 5.0% of the gross proceeds raised from the sale of Class I shares in the primary offering, provided that (i) the total gross proceeds raised with respect to which the primary dealer fee will apply may not exceed $100,000,000, subject to further increase by our board of directors, in its discretion; (ii) the primary dealer fee will only be paid with respect to sales made by participating broker-dealers specifically approved by us as being eligible; and (iii) the primary dealer fee will only be paid with respect to sales made at times approved by us. The Dealer Manager may reallow a portion of the primary dealer fee to the participating broker-dealers involved in selling such Class I shares based on the portion of the gross proceeds raised from their customers. The Dealer Manager will consider the primary dealer fee to be underwriting compensation subject to the limits described below. The primary dealer fee will be paid by us and will not be considered to be a class-specific expense. Accordingly, the expense will be allocated among all holders of Fund Interests ratably according to the NAV of their units or shares. Currently, the maximum primary dealer fee we will pay our Dealer Manager is $5 million, although in the future we may provide for additional primary dealer fee payments.

Supplemental Fees and Commissions

In addition to the fees and commissions described above, the Dealer Manager may elect to pay supplemental fees or commissions to participating broker-dealers and servicing broker-dealers with respect to Class I shares sold in the primary offering. If such supplemental fees or commissions are paid with respect to an investment, the investor will be notified through disclosure on the subscription agreement. Such supplemental fees or commissions may be paid at the time of sale or over time. Any such supplemental fees and commissions will be considered underwriting compensation subject to the 10% underwriting compensation limit described below and will not be reimbursed by us, but may be reimbursed by the Advisor. Assuming that we sell the maximum primary offering in equal dollar amounts of each class offered, we do not expect such supplemental fees and commissions to exceed $2.5 million.

Other Compensation

We pay directly, or reimburse the Advisor and the Dealer Manager if they pay on our behalf, any organization and offering expenses (other than selling commissions, the dealer manager fee, the distribution fee, primary dealer fees, supplemental fees and commissions and certain amounts described in the paragraph below) as and when incurred. These expenses may include reimbursements for the bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, and similar diligence expenses of investment advisers, legal fees of the Dealer Manager, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses of registered persons associated with the Dealer Manager, the cost of educational conferences held by us, including costs reimbursement for registered persons associated with the Dealer Manager and registered representatives of participating broker-dealers to attend educational conferences sponsored by us, and attendance fees and costs reimbursement for registered persons associated with the Dealer Manager to attend seminars conducted by participating broker-dealers and promotional items.

In addition, the Advisor may pay the Dealer Manager, without reimbursement by us, additional amounts in order to fund certain of the Dealer Manager’s costs and expenses related to the distribution of the offering, including compensation of certain registered employees of the Dealer Manager as well as supplemental fees and commissions paid by the Dealer Manager with respect to sales of Class I shares described above. Such payments will be considered underwriting compensation subject to the 10% underwriting compensation limit described below. Assuming that we sell the maximum primary offering in equal dollar amounts of each class offered, we do not expect such payments to exceed $5.5 million (including payments to reimburse the Dealer Manager for payments of any supplemental fees or commissions in connection with the sale of Class I shares that are not reimbursable by us, as described above in “—Supplemental Fees and Commissions”).

Limitations on Underwriting Compensation

The Dealer Manager monitors the aggregate amount of underwriting compensation that we and the Advisor pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. Under applicable FINRA rules, total underwriting compensation in this offering, including selling commissions, the dealer manager fee, the distribution fee, primary dealer fees, supplemental fees and commissions, and expense reimbursements or payments to the Dealer Manager and participating broker-dealers described in the table and footnotes below, may not exceed 10% of the gross offering proceeds of our primary offering. Accordingly, the dealer manager fee and distribution fee that are payable to our Dealer Manager with respect to this offering (i.e., pursuant to the registration statement for this offering) will cease when, following the completion of this offering, total underwriting compensation in such offering equals 10% of the gross proceeds from the primary portion of this offering. We consider the portion of the dealer manager fee and the distribution fee accruing with respect to Class A, Class W and Class I shares issued during the term of this offering, and not issued pursuant to a prior public offering, as underwriting compensation with respect to this offering. In addition, we will cease paying the dealer manager fee and the distribution fee on the earlier to occur of the following: (i) a listing of the class of such shares on a national securities exchange or (ii) such shares no longer being outstanding, for example (without limitation) upon their redemption or other repurchase by us, upon our dissolution, or upon a merger or other extraordinary transaction in which we are a party and in which the shares are exchanged for cash or other securities. FINRA rules also limit our total cumulative organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, the Advisor has agreed to reimburse us to the extent that total cumulative organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that we sell all of the shares offered by this prospectus, that all shares sold are Class A shares, that no shares are reallocated between the primary offering and the distribution reinvestment plan and that all Class A shares are sold with the highest possible selling commissions.

Maximum Estimated Underwriting Fees, Expenses and Other Compensation At Maximum Primary Offering of $750,000,000(1) (2)

Selling commissions (3)	$22,500,000	3.00%
Dealer manager fee (4)	23,890,364	3.20%
Distribution fee (5)	19,908,636	2.65%
Wholesaling compensation allocations (6)	5,431,000	0.72%
Reimbursements related to retail activities (7)	1,010,000	0.13%
Reimbursements for wholesaling activities (8)	1,940,000	0.26%
Legal fees allocable to dealer manager	170,000	0.02%
Promotional items	150,000	0.02%

Total	$75,000,000	10.00%

(1)	Because this table assumes that all shares sold are Class A shares, it does not reflect the payment of any primary dealer fees which are payable on certain Class I shares as described elsewhere in this prospectus. To the extent primary dealer fees are paid on Class I shares, such primary dealer fees will be considered underwriting compensation subject to the 10% underwriting compensation limit described above and thus will reduce the maximum amounts available for the other underwriting compensation expenses set forth in this table.
(2)	This table does not reflect payments by the Dealer Manager of any supplemental fees or commissions in connection with the sale of Class I shares that are not reimbursable by us, as described above in “—Supplemental Fees and Commissions”, or payments by the Advisor to the Dealer Manager that are not reimbursable by us, as described above in “—Other Compensation”. To the extent any such payments are made, such payments will be subject to the 10% underwriting compensation limit described above and thus will reduce the maximum amounts available for the other underwriting compensation expenses set forth in this table, except with respect to reimbursements for expenses already included in the table. Assuming that we sell the maximum primary offering in equal dollar amounts of each class offered, we do not expect payments by the Dealer Manager of supplemental fees or commissions in connection with the sale of Class I shares that are not reimbursable by us, as described above in “—Supplemental Fees and Commissions”, to exceed $2.5 million. Assuming that we sell the maximum primary offering in equal dollar amounts of each class offered, we do not expect payments by the Advisor to the Dealer Manager that are not reimbursable by us, as described above in “—Other Compensation”, to exceed $5.5 million (including payments to reimburse the Dealer Manager for payments of any supplemental fees or commissions in connection with the sale of Class I shares that are not reimbursable by us, as described above in “—Supplemental Fees and Commissions”).
(3)	Assumes the full selling commission of 3% of the public offering price per share is paid for each Class A share sold in this offering.
(4)	Subject to certain limitations, the dealer manager fee accrues daily in an amount equal to 1/365th of 0.60% of our NAV per share for Class A and Class W shares and in an amount equal to 1/365th of 0.10% of our NAV per share for Class I shares for such day. The numbers presented reflect that the dealer manager fee is paid over a number of years, and as a result, will cumulatively increase above 0.60% over time. The Dealer Manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics.

(5)	Subject to certain limitations, the distribution fee accrues daily in an amount equal to 1/365th of 0.50% of the amount of our NAV per share for our Class A shares for each day. The numbers presented reflect that the distribution fee is paid over a number of years and, as a result, will cumulatively increase above 0.50% over time. The Dealer Manager may reallow the distribution fee to participating broker-dealers. The distribution fee is not payable on Class W or Class I shares.
(6)	Represents the estimated amount of non-transaction based compensation of the Dealer Manager’s employees engaged in the distribution of this offering that will be allocated to this offering under applicable FINRA rules.
(7)	Consists primarily of (a) fees paid to participating broker-dealers to attend retail seminars sponsored by such participating broker-dealers and (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings sponsored by us or the Dealer Manager.
(8)	Consists primarily of expense reimbursements for actual costs incurred by employees of the Dealer Manager in the performance of wholesaling activities, including entertainment expenses, actual costs incurred by such employees for travel, meals and lodging in connection with attending retail seminars sponsored by participating broker-dealers and bona fide training and education meetings sponsored by us or the Dealer Manager. We will reimburse the Dealer Manager for these expenses to the extent permissible under applicable FINRA rules.

Indemnification

Subject to certain limitations in our agreements, we have agreed to indemnify the Dealer Manager and participating broker-dealers, and the Dealer Manager and participating broker-dealers have agreed to severally indemnify us, our officers and directors against certain liabilities in connection with this offering, including liabilities arising under the Securities Act. However, the Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the adverse effect on the value of assets and liabilities that results from a change in the applicable market resulting from a variety of factors such as perceived risk, interest rate changes, inflation and overall general economic changes. Accordingly, we manage our market risk by matching projected cash inflows from operating, investing and financing activities with projected cash outflows for debt service, acquisitions, capital expenditures, distributions to stockholders and unit holders, and other cash requirements. Our debt-related investments are our financial instruments that are most significantly and directly impacted by changes in their respective market conditions. In addition, our outstanding borrowings are also directly impacted by changes in market conditions. This impact is largely mitigated by the fact that the majority of our outstanding borrowings have fixed interest rates, which minimize our exposure to the risk that fluctuating interest rates may pose to our operating results and liquidity.

As of March 31, 2015, the outstanding principal balance of variable rate debt-related investments indexed to LIBOR rates was $25.0 million. If the LIBOR rates relevant to our variable rate debt-related investments were to decrease 10%, we estimate that our quarterly interest income would decrease by approximately $1,000 based on the LIBOR rates and our outstanding floating-rate debt-related investments as of March 31, 2015.

As of March 31, 2015, the fair value of our fixed rate debt was $627.8 million and the carrying value of our fixed rate debt was $610.6 million. The fair value estimate of our fixed rate debt was estimated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loans were originated as of March 31, 2015. As we expect to hold our fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

As of March 31, 2015, we had approximately $8.2 million of unhedged variable rate borrowings outstanding indexed to LIBOR rates. If the LIBOR rates relevant to our remaining variable rate borrowings were to increase 10%, we estimate that our quarterly interest expense would increase by a negligible amount based on our outstanding floating-rate debt as of March 31, 2015.

As of March 31, 2015, we had interest rate swap agreements with approximately $120.4 million in excess of our outstanding borrowings under our repurchase facilities, line of credit, and term loan. We are obligated to pay our counterparties under these swap agreements regardless of the level of our unsecured borrowings. If the LIBOR rates relevant to these unused swap agreements were to decrease 10%, we estimate that our quarterly payments under these swap agreements would increase by approximately $5,000 based on our outstanding borrowings under our repurchase facilities, line of credit, and term loan as of March 31, 2015.

We may seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs by selectively utilizing derivative instruments to hedge exposures to changes in interest rates on loans secured by our assets. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy is designed to minimize the impact on our net income (loss) and funds from operations from changes in interest rates, the overall returns on our investments may be reduced. Our board of directors has established policies and procedures regarding our use of derivative instruments for hedging or other purposes.

In addition to the above described risks, we are subject to additional credit risk. Credit risk refers to the ability of each individual borrower under our debt-related investments to make required interest and principal payments on the scheduled due dates. We seek to reduce credit risk by actively monitoring our debt-related investments and the underlying credit quality of our holdings. In the event of a significant rising interest rate environment and/or economic downturn, loan and collateral defaults may continue to increase and result in further credit losses that would continue to, or more severely, adversely affect our liquidity and operating results.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US). The statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” have been reviewed by and our qualification as a REIT for federal income tax purposes and the partnership status of the Operating Partnership for federal income tax purposes has been passed upon by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements and related financial statement schedule of Dividend Capital Diversified Property Fund Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements included in this prospectus under the caption “Net Asset Value Calculation and Valuation Procedures” relating to the role of Altus Group U.S., Inc. as the Independent Valuation Firm, and the valuation of the real properties and related assumptions provided under the caption “Net Asset Value Calculation and Valuation Procedures—Our Current and Historical NAV Calculations,” have been reviewed by Altus Group U.S., Inc., an independent valuation firm, and are included in this prospectus given the authority of such firm as experts in property valuations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information we filed with the Commission, which means that we may disclose important information to you by referring you to other documents that we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 3, 2015;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2015 filed on May 12, 2015;

•	our Preliminary Proxy Statement on Schedule 14A filed on March 19, 2015;

•	our Definitive Proxy Statement on Schedule 14A filed on April 10, 2015;

•	our Definitive Additional Proxy Solicitation Materials on Schedule 14A filed on April 10, 2015;

•	our Current Report on Form 8-K, filed on January 2, 2015;

•	our Current Report on Form 8-K, filed on January 13, 2015;

•	our Current Report on Form 8-K, filed on February 2, 2015;

•	our Current Report on Form 8-K, filed on March 2, 2015;

•	our Current Report on Form 8-K containing Item 8.01, filed on March 3, 2015;

•	our Current Report on Form 8-K/A, filed on March 5, 2015;

•	our Current Report on Form 8-K, filed on March 12, 2015;

•	our Current Report on Form 8-K, filed on March 26, 2015;

•	our Current Report on Form 8-K, filed on April 1, 2015; and

•	our Current Report on Form 8-K, filed on May 1, 2015.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

You can obtain any of the documents incorporated by reference in this document from us, or the from the Commission through the Commission’s website at the address www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost, by requesting them in writing or by telephone from us at the following address or telephone number or at our website at www.dividendcapitaldiversified.com:

Dividend Capital Diversified Property Fund Inc.

Investor Relations

518 17th Street, Suite 1700

Denver, Colorado 80202

Telephone: (303) 228-2200

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made.

We are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the Commission. You may read and copy any document that we have filed with the Commission at the public reference facilities of the Commission at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the Commission’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the Commission’s internet website, www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Dividend Capital Diversified Property Fund Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Tel.: (303) 228-2200

Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain an internet site at www.dividendcapitaldiversified.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Appendix A

FORMS OF SUBSCRIPTION AGREEMENT

Subscription Agreement For Class A and Class W Shares Follow-On Offering

Investor Name

1.	INVESTMENT — See payment instructions on next page.

Please check the appropriate box:
Total $ Invested	☐	Initial Investment — This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in NY, ND investors and TN investors).

	☐	Additional Investment — This is an additional investment: $100 minimum.
State of Sale

2.	ACCOUNT TYPE

This Subscription Agreement is for Class A and Class W shares only. Please consult with your financial advisor regarding the account type and commissions structure of your investment and check one of the following options. The prospectus of Dividend Capital Diversified Property Fund Inc. as amended and supplemented as of the date hereof (the “Prospectus”) contains additional information regarding the different share classes.

Account Type 1: Share Class A                           Account Type 2: Share Class W

☐  Standard Account                                              ☐   Available for fee-based/wrap accounts and other eligible investors as described in the Prospectus

3.	TYPE OF OWNERSHIP — See “Registration of Shares” in the Subscription Agreement section of the Prospectus for a description of ownership types.

Non-Custodial Ownership

☐	Individual Ownership — One signature required.

☐	Transfer on Death — Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)

☐	Joint Tenants with Rights of Survivorship — All parties must sign.

☐	Community Property — All parties must sign.

☐	Tenants in Common — All parties must sign.

☐	Corporate Ownership — Authorized signature required. Include copy of corporate resolution.

        ☐  C-Corp         ☐  S-Corp        ☐  LLC

☐	Partnership Ownership — Authorized signature required. Include copy of partnership agreement.

☐	Qualified Pension Plan and Profit-Sharing Plan

(Non-custodial)

☐	Estate — Personal representative signature required.

Name of Executor

Include a copy of the court appointment dated within 90 days.

Trust Accounts

☐	Taxable Trust

Include a copy of the first and last page of the trust.

☐	Tax-Exempt Trust

Include a copy of the first and last page of the trust.

☐	Other (Specify)

Name of Trustee

Include a copy of the first and last page of the plan, as well as Trustee information

Custodial Ownership

☐	Traditional IRA — Custodian signature required in section 9.

☐	Roth IRA — Custodian signature required in section 9.

☐	Decedent IRA — Custodian signature required in section 9.

Name of Deceased

☐	Simplified Employee Pension/Trust (SEP)

☐	Pension or Profit-Sharing Plan — Custodian signature required in section 9.

☐	Uniform Gift to Minors Act — Custodian signature required in section 9.

State of              Custodian for

☐	Other (Specify)

(Required for custodial ownership accounts.)

                                                                                                                    Name of Custodian, Trustee or Other Administrator

                                                                                                                  Mailing Address

                                                                                                                  City                                               State                              ZIP

Custodian Information — To be completed by Custodian listed above.

                                                                                                                  Custodian Tax ID #

                                                                                                                  Custodian Account #

                                                                                                                  Custodian Telephone #

Subscription Agreement For Class A and Class W Shares Follow-On Offering

Investor Name

4. SUBSCRIBER INFORMATION	☐ Employee or Affiliate of Dividend Capital Diversified Property Fund

Investor	Co-Investor

Investor Social Security/Taxpayer ID #	Co-Investor Social Security/Taxpayer ID #

Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Home Telephone	Business Telephone	E-mail Address

Please Indicate Citizenship Status Residence Address (no P.O. Box)	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien

Street Address	City	State	ZIP

Mailing Address* (if different from above)

Street Address	City	State	ZIP

*	If the co-investor resides at another address, please attach that address to the Subscription Agreement.

5.	INVESTMENT METHOD

☐ By Mail —	Attach a check made payable to Dividend Capital Diversified Property Fund

☐ By Wire —	Account Name: State Street Bank, Boston MA 02111
ABA Routing Number: 011000028
Account Number: 99058174
Beneficiary: Dividend Capital Diversified Property Fund

        Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

6.	DISTRIBUTIONS

        Non-Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRP).

In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 4.

☐	I prefer that my distribution be deposited directly into the account listed in section 7.

☐	I prefer that my distribution be paid by check and sent to the address in section 4.

Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRP).

In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 3.

☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account cited in section 3.

7.	BANK INFORMATION — By providing my bank information, I hereby authorize deposits to my account for Dividend Capital Diversified Property Fund distributions and/or redemptions.

Name of Financial Institution

Street Address	City	State	ZIP

ABA Number/Bank Account Number	Account Number

☐ Checking (Attach a voided check.)	☐ Savings (Attach a voided deposit slip.)	☐ Brokerage

Subscription Agreement For Class A and Class W Shares Follow-On Offering

Investor Name

8.	SUITABILITY (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf.
In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

Investor Co-Investor

a) I (we) have received a copy of the final Prospectus at least five business days before signing this agreement.	a) Initials	Initials

b)    I (we) acknowledge that after the end of each business day I (we) can access the Company’s NAV per share for each class of shares through the Company’s website at www.dividendcapitaldiversified.com or the Company’s toll-free number at 888.310.9352. I (we) further acknowledge that I (we) have received the Company’s NAV per share from one or more of these sources prior to completing this form.

	b) Initials	Initials

c)    If I am (we are) an investor from any jurisdiction other than Kansas, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my (our) behalf.

	c) Initials	Initials

d)    If I am (we are) a Kansas investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND a minimum of $70,000 gross income in the last 12 months. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

	d) Initials	Initials

e) I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	e) Initials	Initials

f)    If the investor is a partnership, limited liability company, or other corporate entity, each equity owner of such entity meets, on an individual basis, the suitability standards set forth in the Prospectus, including the state-specific requirements as applicable to such equity owner.

	f) Initials	Initials

g) If an affiliate of the Company or its advisor, Dividend Capital Total Advisors LLC, I (we) represent that the Shares are being purchased for investment purposes only and not for immediate resale.	g) Initials	Initials

h)    I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s Prospectus), to share with the broker of record or custodial firm for my account the identification number that is assigned to my securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the broker of record.

	h) Initials	Initials

i) If I am (we are) an Alabama investor, I (we) have a liquid net worth of at least 10 times my investment in the Company and its affiliates.	i) Initials	Initials

j)     If I am (we are) an Iowa investor, I (we) have (i) either (a) $100,000 of net worth and $100,000 of income or (b) $300,000 of net worth and (ii) I am (we are) not investing more than 10% of my (our) liquid net worth in the Company. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

	j) Initials	Initials

k)    If I am (we are) a Kansas investor, I (we) acknowledge that the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

	k) Initials	Initials

l)     If I am (we are) a Kentucky investor, I am (we are) not investing more than 10% of my liquid net worth (cash, cash equivalents and readily marketable securities) in the Company’s shares or shares of affiliated non-publicly traded real estate investment trusts.

	l) Initials	Initials

m)    If I am (we are) a Maine investor, I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

	m) Initials	Initials

n)    If I am (we are) a Nebraska investor, my (our) investment in this offering and in the securities of other direct-participation programs (including real estate investment trusts (REITs), oil and gas programs, equipment leasing programs, business development companies (BDCs) and commodity pools) does not exceed 10% of my (our) net worth (exclusive of home, home furnishings, and automobiles).

	n) Initials	Initials

o)    If I am (we are) a New Jersey investor, I (we) have either (i) a liquid net worth of $100,000 and a gross annual income of $70,000; or (ii) a liquid net worth of $350,000. Additionally, my (our) total investment in the Company and similar direct participation investments does not exceed 10% of my (our) liquid net worth.

	o) Initials	Initials

p) If I am (we are) a New Mexico investor, I am (we are) not investing more that 10% of my (our) liquid net worth in the Company, affiliates and other non-traded real estate investment trusts.	p) Initials	Initials

q) If I am (we are) an Ohio investor, I am (we are) not investing in excess of 10% of my (our) liquid net worth in the Company, affiliates and other non-traded real estate investment trusts.	q) Initials	Initials

r) If I am (we are) an Oregon investor, I (we) have a net worth of at least 10 times my (our) investment in this offering and other Dividend Capital real estate programs.	r) Initials	Initials

s) If I am (we are) a Pennsylvania investor, I am (we are) not investing more than 10% of my (our) net worth (exclusive of home, home furnishings and automobiles) in the Company.	s) Initials	Initials

t)     If I am (we are) a Tennessee investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $500,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $100,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $100,000 annual gross income.

	t) Initials	Initials

u) If I am (we are) a North Dakota investor, I (we) have a net worth of at least 10 times my (our) investment in the Company.	u) Initials	Initials

Subscription Agreement For Class A and Class W Shares Follow-On Offering

Investor Name

9.	SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company. I (we) acknowledge and agree that the terms of this Subscription Agreement include only those terms on the Subscription Agreement and those specifically required to complete the Subscription Agreement. Any additional terms added to the Subscription Agreement by hand or otherwise are void and of no effect. The terms of the offering set forth in the Prospectus cannot be altered by this Subscription Agreement.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID# field in section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notifi ed by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including, but not limited to, the number of shares I own, tax information (including the Form 1099), redemption information, and my social security number and other personal identifying information. Investors may change the broker of record at any time by contacting the Company’s transfer agent, DST Systems, Inc.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

10.	BROKER/DEALER — To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/ Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker/ Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in section 8 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative	Broker/Dealer Name	Telephone Number

Mailing Address	Home Office Mailing Address

City	State	ZIP	City	State	ZIP

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s E-mail Address

Signature — Registered Representative	Signature — Broker/Dealer (if applicable)

Subscription Agreement For Class A and Class W Shares Follow-On Offering

Investor Name

No sale of shares may be completed until at least five business days after you receive the final Prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. For investors participating in the Distribution Reinvestment Plan or making additional purchases of shares, we request that such investors promptly notify Dividend Capital Diversified Property Fund and their Broker/Dealer in writing if they experience a material change to their financial condition, including failure to meet the minimum income and net worth standards applicable to such investor, and can no longer make the representations and warranties set forth in Section 8.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Dividend Capital Diversified Property Fund

Direct Overnight Mail: Dividend Capital Diversified Property Fund c/o DST Systems, Inc. 430 West 7th Street, Suite 219079 Kansas City, MO 64105	P.O. Box: Dividend Capital c/o DST Systems, Inc. P.O. Box 219079 Kansas City, MO 64121-9079

Dividend Capital Diversifi
ed Property Fund Contact Information:

Phone: 866.DCG.REIT (324.7348)	Web Site: dividendcapital.com	E-mail: operations@dividendcapital.com

Subscription Agreement For Class I Shares Follow-On Offering

Investor Name

1.	INVESTMENT — See payment instructions on next page.

Please check the appropriate box:
Total $ Invested	☐	Initial Investment — This is my initial investment: $2,000 minimum ($2,500 for non- qualified plans in NY, ND investors and TN investors).

	☐	Additional Investment — This is an additional investment: $100 minimum.
State of Sale

2.	TYPE OF OWNERSHIP — See “Registration of Shares” in the Subscription Agreement section of the prospectus of Dividend Capital Diversified Property Fund Inc. as amended and supplemented as of the date hereof (the “Prospectus”) for a description of ownership types.

                Non-Custodial Ownership

☐	Individual Ownership — One signature required.

☐	Transfer on Death — Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)

☐	Joint Tenants with Rights of Survivorship — All parties must sign.

☐	Community Property — All parties must sign.

☐	Tenants in Common — All parties must sign.

☐	Corporate Ownership — Authorized signature required. Include copy of corporate resolution.

☐	Partnership Ownership — Authorized signature required. Include copy of partnership agreement.

☐	Qualified Pension Plan and Profit-Sharing Plan

(Non-custodial)

☐	Estate — Personal representative signature required.

Name	of Executor

                Include a copy of the court appointment dated within 90                 days.

                Trust Accounts

☐	Taxable Trust

Include a copy of the first and last page of the trust.

☐	Tax-Exempt Trust

Include a copy of the first and last page of the trust.

☐	Other (Specify)

Name of Trustee

Include a copy of the first and last page of the plan, as well as

Trustee information

        Custodial Ownership

☐	Traditional IRA — Custodian signature required in section 8.

☐	Roth IRA — Custodian signature required in section 8.

☐	DCD IRA — Custodian signature required in section 8.

Name of Deceased

☐	Simplified Employee Pension/Trust (SEP)

☐	Pension or Profit-Sharing Plan — Custodian signature required in section 8.

☐	Uniform Gift to Minors Act — Custodian signature required in section 8.

State	of Custodian for

☐	Other (Specify)

(Required for custodial ownership accounts.)

Name of Custodian, Trustee or Other Administrator

Mailing Address

City                                                State                               ZIP

Custodian Information — To be completed by Custodian listed above.

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

Subscription Agreement For Class I Shares Follow-On Offering

Investor Name

3. SUBSCRIBER INFORMATION	☐ Employee or Affiliate of Dividend Capital Diversified Property Fund

Investor	Co-Investor
Investor Social Security/Taxpayer ID #	Co-Investor Social Security/Taxpayer ID #
Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Home Telephone	Business Telephone	E-mail Address

Please Indicate Citizenship Status	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien
Residence Address (no P.O. Box)

Street Address	City	State	ZIP
Mailing Address* (if different from above)
Street Address	City	State	ZIP
* If the co-investor resides at another address, please attach that address to the Subscription Agreement.

4.	INVESTMENT METHOD

☐ By Mail —	Attach a check made payable to Dividend Capital Diversified Property Fund
☐ By Wire —	Account Name: State Street Bank, Boston MA 02111
ABA Routing Number: 011000028
Account Number: 99058174
Beneficiary: Dividend Capital Diversified Property Fund
Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

5.	DISTRIBUTIONS

Non-Custodial Ownership	Custodial Ownership

☐      I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 3.

☐      I prefer that my distribution be deposited directly into the account listed in section 6.

☐      I prefer that my distribution be paid by check and sent to the address in section 3.

☐      I prefer to participate in the Distribution Reinvestment Plan (DRP).
In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 2.

☐      I prefer that my distribution be sent to my Custodian for deposit into my Custodial account cited in section 2.

6.	BANK INFORMATION — By providing my bank information, I hereby authorize deposits to my account for Dividend Capital Diversified Property Fund distributions and/or redemptions.

Name of Financial Institution
Street Address	City	State	ZIP

ABA Number/Bank Account Number	Account Number

☐Checking (Attach a voided check.)	☐ Savings (Attach a voided deposit slip.)	☐ Brokerage

Subscription Agreement For Class I Shares Follow-On Offering

Investor Name

7.	SUITABILITY (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby
represent and warrant that:	Investor Co-Investor
a) I (we) have received a copy of the final Prospectus at least five business days before signing this agreement.	a) Initials Initials

b)    I (we) acknowledge that after the end of each business day I (we) can access the Company’s NAV per share for each class of shares through the Company’s website at www.dividendcapitaldiversified.com or the Company’s toll-free number at 888.310.9352. I (we) further acknowledge that I (we) have received the Company’s NAV per share from one or more of these sources prior to completing this form.

b) Initials Initials

c)     If I am (we are) an investor from any jurisdiction other than Kansas, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself or the fiduciary acting on my (our) behalf.

c) Initials Initials

d)    If I am (we are) a Kansas investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND a minimum of $70,000 gross income in the last 12 months. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

d) Initials Initials

e) I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	e) Initials Initials

f)     If the investor is a partnership, limited liability company, or other corporate entity, each equity owner of such entity meets, on an individual basis, the suitability standards set forth in the Prospectus, including the state-specific requirements as applicable to such equity owner.

f) Initials Initials

g) If an affiliate of the Company or its advisor, Dividend Capital Total Advisors LLC, I (we) represent that the Shares are being purchased for investment purposes only and not for immediate resale.	g) Initials Initials

h)    I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s Prospectus), to share with the broker of record or custodial firm for my account the identification number that is assigned to my securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the broker of record.

h) Initials Initials

i) If I am (we are) an Alabama investor, I (we) have a liquid net worth of at least 10 times my investment in the Company and its affiliates.	i) Initials Initials

j)     If I am (we are) an Iowa investor, I (we) have (i) either (a) $100,000 of net worth and $100,000 of income or (b) $300,000 of net worth and (ii) I am (we are) not investing more than 10% of my (our) liquid net worth in the Company. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

j) Initials Initials

k)    If I am (we are) a Kansas investor, I (we) acknowledge that the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

k) Initials Initials

l)     If I am (we are) a Kentucky investor, I am (we are) not investing more than 10% of my liquid net worth (cash, cash equivalents and readily marketable securities) in the Company’s shares or shares of affiliated non-publicly traded real estate investment trusts.

l) Initials Initials

m)    If I am (we are) a Maine investor, I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

m) Initials Initials

n)    If I am (we are) a Nebraska investor, my (our) investment in this offering and in the securities of other direct-participation programs (including real estate investment trusts (REITs), oil and gas programs, equipment leasing programs, business development companies (BDCs) and commodity pools) does not exceed 10% of my (our) net worth (exclusive of home, home furnishings, and automobiles).

n) Initials Initials

o)    If I am (we are) a New Jersey investor, I (we) have either (i) a liquid net worth of $100,000 and a gross annual income of $70,000; or (ii) a liquid net worth of $350,000. Additionally, my (our) total investment in the Company and similar direct participation investments does not exceed 10% of my (our) liquid net worth.

o) Initials Initials

p) If I am (we are) a New Mexico investor, I am (we are) not investing more that 10% of my (our) liquid net worth in the Company, affiliates and other non-traded real estate investment trusts.	p) Initials Initials

q) If I am (we are) an Ohio investor, I am (we are) not investing in excess of 10% of my (our) liquid net worth in the Company, affiliates and other non-traded real estate investment trusts.	q) Initials Initials

r) If I am (we are) an Oregon investor, I (we) have a net worth of at least 10 times my (our) investment in this offering and other Dividend Capital real estate programs.	r) Initials Initials

s) If I am (we are) a Pennsylvania investor, I am (we are) not investing more than 10% of my (our) net worth (exclusive of home, home furnishings and automobiles) in the Company.	s) Initials Initials

t)     If I am (we are) a Tennessee investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $500,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $100,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $100,000 annual gross income.

t) Initials Initials
u) If I am (we are) a North Dakota investor, I (we) have a net worth of at least 10 times my (our) investment in the Company.	u) Initials Initials

Subscription Agreement For Class I Shares Follow-On Offering

Investor Name

8.	SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company. I (we) acknowledge and agree that the terms of this Subscription Agreement include only those terms on the Subscription Agreement and those specifically required to complete the Subscription Agreement. Any additional terms added to the Subscription Agreement by hand or otherwise are void and of no effect. The terms of the offering set forth in the Prospectus cannot be altered by this Subscription Agreement.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID# field in section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including, but not limited to, the number of shares I own, tax information (including the Form 1099), redemption information, and my social security number and other personal identifying information. Investors may change the broker of record at any time by contacting the Company’s transfer agent, DST Systems, Inc.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

9.	BROKER/DEALER — To be completed by the Registered Representative (RR).

The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/ Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker/ Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in section 7 of this form have been discussed with the investor(s), if applicable, for their state of residence.

Name of Registered Representative	Broker/Dealer Name	Telephone Number

Mailing Address	Home Office Mailing Address

City	State	ZIP	City	State	ZIP

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s E-mail Address

Signature — Registered Representative	Signature — Broker/Dealer (if applicable)

Subscription Agreement For Class I Shares Follow-On Offering

Investor Name

No sale of shares may be completed until at least five business days after you receive the final Prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. For investors participating in the Distribution Reinvestment Plan or making additional purchases of shares, we request that such investors promptly notify Dividend Capital Diversified Property Fund and their Broker/Dealer in writing if they experience a material change to their financial condition, including failure to meet the minimum income and net worth standards applicable to such investor, and can no longer make the representations and warranties set forth in Section 8.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Dividend Capital Diversified Property Fund

Direct Overnight Mail:	P.O. Box:
Dividend Capital Diversified Property Fund c/o DST Systems, Inc. 430 West 7th Street, Suite 219079 Kansas City, MO 64105	Dividend Capital c/o DST Systems, Inc. P.O. Box 219079 Kansas City, MO 64121-9079

Dividend Capital Diversified Property Fund Contact Information:

Phone: 866.DCG.REIT (324.7348)                                          Web Site: dividendcapital.com                                 E-mail: info@dividendcapital.com

Account Information: For account service, call Dividend Capital Diversified Property Fund at 800.899.0851 or e-mail operations@dividendcapital.com.

Appendix B

FOURTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

This FOURTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN (the “Plan”) is adopted by Dividend Capital Diversified Property Fund Inc., a Maryland corporation (the “Company”) pursuant to its charter (the “Charter”). In this Plan, unclassified shares of the Company’s common stock are considered one of the Company’s “classes” of common stock. Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the shares of the Company’s common stock (the “Shares”) held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such participating Stockholder to which such Dividends are attributable.

Additionally, as agent for the holders of partnership units (the “OP Units”) of Dividend Capital Total Realty Operating Partnership LP (the “Partnership”) who acquire such OP Units as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Units held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Units, to the purchase of Shares having the same class designation as the applicable class of OP Units for such Participant to which such Distributions are attributable.

2. Effective Date. The effective date of this Plan is July 23, 2012.

3. Procedure for Participation. Any Stockholder or holder of OP Units may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company may elect to deny participation in the Plan with respect to a Stockholder or holder of OP Units that resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable.

4. Suitability. Each Participant agrees that if such Participant fails to meet the then current suitability requirements for making an investment in the Company or cannot make the other representations or warranties as set forth in the Company’s most recent applicable prospectus or subscription agreement, enrollment form or other authorization form, such Participant will promptly so notify the Company in writing.

5. Purchase of Shares.

(a) Participants will acquire Shares under this Plan (the “Plan Shares”) from the Company at a price equal to the net asset value per Share applicable to the class of Shares purchased by the Participant, calculated as of the distribution date in accordance with the Company’s valuation policies and procedures. No selling commissions will be payable with respect to Shares purchased pursuant to this Plan. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

(b) Shares to be distributed by the Company in connection with the Plan will be supplied from: (a) Shares that are or will be registered with the Securities and Exchange Commission (the “Commission”) for use in the Plan, or (b) Shares purchased by the Company for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”).

(c) Shares purchased in any Secondary Market will be purchased by the Company at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or Shares that the Company registers for use in the Plan may be at prices lower or higher than the Share price that will be paid for the Plan Shares of that class pursuant to the Plan.

(d) If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to register Shares to be used in the Plan in the future, the Company is in no way obligated to do either, but may do so in its sole discretion.

6. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS. ADDITIONAL INFORMATION REGARDING POTENTIAL PARTICIPANT INCOME TAX LIABILITY MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE COMMISSION.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

8. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide or cause to be provided to each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide or cause to be provided to each Participant an individualized quarterly report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Such notice must be received by the Company at least one business day prior to a distribution date in order for a Participant’s termination to be effective for such distribution date (i.e., a termination notice will be effective the day after it is received and will not affect participation in the Plan for any prior date). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company redeems a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares that were not redeemed will not be terminated unless the Participant requests such termination pursuant to this Section 9. If the Company intends to list the Shares on a national stock exchange the Plan may be terminated and any balance in a terminating Participant’s account that does not reflect a whole number of Shares will be distributed to the terminating Participant in cash. From and after termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Units in cash.

10. Amendment or Termination of Plan by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Plan for any reason upon 10 days’ notice to the Participants. The Company may provide notice under this Section 10 by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the Commission or (b) in a separate mailing to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

12. Governing Law. The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.

You should rely only on the information contained in this prospectus and incorporated herein by reference. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Class A, Class W and Class I Common Stock

Maximum Offering of $1,000,000,000

Minimum Purchase of $2,000

PROSPECTUS

[                    ]

The information in this supplement no. 1 is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This supplement no. 1 is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY SUPPLEMENT NO. 1 DATED MAY 20, 2015

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

SUPPLEMENT NO. 1 DATED [            ]

TO THE PROSPECTUS DATED [            ]

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated [                    ] (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to disclose:

•	information about our acquisitions and dispositions of real property; and

•	the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from April 1 through April 30, 2015, for each of our classes of common stock.

Acquisition and Disposition of Real Property

We have acquired or disposed of the following real properties since March 31, 2015.

Acquisition of Real Property

On April 24, 2015, we acquired a four-building office property in Austin, TX comprising approximately 274,000 net rentable square feet from an unaffiliated third party, for a gross purchase price of approximately $68.8 million. At acquisition, the property was approximately 99% leased to 25 tenants. We acquired the property using existing cash and proceeds from our revolving credit facility.

Disposition of Real Property

On May 5, 2015, we disposed of a retail property in Pittsburgh, PA comprising approximately 103,000 net rentable square feet to an unaffiliated third party. We sold the property, which had a net investment basis of approximately $11.1 million as of March 31, 2015, for a total contract sales price of $12.5 million.

Monthly Pricing Information (unaudited)

Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from April 1 through April 30, 2015:

Date	Class E	Class A	Class W	Class I
April 1, 2015	$7.31	$7.31	$7.31	$7.31
April 2, 2015	$7.30	$7.30	$7.30	$7.30
April 6, 2015	$7.30	$7.30	$7.30	$7.30
April 7, 2015	$7.30	$7.30	$7.30	$7.30
April 8, 2015	$7.30	$7.30	$7.30	$7.30
April 9, 2015	$7.30	$7.30	$7.30	$7.30
April 10, 2015	$7.30	$7.30	$7.30	$7.30
April 13, 2015	$7.30	$7.30	$7.30	$7.30
April 14, 2015	$7.30	$7.30	$7.30	$7.30
April 15, 2015	$7.30	$7.30	$7.30	$7.30
April 16, 2015	$7.30	$7.30	$7.30	$7.30
April 17, 2015	$7.30	$7.30	$7.30	$7.30
April 20, 2015	$7.30	$7.30	$7.30	$7.30
April 21, 2015	$7.30	$7.30	$7.30	$7.30
April 22, 2015	$7.30	$7.30	$7.30	$7.30
April 23, 2015	$7.30	$7.30	$7.30	$7.30
April 24, 2015	$7.30	$7.30	$7.30	$7.30
April 27, 2015	$7.30	$7.30	$7.30	$7.30
April 28, 2015	$7.29	$7.29	$7.29	$7.29
April 29, 2015	$7.30	$7.30	$7.30	$7.30
April 30, 2015	$7.30	$7.30	$7.30	$7.30

On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses, other than selling commissions, the primary dealer fee, the dealer manager fee, and distribution fees, to be incurred by Dividend Capital Diversified Property Fund Inc. (the “Company”) in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission (the “Commission”) registration fee and the FINRA filing fee.

Commission registration fee	$128,800
FINRA filing fee	150,500
Printing costs	341,000
Legal fees and expenses	1,250,000
Accounting fees and expenses	149,000
Blue sky fees and expenses	185,000
Advertising and sales literature	2,590,000
Advisor personnel salaries and expenses	4,159,000
Due diligence expenses	100,000
Transfer agent fees and expenses	425,000
Miscellaneous expenses	88,000
Reimbursements related to retail activities—additional underwriting compensation	1,010,000
Reimbursements for wholesaling activities—additional underwriting compensation	1,940,000
Legal fees allocable to the dealer manager—additional underwriting compensation	170,000
Promotional items—additional underwriting compensation	150,000

Total	$12,836,300

Item 32.	Sales to Special Parties.

From time to time, pursuant to its equity incentive plans, the Company grants restricted Class I shares and restricted stock units with respect to Class I shares to directors, officers, employees of its external advisor, Dividend Capital Total Advisors LLC (the “Advisor”) and employees of the Advisor’s affiliates, for no consideration other than past and future services.

In addition, on April 7, 2014, the Advisor acquired 493,575 restricted stock units (“Company RSUs”) from the Company. Each Company RSU will, upon vesting, be settled in one share of the Company’s Class I common stock. These Company RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offset of advisory fees and expenses otherwise payable from the Company to the Advisor based on a value of $6.96 per share (the net asset value per Class I share on April 7, 2014). In connection with this transaction, on April 7, 2014, the Advisor granted, in the aggregate, 493,575 restricted stock units (“Advisor RSUs”) to certain employees of the Advisor and its affiliates. Each Advisor RSU will, upon vesting, be settled in one share of the Company’s Class I common stock. These Advisor RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offset of compensation otherwise payable from the Advisor to the applicable employee based on a value of $6.96 per share.

In addition, on February 25, 2015, the Advisor acquired 224,147 Company RSUs from the Company. Each Company RSU will, upon vesting, be settled in one share of the Company’s Class I common stock. These Company RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offset of advisory fees and expenses otherwise payable from the Company to the Advisor based on a value of $7.18 per share (the net asset value per Class I share on February 25, 2015). In connection with this transaction, on February 25, 2015, the Advisor granted, in the aggregate, 224,147 Advisor RSUs to certain employees of the Advisor and its affiliates. Each Advisor RSU will, upon vesting, be settled in one share of the Company’s Class I common stock. These Advisor RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offset of compensation otherwise payable from the Advisor to the applicable employee based on a value of $7.18 per share.

Item 33.	Recent Sales of Unregistered Securities.

Pursuant to the Limited Partnership Agreement of Dividend Capital Total Realty Trust Operating Partnership LP, the Company’s Operating Partnership, holders of partnership units in the Operating Partnership (“OP Units”) may request the Operating Partnership to redeem their OP Units, and the Company, as the general partner of the Operating Partnership, may elect to redeem any OP Units for cash or for shares of its common stock. The number of shares issuable by the Company in redemption of OP Units is currently equal to the number of OP Units redeemed, less an amount of shares to cover a redemption fee.

On March 27, 2012, the Company issued an aggregate of 269,310 unclassified shares of its common stock to a holder of OP Units in redemption of 273,411 OP Units. This issuance was made under the exemption from registration pursuant to Section 4(2) of the Securities Act.

On January 30, 2012, the Company issued an aggregate of 64,703.50 shares of its common stock to MPF Flagship Fund 14, LLC, MPF Income Fund 26, LLC, MPF Northstar Fund, LP, MPF Flagship Fund 15, LLC, MPF Platinum Fund, LP and Coastal Realty Business Trust (collectively the “MPF Parties”). The Company issued these shares of common stock in private transactions exempt from the registration requirements under the Securities Act, pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. The shares were issued as part of the settlement of a lawsuit, as described below.

On September 23, 2011, the MPF Parties commenced a tender offer seeking to purchase up to 1,000,000 of the Company’s then-outstanding shares of common stock (the “September 23rd Tender Offer”). On October 11 and 14, 2011, pursuant to the terms of Section 12.7 of its Articles of Restatement, the Company elected to redeem shares of its common stock that the MPF Parties owned at the time of the commencement of the September 23rd Tender Offer. The Company asserted that the September 23rd Tender Offer constituted a Non-Compliant Tender Offer as that term is defined by Section 12.7 of its Articles of Restatement, because the MPF Parties did not provide advance notice. Pursuant to the formula set forth in Section 12.7 of the Articles of Restatement, the Company delivered checks to the MPF Parties in an amount totaling $316,497.93 (the “Redemption Checks”) for the MPF Parties’ shares that were to be redeemed. Following delivery of the Redemption Checks, the Company redeemed 64,703.50 shares owned by the MPF Parties. The MPF Parties disputed the Company’s contention that the September 23rd Tender Offer constituted a Non-Compliant Tender Offer, disputed the Company’s redemption of the MPF Parties’ shares, and did not accept the Redemption Checks, which were returned to the Company on November 7, 2011. On October 25, 2011, the MPF Parties filed a lawsuit against the Company and its advisor in the U.S. District Court for the Northern District of California seeking, among other things, the return of the redeemed shares. On January 13, 2012, in settlement of the lawsuit, the Company agreed to issue to the MPF Parties 64,703.50 shares (which is the same number of shares that the Company had previously redeemed from the MPF Parties). As part of the settlement, the MPF Parties agreed that the Company could destroy the Redemption Checks.

On September 28, 2012, the Company issued to each of 125 separate investors the following: 99 Class A shares of common stock, 99 Class W shares of common stock and 99 Class I shares of common stock. The purchase price for all shares was $6.74 per share. In aggregate, the Company issued 37,125 shares for approximately $250,000. Proceeds from this issuance were used for general corporate purposes. The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

The equity securities described above were offered through H&L Equities, LLC, a registered broker dealer and an affiliate of REIT Funding, LLC. With respect to these equity securities, the Company paid a fee of approximately $16,000 to REIT Funding, LLC (and reimbursed REIT Funding, LLC for certain expenses). From this fee, REIT Funding, LLC paid a brokerage commission of approximately $13,000 to H&L Equities, LLC.

Effective January 2, 2014, the Company granted a total of 2,086.89 restricted stock units to its independent directors for future services for the Company in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Each restricted stock unit will, upon vesting, be settled in one share of the Company’s Class I common stock.

Effective March 24, 2014, the Company granted 4,836 restricted shares of common stock to non-executive level employees of the Advisor and its affiliates for past and future services for the Company in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Effective February 25, 2015, the Company granted 5,501 restricted shares of common stock to non-executive level employees of the Advisor and its affiliates for past and future services for the Company in a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On April 7, 2014, the Advisor acquired 493,575 restricted stock units (“Company RSUs”) from the Company. Each Company RSU will, upon vesting, be settled in one share of the Company’s Class I common stock. These Company RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offset of advisory fees and expenses otherwise payable from the Company to the Advisor based on a value of $6.96 per share (the net asset value per Class I share on April 7, 2014). In connection with this transaction, on April 7, 2014, the Advisor granted, in the aggregate, 493,575 restricted stock units (“Advisor RSUs”) to certain employees of the Advisor and its affiliates. Each Advisor RSU will, upon vesting, be settled in one share of the Company’s Class I common stock. These Advisor RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offset of compensation otherwise payable from the Advisor to the applicable employee based on a value of $6.96 per share. The securities issued by the Company pursuant to this paragraph were issued in private transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

On February 25, 2015, the Advisor acquired 224,147 Company RSUs from the Company. Each Company RSU will, upon vesting, be settled in one share of the Company’s Class I common stock. These Company RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offset of advisory fees and expenses otherwise payable from the Company to the Advisor based on a value of $7.18 per share (the net asset value per Class I share on February 25, 2015). In connection with this transaction, on February 25, 2015, the Advisor granted, in the aggregate, 224,147 Advisor RSUs to certain employees of the Advisor and its affiliates. Each Advisor RSU will, upon vesting, be settled in one share of the Company’s Class I common stock. These Advisor RSUs are subject to specified vesting and settlement provisions and, upon settlement in Class I shares of Company common stock, require offset of compensation otherwise payable from the Advisor to the applicable employee based on a value of $7.18 per share. The securities issued by the Company pursuant to this paragraph were issued in private transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 34.	Indemnification of Directors, Officers and Others.

Pursuant to Maryland corporate law and the Company’s charter, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or Advisor’s affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the “Indemnitees”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a director, officer, Advisor, Advisor’s affiliate, employee or agent and in such capacity, provided that the Indemnitee, if a director, the Advisor or an Advisor’s affiliate, has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. In addition, the Company will not indemnify the Indemnitee for any loss or liability suffered by the Indemnitee or hold the Indemnitee harmless for any loss or liability suffered by the Company if: (i) the loss or liability was the result of negligence or misconduct if the Indemnitee is an interested director, the Advisor, or an Advisor’s affiliate, (ii) the loss or liability was the result of gross negligence or willful misconduct if the Indemnitee is an independent director, (iii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (iv) the Indemnitee actually received an improper personal benefit in money, property, or services, (v) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (vi) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification to a director, the Advisor or an Advisor’s affiliate for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving the alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws. Pursuant to its charter, the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, Advisor or Advisor’s affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a director, officer, Advisor, Advisor’s affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the charter, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification may be paid only out of Net Assets of the Company (as defined in its charter), and no portion may be recoverable from the stockholders.

The Company has entered into indemnification agreements with each of the Company’s independent directors and executive officers. The indemnification agreements require, among other things, that, subject to certain limitations, the Company indemnify its independent directors and executive officers and advance to the independent directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses incurred by its independent directors and executive officers seeking to enforce their rights under the indemnification agreements. The Company also covers officers and directors under the Company’s directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.

The following financial statements are incorporated into the prospectus by reference:

The consolidated financial statements and financial statement schedule of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on March 3, 2015.

The consolidated financial statements (unaudited) and the notes thereto as of March 31, 2015 included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 and filed with the Commission on May 12, 2015.

Any financial statement schedules omitted have been so omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

(b)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 20, 2015.

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

By:	/s/ M. Kirk Scott
M. Kirk Scott, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on May 20, 2015.

Signature	Title

* Richard D. Kincaid	Chairman of the Board and Director

* John A. Blumberg	Director

* Charles B. Duke	Director

* Daniel J. Sullivan	Director

* John P. Woodberry	Director

* Jeffrey L. Johnson	Chief Executive Officer (principal executive officer)

/s/ M. KIRK SCOTT M. Kirk Scott	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

*BY: /s/ M. KIRK SCOTT M. Kirk Scott	Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

1.1	Form of Dealer Manager Agreement*

1.2	Form of Selected Dealer Agreement*

2.1	Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated May 3, 2010, incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.2	First Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated May 11, 2010, incorporated by reference to Exhibit 2.1.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.3	Second Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated May 21, 2010, incorporated by reference to Exhibit 2.1.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.4	Third Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated June 24, 2010, incorporated by reference to Exhibit 2.1.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.5	Fourth Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.1.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.6	Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated May 3, 2010, incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.7	First Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated May 11, 2010, incorporated by reference to Exhibit 2.2.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.8	Second Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated May 21, 2010, incorporated by reference to Exhibit 2.2.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.9	Third Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated June 24, 2010, incorporated by reference to Exhibit 2.2.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.10	Fourth Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.2.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.11	Partnership Interests Purchase and Sale Agreement by and among iStar Financial Inc., iStar NG Inc., iStar NG GenPar Inc. and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.12	Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar CTL Holdco LLC and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

3.1	Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed March 21, 2012

3.2	Articles of Amendment, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 12, 2012

Exhibit Number	Description

3.3	Articles Supplementary (Class A shares), incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed July 12, 2012

3.4	Articles Supplementary (Class W shares), incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed July 12, 2012

3.5	Articles Supplementary (Class I shares), incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed July 12, 2012

3.6	Certificate of Correction to Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 26, 2014

3.7	Sixth Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed December 8, 2014

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix A and incorporated herein by reference)

4.2	Fourth Amended and Restated Distribution Reinvestment Plan, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed July 12, 2012

4.3	Class E Share Redemption Program, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed July 12, 2012

4.4	Second Amended and Restated Class A, W and I Share Redemption Program, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed December 17, 2014

4.5	Statement regarding transfer restrictions, preferences, limitations and rights of holders of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed April 15, 2013

5.1	Opinion of DLA Piper LLP (US) as to legality of securities*

8.1	Opinion of DLA Piper LLP (US) as to tax matters*

8.2	Private Letter Ruling, incorporated by reference to Exhibit 8.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed June 22, 2012

10.1	Eighth Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed July 12, 2012

10.2	Fourth Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed July 12, 2012

10.3	Amendment No. 1 to Fourth Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed November 13, 2012

10.4	Property Management Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Property Management LLC, incorporated by reference to Exhibit 10.3 to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed January 13, 2006

10.5	Form of Indemnification Agreement between Dividend Capital Total Realty Inc. and the officers and directors of Dividend Capital Total Realty Trust Inc., incorporated by reference to Exhibit 10.4 to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed January 13, 2006

Exhibit Number	Description

10.6	Amended and Restated Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed December 10, 2013

10.7	Second Amended and Restated Equity Incentive Plan (subject to stockholder approval)*

10.8	Secondary Equity Incentive Plan, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed December 10, 2013

10.9	Amended and Restated Secondary Equity Incentive Plan (subject to stockholder approval)*

10.10	Form of Director Option Agreement, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed April 7, 2006

10.11	Form of Management Agreement between various affiliates of Dividend Capital Total Realty Trust Inc. and KeyPoint Partners LLC, as property manager (New England Retail Portfolio), incorporated by reference to Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q, filed August 14, 2007

10.12	Dividend Capital Fixed Rate Office Portfolio Loan Agreement between TRT Lending Subsidiary I, LLC and Wells Fargo Bank, National Association, dated June 25, 2010, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

10.13	Side Letter Agreement Related to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and among Dividend Capital Total Realty Trust and New York Life Insurance Company, dated June 25, 2010, incorporated by reference to Exhibit 10.5.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

10.14	Amended and Restated Credit and Term Loan Agreement, incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed January 13, 2015

10.15	Credit Agreement, incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed March 2, 2015

10.16	Form of Independent Director Restricted Stock Unit Agreement, incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K, filed March 10, 2014

10.17	Restricted Stock Unit Agreement between the Company and Dividend Capital Total Advisors LLC, dated April 7, 2014, incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 8 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed April 11, 2014

10.18	Purchase and Sale Contract by and between TRT NOIP Doolittle—Redondo Beach LP, TRT NOIP Sheila—Commerce LP, TRT NOIP Corporate Center Drive—Newbury Park LP, TRT NOIP Sylvan Way—Parsippany LLC, TRT NOIP Sw 80—Plantation LLC, TRT NOIP Connection—Irving LP, TRT NOIP Maple—El Segundo LP, TRT NOIP Glenville—Richardson LP, TRT NOIP Columbia—Richfield LLC, TRT NOIP Corporate Drive—Dixon LLC, TRT NOIP Eagle LP, TRT NOIP East 28—Aurora LLC, GPT Doolittle Drive Owner LP, GPT Sheila Street Owner LP, GPT Corporate Center-Thousand Oaks Owner LP, GPT Sylvan Way Owner LLC, GPT SW 80th Street Owner LLC, GPT Maple Avenue Owner LP, GPT Connection Drive Owner LLC, GPT Glenville Drive Owner LLC, GPT Columbia Road Owner LLC, GPT Corporate Drive-Dixon Owner LLC, GPT Vickery Drive Owner LLC, and GPT 28th Avenue Aurora Owner LLC, dated December 9, 2014, incorporated by reference to Exhibit 10.15 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-197767), filed January 29, 2015

10.19	Amended and Restated Purchase and Sale Contract between TRT NOIP Sheila—Commerce LP, TRT NOIP Corporate Center Drive—Newbury Park LP, TRT NOIP Connection—Irving LP, TRT NOIP Glenville—Richardson LP, TRT NOIP Columbia—Richfield LLC, TRT NOIP Eagle LP, TRT NOIP East 28—Aurora LLC, GPT Sheila Street Owner LP, GPT Corporate Center-Thousand Oaks Owner LP, GPT Connection Drive Owner LLC, GPT Columbia Road Owner LLC, GPT Vickery Drive Owner LLC, and GPT 28th Avenue Aurora Owner LLC, dated January 15, 2015, incorporated by reference to Exhibit 10.16 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-197767), filed January 29, 2015

Exhibit Number	Description

10.20	Amended and Restated Purchase and Sale Contract between TRT NOIP Doolittle—Redondo Beach LP, TRT NOIP Sw 80—Plantation LLC, TRT NOIP Corporate Drive—Dixon LLC, GPT Doolittle Drive Owner LP, GPT SW 80th Street Owner LLC, and GPT Corporate Drive-Dixon Owner LLC, dated January 15, 2015, incorporated by reference to Exhibit 10.17 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-197767), filed January 29, 2015

10.21	Amended and Restated Purchase and Sale Contract by and between TRT NOIP Sylvan Way— Parsippany LLC, TRT NOIP Maple—El Segundo LP, GPT Sylvan Way Owner LLC, and GPT Maple Avenue Owner LP, dated January 15, 2015, incorporated by reference to Exhibit 10.18 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-197767), filed January 29, 2015

10.22	Restricted Stock Unit Agreement between the Company and Dividend Capital Total Advisors LLC, dated February 25, 2015 (relating to 135,359 restricted stock units), incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K, filed March 3, 2015

10.23	Restricted Stock Unit Agreement between the Company and Dividend Capital Total Advisors LLC, dated February 25, 2015 (relating to 88,788 restricted stock units), incorporated by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K, filed March 3, 2015

21	Subsidiaries of the registrant*

23.1	Consent of KPMG LLP*

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)*

24.1	Power of Attorney, incorporated by reference to the signature page to the Company’s Registration Statement on Form S-11 (File No. 333-197767), filed July 31, 2014

24.2	Power of Attorney, incorporated by reference to the signature page to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-197767), filed January 29, 2015

99.1	Valuation Procedures, incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K, filed March 3, 2015

99.2	Consent of Altus Group U.S., Inc.*

*	Filed herewith.